                                                                 Exhibit 99.2


==============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
==============================================================================

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------------------------x
                                                    :
IN RE                                               : Chapter 11
                                                    :
SOLUTIA INC., ET AL.,                               : Case No. 03-17949 (PCB)
                                                    :
         Debtors.                                   : (Jointly Administered)
                                                    :
----------------------------------------------------x


THIS DISCLOSURE STATEMENT APPLIES TO:

 X  All Debtors                              Axio Research Corporation
---                                      ---

    Solutia Inc.                             Solutia Investments, LLC
---                                      ---

    Solutia Business Enterprises Inc.        Beamer Road Management Company
---                                      ---

    Solutia Systems, Inc.                    Monchem, Inc.
---                                      ---

    Solutia Overseas, Inc.                   Solutia Inter-America, Inc.
---                                      ---

    CPFilms Inc.                             Solutia International Holding, LLC
---                                      ---

    Solutia Management Company, Inc.         Solutia Taiwan, Inc.
---                                      ---

    Monchem International, Inc.              Solutia Greater China, Inc.
---                                      ---

------------------------------------------------------------------------------

                   DEBTORS' DISCLOSURE STATEMENT PURSUANT

                   TO SECTION 1125 OF THE BANKRUPTCY CODE

------------------------------------------------------------------------------


                            KIRKLAND & ELLIS LLP
                              Citigroup Center
                            153 East 53rd Street
                        New York, New York 10022-4611
                               (212) 446-4800

               Attorneys for Debtors and Debtors in Possession

Dated: February 14, 2006

==============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
==============================================================================

                              TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

I.       INTRODUCTION.......................................................1
         ------------

         A.       OVERVIEW OF CHAPTER 11....................................5

         B.       SUMMARY OF CLASSIFICATION AND TREATMENT OF ALLOWED
                  CLAIMS AND EQUITY INTERESTS UNDER THE PLAN................6

         C.       PARTIES ENTITLED TO VOTE ON THE PLAN......................7

         D.       SOLICITATION PACKAGE......................................8

         E.       VOTING INSTRUCTIONS.......................................9

         F.       THE CONFIRMATION HEARING.................................12

II.      EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES........12
         ----------------------------------------------------------

         A.       OVERVIEW OF SOLUTIA'S BUSINESS...........................12

         B.       SOLUTIA'S CORPORATE HISTORY..............................13
                  1.       The Creation of Solutia.........................13
                  2.       The Solutia Spinoff.............................14
                  3.       The Monsanto Spinoff - Old Monsanto Becomes
                           Pharmacia.......................................15
                  4.       Pfizer's Acquisition of Pharmacia...............16

         C.       THE ASSUMPTION OF LEGACY LIABILITIES.....................16
                  1.       Legacy OPEB Liabilities.........................16
                  2.       Legacy Environmental Liabilities................17
                  3.       Legacy Tort Liabilities.........................17
                  4.       Legacy Pension Liabilities......................18
                  5.       Legacy Liability Allocation.....................18

         D.       EVENTS LEADING UP TO BANKRUPTCY..........................19
                  1.       The Initial Period Following the Solutia
                           Spinoff.........................................19
                  2.       Beginning of the Economic Downturn..............20
                  3.       Continued Decline in Results, Burden of the
                           Legacy Liabilities and Difficulties Obtaining
                           Favorable Financing.............................21
                  4.       The Period Prior to Filing Bankruptcy...........22
                  5.       Prepetition Attempts to Restructure the
                           Business........................................24

==============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
==============================================================================

         E.       THE COMMENCEMENT OF THE CHAPTER 11 CASES.................27

III.     EVENTS DURING THE CHAPTER 11 CASES................................28
         ----------------------------------

         A.       STABILIZATION OF BUSINESS OPERATIONS.....................28
                  1.       First Day Relief................................28
                  2.       DIP Financing...................................29
                  3.       Employee Retention..............................30
                  4.       Retention of Restructuring and Other
                           Professionals...................................30

         B.       NEW SENIOR MANAGEMENT TEAM...............................31

         C.       REORGANIZATION STRATEGY..................................33
                  1.       Enhancing the Performance of Solutia's
                           Businesses......................................33
                  2.       Changes to the Asset Portfolio..................41
                  3.       Reallocation of the Legacy Liabilities..........46
                  4.       Appropriate Capital Structure and Conversion
                           of Debt.........................................48

         D.       FINANCIAL PERFORMANCE DURING BANKRUPTCY..................48

IV.      SUMMARY OF LEGAL PROCEEDINGS......................................49
         ----------------------------

         A.       PENDING LEGAL PROCEEDINGS IN THE BANKRUPTCY COURT........49
                  1.       JP Morgan Adversary Proceeding..................49
                  2.       Equity Committee Adversary Proceeding Against
                           Monsanto and Pharmacia..........................50
                  3.       Litigation Among Pharmacia, Monsanto and
                           Solutia.........................................51
                  4.       Solutia v. the United States....................53
                  5.       Official Committee of Retirees v. Solutia.......54
                  6.       Calpine Claim Dispute...........................54
                  7.       Avoidance Actions...............................55

         B.       PENDING LEGAL PROCEEDINGS OUTSIDE THE BANKRUPTCY COURT...57
                  1.       Anniston Partial Consent Decree and
                           Related Litigation..............................57
                  2.       SIP Plan Litigation.............................58
                  3.       Cash Balance Plan Litigation....................59
                  4.       Federal Court Actions Alleging Violations
                           of Federal Securities Laws......................61
                  5.       Shareholder Derivative Suits....................61
                  6.       Significant Legal Proceedings Involving
                           Non-Debtor Affiliates of Solutia................62
                  7.       Pending Commercial Litigation...................63

==============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
==============================================================================

                  8.       Other Matters...................................64

V.       REORGANIZED SOLUTIA...............................................65
         -------------------

         A.       BUSINESS OVERVIEW........................................65

         B.       THE NYLON BUSINESS.......................................66

         C.       THE LGI BUSINESS.........................................68

         D.       THE CPFILMS BUSINESS.....................................70

         E.       THE SPECIALTY PRODUCTS AND SERVICES BUSINESS.............71

         F.       JOINT VENTURE............................................73

         G.       CAPITAL OBLIGATIONS TO BE SATISFIED OR COMPROMISED
                  UPON EMERGENCE...........................................73
                  1.       DIP Credit Facility & Prepetition Secured
                           Bank Debt.......................................75
                  2.       Senior Secured Notes............................76
                  3.       Headquarters Financing..........................77
                  4.       Unsecured Notes.................................77
                  5.       Euro Notes......................................78
                  6.       Equity..........................................78

         H.       REORGANIZED SOLUTIA'S STRUCTURE..........................80
                  1.       New Common Stock................................80
                  2.       Exit Financing Facility.........................80

VI.      GLOBAL SETTLEMENT.................................................81
         -----------------

         A.       SETTLEMENT WITH THE RETIREES' COMMITTEE PERTAINING TO
                  LEGACY OPEB LIABILITIES..................................82

         B.       SETTLEMENT PERTAINING TO THE LEGACY ENVIRONMENTAL
                  LIABILITIES..............................................83
                  1.       Retained Sites (Solutia-Owned or Operated
                           Sites)..........................................84
                  2.       Legacy Sites (Never Owned or Operated by
                           Solutia)........................................85
                  3.       Shared Site Areas (Anniston and Sauget).........86
                  4.       Certain Waste Sites.............................87
                  5.       Natural Resource Damages at Anniston and Sauget.87
                  6.       Miscellaneous Prepetition Environmental Claims..88

         C.       SETTLEMENT OF TORT LIABILITIES...........................88

==============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
==============================================================================

         D.       LEGACY PENSION LIABILITIES...............................93

         E.       THE MONSANTO CONTRIBUTION................................94
                  1.       The Monsanto Funding Co Contribution............94
                  2.       Monsanto Contribution with Respect to
                           Tort Claims.....................................95
                  3. Monsanto's Settlement of Adversary Proceedings, Contested Matters, Disputes and the Monsanto
                           Proof of Claim..................................96
                  4. Monsanto's Agreement to Take Financial Responsibility For Certain Environmental
                           Liabilities.....................................96
                  5.       Monsanto's Agreement to Waive Claims for
                           Indemnity and Contribution Against the Debtors..97
                  6.       New Indemnities.................................97
                  7. Monsanto's Agreement to Enter Into the Relationship Agreement and Continue the
                           Commercial and Operating Agreements.............97

         F.       THE PHARMACIA CONTRIBUTION...............................99

         G.       CONSIDERATION RECEIVED UNDER THE GLOBAL SETTLEMENT.......99
                  1.       Monsanto's Consideration........................99
                  2.       Pharmacia's Consideration......................100
                  3.       General Unsecured Creditors' Consideration.....100

         H.       THE RELEASES AND THE MONSANTO/PHARMACIA INJUNCTION ARE
                  NECESSARY COMPONENTS OF THE GLOBAL SETTLEMENT...........100

         I.       THE GLOBAL SETTLEMENT IS CRITICAL TO THE PLAN...........103

         J.       APPROVAL OF THE GLOBAL SETTLEMENT IS CLEARLY WARRANTED..104

VII.     THE PLAN OF REORGANIZATION.......................................105
         --------------------------

         A.       PROCEDURAL CONSOLIDATION................................106

         B.       SUMMARY OF CLAIMS.......................................107
                  1.       Schedules and Statements of Financial Affairs..107
                  2.       Bar Date.......................................107
                  3.       Summary of the Claims Asserted Against the
                           Debtors and Estimated Amount of Allowed Claims.107
                  4.       Treatment of the Claims Against and Equity
                           Interests In the Debtors Under the Plan........111

==============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
==============================================================================

         C.       UNCLASSIFIED CLAIMS.....................................112
                  1.       Administrative Expense Claims..................112
                  2.       Priority Tax Claims............................114

         D.       CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY
                  INTERESTS UNDER THE PLAN................................115

         E.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...119
                  1.       Assumption and Rejection of Executory
                           Contracts and Unexpired Leases.................119
                  2.       Claims Based on Rejection of Executory
                           Contracts or Unexpired Leases..................120
                  3.       Cure of Defaults for Executory Contracts and
                           Unexpired Leases Assumed.......................120
                  4.       Insurance Policies.............................121
                  5.       Anniston Settlement............................121
                  6.       Assumption of Pension Obligations..............121
                  7.       Contracts and Leases Entered Into After the
                           Petition Date..................................121

         F.       RELEASE, INJUNCTIVE AND RELATED PROVISIONS..............122
                  1.       Injunctions....................................122
                  2.       Releases.......................................123

         G.       RETENTION OF JURISDICTION...............................127
                  1.       Retention of Jurisdiction......................127

         H.       CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION
                  OF THE PLAN.............................................128
                  1.       Conditions Precedent to Confirmation...........128
                  2.       Conditions Precedent to Effective Date.........129
                  3.       Effect of Failure of Conditions................130
                  4.       Waiver of Conditions...........................130

VIII. CONFIRMATION OF THE PLAN............................................131
     -------------------------

         A.       THE CONFIRMATION HEARING................................131

         B.       DEADLINE TO OBJECT TO CONFIRMATION......................131

         C.       REQUIREMENTS FOR CONFIRMATION OF THE PLAN...............131
                  1.       Requirements of Section 1129(a) of the
                           Bankruptcy Code................................131
                  2.       Best Interests of Creditors....................134
                  3.       Acceptance.....................................136

==============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
==============================================================================

                  4.       Feasibility....................................136
                  5.       Requirements of Section 1129(b) of the
                           Bankruptcy Code................................136

         D.       VALUATION OF REORGANIZED SOLUTIA........................138

         E.       IDENTITY OF INSIDERS....................................138

         F.       EFFECT OF CONFIRMATION OF THE PLAN......................138
                  1.       Term of Bankruptcy Injunction or Stays.........138
                  2.       Preservation of Avoidance Actions..............139
                  3.       Discharge of Claims and Termination of Equity
                           Interests......................................139

IX.      IMPLEMENTATION OF THE PLAN.......................................140
         --------------------------

         A.       TERMS OF NEW SECURITIES TO BE ISSUED PURSUANT TO
                  THE PLAN................................................140
                  1.       New Common Stock...............................140

         B.       PROVISIONS GOVERNING DISTRIBUTIONS......................140
                  1.       Distributions for Claims Allowed as of the
                           Effective Date.................................140
                  2.       Delivery of Distributions......................140
                  3.       Delivery and Distributions and Undeliverable
                           or Unclaimed Distributions.....................141
                  4.       Compliance with Tax Requirements/Allocations...142
                  5.       Record Date for Distribution...................142
                  6.       Distributions of Whole Shares Only.............142
                  7.       Set-offs and Recoupments.......................142
                  8.       Surrender of Cancelled Instruments or
                           Securities.....................................143
                  9.       The General Unsecured Claims Pool Adjustment...143
                  10.      The Monsanto Reserve...........................145
                  11.      The General Unsecured Claims Reserve...........147

         C.       PROCEDURES FOR TREATING DISPUTED CLAIMS.................149
                  1.       Objections to Claims...........................149
                  2.       General Unsecured Claims Monitor...............149
                  3.       No Distributions Pending Allowance.............150
                  4.       Estimation of Claims...........................150

         D.       EXIT FINANCING FACILITY.................................151

         E.       RIGHTS OFFERING.........................................151

         F.       CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN
                  THE REORGANIZED DEBTORS.................................151

==============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
==============================================================================

         G.       CORPORATE GOVERNANCE, DIRECTORS, OFFICERS, AND
                  CORPORATE ACTION........................................152
                  1.       New Certificates of Incorporation and
                           New By-Laws....................................152
                  2.       Directors and Officers of the Reorganized
                           Debtors........................................152
                  3.       Corporate Action...............................152
                  4.       The New Common Stock...........................153
                  5.       Shareholders Agreement.........................153
                  6.       Incentive Stock Option Plan....................153

X.       MISCELLANEOUS PROVISIONS RELATED TO THE PLAN.....................154
         --------------------------------------------

         A.       PAYMENT OF STATUTORY FEES...............................154

         B.       MODIFICATION OF THE PLAN................................154

         C.       REVOCATION OR WITHDRAWAL OF PLAN........................154

         D.       SEVERABILITY............................................155

         E.       SECTION 1145 EXEMPTION FOR OFFER AND SALE OF THE NEW
                  COMMON STOCK UNDER THE PLAN.............................155

         F.       SECTION 1146 EXEMPTION FROM STAMP OR SIMILAR TAXES......158

         G.       NOTICES PURSUANT TO THE PLAN............................159
                  1.       The Debtors and the Reorganized Debtors........159
                  2.       The Creditors' Committee.......................160
                  3.       The Retirees Committee.........................160
                  4.       The Equity Committee...........................160
                  5.       The DIP Lenders................................161
                  6.       The United States Trustee......................161
                  7.       Monsanto.......................................161
                  8.       Pharmacia......................................162

XI.      ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN........162
         ---------------------------------------------------------

         A.       LIQUIDATION UNDER CHAPTER 7.............................162

         B.       ALTERNATIVE PLAN TO REORGANIZATION OR LIQUIDATION.......163

XII.     PROJECTED FINANCIAL INFORMATION..................................164
         -------------------------------

==============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
==============================================================================

XIII.    RISK FACTORS.....................................................166
         ------------

         A.       CERTAIN BANKRUPTCY CONSIDERATIONS.......................166

         B.       FACTORS AFFECTING THE VALUE OF THE SECURITIES TO BE
                  ISSUED UNDER THE PLAN...................................169

         C.       RISKS RELATED TO THE DEBTORS' BUSINESS AND INDUSTRY.....175

XIV.     CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.........182
         --------------------------------------------------------

         A.       CONSEQUENCES TO HOLDERS OF CLAIMS AND EQUITY INTERESTS..183
                  1.       Consequences to Holders of Secured Claims......183
                  2.       Consequences to Holders of General
                           Unsecured Claims...............................184
                  3.       Consequences to Holders of Tort Claims.........188
                  4.       Consequences to Holders of Security Claims.....188
                  5.       Consequences to Holders of Equity Interests....188

         B.       CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE
                  PLAN TO THE DEBTORS.....................................188
                  1.       Cancellation of Indebtedness and Reduction
                           of Tax Attributes..............................188
                  2.       Limitation of Net Operating Loss Carryovers
                           and Other Tax Attributes.......................189
                  3.       Alternative Minimum Tax........................191
                  4.       Receipt of the Monsanto Funding Co
                           Contribution and Funding Co....................192
         C.       BACKUP WITHHOLDING AND REPORTING........................192

XV.      CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS............193
         -----------------------------------------------------

XVI.     RECOMMENDATION...................................................195
         --------------

==============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
==============================================================================

                                EXHIBITS(1)
                                --------

EXHIBIT A  Plan of Reorganization

EXHIBIT B  Disclosure Statement Order

EXHIBIT C  Solutia Inc. Annual Report on Form 10-K for the fiscal year ended
           December 31, 2005

EXHIBIT D  Reorganized Debtors' Projections

EXHIBIT E  Reorganized Debtors' Valuation

EXHIBIT F  Liquidation Analysis

EXHIBIT G  Organization Chart of the Debtors

EXHIBIT H  Organization Chart of the Reorganized Debtors

EXHIBIT I Committees Appointed in the Debtors' Chapter 11 Cases and Their Professionals

EXHIBIT J  Schedule of Avoidance Actions

EXHIBIT K  Pending Litigation Involving Monsanto and/or Pharmacia

EXHIBIT L  Reconciliation of EBITDAR to GAAP Net Income


--------
(1) The Exhibits to the proposed Disclosure Statement are voluminous. Accordingly, those Exhibits will be filed with the Bankruptcy Court but will not be annexed to the Disclosure Statement for purposes of service. Parties can obtain copies of the Exhibits to the proposed Disclosure Statement from the website of the Debtors' notice and claims agent, The Trumbull Group, at http://www.trumbullgroup.com.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


                                     I.
                                INTRODUCTION
                                ------------

         Solutia Inc., a Delaware corporation ("Solutia") with its primary headquarters in St. Louis, Missouri, and certain of Solutia's direct and indirect subsidiaries identified on the title page above (collectively, the "Debtors"), as debtors and debtors in possession, submit this disclosure statement (the "Disclosure Statement"),(2) pursuant to section 1125 of title 11 of the United States Code, to Holders of Claims and Equity Interests(3) in connection with (i) the solicitation of acceptances of the Debtors' Joint Plan of Reorganization, dated February 14, 2006, as the same may be amended from time to time (the "Plan"), which was filed by the Debtors with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") on February 14, 2006, and (ii) the Confirmation Hearing, which is scheduled for [DATE, MONTH], 2006, commencing at [TIME _.M.], Prevailing Eastern Time. A copy of the Plan is annexed to this Disclosure Statement as Exhibit A.

         THE DEBTORS, AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS AND THE OFFICIAL COMMITTEE OF RETIREES APPOINTED IN THESE CHAPTER 11 CASES, BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF ALL CREDITORS AND "RETIREES." ALL CREDITORS ENTITLED TO VOTE ON THE PLAN ARE URGED TO VOTE IN FAVOR OF THE PLAN AND ALL RETIREES ARE URGED TO SUPPORT THE RETIREE SETTLEMENT AGREEMENT (DEFINED BELOW). A SUMMARY OF THE VOTING INSTRUCTIONS BEGINS ON PAGE 9 OF THIS DISCLOSURE STATEMENT. THE CREDITORS' COMMITTEE SUPPORTS THE PLAN AND URGES ALL HOLDERS OF GENERAL UNSECURED CLAIMS TO VOTE IN FAVOR OF THE PLAN. THE RETIREES COMMITTEE (DEFINED BELOW) SUPPORTS THE PLAN AND URGES ALL RETIREES TO SUPPORT THE RETIREMENT SETTLEMENT AND THE PLAN. AS PART OF THE GLOBAL SETTLEMENT DESCRIBED HEREIN, THE DEBTORS WILL SEEK, AND MUST OBTAIN, NO LATER THAN THE DATE ON WHICH THE DISCLOSURE STATEMENT IS APPROVED, BANKRUPTCY COURT APPROVAL OF THE MONSANTO BACKSTOP FEE.

--------
(2) Unless otherwise defined in this Disclosure Statement, all capitalized terms used but not defined in this Disclosure Statement shall have the meanings ascribed to them in the Plan.

(3) As set forth in this Disclosure Statement, and pursuant to the Disclosure Statement Order (as hereinafter defined), only those Holders of Claims in Classes 8, 9, 10, 11 and 12 who are entitled to vote on the Plan will receive this Disclosure Statement. All other Holders of Claims and Equity Interests will receive a notice of the Disclosure Statement, which will provide details on how to procure copies of this Disclosure Statement.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         MORE DETAILED INSTRUCTIONS REGARDING HOW TO VOTE ON THE PLAN ARE CONTAINED ON THE BALLOTS DISTRIBUTED TO CREDITORS THAT ARE ENTITLED TO VOTE ON THE PLAN. FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE COMPLETED, SIGNED AND RECEIVED BY ___ P.M., PREVAILING EASTERN TIME, ON [____________], 2006 OR SUCH OTHER DATE IDENTIFIED ON YOUR BALLOT, UNLESS THIS TIME PERIOD IS EXTENDED.

         THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO MATERIAL CONDITIONS PRECEDENT, AS STATED IN ARTICLE VII OF THIS DISCLOSURE STATEMENT. THERE IS NO ASSURANCE THAT THESE CONDITIONS WILL BE SATISFIED OR WAIVED.

         CREDITORS ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN, WHICH IS ANNEXED HERETO AS EXHIBIT A, AND THE MATTERS DESCRIBED IN ARTICLE XIII OF THIS DISCLOSURE STATEMENT, ENTITLED "RISK FACTORS," PRIOR TO SUBMITTING BALLOTS TO VOTE ON THE PLAN.

         This Disclosure Statement includes information about the Debtors' prepetition operating and financial history, the events leading up to the commencement of the Chapter 11 Cases, significant events that occurred during the Chapter 11 Cases, and the proposed organization, operations, and financing of the Debtors if the Plan is confirmed and becomes effective. This Disclosure Statement also summarizes terms and provisions of the Plan, including certain effects of confirmation of the Plan, certain risk factors relating to the Debtors or the reorganized Debtors, the Plan and the securities to be issued under the Plan, and the manner in which Distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that Holders of Claims entitled to vote on the Plan must follow for their votes to be counted. Unless otherwise noted in this Disclosure Statement, all dollar amounts provided in this Disclosure Statement and in the Plan are given in United States dollars.

         On [______], 2006, the Bankruptcy Court entered an order, annexed hereto as Exhibit B (the "Disclosure Statement Order"), approving this Disclosure Statement as containing "adequate information," i.e., information of a kind and in sufficient detail to enable a hypothetical reasonable investor typical of the Holders of Claims to make an informed judgment whether to accept the Plan.

         THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE
INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE MERITS OF THE PLAN BY THE BANKRUPTCY COURT.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES TO, AND CONFIRMATION OF, THE PLAN AND MAY NOT BE RELIED ON FOR ANY OTHER PURPOSE. THE DEBTORS BELIEVE THAT A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN AND CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION CONTAINED OR REFERENCED IN THIS DISCLOSURE STATEMENT ARE FAIR AND ACCURATE. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS ANNEXED TO THIS DISCLOSURE STATEMENT, INCLUDING, BUT NOT LIMITED TO, THE PLAN, THE PLAN DOCUMENTS AND THE RELATIONSHIP AGREEMENT, OR INCORPORATED HEREIN BY REFERENCE ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE DISCLOSURE STATEMENT AND THE PLAN, THE RELEVANT PROVISION OF THE PLAN, AS IT RELATES TO SUCH INCONSISTENCY, SHALL GOVERN.

         NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THE DEBTORS' PROPERTY HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN ACCEPTANCE OF THE PLAN, WHICH ARE OTHER THAN OR INCONSISTENT WITH THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND IN THE PLAN, SHOULD NOT BE RELIED ON BY ANY CREDITOR ENTITLED TO VOTE ON THE PLAN.

         ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS AND SCHEDULES ATTACHED TO THE PLAN AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS DISCLOSURE STATEMENT, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER SUCH DATE. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN ACCORDANCE WITH APPLICABLE LAW, THE DEBTORS ARE UNDER NO DUTY TO UPDATE OR SUPPLEMENT THIS DISCLOSURE STATEMENT.

         THE NEW COMMON STOCK AND THE "SUBSCRIPTION RIGHTS" DESCRIBED IN THIS DISCLOSURE STATEMENT WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

"SECURITIES ACT"), OR ANY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW, IN RELIANCE ON THE EXEMPTION SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE OR OTHER APPLICABLE EXEMPTIONS UNDER THE FEDERAL SECURITIES LAWS, TO THE EXTENT SUCH EXEMPTION MAY APPLY, AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") OR ANY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN REGULATORY AGENCY, NOR HAS THE SEC OR ANY OTHER SUCH AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT.

         THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE OR INCLUDE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ANY PERSONS DESIRING ANY SUCH ADVICE OR OTHER ADVICE SHOULD CONSULT THEIR OWN ATTORNEYS OR OTHER ADVISORS.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER PENDING, THREATENED OR POTENTIAL LITIGATION OR ACTIONS, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AND MAY NOT BE CONSTRUED AS AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER, BUT, RATHER, AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

         THE DEBTORS HAVE SOUGHT TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT, BUT THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT HAS NOT BEEN AND WILL NOT BE AUDITED OR REVIEWED BY THE DEBTORS' CERTIFIED PUBLIC ACCOUNTANTS.

         THE PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED BY SOLUTIA'S MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY IN THIS DISCLOSURE STATEMENT, NECESSARILY ARE BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH, THOUGH CONSIDERED REASONABLE BY SOLUTIA'S MANAGEMENT, MAY NOT PROVE TO BE TRUE OR ACCURATE. THE PROJECTIONS, AND THE ESTIMATES AND ASSUMPTIONS ON WHICH THEY ARE BASED, ARE SUBJECT TO SIGNIFICANT AND NUMEROUS INHERENT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY-SPECIFIC, REGULATORY

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

AND OTHER FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND SOLUTIA'S CONTROL, AS FURTHER DISCUSSED IN ARTICLE XIII OF THIS DISCLOSURE STATEMENT. SOLUTIA CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR AS TO SOLUTIA'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. IT IS LIKELY THAT SOME OF THE ASSUMPTIONS ON WHICH THE PROJECTIONS ARE BASED WILL TURN OUT TO BE INACCURATE FOR A VARIETY OF REASONS, INCLUDING THAT EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED. THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THESE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF SOLUTIA'S FUTURE FINANCIAL PERFORMANCE OR RESULTS.

A.       OVERVIEW OF CHAPTER 11
         ----------------------

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting the rehabilitation of a debtor, chapter 11 promotes equality of treatment for similarly situated creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

         The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the bankruptcy commencement date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession."

         The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. The confirmation of a plan of reorganization by the bankruptcy court binds the debtor, any issuer of securities under the plan of reorganization, any person acquiring property under the plan of reorganization, any creditor or equity interest holder of a debtor, and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan of reorganization discharges a debtor from any debt that arose prior to the confirmation of the plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

         Prior to soliciting acceptances of a proposed plan of reorganization, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

judgment regarding acceptance of the plan of reorganization. This Disclosure Statement is being submitted in accordance with the requirements of section 1125 of the Bankruptcy Code.

B.       SUMMARY OF CLASSIFICATION AND TREATMENT OF
         ALLOWED CLAIMS AND EQUITY INTERESTS UNDER THE PLAN
         --------------------------------------------------

                  The following chart(4) summarizes distributions to Holders of Allowed Claims and Equity Interests under the Plan. The recoveries set forth below are projected recoveries and may change based upon changes in Allowed Claims and proceeds available.

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                         ESTIMATED PERCENTAGE
                                                      TREATMENT OF      ESTIMATED AGGREGATED AMOUNT OF    RECOVERY OF ALLOWED
                                                      CLAIM/EQUITY         ALLOWED CLAIMS OR EQUITY        CLAIMS OR EQUITY
      CLASS           CLAIM/EQUITY INTEREST             INTEREST                   INTERESTS                   INTERESTS
--------------------------------------------------------------------------------------------------------------------------------
 Class 1            Priority Non-Tax Claims            Unimpaired              $50-$100 thousand                 100%
--------------------------------------------------------------------------------------------------------------------------------
 Class 2            Secured Claims                     Unimpaired               $40-50 million                   100%
--------------------------------------------------------------------------------------------------------------------------------
 Class 3            Senior Secured Notes               Unimpaired               $203.4 million                   100%
                    Claims
--------------------------------------------------------------------------------------------------------------------------------
 Class 4            Convenience Claims                 Unimpaired              $1 - $2.5 million          See Section VII.B.4
--------------------------------------------------------------------------------------------------------------------------------
 Class 5            NRD Claims                         Unimpaired                     N/A                 See Section VII.B.5
--------------------------------------------------------------------------------------------------------------------------------
 Class 6            Insured Claims                     Unimpaired                     N/A                See Section VII.E.(d)
--------------------------------------------------------------------------------------------------------------------------------
 Class 7            Tort Claims                        Unimpaired                     N/A                  See Section VII.D
--------------------------------------------------------------------------------------------------------------------------------
 Class 8            Monsanto Claims                     Impaired                      N/A                 See Section VI.G.1
--------------------------------------------------------------------------------------------------------------------------------
 Class 9            Legacy Site Claims                  Impaired                      N/A                 See Section VI.B.2
--------------------------------------------------------------------------------------------------------------------------------
 Class 10           General Unsecured Claims            Impaired                  $800 million -
                                                                                   $1 billion                 48% to 56%(5)
--------------------------------------------------------------------------------------------------------------------------------

--------
(4) This chart is only a summary of the classification and treatment of Allowed Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Allowed Claims and Equity Interests.

(5) The ultimate percentage recovery for Holders of General Unsecured Claims will depend on the equity valuation of the Debtors and the ultimate aggregate amount of Allowed General Unsecured Claims. For a discussion on the Debtors' equity value please see Section VIII.D of this Disclosure Statement. For a discussion of the Debtors' estimate of the aggregate amount of Allowed General Unsecured Claims, please see Section VIII.B.3 of this Disclosure Statement. Notably, the Debtors are in the process of reconciling the General Unsecured Claims asserted in the Chapter 11 Cases and, as a result, certain General Unsecured Claims will be resolved, through liquidation or disallowance, between now and the date the Disclosure Statement is approved.

                                                              (Continued...)

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


--------------------------------------------------------------------------------------------------------------------------------
                                                                                                         ESTIMATED PERCENTAGE
                                                      TREATMENT OF      ESTIMATED AGGREGATED AMOUNT OF    RECOVERY OF ALLOWED
                                                      CLAIM/EQUITY         ALLOWED CLAIMS OR EQUITY        CLAIMS OR EQUITY
      CLASS           CLAIM/EQUITY INTEREST             INTEREST                   INTERESTS                   INTERESTS
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
 Class 11           Retiree Claim                       Impaired                  $35 million                  42% - 52%
--------------------------------------------------------------------------------------------------------------------------------
 Class 12           Non-Debtor Intercompany             Impaired                 $108 million           40% shall be reinstated
                    Claims
--------------------------------------------------------------------------------------------------------------------------------
 Class 13           Debtor Intercompany Claims          Impaired                 $2.44 billion                    0%
--------------------------------------------------------------------------------------------------------------------------------
 Class 14           Axio Claims                         Impaired                      N/A                         0%
--------------------------------------------------------------------------------------------------------------------------------
 Class 15           Security Claims                     Impaired                      N/A                         0%
--------------------------------------------------------------------------------------------------------------------------------
 Class 16           Equity Interests                    Impaired                      N/A                         0%
--------------------------------------------------------------------------------------------------------------------------------

C.       PARTIES ENTITLED TO VOTE ON THE PLAN
         ------------------------------------

         Under the provisions of the Bankruptcy Code, not all parties in interest are entitled to vote on a chapter 11 plan. Holders of Claims or Equity Interests not impaired by the Plan are deemed to accept the Plan under section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote on the Plan. Holders of Claims or Equity Interests impaired by the Plan and receiving no Distribution under the Plan are not entitled to vote because they are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code.

         The following sets forth the Classes that are entitled to vote on the Plan and the Classes that are not entitled to vote on the Plan:

         o The Debtors are NOT seeking votes from the Holders of Claims in Classes 1, 2, 3, 4, 5, 6 and 7 because such Classes, and each Holder of a Claim in such Classes, are not Impaired under the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted the Plan.

         o The Debtors are NOT seeking votes from the Holders of Claims in Classes 13, 14 and 15 because such Classes are Impaired under the Plan, and such Holders will not

--------
    Consequently, the estimate of the aggregated amount of Allowed General Unsecured Claims in this Disclosure Statement approved by the Bankruptcy Court may be higher or lower than what is currently estimated and the actual aggregate amount of Allowed General Unsecured Claims ultimately could be outside the range that is currently estimated. In addition, please see Section IV.A.1 for a discussion of the potential impact of the JP Morgan Adversary Proceeding on the recoveries for Holders of General Unsecured Claims.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

              receive any Distributions under the Plan. Pursuant to section 1126(g) of the Bankruptcy Code, such Classes are deemed to have rejected the Plan.

         o The Debtors are NOT seeking votes from the Holders of Equity Interests in Class 16 because such Class is Impaired under the Plan, and such Holders will not receive any Distributions under the Plan. Pursuant to section 1126(g) of the Bankruptcy Code, such Class is deemed to have rejected the Plan.

         o The Debtors ARE soliciting votes to accept or reject the Plan from those Holders of Claims as of [_____], 2006, which is the record date for voting on the Plan (also defined in the Plan as the "Voting Record Date"), in Classes 8, 9, 10, 11 and 12 because Claims in those Classes are Impaired under the Plan and the Holders of those Claims will receive Distributions under the Plan. As such, the Holders of such Claims have the right to vote to accept or reject the Plan.

         For a detailed description of the Classes of Claims and the Class of Equity Interests, as well as their respective treatment under the Plan, see Section VII.D of this Disclosure Statement.

D.       SOLICITATION PACKAGE
         --------------------

         Accompanying this Disclosure Statement are copies of:

         o    the Plan;

         o the Disclosure Statement Order, which, among other things, (a) approves this Disclosure Statement as containing "adequate information" in accordance with section 1125 of the Bankruptcy Code, (b) establishes the procedures for voting on the Plan,
              (c) schedules a hearing to consider confirmation of the Plan (the "Confirmation Hearing"), (d) sets the deadline for voting on and for objecting to confirmation of the Plan, (e) approves the Rights Offering Procedures, and (f) approves the Backstop Fee;

         o the Rights Offering Procedures, which accompany the Plan as Exhibit H;

         o Rights Subscription Exercise Forms, which are provided only to the Holders of Claims in Class 10;

         o    notice of the Confirmation Hearing ("Confirmation Hearing
              Notice"); and

         o one or more Ballots and a return envelope, which are provided only to the Holders of Claims in Classes 8, 9, 10, 11 and 12.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

E.       VOTING INSTRUCTIONS
         -------------------

         This Disclosure Statement, accompanied by a Ballot or Ballots to be used for voting on the Plan, is being distributed to the Holders of Claims in Classes 8, 9, 10, 11 and 12. Only the Holders of Claims in these Classes are entitled to vote to accept or reject the Plan and may do so by completing the Ballot and returning it in the envelope provided.

         The Debtors, with the approval of the Bankruptcy Court, have engaged Financial Balloting Group LLC, 757 Third Avenue, New York, New York 10017, www.fbgllc.com, as the claims and balloting agent (the "Voting Agent") to assist in the voting process. The Voting Agent will answer questions, provide additional copies of all materials, and oversee the voting process. The Voting Agent will also process and tabulate Ballots for each Class entitled to vote to accept or reject the Plan.

         The deadline to vote on the Plan is 5:00 p.m., Prevailing Eastern Time, [______], 2006 (the "Voting Deadline").

         -----------------------------------------------------------

                                   BALLOTS

         -----------------------------------------------------------
           Ballots and Master Ballots must be actually received by
          the Voting Agent by the Voting Deadline at the following
                                  address:

                              Solutia Balloting
                      c/o Financial Balloting Group LLC
                         757 Third Avenue, 3rd Floor
                          New York, New York 10017

           If you received an envelope addressed to your Nominee, please allow enough time when you return your ballot for your Nominee to cast your vote on a Master Ballot before the Voting Deadline.

          If you have any questions on the procedure for voting on
           the Plan, please call the Voting Agent at the following
                              telephone number:

                               (646) 282-1800

         -----------------------------------------------------------

         ANY BALLOT THAT IS PROPERLY EXECUTED BY THE HOLDER OF A CLAIM, BUT WHICH DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN, SHALL NOT BE COUNTED.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         EACH HOLDER OF A CLAIM MAY CAST ONLY ONE BALLOT PER EACH SUCH CLAIM HELD. BY SIGNING AND RETURNING A BALLOT, EACH HOLDER OF A CLAIM IN CLASSES 8, 9, 10, 11 AND 12 WILL CERTIFY TO THE BANKRUPTCY COURT AND THE DEBTORS THAT NO OTHER BALLOTS WITH RESPECT TO SUCH CLAIM HAVE BEEN CAST OR, IF ANY OTHER BALLOTS HAVE BEEN CAST WITH RESPECT TO SUCH CLASS OF CLAIMS, SUCH EARLIER BALLOTS ARE THEREBY SUPERSEDED AND REVOKED.

         ALL BALLOTS ARE ACCOMPANIED BY RETURN ENVELOPES. IT IS IMPORTANT TO FOLLOW THE SPECIFIC INSTRUCTIONS PROVIDED ON EACH BALLOT.

         FOR NOMINEES:
         ------------

         With respect to Unsecured Notes Claims, the Debtors will deliver Ballots to Nominees.

         The Nominees should deliver the Ballot and other documents relating to the Plan, including this Disclosure Statement, to each Beneficial Owner (as defined in the Disclosure Statement Order) for which they serve as Nominee.

         A Nominee has two options with respect to voting. Under the first option, the Nominee will forward the Solicitation Package to each Beneficial Owner for voting and include a return envelope provided by and addressed to the Nominee so that the Beneficial Owner may return the completed Beneficial Owner Ballot to the Nominee. Upon receipt of the Ballots, the Nominee will summarize the individual votes of its respective Beneficial Owners on the appropriate Master Ballot, and then return the Master Ballot to the Voting Agent, by the Voting Deadline.

         Under the second option, if the Nominee elects to "prevalidate"
Ballots:

         o The Nominee shall forward the Solicitation Package or copies thereof (including (i) the Disclosure Statement (together with the Plan annexed thereto as Exhibit A, and all other
                                          ---------
              exhibits), (ii) an individual Ballot that has been prevalidated, as indicated in paragraph (b) below, and (iii) a return envelope provided by and addressed to the Voting Agent) to the Beneficial Owner within three (3) business days of the receipt by such Nominee of the Solicitation Package;

         o To "prevalidate" a ballot, the Nominee shall complete and execute the Ballot and indicate on the Ballot the name of the registered holder, the amount of securities held by the Nominee for the Beneficial Owner and the account number(s) for the account(s) in which such securities are held by the Nominee; and

         o The Beneficial Owner shall return the prevalidated Ballot to the Voting Agent by the Voting Deadline.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         If a Master Ballot is received after the Voting Deadline, the votes and elections on such Master Ballot will not be counted. The method of delivery of a Master Ballot to be sent to the Voting Agent is at the election and risk of each Nominee. Except as otherwise provided in this Disclosure Statement, such delivery will be deemed made only when the executed Master Ballot is actually received by the Voting Agent. Instead of effecting delivery by mail, it is recommended, though not required, that such entities use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Ballot should be sent to the Debtors, or the Debtors' financial or legal advisors, but only to the Voting Agent as set forth above.

         Nominees must provide appropriate information for each of the items on the Master Ballot, including, without limitation, identifying the votes to accept or reject the Plan.

         By returning a Master Ballot, each Nominee will be certifying to the Debtors and the Bankruptcy Court, among other things, that:

         o it has received a copy of the Disclosure Statement and other solicitation materials annexed to the Disclosure Statement, and has delivered the same to the Beneficial Owners such Nominee represents;

         o it has received a completed and signed Ballot from each Beneficial Owner whose vote is reflected on such Master Ballot;

         o it is a bank, broker or other nominee (or agent thereof) that holds the securities being voted on behalf of the Beneficial Owners identified on such Master Ballot;

         o it has properly disclosed (a) the number of such Beneficial Owners, (b) the amount of the Unsecured Notes owned by each such Beneficial Owner, (c) each Beneficial Owner's respective vote, if any, concerning the Plan and (d) the customer account, serial number and/or other identification number for each such Beneficial Owner;

         o each such Beneficial Owner has certified to the Nominee that such Beneficial Owner has not submitted any other Ballots for such Class 10 Claims held in other accounts or other names, or, if it has submitted another Ballot held in other accounts or names, that the Beneficial Owner has certified to the Nominee that such Beneficial Owner has cast the same vote for such Class 10 Claims, and the undersigned has identified such other accounts or Owner and such other Ballots;

         o it has been authorized by each such Beneficial Owner to vote on the Plan; and

         o it will maintain the original Beneficial Owner Ballot returned by each Beneficial Owner (whether properly completed or defective) for one year after the Voting

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

              Deadline (or such other date as is set by subsequent Bankruptcy Court order) for disclosure to the Bankruptcy Court or the Debtor, if so ordered.

         Each Master Ballot must be returned in sufficient time to allow it to be RECEIVED by the Voting Agent by no later than 5:00 p.m., Prevailing Eastern Time, on the date of the Voting Deadline.

F.       THE CONFIRMATION HEARING
         ------------------------

         Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan. Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Plan.

         The Bankruptcy Court has scheduled the Confirmation Hearing for [______], 2006 to take place at [______] Prevailing Eastern Time (the "Confirmation Hearing Date") before the Honorable Prudence Carter Beatty, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Southern District of New York, located at Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

         Objections to confirmation of the Plan must be filed and served on the Debtors, and certain other parties, by no later than [______], 2006 at 4:00 p.m. Prevailing Eastern Time (the "Plan Objection Deadline") in accordance with the Confirmation Hearing Notice that accompanies this Disclosure Statement. UNLESS OBJECTIONS TO CONFIRMATION OF THE PLAN ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE DISCLOSURE STATEMENT ORDER, THEY MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

         The Debtors will publish the Confirmation Hearing Notice, which will contain the Plan Objection Deadline and Confirmation Hearing Date, in the national edition of The Wall Street Journal, The Financial Times (U.S. edition), The St. Louis Post-Dispatch, USA Today, and [_____], to provide notification to those persons who may not receive notice by mail.

                                    II.
         EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES

A.       OVERVIEW OF SOLUTIA'S BUSINESS
         ------------------------------

         Solutia, together with its wholly-owned debtor subsidiaries and wholly-owned non-debtor foreign subsidiaries, is a global organization that manufactures and sells chemical-based

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

materials for industrial and consumer use. Solutia is a world leader in a number of markets. Solutia is organized in four business units:

         o Solutia's integrated nylon business ("Nylon") produces fibers, plastics and high-performance polymers for a variety of applications from carpet to automotive parts. Solutia's Nylon business is one of the world's few fully integrated producers of nylon 6,6.

         o Solutia's laminated glazing interlayers ("LGI") business manufactures polyvinyl butyral ("PVB"), plastic interlayers that are used in laminated safety glass in automotive and architectural applications. Solutia is a leader in the laminated glass industry and is the world's largest manufacturer of PVB.

         o Solutia's CPFilms ("CPFilms") business is the world leader in custom-coated window films for aftermarket automotive and architectural applications, as well as other precision coating applications.

         o Solutia's specialty products and services ("Specialty Products and Services") business is comprised of a group of specialty industrial chemical products, including water treatment chemicals, heat transfer fluids and aviation hydraulic fluids, used in a variety of industrial applications, a plastic products business focusing on entrance matting and automotive spray suppression flaps and a pharmaceutical services business. Solutia is a world leader in many of these markets.

         The LGI, CPFilms and Specialty Products and Services businesses comprise Solutia's Performance Products and Services segment. Solutia also has a joint venture interest in a rubber chemicals manufacturer.

B.       SOLUTIA'S CORPORATE HISTORY
         ---------------------------

         1.       THE CREATION OF SOLUTIA
                  -----------------------

         Solutia was created by Pharmacia Corporation, which was then known as the Monsanto Company ("Old Monsanto")(6). Old Monsanto was originally founded in 1901 as a chemicals company. Over the course of the twentieth century, Old Monsanto grew into a highly successful global enterprise that manufactured not only chemicals but also agricultural products, pharmaceuticals, and food ingredients. By 1996, Old Monsanto's net annual sales had grown to approximately $9.6 billion, with chemicals representing less than one-third of its revenues.

--------
(6) Hereinafter in this Article II, Pharmacia is referred to as "Old
    Monsanto."

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         2.       THE SOLUTIA SPINOFF
                  -------------------

         The core businesses of what are now Solutia and the new Monsanto Company were, prior to 1997, all owned and operated by Old Monsanto. In 1997, Old Monsanto made the strategic decision to exit the chemicals business upon which it had been founded and focus on building a life sciences-based business around its agricultural, pharmaceutical and food ingredient products. In April 1997, Old Monsanto formed Solutia as a wholly owned subsidiary to hold and operate substantially all assets, and assume substantially all of the liabilities, of Old Monsanto's historical chemicals business, including, among others, certain retiree benefit, environmental remediation and pension obligations, as well as contingent tort liability, related to its historical chemicals business.

         The transfer of the chemicals business assets and liabilities from Old Monsanto to Solutia was accomplished pursuant to a Distribution Agreement, dated September 1, 1997, between Solutia and Old Monsanto (as amended on July 1, 2002, the "Distribution Agreement").(7) Pursuant to the Distribution Agreement, Solutia was contractually required to assume and indemnify Old Monsanto from and against a wide variety of liabilities. In accordance with the Distribution Agreement, Old Monsanto, through a spinoff transaction, distributed its shares of common stock in Solutia to its shareholders (the "Solutia Spinoff") and Solutia became a publicly-held company with operations independent of Old Monsanto.

         Pursuant to the Distribution Agreement, Solutia and Old Monsanto entered into a series of contracts to effectuate the transactions necessary to implement the Solutia Spinoff (collectively, the "Spinoff Agreements"). The majority of the Spinoff Agreements facilitated Solutia's assumption of liabilities of the chemicals businesses, caused the assignment and transfer of various assets and property from Old Monsanto to Solutia to enable Solutia to operate the chemicals businesses and defined the relationship which was to exist between Solutia and Old Monsanto going forward. Additional Spinoff Agreements were entered into to effectuate Solutia's employment of certain of Old Monsanto's employees and the transfer of their respective benefit plans and related liabilities to Solutia, as well as to allocate tax liability associated with the transferred chemical assets. There were also a number of Spinoff Agreements entered into to govern the leasing of, and guest/operator relationship at, certain facilities as well as the supply of services and arrangements for the provision of utilities at such facilities.

--------
(7) Article V of the Disclosure Statement contains a more detailed discussion of the terms of the Distribution Agreement and its impact on the relationship among Pharmacia, Monsanto and Solutia.

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


         3.       THE MONSANTO SPINOFF - OLD MONSANTO BECOMES PHARMACIA
                  -----------------------------------------------------

         On December 19, 1999, Old Monsanto was acquired by Pharmacia & Upjohn, Inc. The acquisition was effected by a merger of Old Monsanto with Pharmacia & Upjohn, Inc. whereby (i) Pharmacia & Upjohn, Inc. became a wholly owned subsidiary of Old Monsanto, (ii) on February 9, 2000, Old Monsanto formed a new subsidiary, Monsanto Ag Company, and (iii) on March 31, 2000, Old Monsanto changed its name to "Pharmacia Corporation" ("Pharmacia"), and Monsanto Ag Company changed its name to "Monsanto Company" ("Monsanto"). The latter corporation is the entity known today as Monsanto Company and sometimes referred to herein as "Monsanto" or "New Monsanto."

         On September 1, 2000, Pharmacia and the newly formed Monsanto Company entered into a separation agreement (as amended, the "Separation Agreement") whereby Pharmacia's agricultural business, including its agricultural chemicals manufacturing business, was transferred to Monsanto. Pursuant to the Separation Agreement, Monsanto agreed to assume and indemnify Pharmacia not only for any liabilities related to Pharmacia's agricultural business, but also for the liabilities assumed by Solutia in the Solutia Spinoff pursuant to the Distribution Agreement, if and to the extent that Solutia failed to pay, perform or discharge them. Certain of the Spinoff Agreements, including the Commercial and Operating Agreements, were assigned by Pharmacia to Monsanto in connection with the Separation Agreement.

         In October 2000, Monsanto made an initial public offering of its common stock in which it sold approximately 15% of its common stock to the public. On August 13, 2002, Pharmacia spun off to its shareholders its remaining interest in Monsanto such that Monsanto became an independent, publicly held company.

         On or about July 1, 2002, prior to the completion of the separation of Monsanto and Pharmacia, Monsanto, Pharmacia and Solutia entered into an amendment to the Distribution Agreement (the "Amendment"). The Amendment was entered into to effectuate the transfer of certain assets and liabilities from Pharmacia to Monsanto pursuant to the Separation Agreement and to preserve the relationship among Solutia, Monsanto and Pharmacia as nearly as possible in accordance with the original intent of the Distribution Agreement. In addition, in exchange for certain undertakings by Monsanto and Pharmacia, including the agreement by Pharmacia to post an appeal bond, if necessary, in connection with certain PCB litigation relating to Solutia's Anniston, Alabama plant, Solutia agreed to indemnify Monsanto for the liabilities assumed by Solutia in the Solutia Spinoff, to the extent Monsanto was required to satisfy them.

         The contractual relationship among Solutia, Pharmacia and Monsanto with respect to the liabilities arising out of the historical chemicals business of Old Monsanto pursuant to the Distribution Agreement and Separation Agreement resulted in a "triangle" of indemnities which is described in greater detail in Section II.C of this Disclosure Statement.

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         4.       PFIZER'S ACQUISITION OF PHARMACIA
                  ---------------------------------

         In April 2003, Pharmacia was acquired by Pfizer Inc. ("Pfizer"). The acquisition was effectuated by a merger of Pharmacia and a wholly-owned subsidiary of Pfizer, which resulted in Pharmacia becoming a wholly-owned subsidiary of Pfizer.

C.       THE ASSUMPTION OF LEGACY LIABILITIES
         ------------------------------------

         Pursuant to the Distribution Agreement, Solutia agreed to indemnify Old Monsanto from and against liabilities associated with the future ownership and operation of the businesses that Old Monsanto spun-off as Solutia. Solutia was also required to indemnify Old Monsanto for a wide variety of liabilities related to the ownership and operation of the historical chemicals business prior to the Solutia Spinoff (the "Legacy Liabilities"). The most significant of the Legacy Liabilities relate to: (i) healthcare, life and disability insurance costs for certain of Old Monsanto's employees who had previously retired from Old Monsanto ("Other Post Employment Benefit Liabilities" or "Legacy OPEB Liabilities"); (ii) environmental remediation, compliance and litigation liabilities related to sites owned or operated by Old Monsanto prior to the Solutia Spinoff (the "Legacy Environmental Liabilities"); (iii) litigation liabilities related to chemical products formerly manufactured, released or used by Old Monsanto in its operations and claims related to asbestos, general liability and other disputes (the "Legacy Tort Liabilities"); and (iv) liability for pension benefits for certain of Old Monsanto's employees who retired from Old Monsanto prior to the Solutia Spinoff (the "Legacy Pension Liabilities"). These Legacy Liabilities are more fully described below.

         1.       LEGACY OPEB LIABILITIES
                  -----------------------

         The Legacy OPEB Liabilities include medical and life insurance benefits for employees who retired from Old Monsanto prior to the Solutia Spinoff and disability benefits for individuals who became disabled while working for Old Monsanto prior to the Solutia Spinoff. As of the Petition Date, Solutia was providing such benefits to approximately 20,000 pre-Solutia Spinoff retirees, disabled individuals and their dependent and surviving spouses at an annual cost of approximately $55 million to $60 million per year.

         In June 1998, Solutia attempted to modify and clarify the benefit payment obligations assigned to it by Pharmacia for subscribing individuals receiving retiree medical benefits from Solutia. Solutia filed a declaratory judgment action in the United States District Court for the Northern District of Florida, Pensacola Division. In this action, styled Solutia Inc.
v. George Forsberg et al. (the "Forsberg Litigation"), Solutia asserted that these medical benefits were not "vested" under ERISA. In addition, certain Old Monsanto retirees filed three lawsuits against Pharmacia in the United States District Court for the Eastern District of Missouri, Eastern Division. Those lawsuits, styled Larry Baird et al. v. Monsanto Company et al. (the "Baird Litigation"), were consolidated for all purposes with the Forsberg Litigation. In addition to

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Solutia and the retirees, Monsanto and Pharmacia were added as parties to the Forsberg Litigation.

         On November 1, 2001, a settlement of the Forsberg Litigation was approved by the United States District Court for the Northern District of Florida (the "Forsberg Settlement"). The Forsberg Settlement divided union and non-union retirees into eight groups, each entitled to specific benefits under the Solutia Inc. Medical Benefits Plan for Retirees (2002) (the "Forsberg Plan"). In addition to their agreement to participate in the Forsberg Plan, the Forsberg Settlement released all claims by the named plaintiffs, and the classes of retirees that they represented, against Solutia, Pharmacia and Monsanto, and any and all claims for post employment benefits that could have been asserted in the Baird Litigation. The retirees' release of Pharmacia and Monsanto provided that the retirees could refile and pursue their claims for retiree medical benefits asserted in the Baird Litigation against Pharmacia and Monsanto if Solutia failed to perform its obligations under the Baird Plan and was declared to be insolvent. The Forsberg Settlement provides, however, that if the retirees were successful in any such refiled litigation, the measure of damages awarded to such prevailing retiree plaintiffs may not exceed an amount equal to the level and duration of benefits to which such retirees would have been entitled to receive from Solutia under the Forsberg Plan.

         2.       LEGACY ENVIRONMENTAL LIABILITIES
                  --------------------------------

         The Legacy Environmental Liabilities for which Solutia was responsible under the Distribution Agreement include the costs of environmental remediation, compliance and litigation obligations arising from activities conducted by Old Monsanto's chemicals business both at sites owned by Solutia as of the Petition Date and others not owned by Solutia as of the Petition Date, including clean-up obligations for off-site migration of contaminants. Prior to the Petition Date, Solutia had spent between $20 million and $40 million annually with respect to the Legacy Environmental Liabilities. As of the Petition Date, Solutia projected that costs related to the Legacy Environmental Liabilities would increase to between $35 million and $45 million annually for 2004 through 2006.

         3.       LEGACY TORT LIABILITIES
                  -----------------------

         The Legacy Tort Liabilities include the costs of toxic tort lawsuits relating to chemical exposure resulting from the conduct of Old Monsanto's chemicals business, including expenses, settlements and judgments arising from the litigation. The Legacy Tort Liabilities included liabilities related to PCBs, most significantly the Tort Claims arising out of the manufacture of PCBs in Anniston, Alabama prior to the Solutia Spinoff. Although the Tort Claims related to PCBs at Anniston were settled prior to the Petition Date, as of such date, Solutia estimated that costs related to the Legacy Tort Liabilities would be approximately $20 million per year for the foreseeable future.

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         4.       LEGACY PENSION LIABILITIES
                  --------------------------

         The Legacy Pension Liabilities include pension benefits for employees of Old Monsanto who retired from Old Monsanto prior to the Solutia Spinoff. While the valuation of the pension plan assets contributed to Solutia by Old Monsanto at the time of the Solutia Spinoff was equal to the projected pension liabilities assumed by Solutia, the actual returns on such pension assets fell short of the projected returns, in part due to the generally poor performance of the stock market in the early 2000s. This shortfall, coupled with a sharp drop in the interest rate required to be used in calculating the pension plan's liabilities, resulted in Solutia's qualified pension plan becoming underfunded. As a result, as of the Petition Date, Solutia estimated that it would need to make quarterly contributions to the qualified pension plan in 2005 totaling $150 million in the aggregate, with projected required contributions of $145 million and $135 million in 2006 and 2007, respectively. In order to mitigate these required contributions, in 2004 Solutia froze future benefit accruals under the plan and made a voluntary contribution of $11 million to the plan. These actions allowed Solutia to delay its next required contribution into 2006 and Solutia revised its projection of future required pension plan contributions as more fully described herein.

         Detailed descriptions of each of the categories of Legacy Liabilities are set forth in Section II.C of this Disclosure Statement.

         5.       LEGACY LIABILITY ALLOCATION
                  ---------------------------

         Through the execution of the Distribution Agreement and the Separation Agreement and the consummation of the Solutia Spinoff and the spinoff of Monsanto, Pharmacia effectuated an allocation of its historic liabilities among itself, Solutia and Monsanto, with the ultimate contractual responsibility for the Legacy Liabilities allocated to Solutia. This contractual allocation, as it existed immediately prior to the commencement of the Chapter 11 Cases, can be summarized as follows:

         o    Pharmacia: Pharmacia, as the original corporate entity that
              ---------
              conducted the operations giving rise to the Legacy Liabilities, remains responsible for the Legacy Liabilities by operation of law. Pharmacia is contractually indemnified for these liabilities by both Solutia and, to the extent that Solutia fails to pay, perform or discharge such liabilities, Monsanto.

         o    Solutia: Solutia is contractually responsible for the Legacy
              -------
              Liabilities and must indemnify (i) Pharmacia under the Distribution Agreement and (ii) Monsanto under the 2002 amendment to the Distribution Agreement, with respect to losses incurred by such parties in connection with the Legacy Liabilities.

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         o    Monsanto: Monsanto is contractually obligated to indemnify
              --------
              Pharmacia under the Separation Agreement for the Legacy Liabilities, to the extent that Solutia fails to pay, perform or discharge such liabilities.

D.       EVENTS LEADING UP TO BANKRUPTCY
         -------------------------------

         1.       THE INITIAL PERIOD FOLLOWING THE SOLUTIA SPINOFF
                  ------------------------------------------------

         For the first few years after the Solutia Spinoff, from 1997 through 1999, Solutia was a profitable business. In 1997, its initial year of existence, Solutia had net income of $192 million on net sales of $3.0 billion. Net income was $249 million and $206 million, respectively, in 1998 and 1999 on net sales of approximately $2.8 billion in each year. As a result of these strong earnings, Solutia began an expansion and acquisition program to grow and expand its businesses. Capital expenditures increased from $165 million and $158 million in 1997 and 1998, respectively, to $257 million in 1999.

         Pursuant to this growth strategy, during 1997 Solutia opened a new industrial nylon fiber production facility at its plant in Greenwood, South Carolina at a cost of approximately $55 million. At this time, Solutia also finalized plans for the "AN7 Project" which was designed to double the production capacity at its Chocolate Bayou plant for acrylonitrile and hydrogen cyanide, two major feedstocks used to make nylon and acrylic fiber, as well as Roundup(TM) and Alimet(TM), which was completed in 2000 at a cost of approximately $320 million.

         In 1998, Solutia announced plans to build a new phenol to ketone production facility which was completed in 2001 at a cost of approximately $35 million. During 1999, Solutia began repositioning its portfolio of businesses with the goal of achieving $5 billion in net sales within three to four years. This growth program included internal initiatives such as the full global commercialization of Saflex IIIG(TM), Solutia's third-generation polyvinyl butyral product, the continued commercialization of KeepSafe(R), Saflex Inside(TM), and KeepSafe Maximum(TM) for residential security and hurricane protection windows, the launch of a Saflex(R) product for Enhanced Protective Glass in side and rear automotive windows, and the introduction of Ascend(TM) nylon plastics and polymers, among other programs. As part of Solutia's external growth programs, Solutia acquired CPFilms Inc., a leading manufacturer and marketer of window films and other high-technology films products for automotive, architectural, and other applications, in May 1999 for approximately $200 million. In December 1999, Solutia purchased Vianova Resins, a leading European producer of resins and additives for coatings and technical applications, for approximately $640 million. This acquisition became the foundation for Solutia's resins, additives and adhesives business (the "Resins & Additives Business").

         In addition, starting in 1997, Solutia authorized a number of share repurchase programs. At the time the programs were initiated, Solutia had surplus cash available and management believed that Solutia stock was a good investment. Solutia believed that share repurchases were

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

a more tax-efficient method than dividends for returning value to shareholders and also demonstrated confidence in Solutia's prospects and its pragmatic approach to delivering earnings-per-share growth. Between 1997 and 2000, Solutia repurchased approximately 17.7 million shares of its common stock at a cost of approximately $345 million pursuant to these repurchase programs.

         2.       BEGINNING OF THE ECONOMIC DOWNTURN
                  ----------------------------------

         Beginning in late 1999 and into 2000, a general downturn in the economy and increasing raw materials and energy prices began to negatively impact Solutia's financial results. Raw material and energy costs, particularly petroleum products and natural gas, increased, with oil prices increasing to over $30 a barrel in 2000 from lows of approximately $10 a barrel in 1998 and early 1999. This resulted in Solutia's raw materials and energy costs increasing from $984 million and $994 million in 1999 and 1998, respectively, to $1.3 billion in 2000. At the time of these raw materials cost increases, it became apparent that Solutia's strategies for addressing the risk of fluctuating raw material prices were not adequate for the existing raw materials market.

         In addition, investment in capacity by Solutia and other manufacturers in the late 1990s resulted in excess manufacturing capacity and low utilization in a number of the markets in which Solutia participated. This excess capacity made it difficult for Solutia to raise prices sufficiently to offset increased raw materials costs. Nylon carpet selling prices were adversely impacted in 1999 by continuing consolidation in the carpet mill industry and the resulting increase in the carpet mills' buying leverage. In 1999, acrylic fiber demand decreased as a result of weak economic conditions in Asia and a strengthening dollar, resulting in lower sales volumes and, just as this demand began to improve in late 2000, Solutia began experiencing decreased sales volumes in carpet fiber, which adversely impacted the Nylon business' sales. As a result of these factors, Solutia's net income decreased from $206 million in 1999 to $49 million in 2000, even though net sales increased from $2.8 billion in 1999 to $3.2 billion in 2000.

         To partially alleviate the impact of this economic downturn on Solutia, in December 2000, Solutia's management initiated a number of cost reduction initiatives that were expected to achieve $100 million in annual savings for 2001 and 2002. These initiatives included a reduction in force, streamlining operations primarily within the Nylon business and implementing enterprise-wide systems as a means of improving work design processes and gaining efficiencies. Along with these cost reduction efforts, in August 2000, Solutia completed the sale of its polymer modifiers business and related manufacturing facilities to Ferro Corporation for approximately $130 million in order to raise cash and allow Solutia to focus on its core businesses.

         During the time that Solutia implemented its cost reduction strategy as a means of alleviating the impact of the economic downturn on the company, it continued making capital expenditures and pursuing external growth through acquisitions in line with the growth plan

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

initiated in 1999. In early 2000, Solutia purchased Carbogen Holdings AG, a leading process research and development firm, and AMCIS AG, which developed production processes and manufactured active ingredients for clinical trials and small-volume commercial drugs for the global pharmaceutical industry, which together would become Solutia's pharmaceutical services business. In addition, in 2000 Solutia entered into the Astaris joint venture with FMC Corporation (described in further detail in Section III.C.2(e)(i) of this Disclosure Statement) to manufacture and market phosphorus chemicals. Finally, in early 2000, Solutia Europe S.A./N.V. ("SESA") issued the Euro Notes (as defined herein) in part to refinance commercial paper used to finance the pharmaceutical services and Resins & Additives Business acquisitions.

3.       CONTINUED DECLINE IN RESULTS, BURDEN OF THE LEGACY LIABILITIES
         --------------------------------------------------------------
AND DIFFICULTIES OBTAINING FAVORABLE FINANCING
----------------------------------------------

         Despite its efforts to cut costs, in 2001 Solutia's results continued to be significantly impacted by high, and increasingly more volatile, raw materials and energy costs. Overall, raw materials and energy costs in 2001 remained at the high levels experienced in 2000. Solutia began to experience decreased demand for a number of its products, along with lower selling prices, which resulted in a decrease in net sales from $3.2 billion in 2000 to $2.8 billion in 2001. For the first time since its inception in 1997, Solutia reported a net loss of $59 million in 2001.

         At this time Solutia began to feel more acutely the burden of the Legacy Liabilities on its ability to operate its businesses. The Legacy Liabilities imposed substantial continuing financial burdens on Solutia that made the first cyclical downturn since the Solutia Spinoff more difficult to manage. In addition, the generally weak performance of the stock market in the early 2000s caused returns on the assets contributed to Solutia's qualified pension plan by Pharmacia to fall short of projections. As a result of this shortfall, combined with a sharp drop in the interest rate required to be used in calculating the pension plan's liabilities, Solutia determined that the pension plan was underfunded and that Solutia would be required to make significant contributions to fund the plan going forward.

         Between the Solutia Spinoff and the Petition Date, the Legacy Liabilities required average payments by Solutia in excess of $100 million per year. During the early years after the Solutia Spinoff, Solutia's positive cash-generating capability allowed it to satisfy the Legacy Liabilities and its continuing operations without the need for additional financing. However, with the ongoing economic downturn, it became more difficult for Solutia to bear the burden of the Legacy Liabilities from its operating cash flow.

         In 2001, Solutia's Astaris joint venture placed an additional drain on Solutia's operating cash flow. Astaris' business suffered at this time as a result of the failure of certain technology contributed to Astaris by FMC Corporation, Solutia's joint venture partner in Astaris, as well as higher raw material costs and lower sales volumes resulting from the economic downturn and a weaker euro. Due to Astaris' deteriorating results, beginning in 2001, Solutia was contractually

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

required to make additional contributions to the Astaris joint venture. These additional contributions totaled $31 million in 2001 and $160 million in the aggregate through the end of 2005.

         In the face of declining results and the burdens of the Legacy Liabilities, in early 2001 Solutia began having difficulty meeting the financial covenants included in its $800 million revolving credit facility due August 2002 (the $800 million facility") and under its $250 million multi-currency revolving credit facility (the "$250 million facility"). As a result, during 2001, Solutia terminated the $250 million facility which it had not drawn on, and obtained a number of waivers and amendments to the $800 million facility that modified the financial covenants contained therein and collateralized the borrowings thereunder.

         Solutia planned to issue debt equity convertible bonds (the "DECS Offering") during the third quarter of 2001 and use the proceeds therefrom to repay the $800 million facility and $150 million of its 6.5% notes due October 2002 (the "2002 Notes"). Solutia decided to postpone the offering, however, due to a downgrade of Solutia's commercial paper and unsecured debt ratings and the impact of the terrorist attacks of September 11, 2001 on the financial markets and the economy as a whole. These ratings downgrades also resulted in Solutia being unable to issue commercial paper, thereby forcing Solutia to refinance outstanding commercial paper under the $800 million credit facility at relatively higher rates.

         4.       THE PERIOD PRIOR TO FILING BANKRUPTCY
                  -------------------------------------

         During 2002, Solutia continued to face a deteriorating economy, overcapacity in the industry, and the ongoing financial burden of the Legacy Liabilities. In early 2002, Solutia began to be significantly impacted by toxic tort litigation relating to the discharge of polychlorinated biphenyls ("PCBs") from the Anniston, Alabama plant site during Pharmacia's historical operation of that site. Responsibility for such litigation was one of the Legacy Tort Liabilities that was assumed by Solutia in the Solutia Spinoff.

         On January 1, 2002, simultaneous articles were published in the Washington Post, the St. Louis Post-Dispatch and the Birmingham, Alabama Daily News regarding Solutia's potential liability for the damage caused by the alleged discharge of PCBs from Solutia's Anniston, Alabama plant site. Solutia believes the stories were strategically placed by, and based on information provided by, an environmental group with ties to various plaintiffs' attorney groups, immediately prior to the trial of the Abernathy case in state court and the commencement of new actions in federal court regarding the Anniston PCBs. At the time of the articles, several consolidated litigation proceedings (the "Anniston PCB Cases") were in progress against Pharmacia, Monsanto and/or Solutia seeking damages and injunctive relief relating to alleged PCB contamination at the Anniston plant. These cases (including the Tolbert case in federal court and the Abernathy case in state court) are described in further detail in Section __ of this Disclosure Statement. Historically, Old Monsanto had been successful in managing liability

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

related to PCB litigation based on personal injury from exposure to products containing PCBs. However, the Anniston PCB Cases were based on injuries resulting from discharges of PCBs from the Anniston plant.

         The Anniston PCB Cases, and the attention brought to the cases by the various news articles, raised concerns in the financial markets regarding Solutia's continued ability to satisfy potential judgments in the litigation and resulted in a further downgrade of Solutia's debt ratings, for the first time dropping the ratings below investment grade. Furthermore, the publicity resulted in a rapid decline in Solutia's stock price from $14.02 per share on December 31, 2001, to $9 per share on January 3, 2002. By mid-February 2002, Solutia's stock price was fluctuating between $8 and $9 per share. The concerns raised in the various media reports regarding Anniston were realized when, in February of 2002, a verdict was rendered on the question of liability against Solutia in favor of the Abernathy plaintiffs. After the Abernathy judgment, Solutia's stock price dropped below $6 per share. This rapid decline in Solutia's stock price, coupled with the loss of Solutia's investment grade rating, resulted in Solutia abandoning its plan to pursue the DECS Offering. By the end of 2002, Solutia's stock price had declined even further and closed on December 31, 2002 at $3.63 per share.

         With the DECS Offering no longer a possible financing alternative, obtaining new financing to fund its operations and to refinance the $800 million facility and the 2002 Notes, which were scheduled to mature in August and October of 2002, respectively, became more difficult. With declining results, a slow economy and a lowered credit rating, along with the uncertainty relating to the Legacy Liabilities and the Anniston PCB Cases, the terms of the debt Solutia was able to obtain to replace the $800 million facility and the 2002 Notes were much less favorable than the terms of prior financings.

         In July 2002, the $800 million facility was amended to reduce the facility to $600 million (hereinafter, the "$600 million facility"), comprised of a $300 million term loan and a $300 million revolving credit facility. The $600 million facility was secured by certain assets of Solutia. Solutia's grant of a security interest in certain assets to the lenders under the $600 million credit facility, as well as the grant of a security interest to the lenders under Astaris' credit facility, resulted in other outstanding indebtedness of Solutia becoming secured pursuant to "equal and ratable" provisions in the instruments governing that indebtedness, which provided that it be secured on an equal and ratable basis with Solutia's other secured indebtedness. This indebtedness included Solutia's $150 million 6.72% unsecured debentures due October 15, 2037 (the "2037 Debentures") and $300 million 7.375% unsecured debentures due October 15, 2027 (the "2027 Debentures"), all issued under an Indenture dated October 1, 1997 between Solutia and The Chase Manhattan Bank (the "Prepetition Indenture"), and the 6.25% Notes due February 14, 2005 ((euro)200 million) issued by nondebtor Solutia Europe S.A/N.V. under a Fiscal Agency Agreement dated February 11, 2000 (as amended, the "Euro Notes").

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         Also in July 2002, Solutia completed a private placement of $223 million (issued with an original issue discount) of 11.25% senior secured 7-year notes (the "Senior Secured Notes") and related warrants. Part of the proceeds from the Senior Secured Notes was used to repay the outstanding principal and interest under the 2002 Notes. Solutia obtained a number of additional amendments to the $600 million facility in 2002 to modify certain financial covenants and allow the sale of the Resins & Additives Business.

         In December 2002, Solutia entered into an agreement to sell its Resins & Additives Business to UCB S.A. ("UCB") and the sale was completed on January 31, 2003. Net proceeds to Solutia of approximately $474 million from the sale of the Resins & Additives Business were used to partially pay down indebtedness under the $600 million facility.

         Solutia's inability to access the financial markets on favorable terms continued throughout 2002 and into 2003. Efforts to raise additional financing were further impacted by a "60 Minutes" segment in late 2002 highlighting environmental remediation concerns at the Anniston plant and the adverse impact such remediation cost could have on Solutia.

         5.       PREPETITION ATTEMPTS TO RESTRUCTURE THE BUSINESS
                  ------------------------------------------------

         Faced with the challenges presented by the Legacy Liabilities, the continuing economic downturn, high raw materials and energy costs and unfavorable debt terms, Solutia took several actions in an attempt to improve its financial condition and mitigate the financial burden imposed by the Legacy Liabilities. In addition to continuing to proactively reduce costs and headcount, manage discretionary spending, pass along cost increases when possible, implement operational efficiencies and streamline the acrylic fibers products line, Solutia also sought a reallocation of the Legacy Liabilities among Solutia, Pharmacia and Monsanto, refinanced debt through the Bank Credit Agreement (as hereinafter defined), settled (with the assistance of Monsanto and Pharmacia) the Anniston PCB Cases, and restructured the Euro Notes. Each of these actions is discussed in more detail below.

         (a)      Anniston PCB Cases Settlement

         During 2003, Solutia continued to defend the Anniston PCB Cases as it was contractually required to do under the Distribution Agreement. Verdicts with respect to damages in a number of the Anniston PCB Cases, which involved over 20,000 plaintiffs, began issuing in March, 2003. The verdicts reflected that the jury in the Anniston PCB Cases was using a formula in determining the amounts of damages which was based on various factors relating to the individual plaintiffs. If the verdicts continued to follow this formula, Solutia estimated that its total liability with respect to the Anniston PCB Cases could reach in excess of $3 billion.

         Based on the expected amount of liability with respect to the Anniston PCB Cases, in May 2003 the federal judge overseeing the Tolbert case facilitated mediation among the plaintiffs in all of the Anniston PCB Cases and Solutia. At the same time, Solutia began

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

negotiating with Pharmacia and Monsanto on a reallocation of the liability relating to the Anniston PCB Cases, focusing on the contributions Solutia would require from Pharmacia and/or Monsanto in order to avoid bankruptcy. Initially, the Tolbert mediation was unsuccessful and, with a trial date in the Tolbert case approaching, Solutia's preparation for a potential Chapter 11 filing intensified.

         In August 2003, Solutia and the plaintiffs in the Anniston PCB Cases entered into a settlement agreement (the "Anniston Global Settlement Agreement") that provided for cash payments by the defendants of $600 million, as well as certain community health initiatives for low income residents in the areas affected by the alleged PCB contamination. Solutia entered into a separate agreement with Pharmacia and Monsanto pursuant to which Solutia agreed, among other things, to pay $50 million of the $600 million cash settlement, payable in ten equal annual installments, without interest, beginning in August 2004. Pursuant to its indemnification obligations to Pharmacia under the Separation Agreement, Monsanto made $550 million in cash payments under the Anniston Global Settlement Agreement, a portion of which was funded through insurance, in exchange for Solutia's commitment to deliver to Monsanto a specified amount of warrants to purchase shares of Solutia's common stock. As its contribution to the Anniston Global Settlement Agreement, Pharmacia released Solutia and its affiliates from certain indemnification obligations, agreed to make certain benefits available to the plaintiffs in the Anniston PCB Cases and agreed to provide the community health initiatives described above. As a result of the entry into the Anniston Global Settlement Agreement, Solutia believed the possibility for an out-of-court restructuring increased and focused its energies on negotiations with Pharmacia and Monsanto for a reallocation of the Legacy Liabilities and on refinancing its debt, as described below.

         (b)      Anniston Partial Consent Decree

         Related to the Anniston PCB Cases, on August 4, 2003, the District Court for the Northern District of Alabama entered a Partial Consent Decree (the "Anniston Consent Decree"), among the United States, Pharmacia and Solutia, with respect to the Anniston PCB Superfund Site in Anniston, Alabama. The Anniston Consent Decree requires Pharmacia and Solutia to finance and perform a remedial investigation and feasibility study ("RI/FS"), a non-time critical removal action on residential properties with PCB levels between 1 part per million ("PPM") and 10 ppm, and the continuation of the time critical removal action on residential properties with PCB levels in excess of 10 ppm. It also requires Pharmacia and Solutia to reimburse the United States for future response costs for the RI/FS and non-time critical removal work, as well as for oversight costs for the time critical removal work. Finally, it requires Pharmacia and Solutia to provide approximately $3 million in funding for an education trust to benefit the citizens of West Anniston, and to provide funds for a technical assistance plan and a community advisory group.

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         (c)      The Bank Credit Agreement

         On October 8, 2003, Solutia and its Debtor subsidiary Solutia Business Enterprises Inc. (together, the "Borrowers") entered into a $350 million bank credit facility (the "Bank Credit Agreement") with Ableco Finance LLC, a unit of Cerberus Capital Management, L.P., and other syndicate lenders, including Wells Fargo Foothill, Inc. and Congress Financial Corporation. The Bank Credit Agreement provided for a three-year, $350 million revolving credit facility guaranteed by CPFilms, Monchem International, Inc., Monchem, Inc., Solutia Systems, Inc. and Solutia Investments, LLC (collectively, the "Guarantors"), and was secured by liens consisting of certain of the Borrowers' and Guarantors' working capital assets and plant, property and equipment of the Guarantors, but not all of the assets that secured the prior bank credit facility. The funds borrowed under the Bank Credit Agreement were used to refinance and retire Solutia's then-existing bank credit facility, for general working capital purposes and to pay fees and expenses related to the Bank Credit Agreement. The release of liens on assets not pledged as security for the Bank Credit Agreement in connection with the retirement of the prior bank credit facility, along with the release of assets securing a credit agreement related to Solutia's Astaris joint venture, resulted in the 2037 Debentures, the 2027 Debentures and the Euro Notes, representing collectively approximately $680 million of debt on Solutia's balance sheet, reverting from secured to unsecured status. The release of the liens resulting from this refinancing made additional assets available to Solutia for use in obtaining future financing. As discussed below, at the time of the refinancing, Solutia was still negotiating with Monsanto and Pharmacia on a reallocation of the Legacy Liabilities to avoid a bankruptcy filing.

         JP Morgan Chase Bank National Association ("JP Morgan") has succeeded The Chase Manhattan Bank as indenture trustee under the Prepetition Indenture and has filed an action in the Bankruptcy Court challenging the unsecured status of the 2037 Debentures and the 2027 Debentures. A detailed discussion of that litigation is set forth in Section IV.A.1 of this Disclosure Statement.

         (d)      Negotiations with Monsanto, Pharmacia and Bondholders

         After entering into the settlement with Pharmacia and Monsanto with respect to reallocation of liability for the Anniston PCB Cases, Solutia continued discussions with Pharmacia and Monsanto on further reallocations of the Legacy Liabilities among Solutia, Pharmacia and Monsanto. In addition, on October 22, 2003, Solutia announced that it had initiated discussions with its bondholders regarding a restructuring of its debt and that three informal bondholder committees were formed to represent the holders of the Senior Secured Notes, the 2037 Debentures, the 2027 Debentures and the Euro Notes to begin negotiating a restructuring of Solutia's outstanding debt and other obligations.

         Through negotiations with Monsanto, Solutia was able to procure a $25 million advance from Monsanto for purchases under a supply agreement between Solutia and Monsanto, and

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Pharmacia agreed to release $40 million of the security provided by Solutia to secure the appeal bond in the Penndot litigation, described in Exhibit J to this Disclosure Statement. These actions incrementally improved Solutia's liquidity position. However, in December 2003, discussions among Solutia, Pharmacia, Monsanto and the bondholders regarding a possible out-of-court restructuring and reallocation of the Legacy Liabilities ceased, and Solutia filed for Chapter 11 protection.

         (e)      Restructuring of the Euro Notes

         Prior to the Petition Date, Solutia and SESA negotiated a comprehensive debt restructuring agreement with the requisite holders of the Euro Notes. The restructuring of the Euro Notes, among other things, extended the maturity of the Euro Notes to February 2008, increased the interest rate to 10% per annum, eliminated cross-default provisions related to Solutia and removed Solutia as a guarantor of the Euro Notes. On January 30, 2004, SESA successfully completed the second and final step of the restructuring of the Euro Notes. The restructuring, and particularly the elimination of Solutia as a guarantor, allowed SESA to continue normal, uninterrupted operations during the Chapter 11 Cases. As a result of this restructuring, neither Solutia nor any of its subsidiaries or affiliates was at any time in default under the terms of the Euro Notes as a result of the Debtors' bankruptcy filing.

E.       THE COMMENCEMENT OF THE CHAPTER 11 CASES
         ----------------------------------------

         Despite its efforts to restructure its liabilities out-of-court, Solutia continued to be faced with a deteriorating liquidity position, exacerbated by tightening credit terms with key suppliers, and a lack of viable alternatives that would comprehensively address all of its obligations. Furthermore, the Legacy Liabilities remained a substantial drain on Solutia's liquidity, and negotiations with Pharmacia and Monsanto on the reallocation of the Legacy Liabilities had ceased. Finally, Solutia was facing upcoming maturities and interest payments on a number of its outstanding debt obligations and upcoming mandatory contributions to its qualified pension plan. Therefore, Solutia made the decision to file for Chapter 11 protection. On December 17, 2003, Solutia received waivers of the cross-default provisions under the Euro Notes which would allow the Debtors to enter bankruptcy without forcing its non-Debtor subsidiaries into default. With this final step completed, the Debtors commenced these Chapter 11 Cases on December 17, 2003 (the "Petition Date"). No foreign subsidiaries or affiliates of Solutia are Debtors in the Chapter 11 Cases or other bankruptcy or insolvency cases. The Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code during the course of the Chapter 11 Cases.

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

                                    III.
                     EVENTS DURING THE CHAPTER 11 CASES
                     ----------------------------------

         As set forth in greater detail below, during the Chapter 11 Cases, the Debtors have expended substantial effort to stabilize and improve their businesses. As part of these efforts, the Debtors obtained various critical first-day orders to allow a smooth transition into bankruptcy, obtained favorable DIP financing, took actions to retain employees essential to a successful reorganization process, retained restructuring and other professionals and made significant management changes. In addition, Solutia developed and implemented a reorganization strategy to address the factors that led to its bankruptcy filing and to position Solutia to thrive upon emergence from bankruptcy.

A.       STABILIZATION OF BUSINESS OPERATIONS
         ------------------------------------

         1.       FIRST DAY RELIEF
                  ----------------

         Through a careful review of their business operations and cash requirements, the Debtors entered bankruptcy with minimal impact on their day-to-day business operations. Integral to this transition were certain "first day" orders entered by the Bankruptcy Court that provided, among other things, flexibility in cash management, the ability to use cash collateral and the ability to pay certain prepetition vendors. In addition, the Debtors engaged in an extensive communication program with vendors and customers assuring them that the transition into bankruptcy would be smooth and there would be no interruption in the purchase or supply of goods by Solutia.

         On the Petition Date, the Debtors sought and obtained several orders authorizing the Debtors to pay various prepetition Claims. These orders were designed to ease the strain on the Debtors' relationships with employees, vendors, customers and taxing authorities as a consequence of the commencement of the Chapter 11 Cases. Among other things, these orders authorized the Debtors to: (a) honor customer prepayments for goods and services; (b) maintain business support programs; (c) make certain pass-through payments to customers received on the customers' behalf under certain arrangements; (d) honor customer and dealer Claims for prepetition refunds, rebates and adjustments, including adjustments to billing, product returns or exchanges, as well as promotional discounts and other credits;
(e) maintain cash management systems; (f) use prepetition bank accounts, checks, and other business forms; (g) pay outstanding prepetition trust fund taxes; and (h) pay certain prepetition employee wage and benefit claims.

         Additionally, the Debtors obtained authority to pay the prepetition Claims of certain vendors and service providers. The Debtors' ability to pay the Claims of these vendors was critical to maintaining ongoing business operations due to the Debtors' inability to acquire essential replacement goods and services of the same quality, reliability, cost or availability from other sources.

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         Finally, the Bankruptcy Court entered an interim order, which was made final on January 20, 2004, permitting the Debtors to use cash collateral in accordance with an agreed budget.

         2.       DIP FINANCING
                  -------------

         A critical goal of the Debtors' business stabilization efforts was to ensure that the Debtors maintained sufficient liquidity to operate their businesses during the Chapter 11 Cases. The Debtors addressed their initial liquidity needs by securing an interim debtor-in-possession financing package. On December 19, 2003, Solutia, Solutia Business Enterprises Inc. and each of Solutia's other Debtor subsidiaries entered into a Finance Agreement with Ableco Finance LLC, Wells Fargo Foothill, Inc., Congress Financial Corporation and the lenders from time to time party thereto (the "Interim DIP Facility"). The Interim DIP Facility provided up to $500 million in debtor-in-possession financing, which was secured by substantially all of the Debtors' assets and from which Solutia made an initial borrowing of $75 million.

         After an orderly transition into bankruptcy that was facilitated by the procurement of the Interim DIP Facility and the other stabilization activities described above, Solutia solicited and received expressions of interest in providing final debtor-in-possession financing from a number of financial institutions. Competition among financial institutions allowed Solutia to obtain a final debtor-in-possession financing package with substantially better terms than those of the Interim DIP Facility. On January 16, 2004, pursuant to authorization from the Bankruptcy Court, Solutia entered into a $525 million Financing Agreement among Solutia and Solutia Business Enterprises Inc., as borrowers, all of the other Debtors, as guarantors, Citicorp USA, Inc., as administrative, collateral and documentation agent, and Citibank, N.A., as issuer (the "DIP Credit Facility"). The DIP Credit Facility was used by Solutia and its Debtor subsidiary Solutia Business Enterprises Inc. to retire their respective obligations under the Bank Credit Agreement, as described in Section V.G.1 below, and the Interim DIP Facility, as described in Section V.G.1 below.

         The DIP Credit Facility was subsequently amended on March 1, 2004, July 20, 2004 and June 1, 2005. The various amendments to the DIP Credit Facility modified, among other things, the mandatory prepayment terms and covenants regarding disposition of assets and investments, certain notice provisions, the interest rate, and the term of the final maturity date from December 19, 2005 to June 19, 2006.

         The DIP Credit Facility, as amended, consists of: (a) a $50 million multiple draw term loan; (b) a $300 million single draw term loan, which was drawn in full on the effective date of the facility; and (c) a $175 million borrowing-based revolving credit facility, which includes a $150 million letter of credit subfacility.

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         3.       EMPLOYEE RETENTION
                  ------------------

         In connection with the restructuring process leading up to the Petition Date, the Debtors significantly reduced their employee headcount, which increased job security concerns among remaining employees. The commencement of the Chapter 11 Cases exacerbated these concerns. As a result, the Debtors implemented a number of programs designed to retain the services of employees integral to the successful functioning of Solutia's businesses, obtaining Bankruptcy Court approval of such programs when necessary. The programs included, among other things, a key employee retention bonus plan. These programs were successful in influencing the vast majority of key employees to remain with Solutia after the Petition Date. The services of these employees have been a critical factor in the improved performance of Solutia during the Chapter 11 Cases.

         4.       RETENTION OF RESTRUCTURING AND OTHER PROFESSIONALS
                  --------------------------------------------------

         To assist the Debtors in carrying out their duties as debtors in possession and to represent their interests in the Chapter 11 Cases, the Debtors initially retained, as of the Petition Date, with authorization from the Bankruptcy Court, the law firm of Gibson, Dunn & Crutcher LLP ("Gibson Dunn") as lead restructuring attorneys for the Debtors. On March 11, 2005, as a result of the death of one of Gibson Dunn's senior restructuring partners overseeing the Chapter 11 Cases and the departure of another Gibson Dunn senior partner to Kirkland & Ellis LLP ("K&E"), as well as in view of K&E's extensive bankruptcy expertise, the Debtors obtained approval from the Bankruptcy Court to engage K&E to replace Gibson Dunn as their lead restructuring attorneys to represent them in all aspects of the Chapter 11 Cases. The costs associated with the transition of the Debtors' representation from Gibson Dunn to K&E were fully covered by K&E. Additionally, with the Bankruptcy Court's approval, the Debtors retained Rothschild Inc. ("Rothschild"), as financial advisors and investment bankers; Kroll Zolfo Cooper, LLC, as restructuring advisors and bankruptcy consultants; and Charles River Associates Inc., as special business consultants.

         In addition to these key professionals, the Debtors have retained various other professionals to assist them in managing the Chapter 11 Cases, as follows: special litigation counsel; corporate counsel; conflicts counsel; accountants; tax service providers; corporate communication consultants; and a claims and noticing agent. The Debtors also employ attorneys and other professionals to represent or assist them in a variety of situations arising in the ordinary course of the Debtors' business in matters unrelated to the Chapter 11 Cases. The Debtors have also retained, with the approval of the Bankruptcy Court, various experts to assist them in the estimation of alleged personal injury and property damage claims and alleged natural resource damages.

         In addition to paying the fees of their own advisors, the Debtors are required to pay fees related to the Chapter 11 Cases incurred by various other constituencies. On January 6, 2004,


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

the United States Trustee for the Southern District of New York appointed the Official Committee of Unsecured Creditors (the "Creditors' Committee") in the Chapter 11 Cases to represent the interests of all general unsecured creditors of the Debtors. On February 20, 2004, the Bankruptcy Court authorized the appointment of an official retiree committee (the "Retirees' Committee") in the Chapter 11 Cases, pursuant to section 1114 of the Bankruptcy Code, to represent the interests of those retirees (and their covered dependents) whose retirement benefits were impacted by the Chapter 11 Cases. On March 24, 2004, the United States Trustee for the Southern District of New York appointed the Official Committee of Equity Security Holders (the "Equity Committee") in the Chapter 11 Cases, pursuant to sections 1102(a) and 1102(b) of the Bankruptcy Code, to represent the interests of all equity holders of Solutia. Each of the above-referenced committees and their respective professional advisors are listed on Exhibit [_] annexed to this Disclosure Statement. The fees and costs incurred by the Creditors' Committee, the Retirees' Committee and the Equity Committee and their professional advisors, to the extent approved by the Bankruptcy Court, are paid by the Debtors. As of December 31, 2005, the Debtors have paid approximately $47 million in legal and professional fees in connection with administering these Chapter 11 Cases. Of this amount, approximately $36 million was paid to professionals retained by the Debtors in connection with the Chapter 11 Cases, and approximately $11 million was paid to the professional advisors of other constituencies in these Chapter 11 Cases, as approved by the Bankruptcy Court after proper notice and hearing.

         Since the formation of the above-referenced committees, the Debtors have kept such committees informed about the Debtors' business operations. Additionally, the Debtors have sought the concurrence of the Creditors' Committee and, where appropriate, of the Equity Committee and the Retirees' Committee, in connection with certain actions and transactions taken by the Debtors outside of the ordinary course of business. The Creditors' Committee has actively participated, together with the Debtors' management and professionals, in reviewing the Debtors' business operations and actions taken in the Chapter 11 Cases so as to facilitate the process of rehabilitating and reorganizing the Debtors' capital and corporate structures.

B.       NEW SENIOR MANAGEMENT TEAM
         --------------------------

         During the Chapter 11 Cases, Solutia's board of directors has made a number of changes in Solutia's senior management team to improve the financial and operational performance of the company. On May 3, 2004, Jeffry
N. Quinn was elected as Solutia's President and Chief Executive Officer, and was also elected to Solutia's board of directors. Mr. Quinn had previously served as Senior Vice President, General Counsel and Chief Restructuring Officer of Solutia. He joined the company in January 2003. Prior to joining Solutia, Mr. Quinn had spent 14 years in senior executive positions in the mining and petroleum refining industries, including service from 2000 through 2002 as the Chief Administrative Officer and General Counsel of Premcor Inc., one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, petroleum coke and other petroleum


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

products in the United States and served from 1989 to 2000 as an executive officer of Arch Coal Inc., one of the largest coal producers in the United States.

         After his appointment, Mr. Quinn effectuated a reorganization of Solutia's senior leadership team, as follows:

         JAMES M. SULLIVAN was named a Senior Vice President and Chief Financial Officer of Solutia in 2004. Mr. Sullivan had previously served as a Vice President and Controller of Solutia from 1999 through 2004.

         LUC DE TEMMERMAN was named a Senior Vice President and President, Performance Products of Solutia in 2003. Mr. De Temmerman is a long-time Solutia employee who had previously served as Vice President and General Manager, Performance Products from 2003 through 2004, Worldwide Commercial Director of Laminated Glazing Products and Services from 2001 through 2002, and Business Director, Saflex-Europe/Africa from 2000 through 2001.

         JONATHON P. WRIGHT, joined Solutia in early 2005 as a Senior Vice President and President, Integrated Nylon. Mr. Wright previously served as a Vice President for Charles River Associates, an international Economic and Business Consulting firm, from 2002 through 2005 where he worked extensively in the petrochemical, specialty chemical and related process industries. Prior to that, Mr. Wright was a Managing Director of Arthur D. Little's North American Strategy and Organizational Consulting business from 1997 through 2002. Prior to consulting, Mr. Wright was a Senior Manager of British Gas in various operating, commercial and strategic roles.

         KENT J. DAVIES joined Solutia in early 2006 as a Senior Vice President and President, CPFilms. Mr. Davies had previously served as Senior Vice President, Marketing, R&D and Regulatory, for United Industries Corp., a global consumer products company, from 2002 through 2005. Prior to that, Mr. Davies served as General Manager, Global Medical Non-Wovens Business for Kimberly-Clark Corp.

         JAMES R. VOSS joined Solutia in early 2005 as Senior Vice President, Business Operations. Prior to joining Solutia, Mr. Voss served as Senior Vice President and Chief Administrative Officer of Premcor Inc., one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, petroleum coke and other petroleum products in the United States, from 2000 through 2005. Prior to that, Mr. Voss served in various operational and human resources capacities with United Parcel Services.

         ROSEMARY L. KLEIN was named Senior Vice President, Secretary & General Counsel of Solutia in 2004. Ms. Klein previously served as Vice President, Secretary and General


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         Counsel, Corporate and External Affairs and Assistant General Counsel of Solutia from 2003 through 2004. Prior to joining Solutia, Ms. Klein served from 2000 through 2003 as Assistant General Counsel and Secretary at Premcor Inc., one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, petroleum coke and other petroleum products in the United States, and in 2000 as the Assistant General Counsel and Secretary of Arch Coal, Inc., the second largest coal producer in the United States.

         A number of these executive officers, including Mr. Quinn, are eligible to receive special bonuses upon Solutia's emergence from bankruptcy based upon financial performance, enterprise value and unsecured creditor recovery. Granting these bonus opportunities was essential to attracting and retaining the top-quality leadership that has been invaluable in bringing Solutia through the bankruptcy process and positioning it to thrive upon emergence. These emergence incentive programs were approved by the Bankruptcy Court.

         In conjunction with these changes in senior management, a broader reorganization of Solutia's worldwide management and organizational structure was undertaken. This reorganization resulted in changes in management and other positions within the Nylon and Performance Products and Services segments, as well as general administrative functions, including elevation of the environmental, safety and health, and strategic planning roles and promoting personnel within the organization into positions of greater responsibility.

C.       REORGANIZATION STRATEGY
         -----------------------

         The new senior leadership team developed and has been executing a reorganization strategy focused on four principal objectives in order to maximize the value of the Debtors' estates, address the factors that led to the bankruptcy filing and enable Solutia to thrive after emergence from bankruptcy. This reorganization strategy focuses on:

         o managing Solutia's businesses to enhance financial and operating performance including the utilization of the unique powers of a Chapter 11 debtor-in-possession;

         o making changes to Solutia's asset portfolio so that it consists of high-potential businesses that can consistently deliver returns in excess of their cost of capital;

         o    achieving a reallocation of the Legacy Liabilities; and

         o    negotiating an appropriate capital structure.

         1.       ENHANCING THE PERFORMANCE OF SOLUTIA'S BUSINESSES
                  -------------------------------------------------

         Solutia has implemented numerous initiatives since the Petition Date to enhance its operational and financial performance. These actions are more fully described below.

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         (a)      New Corporate Culture

         Solutia has revitalized its internal culture, which has enabled the organization to confront underlying and recurring issues with decisive actions to restore profitability. This culture is focused on execution and results, rather than process. It emphasizes impatience with the status quo, rather than a fixation with historic practices. It is intended to drive step-change improvements, rather than evolutionary progress.

         Solutia has built this revitalized internal culture through numerous means. Leadership changes among the senior management team and managers throughout the company have brought fresh perspectives and a passion for positive change. Compensation systems have been redesigned to be more performance-driven, with fewer entitlements and greater differentiation. Expectations are established through goal alignment throughout the organization, with greater accountability for delivering on those expectations. Leadership is engaging in a proactive, ongoing and in-depth program to ensure strategic plans are not just formulated but fully executed. In summary, these efforts are building a high-performing culture that is focused and motivated to achieve exceptional results.

         (b) Strategic Review of the Integrated Nylon, Laminated Glazing Interlayers, CPFilms and Specialty Products and Services Businesses

         Solutia's management has conducted a systematic strategic review of the Nylon, LGI and CPFilms businesses, which together accounted for approximately 87% of Solutia 2005 total net sales. These strategic reviews focused Solutia's efforts during the Chapter 11 Cases and will form the basis of Solutia's strategy going forward. Based on these strategic reviews, Solutia believes that the Nylon, LGI and CPFilms business are well positioned for the future and will form the basis for a successful Solutia upon emergence from bankruptcy. A strategic review of the Specialty Products and Services business is ongoing.

         (c)      Proactive Commercial Perspective

         A key element of Solutia's corporate strategy post-emergence is a significantly more proactive commercial approach, one that recognizes that the long-term success of its customers requires a strong and dependable supplier. This new commercial perspective strives for a true partnership and is not based on the premise that the suppliers subsidize investments in materials, technology or people. Solutia's commercial approach will better manage with customers the risk of movements in the oil and energy markets, in some cases via formula pricing, to ensure the value chain remains connected to key raw material and energy cost inputs. Solutia intends to ensure the long term success of our customers by pricing its products adequately to fund customer-driven technology and innovation resulting in a stream of highly innovative and unique products and services. Finally, Solutia is committed to retain and attract personnel of the highest quality by achieving a fair share of the value that is both created and delivered by the people of


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Solutia. This perspective and commercial approach was one of the reasons Solutia was able to generate an expanding gross margin in 2005 in comparison to 2004. In 2005 versus 2004, Solutia's raw material and energy costs increased substantially, by over $160 million. However, Solutia's disciplined commercial approach resulted in price increases of over $275 million in comparison to 2004 pricing levels. In the two years leading up to the filing date, through 2004, Solutia was unsuccessful in passing through the raw material and energy costs increases via pricing actions, which was a key factor in its declining financial performance.

         (d)      Cost Reduction and Efficiency Initiatives

         In May 2004, Solutia launched a series of cost reduction initiatives throughout the company. At the plant level, these programs focused on actions such as asset management effectiveness to optimize manufacturing operations, maintenance savings, yield improvement and utilities optimization. Additionally, actions were taken to better control discretionary spending, particularly within the core corporate services functions (e.g., information technology, human resources, finance, legal, etc.). Finally, a focused effort was undertaken to achieve additional savings in the procurement of goods and services. These actions have helped to drive revenue growth and expansion of operating margins, and yielded approximately $65 million in savings in 2004.

         Solutia continues to monitor its costs and identify areas to improve the cost competitiveness of its businesses. In 2005, Solutia embarked on a series of process improvement and commercial initiatives, which are further described in Section III.C. of this Disclosure Statement.

         (e)      Headcount Reductions

         As of the Petition Date, Solutia had approximately 6,350 employees worldwide. Through various initiatives, including downsizing of its corporate office, shutdown of the chlorobenzene, acrylic fiber and tire yarn operations, the planned shutdown of its Queeny facility in St. Louis, Missouri, and involuntary reductions-in-force, Solutia has reduced its total number of worldwide employees as of December 31, 2005 to approximately 5,400. These headcount reductions resulted in approximately $34 million in annual cost savings.

         (f)      Changes to Employee and Retiree Benefit Programs

                  (i)      Changes in Active Employee Welfare Benefits

         Since the Petition Date, Solutia has improved its cost competitiveness by making significant changes to the welfare benefit programs it provides to its active non-union employees. These changes are similar to those provided to, and accepted in a new collective-bargaining agreement by, Solutia's U.S. union-represented employees as discussed below. Specifically, Solutia increased the deductibles, co-payments and coinsurance amounts in its medical and


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

dental programs, as well as increased the employee share of the cost to participate in these plans. Solutia also reduced the company-paid income replacement amount in the disability insurance program. These benefits changes are expected to result in savings of approximately $12 million per year.

                  (ii)     Actions Regarding the Forsberg Settlement

         Throughout the Chapter 11 Cases, and in accordance with the terms of the Retiree 1114 Order (as defined below), Solutia has continued to perform its financial and other obligations to its retirees under the terms of the Forsberg Settlement described in Section II.C of this Disclosure Statement. As of the Petition Date, Solutia estimated that the cost of providing benefits to retirees in accordance with the terms of the Forsberg Settlement would be approximately $90 million per year with projected annual costs for pre-Solutia spinoff retirees and their dependents and surviving spouses of approximately $55 to $60 million.

         In August 2004, Solutia sent a notice to its current employees notifying them of changes in Solutia's medical plans for active employees (the "2005 Active Plan"). In accordance with the terms of the Forsberg Settlement, the proposed changes to the 2005 Active Plan were to be applied to those retirees covered by the Forsberg Plan. In response to the notice concerning the 2005 Active Plan, the Retirees' Committee filed the Official Committee of Retirees' Motion to Compel Debtors to Comply With 11 U.S.C.
section 1114 (the "Retirees' 1114 Motion"). The Retirees' 1114 Motion claimed that Solutia's implementation of the 2005 Active Plan violated section 1114 of the Bankruptcy Code. Section 1114 of the Bankruptcy Code prohibits a debtor from modifying retiree benefits (as defined therein) without first obtaining (a) a court order authorizing the modifications, or
(b) the consent of the authorized representative of the recipients of the benefits. Solutia objected to the Retirees' 1114 Motion on the grounds, among others, that section 1114 approval was not necessary because the express terms of the post-employment medical and welfare benefit plans that applied to the retirees and the Forsberg Settlement permitted those modifications. After a hearing held before the Bankruptcy Court on September 28, 2004, the Bankruptcy Court entered an Order Compelling Debtor to Comply With 11 U.S.C. section 1114 (the "Retiree 1114 Order"), which ordered that the establishment of the 2005 Active Plan could not in any way affect the amount of or entitlement to retirement benefits to be paid by Solutia to or for the Retirees, and further ordered that no retiree benefits, as they existed on January 1, 2004, could be modified by Solutia pending the Debtors' compliance with section 1114 of the Bankruptcy Code. Solutia filed a notice of its appeal of the Retiree 1114 Order, and Solutia's appeal remains pending before the United States District Court for the Southern District of New York (the "New York District Court"). This appeal will be stayed, and ultimately withdrawn, in connection with the Retiree Settlement described below.

         The Debtors and Monsanto have attempted to resolve the issues raised by the financial burdens imposed on the Debtors by the terms of the Distribution Agreement and the Forsberg Settlement and to meet their obligations with respect to Retirees. After extensive negotiations



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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

with Monsanto and the Creditors' Committee, on July 7, 2005, the Debtors initiated discussions with the Retirees' Committee to (i) resolve the Retirees' claims against the Debtors' estates and (ii) provide for modifications to the level of disability and retiree medical and life insurance benefits (referred to as "OPEB" in Section II.C.1 of this Disclosure Statement) paid to Retirees after the Effective Date. The negotiations resulted in a global settlement among the Debtors, the Retirees Committee, Monsanto and the Creditors' Committee (the "Retiree Settlement"), which will be funded by the Monsanto Funding Co Contribution, subject to the Rights Offering.

         The Retirees' benefits will be modified according to the terms of, and any resulting claims of the Retirees will be resolved pursuant to, the Retiree Settlement and the Plan, as described in Section VI.A herein.

                  (iii)    Changes in Qualified Pension Plan Benefits

                  Solutia has also made significant changes to its qualified pension plan to reduce costs and enhance the financial condition of such plan. As a result of the cost savings achieved with respect to the plan, Solutia expects to retain the plan after emergence as it believes the plan is an effective tool for helping to retain long-term employees. Solutia amended its U.S. qualified pension plan to cease future benefit accruals, effective July 1, 2004, for non-union participants and January 1, 2006 for union participants. In addition, Solutia made the decision in 2004 to pre-fund a portion of its pension obligations by making a voluntary contribution of approximately $11 million. The cessation of future benefit accruals is expected to save Solutia approximately $40 million in pension expense over the next several years and reduce overall pension funding requirements over the next five years by approximately $110 million. The pre-funding payment served to defer Solutia's next required contribution into 2006.

                  (iv)     Termination of Non-Qualified Pension Benefits

                  Prior to the Petition Date, Solutia maintained the Solutia Inc. ERISA Parity Savings and Investment Plan, the Solutia Inc. ERISA Parity Pension Plan, the Solutia Inc. Supplemental Retirement Plan and the Solutia Inc. Deferred Compensation Plan, pursuant to Sections 3(36) and 4(b)(5) of ERISA (together, the "Nonqualified Plans") for the benefit of a select group of management employees. Benefits provided under the Nonqualified Plans are payable from the general assets of Solutia. Effective December 7, 2005, Solutia terminated the Nonqualified Plans, as permitted by the terms thereof.

                  (v) Changes in Other Post-Employment Benefits for Active Employees

                  Solutia also enacted several changes to its other U.S. post employment benefits ("OPEB") for active employees. These changes, effective September 1, 2004 for non-union employees and January 1, 2006 for union employees, included changes to certain eligibility requirements for post employment medical benefits and the elimination or reduction of retiree

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

life insurance benefits for future retirees. With respect to eligibility to participate in retiree medical coverage, Solutia increased the age and service requirements from age 55 with 10 years of service ("55/10") to age 60 with 15 years of service. Employees who meet the 55/10 requirements by January 1, 2007 and employees whose age plus years of service are equal to or greater than 75 by January 1, 2007 retain eligibility to participate upon reaching the 55/10 criteria. Beginning January 1, 2007, post employment medical benefits will end for a retiree or spouse on the earlier of the time such person attains age 65 or October 31, 2016. The changes are expected to result in an approximately $40 million reduction in liabilities in 2006.

                  (vi) Collective Bargaining Agreements with U.S. Union-Represented Employees

         On September 1, 2005, Solutia reached new collective bargaining agreements with its union-represented employees. The new collective bargaining agreements cover pension and insurance benefits. The agreements provide for changes to employee pension, health and welfare benefits consistent with those changes that Solutia had previously implemented for its active U.S. non-union employees. Specifically, the union employees agreed, effective January 1, 2006, (i) to freeze their pension plan, (ii) to end post employment medical benefits for retirees and spouses on the earlier of the time such person attains age 65 or October 31, 2016, and (iii) to participate in more cost-effective medical, dental and disability programs. This new collective bargaining agreement is expected to generate savings of approximately $8 to $10 million per year.

         (g)      Changes in Compensation Philosophy and Annual Incentive
Programs

         To improve performance, Solutia made a number of changes in its compensation programs in order to more closely tie the compensation of its executives and other employees to the performance of its businesses. During the Chapter 11 Cases, Solutia implemented both the 2004 and 2005 annual incentive programs (together, the "Incentive Programs"). As compared to prior Solutia employee incentive programs, the Incentive Programs increased annual bonus opportunities for certain key commercial and operational personnel so that a higher portion of such personnel's total annual pay was tied to performance and made the annual bonus criteria under the Incentive Programs more objective. The Incentive Programs were made applicable to a majority of Solutia's employees.

         (h)      Remediation Management of Legacy Environmental Liabilities

         As of the Petition Date, Solutia was managing active remediation projects at approximately 75 sites with an annual budget of approximately $40 million in the aggregate. Since commencing the Chapter 11 Cases, Solutia has had three goals with respect to the Legacy Environmental Liabilities:
(i) to exercise and comply with its rights and obligations under applicable bankruptcy and environmental laws; (ii) to ensure that key remediation projects


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

continue to move forward with costs shifted to other parties to the extent possible; and (iii) to achieve a reallocation of the Legacy Environmental Liabilities that will allow Solutia to emerge from Chapter 11 as a viable entity. In connection with its commencement of the Chapter 11 Cases, Solutia initiated contact with the Environmental Protection Agency ("EPA"), Pharmacia, Monsanto and other interested parties to inform them of Solutia's status and ensure continuation of critical remediation activity.

         As a result of Solutia's discussions with Monsanto, Pharmacia, the relevant government agencies, and other stakeholders, an interim arrangement (the "Interim Protocol") for the continued management of key remediation projects was reached among Solutia, Pharmacia, Monsanto, and the United States Department of Justice (the "DOJ"). The Interim Protocol initially provided that Monsanto would perform and/or fund Solutia's remediation obligations arising under outstanding judicial and administrative orders at the Shared Sites (described below) of the Anniston PCB Site and the Sauget Area 1 and Area 2 Sites, and that Solutia would perform and/or fund activities related to Solutia owned or operated portions of those sites or the related Anniston and W.G. Krummrich Plant Sites. The Interim Protocol was designed to function "indefinitely," subject to Monsanto's right to withdraw upon 60 days' written notice to Solutia and the DOJ. The Interim Protocol has been in place and has functioned effectively since March 2004, and has now been followed with respect to the remediation efforts at 15 sites never owned or operated by Solutia. As of the date hereof, Monsanto has not provided Solutia with a notice of withdrawal. Due to these efforts, all environmental remediation projects being managed by Solutia prior to the Petition Date continue to move forward notwithstanding the pendency of the Chapter 11 Cases, either through management by Solutia or Monsanto.

         (i)      Executory Contracts and Unexpired Leases

         Since the Petition Date, the Debtors have undertaken an extensive review of over 13,000 contracts that either the Debtors entered into prior to the Petition Date or that were assigned to the Debtors in connection with the Solutia Spinoff and the Distribution Agreement to determine whether there are benefits to Solutia in assuming or rejecting any Executory Contracts or Unexpired Leases. Thus far, the Debtors have rejected 15 Executory Contracts, which realized over $179 million of gross savings for the Debtors' estates. In addition, as further discussed below, Solutia has utilized the chapter 11 contract assumption process to assume and obtain beneficial amendments to a number of its Executory Contracts and Unexpired Leases. The Debtors were able to use this process to induce contract and lease counterparties to agree to reduce their cure claims in exchange for an early assumption of such contracts and leases by the Debtors. This course of action resulted in significant savings for the Debtors' estates resulting from the reduced cure costs associated with such assumptions and, accordingly, a reduction in potential contract and lease rejection Claims against the Debtors' estates. In addition, the amendments to the assumed Executory Contracts and Unexpired Leases will enable the Debtors and the Reorganized Debtors to operate with greater efficiency in the future. The following


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

examples illustrate the benefits the Debtors have obtained through this assumption and rejection process:

         o Assumption of certain contracts with UCB and related entities and Surface Specialties, Inc. as part of a global settlement. The settlement improved Solutia's terms under the contracts as well as resulting in the waiver of over $40 million in Claims against the Debtors' estates.

         o Rejection of certain contracts with Calpine-related entities, effective June 1, 2004. These contracts were rejected in order for Solutia to avoid purchasing natural-gas generated steam and electricity from Calpine's Decatur facility, which, due to rising natural gas prices, had grown prohibitively expensive relative to Solutia's other steam and electricity alternatives. At the time of the rejection, Solutia estimated that annual benefits from these rejections would range from $14 million to $22 million, resulting in a net present value of $125 million in benefits over the life of the contracts. This benefit to Solutia has increased since June 2004 as a result of the continued rise in natural gas prices relative to alternative steam and power generation costs.

         o Assumption and amendment of several propylene and cyclohexane supply agreements with Huntsman Petrochemical Corporation ("Huntsman"). The amended agreements provide the Debtors with improved credit terms and resolved Huntsman's Claims against the Debtors without the need for litigation. In addition, Solutia was able to greatly reduce the amount of propylene it is required to purchase from Huntsman, resulting in significant savings to Solutia.

         o Assumption and amendment of an Information Technology Services Agreement with Electronic Data Systems Corporation ("EDS"). The amended agreement allows Solutia to save approximately 14% to 24% annually, eliminates unnecessary service requirements and provides Solutia with more flexibility with regard to terminating the agreement. In addition, EDS agreed to a 25% reduction in its cure Claim and that such Claim would be amortized and paid in 10 monthly installments.

         o Assumption and amendment of a nitrogen sales contract with AirLiquide Large Industries US LP. Assuming and amending this contract enables Solutia to acquire nitrogen at a reduced price and eliminates minimum purchasing obligations contained in the previous contract. The modifications will allow Solutia to save approximately $800,000 annually.

         o Assumption and amendment of a warehouse lease with Ashley Brownstone South LLC. This resulted in an extension of the term of the lease and a $540,000 reduction in rent payments due over the term of the lease.


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         o Assumption and amendment of a specialty film and commodity film products supply agreement between Debtor CPFilms Inc. and Toray Plastics (America), Inc. ("TPA"). The amended agreement enables CPFilms Inc. to secure an increased supply of film products at a favorable price. In addition, the amended agreement clearly defines TPA's obligation to provide a variety of beneficial services to CPFilms Inc. not specifically set forth in the original agreement. TPA agreed to reduce its cure Claim by 10% and have such Claim paid in six monthly installments.

         o Assumption and assignment of a rail car lease with ACF Industries LLC to Monsanto, saving Solutia $112,500 in lease payments for the remainder of the lease.

         o Assumption and amendment of a service agreement between Debtor CPFilms Inc. and Virginia Gas Company, enabling CPFilms Inc. to reduce the cure amount associated with the assumption and improve its credit terms.

         o Assumption of certain software licenses with Microsoft Corporation enabling Solutia to transfer certain licenses in connection with the sale of Axio Research Corporation's assets, as described in Section III.C.2.(e)(iv) of this Disclosure Statement.

         The Debtors are continuing to review their Executory Contracts and Unexpired Leases to determine which, if any, of such contracts and leases should be assumed or rejected before the Effective Date. The Debtors have determined that they will assume the contracts set forth on Exhibit G annexed to the Plan. The remainder of the contracts are either no longer executory within the meaning of section 365 of the Bankruptcy Code or will be rejected by the Debtors pursuant to the Plan.

         2.       CHANGES TO THE ASSET PORTFOLIO
                  ------------------------------

         Another element of Solutia's reorganization strategy has been to make changes to its asset portfolio while in bankruptcy to enhance the value of the estate. This is consistent with Solutia's business strategy to build a portfolio of high-potential businesses that can consistently deliver returns in excess of their cost of capital. To implement this strategy, during the Chapter 11 Cases, Solutia has (i) made strategic investments in its core businesses; (ii) exited certain unprofitable businesses and facilities; and (iii) divested non-core assets, as further described below.

         (a)      Changes in the Nylon Business

                  (i)      Closure of the Acrylic Fibers Business

         Solutia exited its acrylic fibers business in the second quarter of 2005. Solutia's decision to exit the acrylic fibers business was based on increased foreign competition and the resulting significant profitability decline in the sector. Acrylic fibers produced by Solutia were previously

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

used in diverse personal products and industrial applications such as apparel, craft yarns, dental floss and conveyer belts. Historically, the acrylic fibers business accounted for approximately 6% of Solutia's consolidated revenues. As a result of this business initiative, Solutia's plant located in Decatur, Alabama ceased to operate its acrylic fiber line, but will continue to produce chemical intermediaries for use in nylon products.

                  (ii)     Closure of the Pensacola Industrial Fiber Business

         In June 2005, Solutia closed the nylon industrial fiber business at its plant in Pensacola, Florida (the "Pensacola Tire Business"). Nylon industrial fibers manufactured by the Pensacola Tire Business were previously used in diverse applications such as tire reinforcement, automotive belts and hoses and other industrial products. As a result of the shutdown of the Pensacola Tire Business, Solutia announced that it would concentrate its production of nylon industrial fibers at its Greenwood, South Carolina plant. The nylon industrial fiber unit at the Greenwood, South Carolina plant utilizes newer technology than the Pensacola unit, enabling it to achieve lower costs and higher quality. Historically, the Pensacola Tire Business accounted for approximately 1% of Solutia's consolidated revenues. Solutia plans to restart the two continuous polymerization production lines that were shut down in 2005 as part of the Pensacola nylon industrial fiber closure for the manufacture of VYDYNE(R) nylon molding resins.

         (b)      Changes in the LGI Business

                  (i)      Acquisition of Puebla, Mexico LGI Plant

         On November 23, 2005, Solutia entered into a stock purchase agreement with Vitro S.A. de C.V. ("Vitro") and Vitro Plan, S.A. de C.V. ("Vitro Plan"), a wholly-owned subsidiary of Vitro, pursuant to which Solutia will acquire Vitro Plan's 51% stake in Quimica M S.A. de C.V. ("Quimica"), a joint venture formed between Solutia and Vitro Plan in 1995. Solutia has agreed to pay $20 million in cash to acquire Vitro Plan's interest in the joint venture. As a result of this acquisition, Solutia will become the sole owner of Quimica and its PVB interlayer plant located in Puebla, Mexico. Solutia believes that the worldwide market for laminated glass products will grow over the next five years, creating greater demand for PVB products. The Quimica acquisition will increase Solutia's existing PVB interlayer manufacturing capacity and thereby better position Solutia to capture a substantial portion of this growth. Pursuant to the stock purchase agreement, Solutia and Vitro Plan (or its affiliates) will also enter into supply agreements under which Solutia will provide Vitro and certain of its affiliates with 100% of their requirements for most SAFLEX(R) PVB products for up to five years. The transaction was approved by the Bankruptcy Court on December 15, 2005. Closing of the transaction remains subject to a number of conditions, including clearance from the Mexican Federal Competition Commission ("MFCC") and certain other customary closing conditions. Solutia has been notified that the MFCC is scheduled to review the transaction and related issues on February 16, 2006.


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

                  (ii) Construction of SAFLEX(R) Interlayer Plant in China

         As announced in September 2005, Solutia is constructing a new SAFLEX(R) PVB interlayer plant in Suzhou, China. The plant, which is scheduled to begin production in mid-2007, will provide Solutia with access to the growing Shanghai automotive industry. The plant will focus on meeting the growing demands of the Chinese automotive market by manufacturing PVB interlayers for use in windshields. The plant is also well located to supply other markets in Asia, improving Solutia's ability to meet rising customer needs for Solutia PVB interlayers across the broader Asia-Pacific region. The official groundbreaking for the new plant will occur on April 10, 2006.

         (c)      Changes in the CPFilms Business

                  (i)      Installation of New CPFilms Metallizing Production
Line

         In March 2005, Solutia completed the installation and successful startup of a new, modern metallizing production line at its manufacturing facility in Martinsville, Virginia. The new metallizer, which joins three other metallizing lines already in place at the facility, significantly increases the existing metallizing business' capacity and versatility. In addition to producing solar control window films for commercial, automotive and consumer markets, other applications now supported by the new metallizing line include static-dissipative packaging, graphic arts, automotive badging, and specialty labels.

                  (ii)     Installation of New CPFilms Dye Line

         In December 2005, Solutia completed the installation and successful start up of a new dyed film production line at its manufacturing facility in Martinsville, Virginia. The new dye line, which adds to the six lines already in place, increased significantly Solutia's existing dyed film capacity and versatility. The new dye line primarily will focus on higher speed and precise color control of films for the window film consumer market. The line was custom designed and built by Solutia and includes sophisticated control systems for maximum versatility and precision. Other applications for the line include graphic arts and theatrical lighting filters for film studio applications.

         (d)      Changes in the Specialty Products and Services Business

                  (i) Expansion of THERMINOL(R) Production in China

         In September 2005, Solutia Therminol Co. Ltd. ("Therminol"), a non-Debtor joint venture between Solutia and Jiangsu Suhua Group Co., Ltd., in which Solutia holds an 83.33% ownership interest, opened a new THERMINOL(R) heat transfer fluid manufacturing facility in Suzhou, China. The new facility more than doubles the production capacity of the original manufacturing plant and will support China's rapidly growing market for heat transfer fluids. Since 1995, Therminol has become China's leading provider of products and services related to heat transfer fluids.


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

                  (ii)     Closure of the Chlorobenzene Business

         In mid-2004, Solutia closed its chlorobenzene business due to its unprofitable financial performance, which resulted principally from increased foreign competition. Chlorobenzene products manufactured by Solutia were previously used in diverse applications such as herbicides, rubber anti-oxidants and other industrial uses. Historically, the chlorobenzene business accounted for approximately 2% of Solutia's consolidated revenues.

                  (iii)    Closure of the Queeny Plant

         As announced in December 2004, Solutia plans to close operations at its Queeny plant in St. Louis, Missouri and relocate its SKYDROL(R) and SKYKLEEN(R) production lines to its Anniston, Alabama plant. SKYDROL(R) and SKYKLEEN(R) products are used in the aviation industry for such applications as hydraulic fluids for commercial aircraft and environmentally friendly solvents for aviation maintenance. The Queeny plant closure is currently scheduled to occur in 2006.

                  (iv)     Closure of Other Operations

         In addition to the closure of the businesses described above, Solutia also closed, in late 2003 and early 2004, its feed ingredients business at the Nitro, West Virginia facility and its L-Aspartic operations at the Queeny plant in St. Louis, Missouri. The decision to exit these businesses was precipitated by continued losses and Solutia's continued strategic evaluation of its businesses focusing on profitable, core businesses. Historically, these closed businesses together accounted for approximately 1% of Solutia's consolidated revenues.

         (e)      Strategic Actions Regarding Non-Core Assets

         Since the Petition Date, Solutia has also analyzed its ownership and operation of certain other non-core assets. Actions taken with respect to these non-core assets are more fully described below.

                  (i)      Astaris Joint Venture

         In early 2005, Solutia and FMC Corporation ("FMC") decided to explore a possible sale of Astaris LLC ("Astaris"), a 50/50 joint venture formed in April 2000 between Solutia and FMC that manufactured phosphates and phosphate related components. On September 1, 2005, Astaris, Solutia and FMC entered into an asset purchase agreement with Israeli Chemicals Limited ("ICL") and one of its subsidiaries, pursuant to which Astaris agreed to sell substantially all of its assets to ICL for $255 million in cash (subject to certain purchase price adjustments)



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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

and the assumption by ICL of certain related liabilities. In connection with the transaction, Solutia and FMC agreed to indemnify ICL for certain pre-closing liabilities relating to Astaris, including certain pre-closing environmental liabilities. The transaction closed on November 4, 2005, after receiving Bankruptcy Court approval. In connection with the sale, Monsanto consented to the transfer of a P4 supply agreement to ICL. The transaction resulted in gross proceeds to Solutia of approximately $95 million, of which approximately $19 million remains in escrow. Distributions of proceeds from escrow, if any, are expected to occur in 2006.

                  (ii)     Flexsys Joint Venture

         In late 2005, Solutia and Akzo-Nobel N.V. ("Akzo") decided to explore the possible sale of Flexsys Holding B.V. ("Flexsys"), a joint venture between Solutia and Akzo that produces a broad range of rubber-processing chemicals used in the production of tires and general rubber products. A detailed description of the Flexsys joint venture is included in Article III, Section D. of this Disclosure Statement. Bear, Stearns International Limited ("Bear Stearns"), an investment banking firm, has been engaged by Flexsys to conduct the sale process for Flexsys and has contacted a variety of potential strategic buyers and private equity firms to assess interest in the Flexsys business. At this time there can be no assurance that a definitive agreement will be reached with any party and Solutia and Akzo reserve the right to terminate discussions with any or all parties and to terminate further participation in the process by any or all parties at any time. Fifty percent of the preferred shares of Flexsys are owned by SESA, a non-debtor subsidiary of Solutia. For any sale to occur, SESA may need to obtain the consent of its Euro Note bondholders, as provided in the definitive documentation for such Euro Notes.

                  (iii)    Pharmaceutical Services Business

         In August 2004, Solutia explored the possible sale of its pharmaceutical services business. The expressions of interest received during that process were unacceptable in terms of value, which Solutia believes was due to the impact of the Chapter 11 Cases on the business and the then pending expiration of a contract with a major customer. Accordingly, while not core to Reorganized Solutia's business, Solutia determined that it could maximize value for stakeholders by continuing to own, and operate the pharmaceutical services business. As part of the decision to retain the business, Solutia restructured the pharmaceutical services management team, appointing a leadership team of three individuals who were charged with integrating Carbogen AG and AMCIS AG, the two components of the business, into a single organization to coordinate strategy and gain efficiencies within the business. Solutia continues to evaluate its options with regard to this business.

                  (iv)     Axio Research Corporation

         In December 2004, Solutia sold substantially all of the assets of Axio Research Corporation ("Axio"), a Debtor subsidiary of Solutia that provided clinical data services to help


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

make the drug development process safer and more efficient, to Axio Research Acquisition Company, LLC, an entity owned by one of the former Axio shareholders, who sold the business to Solutia in May of 2002. The aggregate purchase price paid to Solutia was $200,000.

         3.       REALLOCATION OF THE LEGACY LIABILITIES
                  --------------------------------------

         Another element of Solutia's reorganization strategy was to achieve a reallocation of the Legacy Liabilities. The reallocation of the Legacy Liabilities will be accomplished pursuant to the Global Settlement negotiated among Solutia, Monsanto, Pharmacia and the Creditors' Committee which incorporates the Retiree Settlement with the Retirees' Committee. Confirmation of the Plan which incorporates the terms of the Global Settlement will, among its other benefits, significantly reduce Reorganized Solutia's risk of contingent Legacy Liabilities, considerably strengthen Reorganized Solutia's balance sheet, and provide the Debtors with a solid foundation to emerge from the Chapter 11 Cases as a viable enterprise. The reallocation of the Legacy Liabilities provided for by the Global Settlement is as follows:

         (a)      Legacy OPEB Liabilities

                  (i) Monsanto Contribution to Payment of the Legacy OPEB Liabilities

         As more fully described in Section VI.E of this Disclosure Statement, Monsanto will provide $175 million in cash, subject to the Rights Offering, to Solutia to be deposited into a trust (the "Retiree Trust"), intended to qualify as a "voluntary employees' beneficiary association" under Section 501(c)(9) of the IRC. The funds are being deposited into the Retiree Trust to ensure that they are used solely to satisfy the Legacy OPEB Liabilities. These funds will be available to reimburse the Legacy OPEB Liabilities incurred by Reorganized Solutia.

                  (ii)     Modification of Benefits Provided to Existing
Retirees

         The Debtors, along with Monsanto, Pharmacia and the Creditors' Committee, reached a settlement with the Retirees' Committee, regarding modifications to the level of disability and retiree medical and life insurance benefits (referred to as "Legacy OPEB Liabilities" in Section II.C.1 of this Disclosure Statement) to be paid to the Retirees after the Effective Date. The Retiree Settlement is annexed to the Plan as Exhibit B. Key terms of the Retiree Settlement include the implementation of a defined dollar limit on the amount Reorganized Solutia will pay annually for retiree medical expenses, changes to deductibles and co-payments under the medical plan post-Confirmation, and a cap on the amount of life insurance provided to eligible Retirees. In addition, Reorganized Solutia will continue to offer prescription drug benefits to Medicare-eligible Retirees and will retain the government subsidy provided to employers for their continued participation in such benefits. Reorganized Solutia will continue to be subject to certain restrictions on its right to make changes to retiree benefits for those Retirees covered under the Forsberg Settlement described in Section II.C.1 of this Disclosure Statement. In consideration for Monsanto's contributions to Reorganized Solutia, which will be placed in the

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Retiree Trust and which will fund certain Legacy OPEB Liabilities under the Global Settlement, the Retirees will release claims against Monsanto and Pharmacia. In addition, Retiree representatives will maintain certain monitoring rights with respect to the Retiree Trust and the 2006 Retiree Welfare Benefit Plan, and the Retirees will receive an Allowed Retiree Claim of $35 million, the treatment of which is set forth in the Retiree Settlement Agreement and the Plan, to compensate the Retirees as a class for the reductions in their OPEB benefits. The modifications to the Retirees' OPEB benefits will result in a significant savings to Reorganized Solutia.

         (b)      Legacy Environmental Liabilities

         Under the Global Settlement, as more fully described in Section VI.E.4. of this Disclosure Statement, Monsanto will take financial responsibility, as between itself and Reorganized Solutia only, for a significant portion of the Legacy Environmental Liabilities, including complete responsibility for future remediation at certain sites never owned or operated by Solutia, or to which Solutia never sent waste, and share future remediation responsibility at certain shared sites adjacent or proximate to Solutia's Anniston and Krummrich plant sites. The first $50 million in remediation costs at those shared sites shall be funded by Monsanto, subject to the Rights Offering, the next $50 million, less amounts expended by Monsanto during the pendency of the Chapter 11 Cases for remediation at such sites which totaled approximately $32 million through January 31, 2006, not including legal fees, will be paid by Monsanto, the next $325 million will be paid by Reorganized Solutia, and any additional amounts will be shared equally by Reorganized Solutia and Monsanto. In addition, subject to the terms of the Relationship Agreement, Monsanto has agreed to bear, and to allow Reorganized Solutia to defer, up to $25 million of certain expenses in excess of $30 million annually that are payable by Reorganized Solutia with respect to such sites, subject to Solutia's agreement to repay such deferred amounts within two years.

         (c)      Legacy Tort Liabilities

         Under the Global Settlement, as more fully described in Section VI.E.2 of this Disclosure Statement, Monsanto, between itself and Reorganized Solutia only, shall take financial responsibility for all Tort Claims. As a result, on the Effective Date, Monsanto shall be solely responsible, as between itself and Reorganized Solutia only, for all costs related to the defense, mediation, arbitration, judgment and settlement of the Tort Claims and shall indemnify Reorganized Solutia with respect to such Tort Claims. Since the Petition Date, Monsanto has paid all costs of this nature arising in connection with the Tort Claims and, pursuant to the Global Settlement, shall not be reimbursed for such costs. As of the Effective Date, Reorganized Solutia will no longer be responsible for indemnifying Pharmacia or Monsanto with respect to such Tort Claims.

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         (d)      Legacy Pension Liabilities

         As a result of the cost savings realized from the pension plan freeze described in Section VI.D.2 hereof, Solutia expects that it will retain responsibility for the Legacy Pension Liabilities after emergence from these Chapter 11 Cases as it believes the qualified pension plan is an effective tool for helping to retain long-term employees.

         4.       APPROPRIATE CAPITAL STRUCTURE AND CONVERSION OF DEBT
                  ----------------------------------------------------

         As of the Petition Date, the Debtors had, on a consolidated basis, over $1.2 billion in aggregate long-term indebtedness, consisting of secured and unsecured notes, a bank credit facility and a synthetic lease financing arrangement. Solutia plans to satisfy approximately $0.7 billion of that indebtedness from the proceeds of the Exit Financing Facility, as described in greater detail in Section IX.D of this Disclosure Statement.

         Upon emergence from Chapter 11, Reorganized Solutia will have an improved balance sheet and more appropriate capital structure. Under the Plan, a significant portion of Solutia's prepetition debt will be converted to equity. As of the Petition Date, Solutia had outstanding the following unsecured notes: (i) $300 million under the 2027 Debentures; and (ii) $150 million under the 2037 Debentures. The 2027 Debentures and the 2037 Debentures were both issued pursuant to the Prepetition Indenture. Pursuant to the Plan, as more fully described in Section VII.D of this Disclosure Statement, the Holders of the 2027 Debentures and the 2037 Debentures will be classified as general unsecured creditors and will receive equity in Reorganized Solutia.

D.       FINANCIAL PERFORMANCE DURING BANKRUPTCY
         ---------------------------------------

         Solutia, including its non-Debtor subsidiaries, reported, on a consolidated basis for the fiscal year ended December 31, 2005, net income of approximately $8 million, and a net loss of approximately $316 million in fiscal 2004. This compares to net losses in 2003, 2002 and 2001, the three years leading up to Solutia's bankruptcy filing, of $987 million, $151 million and $59 million, respectively. Nets sales in 2005 and 2004 were $2.8 billion and $2.7 billion, respectively, while net sales in 2003, 2002 and 2001 were $2.4 billion, $2.3 billion and $2.3 billion, respectively. As of December 31, 2005, Solutia reported, on a consolidated basis, approximately $2.0 billion in total assets and approximately $3.4 billion in total liabilities, including $2.2 billion of liabilities subject to compromise.

         Certain events preceding the filing date, as well as management's reorganization strategy and execution against the four principal objectives outlined in Section [__] of this Disclosure Statement, have created a significant number of non-recurring, non-operational accounting events, which significantly affect comparability of Solutia's financial performance from 2003 through 2005. Excluding these impacts as well as the significant cost of the reorganization process itself, Solutia would have reported EBITDAR, which is earnings before interest, taxes, depreciation, amortization and reorganization items, in 2005, 2004 and 2003 of $238 million,

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

$156 million and $128 million, respectively. The identification of the items to reconcile these non-GAAP earnings to GAAP measures is located at Exhibit L to this Disclosure Statement.

         Solutia's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is annexed to this Disclosure Statement as Exhibit C.

                                    IV.
                        SUMMARY OF LEGAL PROCEEDINGS
                        ----------------------------

         Because of the size and nature of Solutia's business, Solutia is party to numerous legal proceedings. Most of these legal proceedings have arisen in the ordinary course of Solutia's business and involve claims for money damages. Whether these claims are or will be liquidated or resolved in the Bankruptcy Court or in some other jurisdiction depends upon the nature of the claims and the debt arising therefrom. Generally, if the debt underlying such claims was incurred by one of the Debtors prior to the Confirmation Date, such debt, in accordance with section 1141 of the Bankruptcy Code, will be discharged through bankruptcy, depending upon the nature of the relief sought, regardless of whether the claim is liquidated and resolved before or after the Effective Date. Claims arising from conduct occurring after the Effective Date, unless provided for under the Plan, generally are not dischargeable through bankruptcy, and will be handled by Reorganized Solutia in the ordinary course of its business after emergence.

         Following is a summary of Solutia's significant legal proceedings(8):

A.       PENDING LEGAL PROCEEDINGS IN THE BANKRUPTCY COURT
         -------------------------------------------------

         1.       JP MORGAN ADVERSARY PROCEEDING
                  ------------------------------

         On May 27, 2005, JP Morgan, as indenture trustee under the Prepetition Indenture, filed an adversary proceeding (the "JPM Proceeding") against Solutia in the Chapter 11 Cases. In the adversary proceeding, JP Morgan asserts five causes of action seeking declaratory judgments to establish that the Holders of the 2027 Debentures and the 2037 Debentures are entitled to valid and perfected security interests, and one cause of action, pursuant to section 363 of the Bankruptcy Code, asserting that the alleged security interests lacked adequate protection during the Chapter 11 Cases. The JPM Proceeding relates to Solutia's 2002 and 2003 refinancings of its credit facilities. As a result of this financing and increased indebtedness, the 2027 Debentures

-----------------------------
(8) This summary is not intended as an exhaustive description of all pending legal matters or proceedings in which Solutia or its Debtor and non-Debtor affiliates are involved. Certain legal proceedings may be subject to appeal in or outside the Bankruptcy Court. Nothing in this discussion is deemed to be an admission by the Debtors or any of their Debtor or non-Debtor affiliates of any liability or wrongdoing.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

and 2037 Debentures obtained a pro rata security interest in certain of Solutia's assets under the "equal and ratable" provisions of the Prepetition Indenture. On October 8, 2003, Solutia restructured its secured credit facilities, as described in Section II.D.5(c) of this Disclosure Statement, and reduced its outstanding secured indebtedness below the threshold level that initially triggered the "equal and ratable" provision of the Prepetition Indenture. As a result, the 2027 Debentures and 2037 Debentures returned to their original unsecured status. JP Morgan alleges that the October 8, 2003 refinancing had no effect on the security interests and liens that were created in 2002, and argues further that, even if it did, such liens should be reinstated as a matter of equity. On July 5, 2005, Solutia filed its answer to JP Morgan's complaint, which denied JP Morgan's allegations based on the express terms of the Prepetition Indenture. Discovery in the JPM Proceeding remains ongoing. Solutia intends to seek a pre-trial conference for this matter in the near future. The JPM Proceeding will be resolved either consensually by the parties or through litigation in the Bankruptcy Court.

         If the JPM Proceeding goes to trial and the Bankruptcy Court determines that JP Morgan's allegations are legally valid, thereby resulting in a judgment that the 2027 Debentures and 2037 Debentures are secured, then the Holders of the Debentures would be entitled to Allowed Secured Claims in the amount of approximately $455 million plus interest, fees and expenses (the "JPM Claim"). The JPM Claim would be treated as a Secured Claim. The reclassification of the JPM Claim in this manner would negatively impact the Debtors' ability to obtain exit financing and could require the Debtors to renegotiate the Plan, thereby likely extending significantly the duration of the Chapter 11 Cases. Moreover, if the 2027 Debentures and 2037 Debentures are deemed secured, the recovery of General Unsecured Creditors would be significantly diminished. Notably, in the event the Debtors and JPM reach a negotiated settlement, then the Holders of the Debentures would receive a higher recovery than the General Unsecured Creditors. In such a case, the Plan would be amended to properly address the modifications to recoveries and any adjustment to classification. A condition to effectiveness of the Plan is that the JPM Proceeding is dismissed with prejudice.

         2.       EQUITY COMMITTEE ADVERSARY PROCEEDING AGAINST MONSANTO AND
                  ----------------------------------------------------------
PHARMACIA
---------

         On March 7, 2005, the Equity Committee filed a complaint against Pharmacia and Monsanto and objections to the proofs of claim filed by Pharmacia and Monsanto in the Chapter 11 Cases (the "Equity Committee Complaint"). In the Equity Committee Complaint, the Equity Committee seeks to avoid the obligations, including certain of the Legacy Liabilities, assumed by Solutia as part of the Solutia Spinoff. The Equity Committee Complaint alleges that the Solutia Spinoff was a fraudulent transfer under the Bankruptcy Code because Pharmacia forced Solutia to assume excessive liabilities and insufficient assets such that Solutia was destined to fail from its inception. Pharmacia and Monsanto filed a motion to dismiss the Equity Committee Complaint or, in the alternative, to stay the adversary proceeding. The motion has been briefed and argued, but has not yet been ruled on by the Bankruptcy Court. On August 4, 2005, the Debtors filed with the Bankruptcy Court their Statement and Reservation of Rights in Response

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

to Equity Committee's Complaint and Objection to Claims, in which the Debtors expressed their view that the issues and disputes raised in the Equity Committee Complaint would be resolved through the Plan confirmation process. It is a condition to confirmation of the Plan that the Equity Committee Complaint is dismissed with prejudice.

         3.       LITIGATION AMONG PHARMACIA, MONSANTO AND SOLUTIA
                  ------------------------------------------------

         Since the Petition Date, the Debtors, Pharmacia and Monsanto have engaged in a variety of proceedings regarding their respective rights and obligations under the Distribution Agreement, and with respect to the Legacy Liabilities.

         (a)      Distribution Agreement Rejection

         On the Petition Date, Solutia filed a motion for an order approving rejection of the Distribution Agreement (the "Rejection Motion"). The Rejection Motion sought Bankruptcy Court authority to reject the Distribution Agreement and its attendant indemnity obligations flowing from Solutia to Pharmacia and Monsanto.

         On January 26, 2004, Pharmacia and Monsanto objected to the Rejection Motion (the "Objection"). In the Objection, Pharmacia and Monsanto argued that the Distribution Agreement and the Spinoff Agreements were one integrated contract. Thus, according to the Objection, Solutia could only assume or reject the entire "package" of the Spinoff Agreements. The Objection also claimed that Solutia's attempt to reject the Distribution Agreement was unsound for business reasons, because Solutia would not be able to operate without the Spinoff Agreements. Alternatively, Pharmacia and Monsanto argued that the Distribution Agreement was not "executory" within the meaning of section 365 of the Bankruptcy Code and thus could not be rejected.

         On February 1, 2004, the Debtors filed a response to the Objection (the "Response"). In the Response, the Debtors stated that the Distribution Agreement was not an executory contract. Thus, the Debtors requested that the Bankruptcy Court issue a declaratory judgment allowing them to breach the Distribution Agreement. The Debtors also argued that the Distribution Agreement was a distinct stand-alone agreement, and was separable from the Spinoff Agreements. Alternatively, the Debtors argued that the rejection of the Distribution Agreement was supported by sound business judgment, because it would not require Solutia to surrender its chemical assets transferred in the Solutia Spinoff or otherwise force Solutia to terminate operations.

         On February 3, 2004, a hearing on the Rejection Motion, the Objection and the Response was held in the Bankruptcy Court. No decision has been rendered on the Rejection Motion, the Objection and the Response.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         (b)      The Adversary Proceedings

         Solutia has commenced several adversary proceedings against Monsanto and Pharmacia:

                  (i)      The Benefits Adversary.

                  On the Petition Date, Solutia filed a complaint seeking a declaratory judgment that Pharmacia were responsible for the payment of benefits for certain Solutia Retirees in the event Solutia was relieved of some or all of such obligations (the "Benefits Adversary").

                  (ii)     The Indemnity Adversary.

                  On April 20, 2004, Solutia commenced another adversary proceeding against Pharmacia and Monsanto seeking a declaratory judgment that all indemnity obligations pursuant to the Distribution Agreement and the Separation Agreement were dischargeable (the "Indemnity Adversary"). Solutia sought from the Bankruptcy Court a declaratory judgment that: (a) the indemnity rights of Pharmacia and Monsanto against Solutia arising from the Distribution Agreement are dischargeable prepetition "claims" under the Bankruptcy Code; (b) any contingent indemnity Claims held by Pharmacia or Monsanto against Solutia must be estimated or disallowed under the Bankruptcy Code; and (c) the Distribution Agreement is not "executory" within the meaning of section 365 of the Bankruptcy Code.

                  (iii)    The Monsanto/Pharmacia Avoidance Action.

                  On December 16, 2005, Solutia filed a complaint in the Bankruptcy Court entitled Solutia Inc. vs. Monsanto Company and Pharmacia Corporation, Case No. 05-03353 (PCB) (the "Monsanto/Pharmacia Avoidance Action"), seeking to avoid certain allegedly preferential and fraudulent transfers to Monsanto and Pharmacia as applicable. (See Section IV.A.6 hereof for a discussion of preferential and fraudulent transfers).

         (c)      The Standstill Agreement and Treatment in the Plan.

         The Indemnity Adversary, the Benefits Adversary and the Monsanto/Pharmacia Avoidance Action commenced against Monsanto and Pharmacia have not been adjudicated in the Bankruptcy Court. Instead, the Debtors, Monsanto and Pharmacia, with the consent of the Creditors' Committee, have entered into several successive standstill agreements (collectively, the "Standstill Agreement") adjourning the actions indefinitely, as applicable. These actions will be settled and withdrawn pursuant to the Plan.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         (d)      Monsanto's Proof of Claim

         On November 29, 2004, Monsanto filed a proof of Claim with the Bankruptcy Court asserting a contingent, unliquidated(9) and unsecured non-priority Claim against Solutia (the "Monsanto Proof of Claim"). The Monsanto Proof of Claim is based on Solutia's indemnity obligations under the Distribution Agreement and allegations that Solutia is a successor in interest with respect to the Legacy Liabilities. As such, the Monsanto Proof of Claim seeks indemnification for claims brought against or paid by Monsanto, including Tort Claims, environmental Claims, retiree Claims, and third-party contract Claims and expenses incurred by Monsanto with respect to such Claims.

         (e)      Pharmacia's Proof of Claim

         On November 24, 2004, Pharmacia filed a proof of Claim with the Bankruptcy Court asserting a contingent, unliquidated and unsecured non-priority Claim against Solutia (the "Pharmacia Proof of Claim"). The Pharmacia Proof of Claim, like the Monsanto Proof of Claim, is based on Solutia's indemnity obligations under the Distribution Agreement, and its alleged status under the Distribution Agreement as the successor in interest with respect to the Legacy Liabilities. Accordingly, the Pharmacia Proof of Claim asserted indemnification Claims against Solutia for claims brought against Pharmacia, including Tort Claims, environmental Claims, retiree Claims, and third-party contract Claims.

         Pursuant to the Bar Date Order (as hereinafter defined), Monsanto and Pharmacia were authorized to (a) amend each of their respective proofs of claim to reflect additional claims, and (b) file additional proofs of claim pursuant to Bankruptcy Rule 3005 that they believe they are entitled to file on behalf of additional creditors. The Debtors, Monsanto and Pharmacia have subsequently agreed, through a series of stipulations (the "3005 Stipulations"), to extend the deadline by which Monsanto and Pharmacia must amend their proofs of claim, or file such additional proofs of claim. Pursuant to the most recent 3005 Stipulation, Monsanto and Pharmacia's time to amend their proofs of claim, or file additional proofs of claim, has been extended through June 1, 2006. The Debtors, Monsanto and Pharmacia intend to enter into additional 3005 Stipulations as necessary. All such Claims will be resolved pursuant to the Global Settlement as documented in the Relationship Agreement and the Plan.

         4.       SOLUTIA V. THE UNITED STATES
                  ----------------------------

         On February 26, 2004, Solutia commenced an adversary proceeding against the United States of America, acting on behalf of the EPA, seeking a declaratory judgment that the remediation obligations pursuant to the Anniston Consent Decree are claims subject to discharge


-----------------------------
(9) The Monsanto Proof of Claim also included a liquidated portion.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

pursuant to section 101(5) of the Bankruptcy Code and the automatic stay pursuant to section 362 of the Bankruptcy Code (the "EPA Adversary"). The Debtors also sought the same relief with respect to other sites not owned by Solutia. As a result of a motion for partial summary judgment on these issues related to Anniston, the Debtors and the EPA entered into a stipulation on April 30, 2004 (the "EPA Stipulation"), which provided that certain of Solutia's obligations under the Anniston Consent Decree were subject to the automatic stay pursuant to section 362 of the Bankruptcy Code and that the EPA could prosecute the amounts of such obligations in the United States District Court for the Northern District of Alabama. The remainder of the issues in the EPA Adversary will be resolved pursuant to the Plan as a result of the Debtors' assumption of their obligations pursuant to the Anniston Consent Decree under the Plan.

         5.       OFFICIAL COMMITTEE OF RETIREES V. SOLUTIA
                  -----------------------------------------

         On May 7, 2004, the Official Committee of Retirees commenced an adversary proceeding seeking (i) a declaratory judgment that Pharmacia and Monsanto are liable for the Retirees' benefit claims in the event Solutia obtains relief pursuant to Bankruptcy Code section 1114 and (ii) that Pharmacia's and Monsanto's claims for indemnity related to Retiree Claims should be equitably subordinated (the "Retiree Adversary"). The Retiree Adversary is subject to a standstill agreement and will be deemed to be withdrawn with prejudice pursuant to the terms of Retiree Settlement described in Section VI.A herein.

         6.       CALPINE CLAIM DISPUTE
                  ---------------------

         Before the Petition Date, Solutia entered into a series of long-term lease, sale, operating and other contracts (the "Calpine Contracts") with Calpine Central, L.P., Calpine Power Services Company and Decatur Energy Center, LLC (collectively, "Calpine") pursuant to which Calpine built a natural gas co-generation facility (the "Co-gen Facility") on land leased from Solutia at Solutia's plant in Decatur, Alabama. In 2004, Solutia determined that the pricing terms of certain of the Calpine Contracts were no longer cost-effective. Therefore, on May 13, 2004, Solutia filed a motion seeking to reject the Calpine Contracts and, by Stipulation and Order dated May 26, 2004, Solutia and Calpine agreed to an amendment, restatement and assumption of certain of the Calpine Contracts and the rejection of other of the Calpine Contracts (the "Rejected Contracts").

         On November 29, 2004, Calpine filed two proofs of claim for damages relating to the Rejected Contracts asserting total damages of approximately $383 million. On August 25, 2005, Solutia filed an objection to each of the proofs of claim filed by Calpine. The Rejected Contracts contain alternative dispute resolution provisions. By order dated November 7, 2005, the Bankruptcy Court granted Solutia's request to resolve its objections to Calpine's proofs of claim by arbitration. Solutia served notices of arbitration on Calpine regarding proofs of claim in late 2005 and early 2006.

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         On December 20, 2005, Calpine filed its own cases for chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Southern District of New York. Calpine and Solutia have agreed that Calpine's chapter 11 filing does not stay the arbitration of Solutia's objections to Calpine's Claims against Solutia. As a result, the parties are preparing to proceed with the arbitration proceedings and have set a status conference with the Institute for Conflict Prevention and Resolution for the first arbitration proceeding commenced by Solutia on February 22, 2006.

         7.       AVOIDANCE ACTIONS
                  -----------------

         A number of transactions occurred prior to the Petition Date that the Debtors believe may have given rise to claims, including preference actions, fraudulent transfer and conveyance actions, rights of setoff and other claims or causes of action under sections 510, 544, 547, 548, 549, 550 and/or 553 of the Bankruptcy Code and other applicable bankruptcy or non-bankruptcy law (collectively, the "Avoidance Actions").

         Pursuant to section 546(a) of the Bankruptcy Code, the statute of limitations with respect to the commencement of avoidance or recovery actions under sections 544, 545, 547, 548 and 553 of the Bankruptcy Code expired on December 17, 2005, i.e., two years after the Petition Date. Starting on December 14, 2005, and concluding on December 17, 2005, the Debtors commenced Avoidance Actions in connection with a variety of prepetition payments and other transfers. The Debtors commenced these Avoidance Actions to preserve the causes of action for the benefit of the Debtors' Estates. A schedule of the Avoidance Actions commenced by the Debtors is attached as Exhibit J. On January 10, 2006, Solutia filed a Motion for Order Extending Deadline to Serve Avoidance Complaints and Canceling or Adjourning Pretrial Conferences, seeking an extension of the deadline for serving summonses and complaints in connection with the Avoidance Actions. If the Plan is confirmed, certain of these Avoidance Actions may be released, and others may continue to be pursued.

         (a)      Preference Actions

         Under sections 547 and 550 of the Bankruptcy Code, a debtor may seek to avoid and recover certain prepetition payments and other transfers made by the debtor to or for the benefit of a creditor in respect of an antecedent debt, if such transfer (a) was made when the debtor was insolvent and (b) enabled the creditor to receive more than it would receive in a hypothetical liquidation of the debtor under Chapter 7 of the Bankruptcy Code where the transfer had not been made. Transfers made to a creditor that was not an "insider" of the debtor are subject to these provisions generally only if the payment was made within 90 days prior to the debtor's filing of a petition under Chapter 11 of the Bankruptcy Code (the "Preference Period"). Under section 547, certain defenses, in addition to the solvency of the debtor at the time of the transfer and the lack of preferential effect of the transfer, are available to a creditor from which a preference recovery is sought. Among other defenses, a debtor may not recover a payment to the

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

extent such creditor subsequently gave new value to the debtor on account of which the debtor did not, among other things, make an otherwise unavoidable transfer to or for the benefit of the creditor. A debtor may not recover a payment to the extent such payment was part of a substantially contemporaneous exchange between the debtor and the creditor for new value given to the debtor. Further, a debtor may not recover a payment if such payment was made, and the related obligation was incurred, in the ordinary course of business of both the debtor and the creditor. The debtor has the initial burden of proof in demonstrating the existence of all the elements of a preference, and is presumed to be insolvent during the Preference Period. The creditor has the initial burden of proof as to the aforementioned defenses.

         (b)      Fraudulent Transfer and Conveyance Actions

         Generally, a conveyance or transfer is fraudulent if: (a) it was made with the actual intent to hinder, delay or defraud a creditor (i.e., an intentional fraudulent conveyance); or (b)(i) reasonably equivalent value was not received by the transferee in exchange for the transfer and (ii) the debtor was insolvent at the time of the transfer, was rendered insolvent as a result of the transfer or was left with insufficient capitalization as a result of the transfer (i.e., a constructive fraudulent conveyance). Two primary sources of fraudulent conveyance law exist in a chapter 11 case.

                  (i)      Section 548 of the Bankruptcy Code

         The first source is section 548 of the Bankruptcy Code, under which a debtor in possession or bankruptcy trustee may avoid fraudulent transfers that were made or incurred on or within one year before the date that a bankruptcy case is filed.

                  (ii)     Section 544 of the Bankruptcy Code

         The second source is section 544 of the Bankruptcy Code -- the so-called "strong-arm provision" -- under which the debtor in possession (or creditors with bankruptcy court permission) may have the rights of a creditor under state law to avoid transfers as fraudulent. State fraudulent conveyance laws generally have statutes of limitations longer than one year and are applicable in a bankruptcy proceeding pursuant to section 544 of the Bankruptcy Code if the statute of limitations with respect to a transfer has not expired prior to the filing of the bankruptcy case. If such statute of limitations has not expired, the debtor in possession (or creditors with bankruptcy court permission) may bring the fraudulent conveyance claim within the time period permitted by section 546 of the Bankruptcy Code notwithstanding whether the state statute of limitations period expires prior to the expiration of such time.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

B.       PENDING LEGAL PROCEEDINGS OUTSIDE THE BANKRUPTCY COURT
         ------------------------------------------------------

         1.       ANNISTON PARTIAL CONSENT DECREE AND RELATED LITIGATION
                  ------------------------------------------------------

         On August 4, 2003, the United States District Court for the Northern District of Alabama approved the Anniston Consent Decree in an action captioned United States of America v. Pharmacia Corporation (f/k/a Monsanto Company) and Solutia. The Anniston Consent Decree provides for Pharmacia and Solutia to sample certain residential properties and remove soils found on those properties if PCBs found thereon are at a level of 1 ppm or above, to conduct a RI/FS to provide information for the selection by the EPA of a cleanup remedy for the Anniston PCB site, and to pay the EPA's past response costs and future oversight costs related to this work. The Anniston Consent Decree also provided for the creation of an educational trust fund of approximately $3 million to be funded over a 12-year period to provide supplemental educational services for school children in Anniston, Alabama.

         A subsequent dispute arose between the EPA and Solutia regarding the scope and application of the automatic stay arising as a result of Solutia's commencement of the Chapter 11 Cases to the remaining obligations under the Anniston Consent Decree. On April 19, 2004, the United States District Court for the Northern District of Alabama held that the Anniston Consent Decree enforces governmental police and regulatory powers under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") and, as a result, pursuant to section 362(b)(4) of the Bankruptcy Code, the automatic stay provisions of the Bankruptcy Code are inapplicable to Solutia's obligations under the Anniston Consent Decree. On April 30, 2004, the Bankruptcy Court entered the EPA Stipulation in the EPA Adversary pursuant to which the EPA and Solutia stipulated that the automatic stay is applicable to certain of the Anniston Consent Decree's requirements. Solutia filed a motion with the United States District Court for the Northern District of Alabama to reconsider its order and to bring it into accord with the EPA-Solutia Stipulation consented to by the EPA. On September 9, 2004, the United States District Court for the Northern District of Alabama denied Solutia's motion and declared that the automatic stay is inapplicable to Solutia's obligations under the Anniston Consent Decree to perform site work. Solutia appealed this ruling to the United States Court of Appeals for the Eleventh Circuit, which dismissed the appeal for lack of jurisdiction. Solutia did not appeal this ruling.

         On June 30, 2005, the United States District Court for the Northern District of Alabama issued an order (the "PCB Order") authorizing co-defendants Pharmacia and Solutia to "suspend" performance of the PCB clean-up at the Anniston site under the Anniston Consent Decree, upon the filing of a motion by either defendant requesting that relief. The PCB Order found that the defendants entered into the Anniston Consent Decree, and the court approved that Anniston Consent Decree, based on the understanding that the defendants' rights to pursue other liable parties for contribution would not be impaired by the EPA. The PCB Order further found that the EPA's planned settlements with certain Anniston foundries would thus deprive the

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

defendants of one of the material considerations for entering into the Anniston Consent Decree. Solutia and Pharmacia(10) continue their attempts to negotiate a global settlement with the EPA and the Anniston site potentially responsible parties. To date, Solutia and Monsanto (acting as attorney-in-fact for Pharmacia) have not made a motion to the United States District Court for the Northern District of Alabama to suspend their obligations under the Anniston Consent Decree.

         2.       SIP PLAN LITIGATION
                  -------------------

         On October 7, 2004, a purported class action titled Dickerson v. Feldman, et al. was filed in the New York District Court against a number of defendants, including former officers and employees of Solutia and Solutia's Employee Benefits Plan Committee and Pension and Savings Fund Committee. Solutia was not named as a defendant in this action. The action alleges breaches of fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and seeks to recover alleged losses in the Solutia Inc. Savings and Investment Plan ("SIP Plan") arising from the allegedly imprudent investment of SIP Plan assets in Solutia's common stock during the period from September 1, 1997 to December 15, 2003. The investment is alleged to have been imprudent because of Solutia's legacy environmental and litigation liabilities and because of Flexsys' alleged involvement in the matters described in Sections [IV.D.4(b)] and [(c)] of
                                                  ---------       ---
this Disclosure Statement. The action seeks monetary payment to the SIP Plan to compensate for the losses resulting from the alleged breaches of fiduciary duties, as well as injunctive and other appropriate equitable relief, reasonable attorney's fees and expenses, costs and interest. In addition, Dickerson filed a proof of claim in the amount of $269 million against Solutia in the Chapter 11 Cases. Dickerson then sought to withdraw the reference of his ERISA claim from the bankruptcy court to the New York District Court so that the proof of claim and the purported class action could be considered together by the District Court. On March 11, 2005, the District Court denied without prejudice Dickerson's motion to withdraw the reference. The Dickerson plaintiffs subsequently amended their initial complaint to add several current officers and directors of Solutia as defendants. On July 5, 2005, the defendants filed motions to dismiss Dickerson's amended complaint. The motions to dismiss are fully briefed and are pending before the New York District Court. Dickerson also filed an amended proof of claim in the amount of $290 million against Solutia on September 1, 2005, based on his amended complaint. On September 7, 2005, Dickerson filed a motion for class certification of his proof of claim. Solutia opposed that motion which remains pending before the Bankruptcy Court. Solutia believes that the Claims described above are claims arising from the purchase or sale of securities and thus, even if such Claims are allowable, they would be subject to subordination pursuant to Bankruptcy Code section 510(b). Accordingly, under the


-----------------------------
(10) Monsanto is acting as Pharmacia's attorney-in-fact in this matter.


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Plan, these Claims are classified in Class 15 as Security Claims and will be discharged without any Distributions.

         3.       CASH BALANCE PLAN LITIGATION
                  ----------------------------

         Solutia is the sponsor and administrator of the Solutia Inc. Employees' Pension Plan (the "Solutia Pension Plan"). Litigation has been commenced against the Solutia Pension Plan but not against Solutia. The litigation will affect Solutia, however, as Solutia is required to fund the Solutia Pension Plan under applicable law and Solutia employees, who have the right to be indemnified by Solutia, may be found to be fiduciaries of the Solutia Pension Plan. Thus, any underfunding that occurs as a result of any liability determined against the Solutia Pension Plan will be an obligation of Solutia. The Solutia Pension Plan is defending the litigation against it. Any funding obligations of Solutia arising from liability, if any, imposed on the Solutia Pension Plan as a result of such litigation, shall not be discharged under the Plan.

         (a)      Davis v. Solutia Inc. Employees' Pension Plan

                  On October 12, 2005, three participants in the Solutia Pension Plan commenced an action titled Davis, et. al. v. Solutia, Inc. Employees' Pension Plan, in the United States District Court for the Southern District of Illinois. None of the Debtors, and no individual or entity other than the Pension Plan, has been named as a defendant in the litigation. The Davis plaintiffs allege that the Solutia Pension Plan: (1) violates ERISA's prohibitions on reducing rates of benefit accrual because of the attainment of any age; (2) results in the impermissible forfeiture of accrued benefits under ERISA; (3) violates ERISA's present value calculation rules for determining lump sum distributions; and (4) violates the minimum accrual requirements of ERISA. The Davis plaintiffs seek to obtain injunctive and other equitable relief (including money damages awarded by the creation of a common fund) on behalf of themselves and the nationwide putative class consisting of "all individuals who currently participate or who formerly participated in the Pension Plan or its predecessor plans at any time after December 31, 1996, and their beneficiaries." The Solutia Pension Plan has moved to dismiss the Davis action for plaintiffs' failure to exhaust administrative remedies and failure to join necessary and indispensable parties. The Solutia Pension Plan also has moved to stay all proceedings in the Davis action pending a determination by the Judicial Panel on Multidistrict Litigation whether the Davis action will be transferred to another court for consolidated pretrial proceedings. The Solutia Pension Plan intends to continue to vigorously defend itself against any and all claims asserted in the Davis litigation.

         (b)      Scharringhausen v. Solutia Employees' Pension Plan

                  On November 22, 2005, two additional participants in the Solutia Pension Plan commenced an action titled Scharringhausen, et. al. v. Solutia, Inc. Employees' Pension Plan, et al., in the United States District Court for the Eastern District of Missouri. None of the Debtors,


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

and, except for the Solutia Inc. Employee Benefits Plan Committee, no individual or entity other than the Plan has been named as a defendant in the litigation. The Scharringhausen plaintiffs allege that the Solutia Pension Plan violates the same statutory provisions in the same manner as alleged by plaintiffs in the Davis action; and seek the same monetary, injunctive and equitable relief as is sought in the Davis action on behalf of themselves and a nationwide putative class consisting of "all individuals, excluding defendants, that have participated in the Solutia Employees' Pension Plan or its predecessor plan at any time on or after January 1, 1997 . . ., whose accrued or pension benefits are based, in whole or in part, on the Pension Plan's cash balance formula, and their beneficiaries." The Solutia Pension Plan moved to dismiss the Scharringhausen action for plaintiffs' failure to exhaust administrative remedies and failure to join necessary and indispensable parties.

         On December 27, 2005, the Scharringhausen plaintiffs filed a motion captioned In re Solutia Inc. Retiree Benefits "ERISA" Litigation, Judicial Panel on Multidistrict Litigation, with the Judicial Panel on Multidistrict Litigation asking the Panel to transfer the Davis action from the Southern District of Illinois to the Eastern District of Missouri and to consolidate the Davis action with the Scharringhausen action for all pretrial purposes. The Solutia Pension Plan believed that the Davis and Scharringhausen actions could be more efficiently handled if they were consolidated in the Eastern District of Missouri. Accordingly, it filed a joinder in the transfer motion. However, on January 24, 2006, the plaintiffs in Scharringhausen filed the "Plaintiffs' Notice of the Voluntary Dismissal of the Scharringhausen Case Pending in the United States District Court for the Eastern District of Missouri Which Moots Defendants Motion to Stay All Proceedings". On February 2, 2006, the Scharringhausen plaintiffs, individually and on behalf of all others similarly situated, refiled their complaint, in the United States District Court for the Southern District of Illinois, the same court where the Davis case is pending.

         (c)      Walker v. Monsanto

         On June 23, 2004, Monsanto and the Monsanto Company Pension Plan (the "Monsanto Pension Plan") were sued in the United States District Court for the Southern District of Illinois, in a putative class action raising essentially the same issues about the Monsanto Pension Plan that the Davis plaintiffs subsequently have raised with regard to the Solutia Pension Plan. The Solutia Pension Plan was adopted as of September 1, 1997 as part of the Solutia Spinoff and contains materially identical terms to the Monsanto Pension Plan. While Solutia has not been joined as a defendant in the Walker litigation, the initial complaint and request for classification sought to include individuals for whom Solutia or the Solutia Pension Plan are responsible pursuant to the Distribution Agreement. The Walker plaintiffs have since agreed to carve these individuals out of the lawsuit. As of the date of this Disclosure Statement, there have been no dispositive rulings in this proceeding.


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         4.       FEDERAL COURT ACTIONS ALLEGING VIOLATIONS OF FEDERAL
                  ----------------------------------------------------
SECURITIES LAWS
---------------

         Between approximately July 2003 and September 2003, six shareholder class actions were filed in the United States District Court for the Northern District of California against Solutia, its then and former chief executive officers and its then chief financial officer. The complaints were consolidated into a single action called In re Solutia Securities Litigation, and a consolidated complaint, which named two additional defendants, Solutia's then current and past controllers, was filed. The consolidated complaint alleges that, from December 16, 1998 to October 10, 2002, Solutia's accounting practices regarding incorporation of Flexsys' results into Solutia's financial reports violated federal securities laws by misleading investors as to Solutia's actual results and causing inflated prices to be paid by purchasers of Solutia's publicly traded securities during the period. The plaintiffs seek damages and any equitable relief that the court deems proper. The consolidated action is automatically stayed with respect to Solutia in accordance with the automatic stay provisions of the Bankruptcy Code. On March 24, 2005, the court issued a final order dismissing with prejudice the complaint against the individual defendants, which became binding when the plaintiffs did not file an appeal of the dismissal within the applicable appeals period. On March 29, 2005, the court also issued an order dismissing the action against Solutia without prejudice pending resolution of the Chapter 11 Cases. In any event, these claims described above would be classified in Class 15 as Security Claims and discharged pursuant to the Plan without any Distribution.

         5.       SHAREHOLDER DERIVATIVE SUITS
                  ----------------------------

         As of the Petition Date, two shareholder derivative suits were pending in the Missouri Circuit Court for the Twenty-First Judicial Circuit of St. Louis County against certain of Solutia's current and past directors, chief executive officers, a chief financial officer and a former vice chairman. Solutia was included as a nominal defendant. The plaintiffs in these proceedings alleged damages on behalf of Solutia for the individual defendants' alleged breaches of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment, arising out of Flexsys' alleged participation in the price fixing of rubber chemicals and Solutia's incorporation of Flexsys' purportedly inflated financial results arising from the alleged price fixing into Solutia's financial statements. These two shareholder derivative suits were consolidated into a single action titled In re Solutia Inc. Derivative Litigation. On December 29, 2003, the court entered an order in the consolidated action staying the litigation with respect to all defendants, including Solutia. In August 2004, the court involuntarily dismissed the cases for lack of prosecution. In late 2004, Plaintiffs filed a motion to reinstate the actions. That motion remains pending, with no further action yet taken by plaintiffs. Any Claims arising from this litigation will be treated and/or discharged as provided for under the Plan. The claims being pursued in the derivative suits are property of the Debtors' Estates, and as such will be released pursuant to the Plan.


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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         6.       SIGNIFICANT LEGAL PROCEEDINGS INVOLVING NON-DEBTOR
                  --------------------------------------------------
AFFILIATES OF SOLUTIA
---------------------

         (a)      Ferro Antitrust Inquiry by the European Authorities

         Competition authorities in Belgium and several other European countries are investigating past commercial practices of certain companies engaged in the production and sale of butyl benzyl phthalates ("BBP").
One of the BBP producers under investigation by the Belgian Competition Authority ("BCA") is Ferro Belgium sprl, a European subsidiary of Ferro Corporation ("Ferro"). Ferro's BBP business in Europe was purchased from Solutia in 2000. Solutia received an indemnification notice from Ferro and has exercised its right, pursuant to the purchase agreement relating to Ferro's acquisition of the BBP business from Solutia, to assume and control the defense of Ferro in proceedings relating to these investigations. On July 7, 2005, the BCA Examiner issued a Statement of Objections regarding its BBP investigation in which Solutia Europe S.A/N.V. ("SESA"), a European non-Debtor subsidiary of Solutia, along with Ferro Belgium sprl and two other producers of BBP, is identified as a party under investigation with respect to its ownership of the BBP business from 1997 until the business was sold to Ferro in 2000. SESA's written comments to the Statement of Objections were submitted on August 31, 2005 and presented at an oral hearing before the BCA on September 6, 2005. The Examiner submitted its Reasoned Report to the BCA on December 22, 2005. Solutia is not named as a party under investigation in the Reasoned Report. SESA will have an opportunity to submit comments to the BCA on the Reasoned Report in writing and at a subsequent oral hearing on a date that has not yet been determined by the BCA. Solutia and SESA are fully cooperating with the BCA in this investigation. Because the indemnification obligations with respect to these matters are obligations of SESA, which is not a Debtor in these Chapter 11 Cases, such indemnification obligations, if any, will not be subject to treatment or discharge in the Chapter 11 Cases and Solutia will, directly or indirectly, bear the full cost of any fines assessed against SESA.

         (b)      Flexsys Actions

         Antitrust authorities in the United States, Europe and Canada have been investigating past commercial practices in the rubber chemicals industry. Flexsys has been and remains a subject of such investigation. Flexsys has been fully cooperating with the authorities and Solutia intends that it will continue to do so. In addition, a number of purported civil class actions on behalf of consumers have been filed against Flexsys and other producers of rubber chemicals.

                  (i)      Canadian Actions Against Flexsys

                  In May 2004, two purported class actions were filed in the Province of Quebec, Canada against Flexsys and other rubber chemical producers, alleging that collusive sales and marketing activities of the defendants damaged all persons in Quebec during the period July 1995 through September 2001. Plaintiffs seek statutory damages of (CAD) $14.6 million and

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

exemplary damages of (CAD) $25 per person. A hearing is scheduled during the first quarter of 2006 to determine which actions will be allowed to go forward. In May 2005, another case was filed in Ontario, Canada against Flexsys and other rubber chemical producers alleging the same claims as in the Quebec cases and seeking (CAD) $95 million in damages on behalf of all persons in Canada injured by the alleged collusive activities of the defendants. In August 2005, a similar case was filed in British Columbia seeking unspecified damages under a variety of theories on behalf of all purchasers in British Columbia of rubber chemicals and products containing rubber chemicals. Solutia is not a named defendant in any of these cases.

                  (ii)     State Court Actions Related to Flexsys

                  Solutia is presently aware of nine class actions that remain pending in various state courts against Flexsys and other producers of rubber chemicals. In these cases, plaintiffs seek damages on behalf of all retail purchasers of various products containing rubber, including tires, in various states since as early as 1994. Solutia is not named as a defendant in any of these cases. All of these cases remain pending at the trial court level in various procedural stages and no substantive discovery or other actions have taken place.

                  (iii) Federal Court Indirect Purchaser Actions Relating to Flexsys

                  On January 14, 2006, Solutia became aware of a newly filed case, Pearman, Benson and Immerman v. Crompton Corp., Flexsys, Solutia, et al., in the United States District Court for the Eastern District of Tennessee, purportedly filed on behalf of consumers in 37 states of products produced with rubber chemicals for the period 1994 through the present under the Tennessee Trade Practices Act. Solutia was initially named in the suit but was voluntarily dismissed without prejudice on February 3, 2006.

         7.       PENDING COMMERCIAL LITIGATION
                  -----------------------------

         (a)      Breach of Contract Litigation Related to Astaris

         On October 14, 2003, Solutia filed an action captioned Solutia Inc.
v. FMC Corporation in the Circuit Court in St. Louis County, Missouri, against FMC over its failure to provide a wet-process technology to make purified phosphoric acid to Astaris, the 50/50 joint venture between Solutia and FMC. On February 20, 2004, Solutia voluntarily dismissed the state court action and filed an adversary proceeding against FMC in the Bankruptcy Court. FMC filed a motion with the Bankruptcy Court to withdraw the reference. The motion was granted, and, as a result, the matter is now pending before the New York District Court. FMC filed a motion to dismiss Solutia's action based upon an alleged lack of standing. On March 29, 2005, the New York District Court granted in part and denied in part FMC's motion to dismiss. Specifically, the court dismissed with prejudice three of Solutia's causes of action for breach of contract. The New York District Court denied FMC's motion to dismiss Solutia's other causes of action for breach of warranty, breach of fiduciary duty, negligent misrepresentation, fraud and fraud in the


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

inducement. In this action, FMC does not have a counterclaim against Solutia or Astaris. The parties have completed all fact discovery and have fully briefed and orally argued their motions for summary judgment and are awaiting the court's ruling. The sale of substantially all of the assets of Astaris to ICL, as further described in Section III.C.2(e)(i) of this Disclosure Statement, did not affect the claims asserted by Solutia against FMC in this proceeding. Solutia is vigorously pursuing this action.

         (b)      Ticona Breach of Contract Counterclaim

         Since July of 2002, Solutia has been involved as a defendant and counterclaimant in a case captioned Ticona Polymers, Inc. ("Ticona") v. Solutia Inc. in New Jersey state court. This litigation arises from Ticona's termination of a longstanding requirements contract which obligated Ticona to purchase nylon salt from Solutia. Under the contract, Ticona was required to provide four-years' notice of termination. In August 2002, after unsuccessful pricing renegotiations with Solutia, Ticona reduced its stated requirements for nylon salt to zero, effectively terminating the contract after only four months notice. In July 2002, Ticona filed a declaratory judgment action in New Jersey state court, contending that its termination and requirements reduction were legitimate under the requirements contract and that it could sell its nylon business without assigning the contract to the new buyer. Ticona is not seeking compensatory damages from Solutia. In November of 2002, Solutia filed a counterclaim. Solutia's claims are essentially that nylon salt and nylon polymer are, for all purposes relevant to the suit, the same material in different forms. The bankruptcy stay against Solutia has been lifted and the case is currently proceeding in New Jersey state court and the parties are awaiting the court's ruling on their respective motions.

         8.       OTHER MATTERS
                  -------------

         (a)      Probst v. Monsanto and Solutia

         On February 22, 2000, a group of 35 former Solutia employees who were terminated by Solutia and became employees of Astaris, a joint venture between Solutia and FMC Corporation, filed a charge with the Equal Employment Opportunity Commission ("EEOC") alleging age discrimination under the Age Discrimination in Employment Act against Pharmacia and Solutia. This charge was titled Larry Probst, et al. v. Monsanto Company and Solutia, Inc. (the "Probst Charge").

         On November 23, 2004, the claimants in the Probst Charge filed a proof of Claim in the Chapter 11 Cases, attaching the Probst Charge. The Probst proof of Claim is filed as an unsecured, non-priority, contingent, and unliquidated disputed Claim.

         The Probst Charge alleges that the Astaris transaction resulted in age discrimination because the terminated employees were no longer covered by the Solutia Pension Plan as of their transfer date. The Probst Charge also alleges that Pharmacia's conversion of the (Old) Monsanto


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Pension Plan from a final average pay formula to a cash balance formula defined benefit pension plan was age discriminatory and that Solutia's adoption of a mirror cash balance pension plan and continued administration of that plan is age discriminatory. Further, the Probst Charge claimants allege that Solutia and Pharmacia misrepresented the effect that the conversion from a final average pay formula to a cash balance formula defined benefit pension plan would have on older workers.

         The EEOC began investigating the allegations raised in the Probst Charge in March 2000, at which time Solutia and Pharmacia, through their counsel, responded to an EEOC document request. On April 10, 2000, Solutia filed a statement with the EEOC describing the position of Solutia and Pharmacia with respect to the Probst Charge. This statement emphasized the lack of factual and legal support in the Probst Charge and rebutted the claimants' age discrimination theories by reference to the terms of the Monsanto Pension Plan and the Solutia Pension Plan and the history and design of particular benefits thereunder. The statement also pointed out that the Probst Charge was untimely. Nothing transpired with regard to the EEOC's investigation for approximately five years. On July 6, 2005, the EEOC sent a supplemental document request list to Solutia, and on October 7, 2005, Solutia filed a letter response to the EEOC's July 6, 2005 supplemental document request. The EEOC investigation remains ongoing.

         Solutia intends to object to the Probst proof of Claim.

         (b)      Department of Labor Audit

         On April 1, 2005, the United States Department of Labor (the "DOL") notified Solutia that the DOL was commencing an investigation of the SIP Plan pursuant to Section 504 of ERISA. The investigation is focused on the SIP's compliance with Title I of ERISA. Pursuant to the DOL's request, Solutia made various documents available to the DOL for inspection during an on-site visit by a DOL investigator during the week of May 2, 2005. Subsequent to that visit, the DOL has requested and Solutia has provided additional documentation. In November 2005, the DOL requested interviews of certain members of the Pension and Savings Fund Committee. As of the date of this Disclosure Statement, the DOL has not issued any notification of non-compliance or made any other formal claim in connection with the SIP Plan investigation. Solutia is fully cooperating with the DOL in this investigation.

                                     V.
                             REORGANIZED SOLUTIA
                             -------------------

A.       BUSINESS OVERVIEW
         -----------------

         As described in Section II.A of this Disclosure Statement, Solutia, together with its Debtor and non-Debtor subsidiaries, is a global manufacturer and marketer of high-performance chemical and polymer-based materials. Reorganized Solutia will function as a single integrated

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

operating company with a foundation comprised of four significant business lines--Nylon, LGI, CPFilms and Specialty Products and Services--each of which provides materials principally to the transportation, construction and manufacturing industries. Solutia's results of operations are currently reported under two segments. The Integrated Nylon segment includes the Nylon business, and the Performance Products and Services segment includes the LGI, CPFilms and Specialty Products and Services businesses.

         Management actions taken during the pendency of the Chapter 11 Cases have positioned Reorganized Solutia with a strong portfolio of businesses many of which have industry-leading positions within their markets. The strategies developed during the Chapter 11 Cases were based on rigorous analysis using a data driven approach and a clear understanding of external markets and competitive dynamics. The historic view of the businesses was tested against an unbiased assessment of competitive strengths and weaknesses and actions have been taken based on a real understanding of key issues. Strategic investments in new plant and equipment, focused spending on technology and marketing, an improved cost position and revitalized strategies all contribute to a set of businesses which will emerge from bankruptcy strong and ready to compete. Each of Reorganized Solutia's major businesses is positioned to play a unique role in a carefully developed business plan based on strategic analyses completed during the Chapter 11 Cases.

         Solutia's global headquarters is located in St. Louis, Missouri. Solutia also has corporate offices in Belgium, Brazil and Singapore. Solutia and its subsidiaries operate 21 manufacturing sites, seven technical centers and over 30 sales offices around the world. As of December 31, 2005, Solutia's global workforce was comprised of approximately 5,400 employees. Approximately 400 employees served in various corporate headquarters functions or in corporate functions not specifically related to any single business. The remaining 5,000 employees were employed in one of Solutia's four primary businesses. Approximately 4,100 employees were based in the United States, with the remaining employees spread across Solutia's facilities throughout the rest of the world.

         A chart summarizing Reorganized Solutia's anticipated organizational structure upon emergence from the Chapter 11 Cases is annexed to this Disclosure Statement as Exhibit I.

B.       THE NYLON BUSINESS
         ------------------

         The Nylon business consists of nylon fiber, plastics and intermediate chemical products used in construction, automotive, consumer and industrial applications. The Nylon business is the second largest Nylon 6,6 manufacturer in North America and the largest of Reorganized Solutia's businesses. The overall market for Nylon 6,6 continues to grow worldwide and, while this product is mature, its use has expanded to applications where its characteristics can provide more value to customers.


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         For 2005, the Nylon business generated approximately $1.6 billion in net sales, accounting for approximately 58% of Solutia's total net sales. The Nylon business had approximately 2,200 employees as of December 31, 2005 and operates facilities in Alvin, Texas (Chocolate Bayou), Decatur, Alabama, Foley, Alabama, Greenwood, South Carolina and Pensacola, Florida. The Nylon business is not particularly dependent on international operations with only 22% of consolidated net sales in 2005 into markets outside the United States.

         This Nylon business comprises an integrated family of nylon products, as follows:

         o Solutia's VYDYNE(R) nylon molding resins, ASCEND(R) nylon polymers and nylon industrial fibers, which are sold into the automotive, engineered thermoplastic, apparel, textile, commercial and industrial markets in products such as knit clothing, dental floss, tires, airbags, molded automotive parts, conveyor belts, cooking bags, food packaging and camping gear.

         o Solutia's nylon carpet staple and nylon bulk continuous filament which are sold under the WEAR-DATED(R) brand for residential carpet and the ULTRON(R) brand for commercial carpet, as well as under private labels for the residential, commercial and industrial markets.

         o Solutia's chemical intermediates, including adipic acid, hexamethylenediamine and acrylonitrile are used internally as feedstock for fiber and resins production and are also sold on the merchant market for use in nylon and acrylic fiber, nylon and ABS plastic, synthetic resins, synthetic lubricants, paper chemicals and plasticizers.

         Solutia holds a complete set of fully integrated processes and a highly flexible set of assets in the Nylon business. Importantly, there is a growth market in Nylon for engineering thermoplastics in which Solutia can compete. Management's thorough review of the Nylon business confirmed that Nylon 6,6 remains a high-performance, cost-effective polymer providing Solutia's customers superior performance in the areas of chemical, abrasion and heat resistance and processability in a variety of end-use applications. As one of the world's few fully integrated suppliers, Solutia is well positioned to create and sustain a highly competitive cost position.

         Managing the Nylon business, historically the most volatile of Solutia's businesses, will require management to improve Solutia's cost position and reduce its exposure to volatile raw material and energy price risks. Solutia's management believes that by altering the way in which Reorganized Solutia operates its assets, and through selected investments in reliability, significant improvements to Solutia's cost position may be possible. Solutia has addressed perceived weaknesses in its cost structure by focusing its resources on improving the operating efficiency and reliability of its plants. To date, process technology improvements in the Nylon intermediates areas have been implemented which materially improve the quality, cost and


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

reliability of these operations. Solutia also intends to restart its phenol to ketone alcohol assets which will provide additional improvements to cost, and importantly will also provide improved reliability in its Nylon business. In order to address Solutia's exposure to the volatility of natural gas and oil prices, Solutia is implementing a number of projects which will significantly change the energy profile of its operations. Solutia expects that by the end of 2006 there will be approximately a 30% reduction in exposure to natural gas and fuel oil prices and a corresponding increase in reliance on energy provided by coal, nuclear and other fuels at its operating sites. In addition, restructuring commercial contracts with emphasis on conversion margins while passing along input prices via formulas will be another way in which price risk may be mitigated.

         The Nylon business is currently in the process of establishing a unique new commercial construct aimed at reducing volatility that involves bringing together a strategic alignment of three of the strongest brands in the floorcovering industry: Wear-Dated Fiber; Scotchgard Protector by 3M and Mohawk. Solutia, Mohawk and 3M announced in December 2005 a unique long term alignment. For carpet, more than 80 Mohawk products are affected, including many that will switch from other fiber technologies to Wear-Dated fiber. Additionally, through changes in its contracting strategy, the Nylon business has increased its formula-based sales, in which raw material price fluctuations are passed through to the carpet mills. With these changes, a third of total Nylon sales are now covered by formulas; prior to these changes less than a fifth of Nylon sales had raw material pricing pass through formulas.

         Reorganized Solutia intends to use the significant cash flow generating ability of the Nylon business to fund growth opportunities in Nylon, such as the fast growing markets for nylon engineering thermoplastics, in addition to growth opportunities in the films and specialty chemicals sets of businesses. New commercial agreements and operating improvements, combined with a more strategic, action-oriented approach to the marketplace, lead management to conclude that Nylon can be an important part of Reorganized Solutia.

C.       THE LGI BUSINESS
         ----------------

         The LGI business is the world's largest producer of PVB, a plastic interlayer used in the manufacture of laminated glass for automotive and architectural applications. The LGI business is the second largest and fastest growing segment of Solutia's post-emergence business portfolio. Solutia markets its SAFLEX(R) and VANCEVA(R) brands of plastic interlayer to the automotive industry for use in automobile windshields and side, rear and roof windows of vehicles. Solutia also brands plastic interlayer under the KEEPSAFE(R) and KEEPSAFE MAXIMUM(R) marks for architectural applications.

         The LGI business generated approximately $624 million of net sales in 2005, accounting for approximately 22% of Solutia's total net sales. The LGI business had approximately 1,100 employees as of December 31, 2005. The LGI business operates facilities in Antwerp, Belgium, Ghent, Belgium, Newport, Wales (U.K.), Sao Jose dos Campos, Brazil, Singapore, Springfield,

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Massachusetts and Trenton, Michigan. The LGI business is particularly dependent on international operations with 76% of consolidated net sales in 2005 into markets outside the United States.

         Growth in the LGI business will be driven by the introduction of new PVB products, increased penetration of geographic markets and the creation of new primary demand for PVB interlayers and other film technologies worldwide. Solutia anticipates that over 80% of global demand growth will be in Europe and Asia and nearly half of demand growth will be in the architectural market.

         Solutia's research and development programs in the LGI business emphasize the development and commercialization of specialty products for the window glazing and specialty materials markets, such as a new acoustic safety interlayer for automotive windshields and a solar absorbing interlayer for automotive sunroofs. In 2006 the LGI business expects to commercialize new custom colors for safety interlayers and a fire resistant safety interlayer.

         Solutia's focused technology investments during the Chapter 11 Cases in new and enhanced products has positioned LGI to deliver benefits to consumers in important areas such as storm and hurricane protection, thermal/solar benefits, acoustics, colors, patterns and other aesthetics in addition to the safety and security role that laminated glass has played historically. The market for PVB is very attractive as demand for flat glass has outperformed global gross domestic product for many years, while demand for laminated glass has outpaced the growth in flat glass. Demand for laminated glass continues to grow globally with exceptionally strong growth foreseen in Europe and Asia over the next five years. Solutia enjoys a strong leading position in the PVB sheet market and the industry structure for PVB is attractive, with only four large producers globally and very few substitutes for this largely code-driven product.

         LGI will generate profitable new revenues resulting from additional investments in plant and equipment initiated during the Chapter 11 Cases and aimed at serving the rapidly emerging Asian automotive and architectural markets. Recently announced expansions of Solutia's laminated glass interlayer production capacity in China will significantly enhance Reorganized Solutia's manufacturing presence in Asia and supply the already substantial and rapidly developing Asian market for automotive and architectural glass. Solutia's recently announced acquisition of PVB capacity in Puebla, Mexico will provide lower overall systems cost and provide unlimited access to the expanding market for laminated glass in Mexico. The investments, coupled with Solutia's already substantial positions in North America and Europe, lead management to believe that Solutia can create cost-advantaged positions in every major world area while ensuring that it meets the growing demand for laminated glass around the world.


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         Management believes that sustained investment in market development, technology and new capacity throughout the restructuring period has positioned the LGI business for rapid, profitable growth following emergence.

D.       THE CPFILMS BUSINESS
         --------------------

         CPFilms is the third largest business in Solutia's post-emergence business portfolio and will emerge as a growth business. As the world's leading producer of high quality branded aftermarket window films, CPFilms will focus on growing primary demand for window films both in the United States and globally. Solutia's CPFilms business manufactures and sells special custom coated window films under the brands LLUMAR(R), the world's best-selling brand of window film, VISTA(R), a high performance line of products recognized by the design community as a leader in residential and commercial buildings, GILA(R), the leading brand of solar window film for the do-it-yourself retail market, and FORMULA ONE(R) high performance automotive films. CPFilms also manufactures various films for use in tapes, automotive badging, optical and colored filters, shades, packaging, computer touch screens, electroluminescent displays, and cathode ray tube and LCD monitors.

         For 2005, the CPFilms business generated approximately $200 million of net sales, accounting for approximately 7% of Solutia's total net sales. The CPFilms business had approximately 1,100 employees as of December 31, 2005. The CPFilms business operates facilities in Canoga Park, California, Martinsville, Virginia and Runcorn, U.K. The CPFilms business is not particularly dependent on international operations with only 36% of consolidated net sales in 2005 into markets outside the United States.

         CPFilms, a unique business for dyed, sputtered coated and metallized polyester premium films, has been growing at a rate of more than 4% annually. CPFilms operates in a market where brands, quality and customer service support premium pricing. Growth is driven by the development of innovative solutions to meet consumer demand for safety and security, energy conservation and decorative qualities in both automotive and architectural after-market window glazing applications and through the continued global expansion of branded products. To help create and support this growth, new investments in technology, marketing and plant and equipment have been made in the CPFilms business.

         Market penetration for this desirable after market product remains relatively uneven in countries throughout the world with surprisingly low awareness of this product even in countries where its use has been growing for many years As the market leader, Reorganized Solutia will focus on driving product awareness in more developed markets as well as developing new markets around the world where the benefits of solar, safety and security, as well as decorative films, are increasingly valued. With a market share more than twice that of the next largest competitor, Reorganized Solutia intends to place strategic emphasis on reinforcing and building CPFilms' already strong position in the branded aftermarket window films segment.


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         Solutia's research and development programs in the CPFilms business emphasize the development and commercialization of specialty products for the window glazing and specialty materials markets, such as specialty printed window films for home decoration.

E.       THE SPECIALTY PRODUCTS AND SERVICES BUSINESS
         --------------------------------------------

         Specialty Products and Services is the final piece of Solutia's post-emergence portfolio. The Specialty Products and Services business represents a unique set of niche businesses serving a diverse set of markets and end-users in the aerospace, manufacturing and industrial, water treatment and pharmaceuticals markets. These businesses are well-positioned and, in many cases, are world leaders, and historically have generated cash flows beyond that required to fund their continued growth. Solutia has strengthened these leading positions during the Chapter 11 Cases by continuing to invest in technology and customer service, and also through significant investments in new plant and equipment. The Specialty Products and Services businesses, collectively, generated approximately $358 million of net sales in 2005, accounting for approximately 13% of Solutia's total net sales.

         As of December 31, 2005, approximately 900 people were employed in the Specialty Products and Services businesses. Plastic products are manufactured in Ghent, Belgium and St. Louis, Missouri. Technical products are manufactured in Newport, Wales (U.K.). Heat transfer fluids are manufactured in Anniston, Alabama, Alvin, Texas (Chocolate, Bayou), Newport, Wales (U.K.), and Sao Jose dos Campos, Brazil. Aviation Fluids are manufactured in St. Louis, Missouri. Pharmaceutical services are provided out of Aarau and Bubendorf, Switzerland. The Specialty Products and Services businesses are particularly dependent on international operations with approximately 72% of consolidated net sales in 2005 into markets outside the United States.

         The principal product lines of the Specialty Products and Services business are as follows:

         o PLASTIC PRODUCTS - a variety of products including entrance matting and automotive spray suppression flaps sold under the brands ASTROTURF(R), CLEAN MACHINE(R), and CLEARPASS(R).

         o TECHNICAL PRODUCTS - DEQUEST(R) water treatment phosphonates used to enhance water quality for use in domestic, as well as heavy and light industrial applications and offering functional properties such as sequestration, scale inhibition and corrosion control.

         o HEAT TRANSFER FLUIDS - THERMINOL(R) heat transfer fluids used for indirect heating or cooling of chemical processes in various types of industrial equipment and in solar energy power systems. The fluids provide enhanced pumping characteristics, because


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

              they remain thermally stable at high and low temperatures. THERMINOL(R) fluids are leading products in the worldwide high temperature liquid phase market.

         o AVIATION FLUIDS - SKYDROL(R) brand aviation hydraulic fluids and SKYKLEEN(R) brand of aviation solvents supplied across the aviation industry. The SKYDROL(R) line includes fire-resistant hydraulic fluids, which are used in more than half of the world's commercial aircraft.

         o PHARMACEUTICAL SERVICES - the pharmaceutical services business provides leading pharmaceutical companies with pharmaceutical development expertise, including process research and manufacturing services, which allows pharmaceutical companies to bridge the gap from discovery of new drugs to the manufacturing of those drugs. Solutia conducts its pharmaceutical services business through its non-Debtor affiliates Amcis AG and Carbogen AG, both of which maintain their operations in Switzerland.

         Solutia competes in the plastic products business under various brand names including ASTROTURF(R), CLEAN MACHINE(R) and CLEARPASS(R), and by using continuous injection molding technologies to manufacture and market worldwide spray suppression mats for heavy trucking and premium-priced, high-performance entry matting, together with a range of other plastic products for use in the pet, poultry and sound suppression markets. Growth in these businesses will be primarily driven by new legislation regulating spray suppression systems for heavy trucking and product innovations that capitalize on continuous injection molding technology.

         Solutia competes in the water treatment business by manufacturing and marketing various products and providing technical service to end markets, including industrial water treatment, institutional cleaners, oil well operations and laundry detergents. Growth is driven by the development of new applications and products, as well as increased use in developing countries where water treatment markets are growing rapidly.

         Solutia competes in the heat transfer fluid business by providing engineering solutions for high temperature heat transfer applications. Sales are typically made to engineering companies who design and build chemical and plastics manufacturing facilities, with continuing sales to the operators of facilities designed for use with Solutia's heat transfer fluids such as synthetic fiber manufacturing, oil and gas processing, pharmaceutical manufacturing, barge and terminal heating and solar energy power systems. Growth is dependent on new product development and the rate of worldwide new factory construction.

         Solutia competes in the aviation fluid business by servicing technical needs of and selling products to airframe manufacturers and companies operating and/or servicing passenger or cargo


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

airplane fleets. Growth is driven by increases in worldwide miles flown by passenger and cargo airline fleets.

         Reorganized Solutia intends to identify and exploit opportunities to reinforce and renew its industry leading positions within the Specialty Products and Services business.

F.       JOINT VENTURE
         -------------

         Upon the closing of the Quimica purchase described in Section III.C.2.(b)(i) of this Disclosure Statement, Solutia will be a participant in only one non-consolidated joint venture, Flexsys. The owners of the Flexsys joint venture have begun the process of selling Flexsys as described in Section III.C.2(b)(i) of this Disclosure Statement. However, no assurance can be given that a sale will be completed.

         Flexsys, headquartered in Brussels, Belgium and jointly operated from Brussels and Akron, Ohio, was formed in 1995 as a 50/50 joint venture between Akzo and Pharmacia. Solutia acquired its interest in Flexsys from Pharmacia pursuant to the Solutia Spinoff. Flexsys is one of the leading global producers of a broad range of rubber-processing chemicals used in the production of tires and general rubber products and had 2005 sales revenue in excess of $640 million. Rubber processing chemicals are critical to the manufacture of finished rubber, as they increase the productivity of the manufacturing process and the quality of the end product by enabling the production of a superior, higher performance product with improved resilience, strength and resistance to wear and tear. Flexsys' proprietary manufacturing technology and know-how provides it with competitive advantages over other rubber processing chemical manufacturers in several of its product groups. While the principal market for Flexsys' products is vehicle tires, other important end markets include automotive belts, hoses, bumpers, window seals and applications in mining, agriculture and oil refining. Flexsys has approximately 695 dedicated employees worldwide and also employs nearly 300 people on a contractual basis with Solutia, Akzo and Monsanto. Flexsys has thirteen manufacturing facilities worldwide (six in Europe, three in North America, two in South America and two in Asia), five of which are dedicated Flexsys sites, with the remaining eight being sites where Flexsys is a guest of either Solutia, Akzo or Monsanto. Flexsys has sales offices or representatives strategically located worldwide to serve its customers. Flexsys operates three technology centers in Akron, Ohio, Monongahela, Pennsylvania and Deventer, the Netherlands and operates rubber and analytical laboratories in Akron, Ohio and in Brazil.

G.       CAPITAL OBLIGATIONS TO BE SATISFIED OR COMPROMISED UPON EMERGENCE
         -----------------------------------------------------------------

         As of the Petition Date, the Debtors reported, on a consolidated basis, approximately $1.2 billion in aggregate long-term indebtedness, primarily consisting of secured and unsecured notes, a bank credit facility and a synthetic lease financing arrangement. Of that indebtedness,

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

approximately $0.7 billion will be satisfied upon emergence from the proceeds of the Exit Financing Facility, as described in greater detail in
Section IX.D of this Disclosure Statement. The Debtors' outstanding capital obligations are summarized in the following chart:





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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


----------------------------------------------------------------------------------------------------------------------------
                                       AMOUNT AT         SECURED OR         MATURITY          AMOUNT OUTSTANDING AS OF THE
                                       ISSUANCE          UNSECURED            DATE                    PETITION DATE
----------------------------------------------------------------------------------------------------------------------------
DIP CREDIT FACILITY PURSUANT TO A    $525 million    Secured             June 19, 2006 (or    N/A (see Section III.A.2 of
FINANCING AGREEMENT, DATED JANUARY                                       earlier as           this Disclosure Statement).
16, 2004                                                                 provided by the
                                                                         terms of the DIP
                                                                         Credit Facility)

----------------------------------------------------------------------------------------------------------------------------
11.25% SENIOR SECURED NOTES UNDER    $223 million    Secured             July 5, 2009         Approximately $203(11)
AN INDENTURE, DATED JULY 9, 2002                                                              million outstanding as of
                                                                                              the Petition Date.

----------------------------------------------------------------------------------------------------------------------------
SYNTHETIC LEASE FINANCING            N/A             Secured             August 5, 2007       $43.3 million outstanding as
AGREEMENT, DATED AUGUST 26, 1999,                                                             of the Petition Date.
AND RELATED TRUST AGREEMENT, DATED
FEBRUARY 23, 1999

----------------------------------------------------------------------------------------------------------------------------
7.375% DEBENTURES THE PREPETITION    $300 million    Unsecured           October 15, 2027     $300 million (plus accrued
INDENTURE                                                                                     but unpaid interest)
                                                                                              outstanding as of the
                                                                                              Petition Date.

----------------------------------------------------------------------------------------------------------------------------
6.72% DEBENTURES UNDER THE           $150 million    Unsecured           October 15, 2037     $150 million (plus accrued
PREPETITION INDENTURE                                                                         but unpaid interest)
                                                                                              outstanding as of the
                                                                                              Petition Date.

----------------------------------------------------------------------------------------------------------------------------
10% EURO NOTES UNDER A FISCAL        (euro)200       Secured (by         February 14, 2008    Approximately $251 million
AGENCY AGREEMENT, DATED FEBRUARY       million       substantially all                        outstanding as of the
11, 2000, AS AMENDED                                 the assets of                            Petition Date; refinanced as
                                                     Solutia Europe                           of January 30, 2004 by
                                                     S.A./N.V., a                             Solutia Europe S.A./N.V., a
                                                     non-Debtor                               non-Debtor subsidiary of
                                                     subsidiary of                            Solutia.
                                                     Solutia)

----------------------------------------------------------------------------------------------------------------------------

         1.       DIP CREDIT FACILITY & PREPETITION SECURED BANK DEBT
                  ---------------------------------------------------

         The DIP Credit Facility served to replace the Debtors' prepetition revolving credit facility. On October 8, 2003, the Borrowers entered into the Bank Credit Agreement with Ableco Finance LLC, a unit of Cerberus Capital Management, L.P., and other syndicate lenders,


-----------------------------
(11) This amount takes into account approximately $20 million of unamortized original issue discount.


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  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


including Wells Fargo Foothill, Inc. and Congress Financial Corporation. The Bank Credit Agreement provided for a three-year, $350 million revolving credit facility guaranteed by the Guarantors, and was secured by liens consisting of certain of the Borrowers' and Guarantors' working capital assets and real property, facilities and equipment. The funds borrowed under the Bank Credit Agreement were used to refinance and retire Solutia's then-existing bank credit facility, for general working capital purposes and to pay fees and expenses related to the Bank Credit Agreement. On December 19, 2003, Solutia, Solutia Business Enterprises Inc. and each of Solutia's other Debtor subsidiaries obtained the Interim DIP Facility. The Interim DIP Facility provided up to $500 million in debtor-in-possession financing, which was secured by substantially all of the Debtors' assets and from which Solutia made an initial borrowing of $75 million. The Interim DIP Facility was subsequently replaced by the DIP Credit Facility which was used to retire the Borrowers' obligations pursuant to the Bank Credit Agreement.

         On January 16, 2004, pursuant to authorization from the Bankruptcy Court, Solutia entered into the $525 million DIP Credit Facility. The DIP Credit Facility was used by Solutia and its Debtor subsidiary Solutia Business Enterprises Inc. to retire their respective obligations under the Bank Credit Agreement and the Interim DIP Facility.

         The DIP Credit Facility was subsequently amended on March 1, 2004, July 20, 2004 and June 1, 2005. The various amendments to the DIP Credit Facility modified, among other things, the mandatory prepayment terms and covenants regarding disposition of assets and investments, certain notice provisions, the interest rate, and the term of the final maturity date from December 19, 2005 to June 19, 2006.

         The DIP Credit Facility, as amended, consists of: (a) a $50 million multiple draw term loan; (b) a $300 million single draw term loan, which was drawn in full on the effective date of the facility; and (c) a $175 million borrowing-based revolving credit facility, which includes a $150 million letter of credit subfacility.

         2.       SENIOR SECURED NOTES
                  --------------------

         As of the Petition Date, Solutia had outstanding $223 million (which included an unamortized original issue discount of $20 million) of 11.25% senior secured notes due July 5, 2009 (the "Senior Secured Notes") issued pursuant to that certain indenture between SOI Funding Corporation and HSBC Bank USA, as indenture trustee, dated July 9, 2002, which was subsequently amended by a supplemental indenture among Solutia, SOI Funding Corporation and certain of Solutia's subsidiary guarantors as defined therein, and HSBC Bank USA, dated July 25, 2002 (together, the "2009 Indenture").(12) The Senior Secured Notes are secured by liens


-----------------------------
(12) Pursuant to the Plan, Allowed Claims arising from the Senior Secured Notes issued pursuant to the 2009 Indenture are unimpaired and will be paid in full, as further described in Section VII.D of the Plan. Pursuant to the Plan, under section 502(b)(2) of the Bankruptcy Code and applicable law in the Second Circuit, such payment
                                                              (Continued...)

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


on the Debtors' accounts receivable, inventory, capital stock of certain Debtor subsidiaries, capital stock of certain subsidiary guarantors, certain intercompany loans, intellectual property, and certain joint venture interests. By agreement dated January 16, 2004, The Bank of New York replaced HSBC Bank USA as indenture trustee under the 2009 Secured Notes. Solutia expects to pay the allowed amount of the Senior Secured Notes Claims with a portion of the proceeds from the Exit Facility, as more fully described in Section IX.D of this Disclosure Statement.

         3.       HEADQUARTERS FINANCING
                  ----------------------

         On August 26, 1999, Solutia entered into a synthetic lease financing arrangement for the construction of its principal headquarters located at 575 Maryville Centre Drive, St. Louis, Missouri (the "Headquarters Financing"). Pursuant to the terms of the Headquarters Financing and a related trust agreement, dated as of February 23, 1999 (as subsequently amended as of August 1, 1999), Solutia, in its capacity as a lessee, and United Missouri Bank & Trust, N.A., as a lessor and mortgage certificate trustee, issued mortgage trust certificates to various purchasers. The trust certificates were issued to obtain financing to purchase the headquarters property and pay certain transaction costs in connection with the Headquarters Financing. As of the Petition Date, Solutia had $43.3 million principal amount of outstanding senior secured mortgage trust certificates, which have a composite interest rate of 7.19% and maturity date of August 25, 2007. Given that the Claims arising out of the Headquarters Financing are not fully secured, under the Plan the Headquarters Financing lenders will have an Allowed Secured Claim and an Allowed General Unsecured Claim in such amounts as consensually agreed to or ordered by the Bankruptcy Court. The lenders filed two Proofs of Claim with respect to the Headquarters Financing. A Proof of Claim was filed that asserted a Secured Claim of $43,343,313.00 plus accruing interest and fees for the outstanding amounts owing by Solutia under the Headquarters Financing and a Proof of Claim was filed in an identical amount based on Solutia's guarantee of the Headquarters Financing. Solutia and the lenders have reached an agreement in principal to resolve the lenders' claims in exchange for a new secured note in the amount of $20,000,000 payable with interest at 7.175% over 15 years, and an Allowed General Unsecured Claim in the amount of approximately $27 million.

         4.       UNSECURED NOTES
                  ---------------

         As of the Petition Date, Solutia had outstanding $300 million in 2027 Debentures; and $150 million in 2037 Debentures issued pursuant to the Prepetition Indenture. Pursuant to


-----------------------------
     will exclude any claims for unamortized original issue discount, or for default interest, "make whole" payments, call premiums or any other additional payments. See In re Chateaugay Corporation, 961 F.2d 378,
                          --- ----------------------------
     380-81 (2d Cir. 1992) (holding that a claim for unamortized original issue discount constitutes unmatured interest and is expressly disallowed by section 502(b)(2) of the Bankruptcy Code).

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


the Plan, as more fully described in Section VII.D of this Disclosure Statement, the Holders of the 2027 Debentures and the 2037 Debentures will receive equity in Reorganized Solutia in exchange for their notes. A discussion regarding the litigation relating to the Debentures can be found in Section IV.A.1 of this Disclosure Statement.

         5.       EURO NOTES
                  ----------

         The Euro Notes were issued by SESA, a non-Debtor Belgian subsidiary of Solutia, pursuant to the Fiscal Agency Agreement in the aggregate principal amount of (euro)200 million. Prior to the Petition Date, Solutia and SESA negotiated a comprehensive debt restructuring agreement with the requisite holders of the Euro Notes to avoid any event of default upon a bankruptcy filing by Solutia, then a guarantor of the Euro Notes. On January 30, 2004, SESA successfully completed the restructuring of the obligations arising out of the Euro Notes, the terms of which are described in greater detail below. The restructuring, which was accomplished in two steps, allowed SESA to continue normal, uninterrupted operations during the Chapter 11 Cases. Additionally, the Euro Notes restructuring eliminated certain cross-default and guarantee provisions related to Solutia.

         The Euro Notes are currently obligations of SESA in the principal amount of (euro)200,000,000 with a 10.00% coupon and a final redemption maturity date of December 15, 2008. The Euro Notes are secured by substantially all the assets of SESA and guaranteed by each Subsidiary Guarantor. Each subsidiary guarantee is secured by substantially all the assets of such Subsidiary Guarantor, all in accordance with local law. The Euro Notes are subject to certain restrictions on redemption including, without limitation, the payment of a premium over the principal amount thereof, which premium is reduced over time as set forth in that certain
Schedule 1 to the Fiscal Agency Agreement dated on or about February 10, 2004. The indenture governing the Euro Notes contains certain affirmative and negative covenants, including, without limitation, with respect to incurrence and existence of liens, indebtedness, restricted payments, investments and disposition of assets.

         Solutia retains the option to repay the Euro Notes in full as of the Effective Date from the proceeds of the Exit Financing Facility, as further described in Section IX.D of this Disclosure Statement.

         6.       EQUITY
                  ------

         Prior to the Petition Date, Solutia's common stock traded on the New York Stock Exchange (the "NYSE") under the ticker symbol "SOI." As a result of Solutia's bankruptcy filing, the NYSE suspended trading in Solutia's common stock on December 17, 2003 and, on February 27, 2004, delisted the securities from the exchange. Following suspension of trading on the NYSE, Solutia's common stock has been quoted on the OTC Bulletin Board and on the

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


Pink Sheets Electronic Quotation Service maintained by The Pink Sheets LLC under the ticker symbol "SOLUQ.OB."

         As of December 31, 2005, Solutia had 104,459,578 shares of common stock issued and outstanding, and had no preferred shares issued or outstanding. All currently issued shares of Solutia common stock will be cancelled pursuant to the Plan. In addition, as of December 31, 2005, Solutia had 17,323,551 stock options outstanding. All of these stock options either have expired or will expire prior to the Confirmation Date or will be cancelled pursuant to the Plan. No distributions will be made to the Holders of Equity Interests in Solutia.

         Based on public filings as of December 31, 2005, Solutia believes the following persons or entities beneficially own 5% or more of the outstanding common stock of Solutia:

             STOCKHOLDER                             SHARES BENEFICIALLY OWNED                  PERCENT OF CLASS
--------------------------------------             -----------------------------              --------------------
Lime Capital Management LLC(13)                              7,767,509                                7.4%
Triage Capital LF Group LLC(14)                              6,122,635                                5.9%
Caxton International Limited(15)                             5,900,000                                5.7%

         In order to preserve its NOLs (as defined herein), on December 7, 2005, Solutia filed a Motion for an Order Pursuant to sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code (A) Limiting Certain Transfers of Equity Interests in Solutia Inc. and (B) Approving Related Notice Procedures. The NOL Motion sought entry of an order to show cause (the "Order to Show Cause") and a final order ("the "NOL Order") imposing certain notice procedures and transfer restrictions on the trading of equity securities of Solutia. The Order to Show Cause which was entered on December 7, 2005, and the NOL Order, which was entered on February [__], 2006, among other things require: (i) certain beneficial owners of at least 4,700,681 shares (representing approximately 4.5% of all issued and outstanding shares) of Solutia's equity securities (a "Substantial Owner") to notify Solutia and the Bankruptcy Court that they are Substantial Owners; (ii) Substantial Owners to file a notice with Solutia and the Bankruptcy Court before any acquisition or disposition of Solutia equity securities or options to acquire or dispose of Solutia equity securities and (iii) any other person or entity to file a notice with Solutia and the Bankruptcy Court before any acquisition of Solutia equity securities, or option to acquire Solutia equity securities, that would make such person or entity a Substantial Owner.

-----------------------------
(13) Including the following affiliates of Lime Capital Management LLC: Lime Capital Management Administrators LLC; Lime Fund LLC; Lime Overseas Fund Limited; Gregory E. Bylinsky; Mark Gorton.

(14) Including the following affiliates of Triage Capital LF Group LLC:
     Leonid Frenkel.

(15) Including the following affiliates of Caxton International Limited:
     Caxton Equity Growth LLC; Caxton Equity Growth (BVI) Ltd.; Caxton Associates, L.L.C.; Bruce S. Kovner.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


The NOL Order allows Solutia to object in the Bankruptcy Court to any such transactions, within thirty days of receipt of notice of such transactions, if the transaction poses a material risk of adversely affecting the Debtors' ability to utilize the NOLs or other tax attributes. Any acquisition or disposition to which Solutia objects would not become effective unless and until approved by an order the Bankruptcy Court.

         Under the NOL Order and Order to Show cause, any purchase, sale or other transfer of Solutia equity securities in violation of the restrictions in the Order to Show Cause would be void ab initio as an act in violation of the NOL Order or Order to Show Cause and would therefore confer no rights on the proposed transferee.

H.       REORGANIZED SOLUTIA'S STRUCTURE
         -------------------------------

         A summary of the proposed organizational structure of Reorganized Solutia is annexed to this Disclosure Statement as Exhibit I. As set forth above, all of Solutia's existing common stock will be cancelled upon confirmation of the Plan and the new common stock of Reorganized Solutia will be issued pursuant to the Plan on the terms set forth below.

         1.       NEW COMMON STOCK
                  ----------------

         Following Solutia's emergence from bankruptcy, the capital stock of Reorganized Solutia is expected to be listed on the New York Stock Exchange. Pursuant to the Plan, Reorganized Solutia will issue shares of New Common Stock upon its emergence from the Chapter 11 Cases, almost all of which will, immediately following such emergence, be held by (or in reserves for) Monsanto and Solutia's unsecured creditors.

         2.       EXIT FINANCING FACILITY
                  -----------------------

         Solutia will seek an exit facility ("Exit Financing Facility") of up to $1.6 billion (including undrawn availability on the revolving loan) to replace all of its existing secured debt obligations, satisfy various bankruptcy related costs, and provide adequate liquidity for on-going operations. The Exit Financing Facility is expected to include some combination of institutional term loans, a revolving loan, a letter of credit facility, high yield bonds, or second lien loans, depending on many factors, including the strength of the capital markets. Solutia has not yet selected a lead exit facility lender but has received numerous indications of interest. Confirmation will be contingent upon receiving a competitive exit facility on terms acceptable to Solutia, the Creditors' Committee and Monsanto.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

                                    VI.
                              GLOBAL SETTLEMENT
                              -----------------

         On June 7, 2005, after several months of complex negotiations, Solutia, Monsanto and the Creditors' Committee reached an agreement in principle (the "Agreement in Principle") that contemplated a reallocation of the Legacy Liabilities and would govern the relationship between Solutia and Monsanto after Solutia's emergence from the Chapter 11 Cases. Through further intense and extensive discussions and negotiations among Solutia, Monsanto, Pharmacia, the Creditors' Committee and the Retirees Committee, the Agreement in Principle has developed into a global settlement (the "Global Settlement"), which is embodied in the Plan, the Relationship Agreement and the Plan Documents. As discussed in greater detail below, the Global Settlement was carefully crafted and negotiated to provide Solutia with significant relief from the Legacy Liabilities that, as discussed in
Section II.C of this Disclosure Statement, were a significant factor in Solutia's need to commence the Chapter 11 Cases. Moreover, the implementation of the terms of the Global Settlement will, among other things, significantly reduce Reorganized Solutia's future risk of contingent Legacy Liabilities, considerably strengthen Reorganized Solutia's balance sheet and provide the Debtors with a solid foundation to emerge from the Chapter 11 Cases as a viable enterprise.

         The Global Settlement accomplishes one of Solutia's primary goals in these Chapter 11 Cases by significantly reducing Solutia's obligations with respect to the Legacy Liabilities. Specifically, as described in more detail below, pursuant to the Global Settlement, Monsanto will (a) contribute cash to Reorganized Solutia which will enable Reorganized Solutia to fund the Retiree Trust, subject to the Rights Offering, which will serve to satisfy Reorganized Solutia's obligations with respect to Pre-Spin Retirees and facilitate the Retiree Settlement, (b) take responsibility, as between itself and Reorganized Solutia, for environmental obligations with respect to Legacy Sites (as defined below) and partial responsibility, as between itself and Reorganized Solutia, for environmental obligations with respect to Shared Sites (as defined below), and (c) take financial responsibility, as between itself and Reorganized Solutia, for Tort Claims. Accordingly, as a result of the Global Settlement, Solutia will eliminate its Legacy Tort Liabilities exposure, greatly reduce its environmental obligations, and significantly reduce its exposure with regard to OPEB obligations for Pre-Spin Retirees.

         Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Monsanto Contribution, the Pharmacia Contribution, and as a result of arm's-length negotiations with the Retiree's Committee and the Creditors' Committee, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies between the Estates and (a) Monsanto, including the Monsanto Claims and all causes of action asserted in the Equity Committee Adversary Proceeding, (b) Pharmacia, including the Pharmacia Claims and all causes of action asserted in the Equity Committee Adversary Proceeding, and (c) the Retirees including all Claims to post-employment and other benefits asserted by the Retirees; provided, however, that the Global Settlement shall not
                 --------  -------
settle or

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

resolve any claims, obligations, suits, damages, demands, debts, rights, causes of action or liabilities as between Monsanto and Pharmacia under the Separation Agreement.

A.       SETTLEMENT WITH THE RETIREES' COMMITTEE PERTAINING TO LEGACY OPEB
         -----------------------------------------------------------------
         LIABILITIES
         -----------

         The Retiree Settlement will resolve the various litigations regarding the Retirees' benefits, as well as the Claims the individual Retirees have filed against Solutia. Pursuant to the Retiree Settlement, Solutia will modify the OPEB benefits provided to Retirees. These modifications will provide Solutia with a significant savings, and many of these modifications were not possible without the Retirees' consent. In addition, the Retiree Settlement will alleviate Solutia's Legacy OPEB Liabilities with regard to Retirees who retired prior to the Solutia Spinoff (the "Pre-Spin Retirees"), through the funding of the Retiree Trust with $175 million to reimburse Reorganized Solutia in connection with payments related to such liabilities.

         The key terms of the Retiree Settlement include the implementation of a defined dollar limit on the amount Reorganized Solutia will pay annually for retiree medical expenses, changes to deductibles and copayments under the medical plan applicable to Retirees post-confirmation and a cap on the amount of retiree life insurance provided to eligible Retirees. In addition, Reorganized Solutia will continue to offer prescription drug benefits to Medicare-eligible Retirees and will retain the government subsidy provided to employers for their continued participation in such benefits. Reorganized Solutia will continue to be subject to certain restrictions on its right to make changes to retiree benefits for those Retirees covered under the Forsberg Settlement. In consideration for Monsanto's contributions to fund the Legacy OPEB Liabilities under the Global Settlement, the Retirees will release Monsanto and Pharmacia. Pursuant to the Retiree Settlement, the Retirees also will receive the benefit of the Retiree Claim, to compensate them for certain reductions in their OPEB.

         Pursuant to the Retiree Settlement, the Retirees will receive the benefit of the Retiree Claim. The Retiree Claim will be an Allowed non-priority Unsecured Claim in the aggregate amount of $35 million. In full and complete satisfaction of the Retiree Claim, Reorganized Solutia shall contribute shares of New Common Stock (the "Retiree Shares") to the Retiree Trust equal to (a) 10% of the value of the Retiree Trust (determined in accordance with ERISA and the IRC on the date such contribution is made) or
(b) the number of shares of New Common Stock necessary to provide a recovery on account of the Retiree Claim equal to the recovery such Claim would receive if it were treated as a General Unsecured Claim not subject to any dilutions or adjustments and based on the midpoint of claims set forth in the Disclosure Statement approved by the Bankruptcy Court and the Bankruptcy Court approved Equity value of Reorganized Solutia (the "Implied Recovery"). In no event will the recovery on the Retiree Claim exceed the Implied Recovery. The Retiree Shares and any proceeds from the sale thereof, shall be used to reimburse Reorganized Solutia for payments related to OPEB for Pre- and Post-

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Spin Retirees. On the Effective Date, any and all claims filed by individual Retirees on account of their OPEB shall be disallowed and expunged as being duplicative of the Retiree Claim.

         Solutia will file a motion pursuant to Bankruptcy Code section 1114 and Bankruptcy Rule 9019 (the "Retiree Settlement Motion") seeking entry of an order (the "Retiree Approval Order") approving the Retiree Settlement. The hearing on the Retiree Settlement Motion will be held contemporaneously with the Confirmation Hearing. The Retiree Order will explicitly provide that the Retiree Settlement supersedes the Forsberg Settlement and post settlement plan, and the Retiree Settlement and Approval order will be filed with the United States District Court for the Northern District of Florida, Pensacola, where the Forsberg Litigation was pending.

B.       SETTLEMENT PERTAINING TO THE LEGACY ENVIRONMENTAL LIABILITIES
         -------------------------------------------------------------

         Pursuant to the Global Settlement, and as reflected in the Relationship Agreement, the sites giving rise to the Legacy Environmental Liabilities generally fall into the following categories (described in further detail below):(16)

         o    Retained Sites: Sites owned and/or operated by Pharmacia prior
              --------------
              to, and by Solutia following, the Solutia Spinoff, and certain related off-site contamination, and non-owned sites to which Solutia sent waste at any time after the Solutia Spinoff (the "Retained Sites").(17)

         o    Legacy Sites: Sites owned by Pharmacia but never owned or
              ------------
              operated by Solutia, and certain related off-site contamination, and disposal locations used, but not owned, by Pharmacia prior to the Solutia Spinoff to which Solutia never sent waste (the "Legacy Sites").(18)


-----------------------------
(16) For the complete technical definitions of each site category, please see Article III of the Relationship Agreement and the related definitions.

(17) Includes certain off-sites as to which liability arises due to contamination originating on the Retained Sites, but excludes certain off-site areas specifically included as Legacy Sites and Shared Sites.

(18) The Legacy Sites also include (a) certain off-site locations as to which liability arises due to migration of contamination that originated on a Legacy Site and (b) dioxin-related contamination of the Kanawha River in the vicinity of the Nitro Plant, which Plant is otherwise treated as a Retained Site.

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         o    Shared Sites: Sites never owned or operated by Solutia (with
              ------------
              minor exceptions) (the "Shared Sites"),(19) but which have been affected by historical contamination from the Anniston Plant or the W.G. Krummrich Plant (Sauget).(20)

         o    Certain Waste Sites: Sites which are not categorized as
              -------------------
              Retained Sites, Legacy Sites or Shared Sites and were never owned or operated by either Pharmacia or Solutia but to which both (a) Solutia and (b) Pharmacia (during the period prior to the Solutia Spinoff) sent waste giving rise to CERCLA (or any state law equivalent) liability shall qualify as both a Retained Site and a Legacy Site.

         Another potentially significant source of potential Legacy Environmental Liabilities, which relates to each of the four categories of sites, are claims associated with natural resource damages ("NRD") pursuant to Section 107(a)(4)(C) of CERCLA or equivalent state or local laws. NRD Claims are discussed separately below.

         1.       RETAINED SITES (SOLUTIA-OWNED OR OPERATED SITES)
                  ------------------------------------------------

         Retained Sites consist of facilities and properties Solutia has owned or operated following the Solutia Spinoff and certain related off-site contamination. This includes Solutia's (a) active operating facilities, as well as former plants and landfills closed prior to the Solutia Spinoff, for which fee simple title was transferred to Solutia under the Distribution Agreement, and migration of contamination from such sites, (b) certain other contaminated property that is contiguous or proximate to properties owned or operated by Pharmacia prior to the Solutia Spinoff, and migration of contamination from such sites, and (c) sites to which Solutia sent waste after the Solutia Spinoff. Most of the Legacy Environmental Liabilities at these sites are due to releases of hazardous substances that occurred prior to the Solutia Spinoff.

         Solutia's environmental remediation obligations at the Retained Sites are not "claims," as defined by section 101(5) of the Bankruptcy Code, but rather continuing obligations of Solutia that are unaffected by the Chapter 11 Cases.(21) Consistent with this status, the proofs of Claim filed by the United States of America (on behalf of the EPA) against the Debtors and by other


-----------------------------
(19) The Sauget Shared Site includes three relatively small parcels of land currently owned by Solutia.

(20) Some Shared Sites are not immediately adjacent, but all are proximate to, either the Anniston Plant or the W.G. Krummrich Plant.

(21) The one exception to this general rule is the Great Lakes site ("Great Lakes") cost recovery case brought by the EPA against Solutia and other potentially responsible parties. Solutia has never owned or operated this site, but Pharmacia was not a named defendant in the case. Solutia will continue to defend this litigation and any recovery decided in favor of the United States will be treated as a General Unsecured Claim under the Plan.

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

state governments state that, with respect to remediation obligations at owned and operated sites, such Claims are "filed in a protective manner." Accordingly, Solutia expects that no Allowed Claim (and no distribution thereon) will result from the United States' or other governmental entity's proofs of Claim filed with respect to such obligations.

         Solutia currently projects that it will incur remediation costs for the Retained Sites in the aggregate amount of approximately $85 million over the next five years. Although this projection only includes costs through 2010, remediation work will continue on Retained Sites under the federal Resource Conservation and Recovery Act ("RCRA") program and related state programs for several years. While the EPA has not yet determined final remediation measures for many of these sites, Solutia projects that for the Retained Sites, the highest annual expenditures will occur during the 2006-2010 period, with an average annual cost of $16 million. Beyond 2010, Solutia expects that annual remediation costs will begin gradually declining from $16 million a year as the amount of remedial work declines and is replaced by the operation of treatment systems and maintenance activities.(22) As discussed in Section VI.B.1 herein, pursuant to the Plan and the Relationship Agreement, Solutia will continue to be responsible for the Legacy Environmental Liabilities at the Retained Sites.

         2.       LEGACY SITES (NEVER OWNED OR OPERATED BY SOLUTIA)
                  -------------------------------------------------

         Legacy Sites consist primarily of sites that Solutia has never owned or operated or to which it never sent waste, with minor exceptions. In general, the Legacy Sites are of three types: (i) former Pharmacia facilities that were sold or otherwise conveyed to other parties prior to the Solutia Spinoff, (ii) waste disposal sites never owned or operated by Pharmacia but to which Pharmacia sent waste prior to the Solutia Spinoff and
(iii) property to which contamination migrated from one of the foregoing facilities or sites. At the time of the Petition Date, pursuant to the Distribution Agreement, Solutia was managing more than 50 Legacy Sites with active remediation. There also may be additional not-yet-identified Legacy Sites that were owned or operated or used for disposal by Pharmacia or one of the predecessor companies it acquired.

         Solutia ceased handling and paying Legacy Site obligations upon the commencement of the Chapter 11 Cases. As discussed above, Pharmacia remains directly liable at these sites due to its activities prior to the Solutia Spinoff, and Monsanto remains contractually liable to Pharmacia under the Separation Agreement in the event Solutia fails to satisfy the liabilities for these sites. Solutia has, for the most part, transferred remedial work or payment obligations at these sites to Monsanto, which, consistent with the Interim Protocol, has agreed to undertake this work or


-----------------------------
(22) These long-range estimates include many assumptions about future management decisions and actions which have not yet been made or have not yet occurred, as well as many assumptions as to actions by various regulatory agencies which may or may not occur. In addition, amounts expended by Solutia with respect to Retained Sites do not count toward the cap referenced in Sections VI.E.4 of this Disclosure Statement.



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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

payment obligation acting as Pharmacia's agent. In most such instances where there are work obligations, acting in that capacity, Monsanto has requested, and Solutia has permitted, Solutia's remediation managers to continue managing the work on Monsanto's behalf and Monsanto has paid all costs except for Solutia's remediation managers' salaries and benefits. There are no Legacy Sites at which cleanup work formerly being performed or managed by Solutia is going untended as a result of Solutia's filing of the Chapter 11 Cases. The costs incurred by Monsanto as a result of Solutia's cessation of performance of its Distribution Agreement obligations with respect to these sites, both during the Chapter 11 Cases and following the Effective Date, represent a portion of the Monsanto Claim.

         Based on very rough estimates prepared prior to filing the chapter 11 petition, Solutia believes the cost of the long term remedial obligations at these sites is over $100 million. As discussed in Section VI.E.4 herein, pursuant to the Plan and the Relationship Agreement, Monsanto will take responsibility, as between itself and Reorganized Solutia, for the Legacy Environmental Liabilities related to the Legacy Sites. In light of the significant known and contingent liabilities associated with the Legacy Sites, Monsanto's agreement to undertake responsibility for such sites will be of considerable value in reducing the burden of Legacy Environmental Liabilities for Solutia upon emergence from bankruptcy.

         3.       SHARED SITE AREAS (ANNISTON AND SAUGET)
                  ---------------------------------------

         Shared Site Areas consist of the Off-Site Areas adjacent to or near two of the Retained Sites, the Anniston, Alabama Plant and the W.G. Krummrich Plant in Sauget, Illinois. These Off-Site Areas are not owned by Solutia (with the exception of "Site R," a narrow strip of property in Sauget Site Q, and the Containment Cell in Sauget).

         During the Chapter 11 Cases, Solutia has ceased funding remediation efforts at the Off-Site Areas. Pursuant to the Interim Protocol, Monsanto has (as Pharmacia's agent) undertaken the work Solutia was performing at the Off-Site Areas prior to the Petition Date. As with several of the Legacy Sites, Solutia's remediation managers are managing this work for Monsanto. Monsanto, acting as Pharmacia's agent, currently bears all costs, as between itself and Solutia, for the non-Solutia owned Shared Sites, except for the salaries and benefits of Solutia's remediation managers.

         The costs incurred by Monsanto as a result of Solutia's cessation of performance of its obligations under the Distribution Agreement with respect to the Shared Sites represent a portion of the Monsanto Claim.

         Solutia currently projects aggregate remediation costs with respect to Shared Sites to be approximately $104 million over the next five years. Such costs will be shared between Solutia and Monsanto pursuant to the arrangement discussed in Section VI.E.4 below. Significant additional costs will be required with respect to the Shared Sites after 2010. Although the EPA


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

has not yet determined final remedies for these sites, Solutia estimates that the highest annual expenditures after the 2006-2010 period will occur during the five-year period immediately following 2010. During that period, major remediation work at both Sauget and Anniston is expected to be required and costs are projected to be consistently about $25 million a year. Thereafter, remedial work will continue for some time, but annual costs should begin to decline as the amount of remedial work lessens and only operation of treatment systems and maintenance activities remains.(23)

         4.       CERTAIN WASTE SITES
                  -------------------

         Pursuant to the Relationship Agreement, the responsibility for environmental liabilities applicable to Solutia, Pharmacia and Monsanto at a Certain Waste Site will be allocated among Solutia and Monsanto according to the volume and toxicity of waste sent by Solutia, on the one hand, and Pharmacia, on the other hand, to such Certain Waste Site or by such other reasonable measures to which the Parties may agree consistent with customary allocation principles.

         5.       NATURAL RESOURCE DAMAGES AT ANNISTON AND SAUGET
                  -----------------------------------------------

         The Legacy Environmental Liabilities also include potential liability for the NRDs resulting from Pharmacia's operations prior to the Solutia Spinoff. CERCLA, the federal "superfund" law, creates a separate category of liability for "damages for injury to, destruction of, or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss." See 42 U.S.C. Section 9607(a)(4)(C). In general, NRDs represent the residual damage to natural resources after cleanup is complete, as well as certain measures of damage prior to cleanup.

         Proofs of Claim filed by the federal and state trustees for natural resources (the "Natural Resource Trustees") facially assert NRD Claims of between $366 million and $604 million for the Anniston Off-Site Areas and approximately $32 million for the Sauget Off-Site Areas. Solutia believes these Claims are aimed primarily at preserving the Natural Resource Trustees' rights and are not the result of any NRD assessment having been completed by the Natural Resource Trustees. Typically, NRD amounts are not assessed until final site cleanup measures are known. Given Solutia's desire to emerge from the Chapter 11 Cases with as much certainty as possible regarding its future liabilities and the extensive data currently available as a result of the environmental investigations that have already been performed at the Anniston and the W.G. Krummrich Plants and related Off-Site Areas, Solutia developed estimates of the range of its NRD liability at the Anniston and Sauget sites.


-----------------------------
(23) Long-range estimates are based on many assumptions about future management decisions and actions which have not yet been made or have not yet occurred, as well as many assumptions as to actions by various regulatory agencies which may or may not occur.



                                     87

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


         Solutia has retained two experts, Dr. David Ludwig and Dr. William Desvousges, to prepare NRD estimates. Dr. Ludwig of Blasland, Bouck and Lee, Inc. ("BBL") is an expert in the assessment of ecological damages. Dr. Desvousges of Triangle Research Associates, an affiliate of BBL, is an economist with recognized expertise in determining lost natural resource human use values, such as lost fishing or other recreational uses caused by environmental contamination. Dr. Desvousges' and Dr. Ludwig's analyses performed to date of the Anniston and Sauget NRD Claims conclude that the potential NRD liability at Anniston and Sauget is in the range of $14.2 million to $51.3 million. The NRD Claims asserted in these Chapter 11 Cases will be unimpaired under the Plan, and will be treated as Shared Site liabilities under the Relationship Agreement. Accordingly, Monsanto has agreed to contribute funds towards such liabilities.

         6.       MISCELLANEOUS PREPETITION ENVIRONMENTAL CLAIMS
                  ----------------------------------------------

         A variety of parties have filed proofs of claim for miscellaneous costs that may qualify as prepetition environmental Claims. To the extent such Claims constitute Allowed Claims, they will be treated as General Unsecured Claims pursuant to the Plan.

C.       SETTLEMENT OF TORT LIABILITIES
         ------------------------------

         Pursuant to the Global Settlement as reflected in the Relationship Agreement and the Plan, Monsanto shall take financial responsibility, as between itself and Reorganized Solutia only, for all Tort Claims.

         As a result of the filing of the Chapter 11 Cases, Solutia transferred the defense of and responsibility for all litigation associated with Tort Claims to Monsanto, and Monsanto has taken responsibility, as between itself and Solutia, for the management of these litigations, including the payment of judgments, settlements, defense costs, and other administrative costs.(24) Monsanto's expenditures with respect to Tort Claims, both during the Chapter 11 Cases and following the Effective Date (in connection with Monsanto's agreement to take financial responsibility for Tort Claims under the Plan), form a portion of the Monsanto Claim.

         More than 8,500 Tort Claims related to the Legacy Tort Liabilities were filed against the Debtors in the Chapter 11 Cases. In addition, hundreds of other individuals have commenced



-----------------------------
(24) In the Chapter 11 Cases, and as described in Section IV.A.3(a) of this Disclosure Statement, Solutia commenced an adversary proceeding seeking a declaratory judgment that the indemnification obligations arising under the Distribution Agreement are prepetition, dischargeable obligations. This adversary proceeding is pending, is subject to a "standstill" agreement with Monsanto and the Creditors' Committee, and will be dismissed or withdrawn as part of the Global Settlement.


                                     88

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


actions directly against Pharmacia and/or Monsanto.(25) Each such individual holds a Claim, although such Claim was not filed in the Chapter 11 Cases, against Solutia, as "claim" is defined under section 101(5) of the Bankruptcy Code. In broad terms, the Tort Claims(26) relate to property damage, personal injury, products liability or premises liability or other damages arising out of or related to exposure to asbestos, PCB, benzene, vinyl chloride, silica, butadiene, pentachlorophenol, styrene tars and other chemicals manufactured before the Solutia Spinoff. Solutia never manufactured, sold or used any of these materials, except for small, controlled amounts of asbestos insulation still in limited use at some of its plants.

         The overwhelming majority of claimants have provided only minimal information concerning their Claims, and hundreds have provided no information whatsoever. Despite the absence of meaningful information submitted by these claimants, a manual review of the proofs of Claim has permitted Solutia to divide these Claims into the following six categories:

             ========================================================================================
                                NATURE OF CLAIM                       APPROXIMATE NUMBER OF CLAIMS

             ----------------------------------------------------------------------------------------
                      Asbestos                                                    3,668

             ----------------------------------------------------------------------------------------
                      Dioxin                                                      2,775

             ----------------------------------------------------------------------------------------
                      PCB                                                          768

             ----------------------------------------------------------------------------------------
                      Silica                                                       277

             ----------------------------------------------------------------------------------------
                      Other (multiple chemical exposure)                           411

             ----------------------------------------------------------------------------------------
                      Unspecified                                                  571

             ========================================================================================

-----------------------------
(25) Other than a limited number of Claims, all of these Claims arise from activities conducted by Pharmacia that occurred before the Solutia Spinoff.

(26) This description of Tort Claims is qualified in its entirety by the definition of Tort Claims contained in the Plan.



                                     89

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         Set forth below is an overview of the Tort Claims:

         (a)      Premises-Based Asbestos Claims

         Like a great number of other companies that used high-temperature manufacturing processes, Pharmacia used asbestos insulating materials in piping and other equipment at its chemical plants. Under the Distribution Agreement, Solutia has potential premises asbestos exposure arising principally from four facilities: Chocolate Bayou, Texas; Nitro, West Virginia; Texas City, Texas; and W.G. Krummrich in Sauget, Illinois. Asbestos claimants have also asserted a smaller number of Claims arising from other locations.

         Solutia has been named as a defendant (along with Monsanto, Pharmacia, and numerous other premises owners) in actions brought by employees of contractors who allege that they were exposed to asbestos at Pharmacia's facilities, at which Solutia took over operations long after the use of asbestos was discontinued, and the facilities of those other owners. In the vast majority of these cases, discovery is necessary to determine whether the claimants actually worked on-site at any facility for which Solutia has potential liability, the extent of that work, and the potential for exposure to friable asbestos-containing materials.

         In addition to the nearly 3,700 asbestos-related Claims that have been filed in the Chapter 11 Cases, there are more than 520 different asbestos-related lawsuits, involving an estimated 3,500 to 4,500 different plaintiffs, that have been filed against Pharmacia or Monsanto, for which Solutia may have indemnification exposure pursuant to the Distribution Agreement.

         As of the Petition Date, 12,000 plaintiffs had brought asbestos-related lawsuits that implicated Solutia's indemnity obligations under the Distribution Agreement, but only 3,700 Proofs of Claim asserting Tort Claims have been filed in these Chapter 11 Cases. Most of the proof of Claim forms that have been submitted are brought on behalf of individual Claimants. A few Claim forms appear to seek to include a large number of Claimants. Thus, while 3,700 proof of Claim forms have been filed in the Chapter 11 Cases, the actual number of Claims (measured on a per-person basis) is likely higher, and may exceed 12,000 Claims.

         Pursuant to the Global Settlement, as embodied in the Relationship Agreement and the Plan, Monsanto has agreed to take financial responsibility, as between itself and Reorganized Solutia only, for all Tort Claims, and its expenditures in this regard, both during the Chapter 11 Cases and following the Effective Date, form a portion of the Monsanto Claim.

         (b)      Dioxin Claims

         By number, the second largest category of Tort Claims asserted in the Chapter 11 Cases relates to alleged dioxin contamination arising from the operation of the Nitro Plant. Beginning in 1948, Pharmacia began manufacturing an herbicide (2,4,5-trichlorophenoxyacetic acid, or 2,4,5-T) at the Nitro Plant. The process used to manufacture 2,4,5-T resulted in the formation of a waste byproduct called 2,3,7,8-tetrachlorodibenzoparadioxin ("2,3,7,8-TCDD" or "2,3,7,8-


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


dioxin"). Pharmacia discontinued the manufacture of 2,4,5-T and thus eliminated the formation of 2,3,7,8-dioxin in 1969. Solutia never manufactured 2,4,5-T.

         The dioxin Tort Claims that have been filed in the Chapter 11 Cases do not assert that the holders of such Claims suffer from any present physical injury. Rather, these claimants seek the creation of an undefined "medical monitoring fund," and also seek damages associated with alleged property value diminution.

         Despite the large number of dioxin Tort Claims filed, the environmental evidence concerning dioxin exposure in Nitro, West Virginia is sparse. In fact, the primary lawyer advancing the dioxin Tort Claims (The Calwell Practice PLLC) recently performed interior dust sampling of the Nitro Community Center, elementary school, and high school. Those samples were reviewed by the EPA-Region III, which concluded recently that none of the scenarios demonstrated an unacceptable risk from exposure to dioxin.

         Past attempts to impart liability to Pharmacia have been similarly rejected. Mr. Calwell tried and lost an 11-month jury trial against Pharmacia alleging damages from dioxin exposure.(27) See Boggess, et al. v. Monsanto Company, 829 F.2d 34 (4th Cir. 1987) (unpublished).

         The lack of historical data regarding judgments or settlements is consistent with the EPA's judgment that there is no evidence of an unacceptable risk associated with dioxin related to the Nitro Plant.

         Pursuant to the Global Settlement, as documented in the Relationship Agreement and the Plan, Monsanto has agreed to take financial responsibility, as between itself and Reorganized Solutia only, for all Tort Claims, and its expenditures in this regard form a portion of the Monsanto Claim.

         (c)      PCB Claims

         Historically, Solutia has faced a significant number of Claims alleging PCB exposure or contamination seeking damages for personal injury and property damage. Pharmacia manufactured and sold PCBs to a number of large industrial customers. Pharmacia discontinued the manufacture and sale of PCBs in 1971 at the Anniston Plant and 1977 at the W.G. Krummrich Plant.

         Solutia's largest prepetition exposure associated with PCB Claims occurred in connection with litigation concerning the Anniston Plant. Collectively, that litigation involved the Claims of


-----------------------------
(27) In addition, Solutia has never paid money to settle any Claims associated with exposure to 2,4,5-T or 2,3,7,8-dioxin.

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


more than 18,200 plaintiffs who sought compensatory and punitive damages for exposure to PCBs. The plaintiffs asserted personal injury, medical monitoring, property damage and emotional distress (the "Anniston PCB Cases").

         Pursuant to the Anniston Global Settlement Agreement, as described in Section II.D.5 of the Disclosure Statement, Solutia's total responsibility with respect to the Anniston PCB Cases was capped at ten annual $5 million payments, totaling $50 million in the aggregate. Monsanto and its insurers paid $550 million in cash, in exchange for an agreement which included an obligation by Solutia to deliver to Monsanto certain warrants to acquire Solutia common stock. Monsanto alleged that Solutia breached their agreement by failing to deliver the warrants, and Solutia's alleged default under this agreement constitutes a portion of the Monsanto Claim.

         Many of the PCB Tort Claims filed in the Chapter 11 Cases were brought by residents near the Anniston Plant. The remaining PCB Claims are brought by other individuals located elsewhere, who seek compensation for physical injuries and property damage.

         In addition to the 768 PCB Tort Claims filed in the Chapter 11 Cases, several lawsuits have recently been filed against Monsanto and/or Pharmacia relating to PCB exposure including the GE litigation described in Exhibit M.

         Estimation of the PCB Tort Claims that have been filed in the Chapter 11 Cases (or otherwise asserted) would have posed several challenges. For example, because of the lack of information submitted with a PCB Tort Claim, it is difficult to determine how many of these Claims are brought by multiple Claimants. Additionally, there is uncertainty as to the value of each Claim based on historical data. The historical average valuation for PCB-related Claims before the Anniston Global Settlement Agreement was entered into is lower than the average value for PCB Claims settled in the Anniston cases. Monsanto's agreement to take financial responsibility for Tort Claims under the Plan alleviates the difficulties, and risks, attendant to any attempt formally to estimate these claims as part of the Plan process.

         (d)      Silica

         A handful of silica Tort Claims have been filed in these Chapter 11 Cases. Typically brought by asbestos-plaintiffs' counsel, the silica Tort Claims follow a similar pattern to the asbestos Tort Claims. Specifically, these claimants assert that they may have been exposed to silica used by Pharmacia, but also assert that potential liability may be found at dozens of other potential defendants' operations. Silica Claims have typically been resolved through voluntary dismissals by plaintiffs (when they acknowledge that they do not have evidence relating to Pharmacia or Solutia) or settled for the nuisance value of individual Claims.

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


         Pursuant to the Global Settlement, and as documented in the Plan and Relationship Agreement, Monsanto has agreed to take financial responsibility, as between itself and Reorganized Solutia only, for silica-related Tort Claims.

         (e)      Other Claims/Unspecified Claims

         The remaining Tort Claims asserted against Solutia are composed of two general categories: (i) unique Claims relating to discrete chemical exposure, or (ii) Claims that lack any specificity to determine the nature of the alleged harm. For example, Solutia has identified six Claims that assert that the claimants were exposed to benzene, which is a common industrial solvent and a component in gasoline. One claimant asserts exposure to vinyl chloride. Monsanto has agreed to assume such Tort Claims as part of the Plan process.

         As set forth above, in accordance with the Global Settlement, and as documented in the Plan and Relationship Agreement, Monsanto shall take financial responsibility, as between itself and Reorganized Solutia only, for the Tort Claims.

D.       LEGACY PENSION LIABILITIES
         --------------------------

         The Legacy Pension Liabilities include pension benefits for employees of Pharmacia who retired from Pharmacia prior to the Solutia Spinoff. While the valuation of the pension plan assets contributed to Solutia by Pharmacia at the time of the Solutia Spinoff was equal to the projected pension liabilities assumed by Solutia, the actual returns on such pension assets fell short of the projected returns. This shortfall, coupled with a sharp drop in the interest rate required to be used in calculating the pension plan liabilities, resulted in Solutia's qualified pension plan becoming underfunded. As a result, as of the Petition Date, Solutia estimated that it would need to make quarterly contributions to the qualified pension plan in 2005 totaling $150 million in the aggregate, with projected required contributions of $145 million and $135 million in 2006 and 2007, respectively. In order to alleviate these required contributions, Solutia made a voluntary contribution of $11 million to the pension plan in the third quarter of 2004. This voluntary contribution allowed Solutia to delay its next required contribution into 2006. As a result of this voluntary contribution, Solutia revised its projection of future pension plan contributions to in excess of $500 million from 2006 through 2012.

         During the Chapter 11 Cases, Solutia took action to cease future qualified pension plan accruals for U.S. participants, which is expected to save Solutia approximately $40 million in pension expense over the next several years and reduce overall pension funding requirements over the next five years by approximately $110 million. As a result of the cost savings realized from this pension plan freeze, Solutia expects to retain the plan after emergence as it believes the plan is an effective tool for helping to retain long-term employees.

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


E.       THE MONSANTO CONTRIBUTION
         -------------------------

         Under the terms of the Plan and the Relationship Agreement, Monsanto will make substantial monetary and other contributions, including, without limitation, taking financial responsibility, as between itself and Reorganized Solutia only, for the Tort Claims and certain of the Legacy Environmental Liabilities, as described in Section II.C herein, and shall fully and finally compromise and settle Monsanto's Claims arising under the Distribution Agreement against the Debtors (collectively, the "Monsanto Contribution"). The Monsanto Contribution includes: (a) the Monsanto Funding Co Contribution (as defined herein); (b) Monsanto's agreement to take financial responsibility, as between itself and Reorganized Solutia only, for all Tort Claims; (c) Monsanto's settlement of adversary proceedings, contested matters, disputes, including the Rejection Motion, the Objection, the Response, the Benefits Adversary, the Indemnity Adversary and the issues raised therein, and the Monsanto Claim; and (d) Monsanto's agreement to (i) take financial responsibility, as between itself and Reorganized Solutia only, for environmental obligations with respect to Legacy Sites (subject to the terms of the Relationship Agreement); (ii) contribute to the satisfaction of environmental obligations with respect to Shared Sites (subject to the terms of the Relationship Agreement), (iii) forever release (subject to the terms of the Plan, the Relationship Agreement and the Plan Documents) Reorganized Solutia from any and all indemnity obligations to Monsanto arising under the Distribution Agreement, related to the Legacy Liabilities or otherwise, (iv) enter into the Relationship Agreement and continue the Commercial and Operating Agreements and extend the Master Operating Agreement, (v) waive the Backstop Fee, (vi) waive any right to file surrogate Claims under Bankruptcy Rule 3005 and (vii) grant certain indemnities to Reorganized Solutia pursuant to the Relationship Agreement.

         As set forth above, Monsanto also will be entitled to a backstop underwriting fee of $12.5 million in connection with the Rights Offering. Pursuant to the Global Settlement, and as reflected in the Plan and the Relationship Agreement, Monsanto will waive the Backstop Fee upon the Effective Date.

         1.       THE MONSANTO FUNDING CO CONTRIBUTION
                  ------------------------------------

         In accordance with the terms of the Plan, Monsanto will contribute $75 million in Cash or notes, subject to reduction as a result of the Rights Offering, to fund a newly created, special purpose, tax-efficient, bankruptcy-remote subsidiary of Reorganized Solutia ("Funding Co"), and $175 million, subject to reduction as a result of the Rights Offering, in cash to Reorganized Solutia, which will contribute such cash to the Retiree Trust. Monsanto's contribution of cash to Reorganized Solutia will be reduced on a dollar for dollar basis by proceeds of the Rights Offering. Monsanto's contribution will ensure that Funding Co receives $75 million in funding and that the Retiree Trust receives $175 million in funding. The proceeds received as a result of the Rights Offering will first be applied to reduce the $175 million in cash which Monsanto will

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


contribute to Reorganized Solutia and which Reorganized Solutia will contribute to the Retiree Trust.

         (a)      Funding Co Accounts & Retiree Trust

         Funding Co shall create two separate accounts for its funds: (a) an environmental liabilities account containing $50 million (the "Environmental Account"); and (b) an account containing $25 million of unallocated funds (the "Unallocated Account"). The procedure according to which Funding Co will make contributions to Reorganized Solutia from the Environmental Account and the Unallocated Account is to be governed by the the Relationship Agreement. The procedure according to which the Retiree Trust will make contributions to Solutia from the Retiree Trust is to be governed by the Retiree Trust Agreement.

         (b)      The Rights Offering

         All Eligible Holders who are entitled to vote to accept or reject the Plan in accordance with the terms of the Disclosure Statement Order will be granted rights ("Rights") to acquire additional shares of Pool B Common Stock at a price equivalent to that offered to Monsanto (the "Rights Offering"). Rights shall be issued to the Eligible Holders entitled to participate in the Rights Offering on a pro rata basis. Any Rights that are not exercised by the claimants to whom they are allocated may be exercised by claimants who have exercised their Rights; provided, however, that under
                                              --------  -------
no circumstances shall a claimant be permitted to exercise Rights if such claimant (together with any affiliated parties, and any members of a formal or informal "group" to which such claimant belongs) would hold, following the exercise of such Rights, on account of Claims against the Debtors and the exercise of Rights, an amount of New Common Stock that would exceed the amount of such stock held by Monsanto.

         (c)      Monsanto's Agreement to Waive the Backstop Fee

         In accordance with the terms of the Rights Offering Order, Monsanto is entitled to a $12.5 million fee for its agreement to "backstop" the Rights Offering and underwrite Funding Co's capitalization in the event that the Rights Offering is not fully subscribed (the "Backstop Fee"). The Plan and the Relationship Agreement provide that Monsanto will irrevocably agree to waive the Backstop Fee on the Effective Date if the Bankruptcy Court confirms the Plan.

         2.       MONSANTO CONTRIBUTION WITH RESPECT TO TORT CLAIMS
                  -------------------------------------------------

         In accordance with the terms of the Plan and the Relationship Agreement, Monsanto will take financial responsibility, as between itself and Reorganized Solutia only, for all Tort Claims. Solutia is currently party to numerous legal proceedings that involve Tort Claims. Pursuant to the terms of the Plan and the Relationship Agreement, Monsanto will take financial responsibility, as between itself and Reorganized Solutia only, for these litigations involving Tort Claims and will manage these cases and be responsible for litigation costs and for satisfying any

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


resulting judgments relating to these cases. A summary of some of the significant legal proceedings of Solutia that involve Tort Claims is set forth in Exhibit K hereto. The list of cases on Exhibit K is not intended to be an exhaustive list of all Tort Claims for which Monsanto will take financial responsibility pursuant to the Global Settlement.

         3.       MONSANTO'S SETTLEMENT OF ADVERSARY PROCEEDINGS,
                  CONTESTED MATTERS, DISPUTES AND THE MONSANTO PROOF OF CLAIM
                  -----------------------------------------------------------

         In accordance with the terms of the Plan, Solutia and Monsanto agree to (a) resolve the litigation regarding the Distribution Agreement, including proceedings related to the Rejection Motion, the Benefits Adversary, the Indemnity Adversary and the Retiree Adversary, (b) resolve the Avoidance Action Solutia commenced against Monsanto, and (c) settle the Monsanto Proof of Claim.

         4.       MONSANTO'S AGREEMENT TO TAKE FINANCIAL
                  RESPONSIBILITY FOR CERTAIN ENVIRONMENTAL LIABILITIES
                  ----------------------------------------------------

         In accordance with the terms of the Relationship Agreement, Monsanto agrees to take responsibility, as between itself and Reorganized Solutia only, for a significant portion of the Legacy Environmental Liabilities, including Monsanto's agreement to be responsible for all Legacy Environmental Claims related to future cleanup at the Legacy Sites and to share all Legacy Environmental Claims related to future cleanup responsibility at the Shared Sites. The sharing by Monsanto and Solutia of Legacy Environmental Claims related to future cleanup responsibility at the Shared Sites is in accordance with the following formula, which is based upon agreed estimates of potential remediation costs:(28)

         o    The first $50 million will be paid by Funding Co;

         o The next $50 million less postpetition amounts expended by Monsanto during the pendency of the Chapter 11 Cases with respect to Shared Sites which totaled approximately $32 million through January 31, 2006, not including legal fees, will be paid by Monsanto;

         o    The next $325 million will be paid by Reorganized Solutia;

         o Any amounts in excess of the foregoing amounts, which is believed to represent a "reasonable worst case" remediation estimate (excluding future operation and maintenance costs), will be shared equally by Reorganized Solutia and Monsanto;


-----------------------------
(28) Solutia will continue to be responsible for future cleanup at the Retained Sites.

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


         o Reorganized Solutia's payments in connection with the Shared Sites in any calendar year will be capped at $30 million, with Reorganized Solutia having the option to defer amounts over $30 million and having such amounts be borne in the interim by Monsanto, but subject to Reorganized Solutia's agreement to repay such deferred amounts and a $25 million limit on the amount of credit that may be outstanding at any time (thus Solutia will again be obligated to pay amounts over $55 million).

         5.       MONSANTO'S AGREEMENT TO WAIVE CLAIMS FOR
                  INDEMNITY AND CONTRIBUTION AGAINST THE DEBTORS
                  ----------------------------------------------

         In accordance with and subject to the terms of the Plan and the Relationship Agreement, Monsanto agrees to forever waive and release the Debtors from any and all indemnity obligations to Monsanto arising under the Distribution Agreement or any other agreement, including any amendments to the Distribution Agreement, related to the Legacy Liabilities or otherwise.

         6.       NEW INDEMNITIES
                  ---------------

         Pursuant to the Relationship Agreement, Solutia shall indemnify Monsanto and Pharmacia for losses incurred in connection with the following:
(a) Environmental Liabilities in connection with the Retained Sites; (b) Environmental Liabilities in connection with the Shared Sites for which it is liable; (c) the failure of Reorganized Solutia to make payments required to be paid by Reorganized Solutia pursuant to the Anniston Settlement Agreement or under the Anniston Consent Decree; (d) the PENNDOT litigation up to an amount not to exceed $20 million; and (e) the Chemicals Liabilities (as defined in the Relationship Agreement) which Monsanto or Pharmacia have not otherwise agreed to take responsibility for, except for Claims not satisfied in full under the Plan relating to Pharmacia or Solutia's non-qualified plans at issue in Miller v. Pharmacia Corporation, Case No. 04:04CV981.

         7. MONSANTO'S AGREEMENT TO ENTER INTO THE RELATIONSHIP AGREEMENT AND CONTINUE THE COMMERCIAL AND OPERATING AGREEMENTS
                  ----------------------------------------------------

         In accordance with and subject to the terms of the Plan and the Relationship Agreement, Monsanto agrees (i) not to take action in connection with the Debtors' failure to perform under the Distribution Agreement, (ii) to enter into the Relationship Agreement and (iii) to continue in effect the Commercial and Operating Agreements and amend the Master Operating Agreement. Monsanto's Claims for Solutia's breach of the Distribution Agreement shall be deemed to constitute a portion of the Monsanto Claim. Reorganized Solutia and Monsanto will continue to perform under the Commercial and Operating Agreements so that obligations outstanding thereunder are performed in the future. Following is a summary of the commercial and operating agreements that are most significant to Solutia's operations.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


         (a)      P4 Supply Agreement

         Solutia's P4 supply agreement with Monsanto provides Solutia with a stable source of supply to purchase up to seven million pounds of P4 annually at a favorable price. The P4 supply agreement has an initial term of 10 years from May 31, 2000 with automatic year-to-year extensions thereafter. Either party may terminate the agreement after the initial 10-year term with at least two years prior written notice. The P4 is produced at Monsanto's Soda Springs, Idaho facility. P4 is the precursor for the manufacture of PCl3. Monsanto converts P4 to PCl3 at its Luling, Louisiana facility.

         (b)      PCl3 Supply Agreement

         PCl3 is a raw material used in the manufacture of Solutia's Dequest product. Solutia's PCl3 agreement with Monsanto provides for Monsanto to supply PCl3 to Solutia at Monsanto's economy of scale. The supply arrangement with Monsanto is a critical element of Solutia's Dequest operations. The initial term of the PCl3 supply agreement ended December 31, 2005 and the agreement renews automatically each calendar year until either party gives at least two years prior written notice of termination. Solutia currently purchases approximately 50% of its PCl3 requirements from Monsanto and purchases the balance of its PCl3 requirements in the global market.

         (c)      Chocolate Bayou Agreements

         There are four agreements that define the relationship between Monsanto and Solutia at the Chocolate Bayou, Texas facility. The Master Operating Agreement (the "MOA") is the primary governing document of the relationship. The MOA defines the operational rights and obligations of the parties whereby Solutia provides manufacturing services for Monsanto's disodium iminodiacetic acid ("DSIDA") facility at Chocolate Bayou. DSIDA is an intermediate for Roundup(R) herbicide. Pursuant to the MOA, Monsanto pays for a proportionate share of Solutia's fixed overhead costs at the Chocolate Bayou facility. The MOA has an original term of 20 years (which will be extended pursuant to the terms of the Plan to 23 years) from September 1, 1997, to continue indefinitely thereafter until either party gives at least 24 months prior written notice of termination. Either party may terminate the MOA, subject to various notice requirements, if either Monsanto or Solutia ceases operations at the Chocolate Bayou facility.

         The HMTA, Formalin and HCN agreements are all supply agreements whereby Solutia provides Monsanto's requirements for these raw materials for Monsanto's DSIDA production. Each of these agreements contains pricing terms that are based upon Solutia's cost of production. Therefore, the supply agreements provide Solutia with a stable and predictable profit margin on the supply of these raw materials to Monsanto. The HMTA supply agreement has an initial term of 10 years from September 1, 1997, to continue indefinitely thereafter until either party gives at least two years prior written notice of termination. Monsanto may also

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


terminate the agreement at any time with only 12 months prior written notice if it ceases to use HMTA in the production of DSIDA at the Chocolate Bayou facility. The Formalin supply agreement has an initial term from September 1, 1997 to February 28, 2007, to continue indefinitely thereafter until either party gives at least two years prior written notice of termination. The HCN supply agreement has an initial term of 10 years from September 1, 1997, to continue indefinitely thereafter until either party gives at least two years prior written notice of termination.

         (d)      HMD Supply Agreement

         Solutia also sells HMD to Monsanto pursuant to a supply agreement. Monsanto uses HMD as a raw material to produce herbicides. The HMD supply agreement requires Monsanto to purchase all of its requirements of HMD for its Muscatine facility from Solutia. Therefore, the agreement provides Solutia with a stable, long-term customer for its HMD production. The HMD supply agreement has an initial term of 10 years from September 1, 1997, to continue indefinitely thereafter until either party gives at least one year prior written notice of termination.

F.       THE PHARMACIA CONTRIBUTION
         --------------------------

         While not a principal party to the negotiations resulting in the Global Settlement, Pharmacia has agreed to release the Debtors from any obligations owed to Pharmacia, including any indemnity obligations arising under the Distribution Agreement or any other agreement or otherwise related to the Legacy Liabilities or any other Claims (collectively, the "Pharmacia Contribution"). In addition, Pharmacia has agreed to: (a) waive the Pharmacia Claim and (b) receive no Distributions under the Plan on account of the Pharmacia Claim.

G.       CONSIDERATION RECEIVED UNDER THE GLOBAL SETTLEMENT
         --------------------------------------------------

         1.       MONSANTO'S CONSIDERATION
                  ------------------------

         In consideration for the Monsanto Contribution and the release of the Monsanto Claims, Monsanto will receive (i) the Monsanto Pool A Stock Amount, subject to adjustment and dilution as described in the Plan, (ii) up to 22.7% of the New Common Stock, subject to reduction in connection with the Rights Offering; and (iii) subject to the continuing liability described in the Plan and Relationship Agreement pertaining to Tort Claims, Legacy Site Claims and NRD Claims, releases from and injunctions against any and all Claims related to Solutia or the Legacy Liabilities, other than Tort Claims and Environmental Liability Costs.

         (a) Monsanto's Receipt of the Monsanto Pool A Stock Amount, subject to adjustment and dilution.

         In accordance with the terms of the Plan and in consideration for the Monsanto Claim and the Monsanto Contribution, other than the Monsanto Funding Co Contribution, Monsanto

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


shall receive the Monsanto Pool A Stock Amount, which will be allocated as shares of Pool A Common Stock, and subject to adjustment as a result of the General Unsecured Claim Pool Adjustment and dilution on account of the Incentive Stock Option Plan. The Unsecured Claim Pool Adjustment is described in Sections VII.D and IX.B.9 of the Disclosure Statement.

         (b) Monsanto's Receipt of Up to 22.7% of the New Common Stock in Exchange for Cash and Notes, Subject to the Rights Offering

         In accordance with the terms of the Plan and in consideration of the Monsanto Funding Co Contribution, Monsanto shall receive, subject to reduction due to the exercise of Rights by the Eligible Holders, 100% of the Pool B Common Stock, constituting 22.7% of the New Common Stock.

         (c)      Monsanto Shall Receive a Release and Injunction

         In accordance with the terms of the Plan and in consideration of the Monsanto Contribution, the Debtors agree to provide Monsanto with releases from and injunctions against any and all Claims relating to Solutia or the Legacy Liabilities, and to condition the Plan on similar releases respecting Retirees and certain other claimants.

         2.       PHARMACIA'S CONSIDERATION
                  -------------------------

         In consideration for the Pharmacia Contribution, Pharmacia will receive, subject to Reorganized Solutia's continuing liability described in the Plan and Relationship Agreement, the releases from and injunctions against any and all Claims relating to Solutia or the Legacy Liabilities other than Tort Claims and Environmental Liability Costs.

         3.       GENERAL UNSECURED CREDITORS' CONSIDERATION
                  ------------------------------------------

         In exchange for their Allowed Claims, and for agreeing to support the Plan and the releases provided to Monsanto and Pharmacia, the Holders of Allowed General Unsecured Claims will receive the GUC Stock Pool, subject to adjustment as a result of the General Unsecured Claim Pool Adjustment and dilution on account of the Incentive Stock Option Plan. In addition, each Eligible Holder shall be allowed to participate in the Rights Offering, and may exercise Rights to acquire additional shares of New Common Stock.

H.       THE RELEASES AND THE MONSANTO/PHARMACIA INJUNCTION
         ARE NECESSARY COMPONENTS OF THE GLOBAL SETTLEMENT
         -------------------------------------------------

         As described more fully in this section, the Global Settlement and Monsanto's contributions pursuant thereto will enable Solutia to emerge from these Chapter 11 Cases free from the heavy burdens of the Legacy Liabilities. Monsanto's contributions, including its agreement to backstop the Rights Offering to ensure that Funding Co and the Retiree Trust are

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


adequately funded, are critical to the Debtors' ability to emerge from these Chapter 11 Cases. Monsanto would not enter into the Global Settlement without being able to obtain a release from third parties who hold Claims against Solutia. The scope and breadth of the releases provided to Monsanto and Pharmacia was negotiated extensively at arms-length by the parties and Monsanto will not agree to the Global Settlement absent these releases being obtained.

         In the Second Circuit, a debtor requesting an injunction barring suits against third parties must show that the injunction meets the standards articulated in the seminal Drexel decision and its progeny. See In re Drexel Burnham Lambert Group, Inc., 960 F.2d 285, 293 (2d. Cir. 1992), cert. denied, 506 U.S. 1088 (1993); In re Metromedia Fiber Network, Inc., et al. (Docket No. 04-2112) (2d. Cir. July 21, 2005); see also In re XO Communications, Inc., 2005 WL 2319155, Case No. 02-12947 (AJG) (Bankr. S.D.N.Y. Sept. 23, 2005). In Drexel, the United States Court of Appeals for the Second Circuit approved an injunction barring future securities fraud suits against the debtor's former officers and directors. Specifically, the court noted that it could "enjoin a creditor from suing a third party, provided the injunction plays an important part in the debtor's reorganization plan." Drexel, 960 F.2d at 293. As part of the Drexel reorganization, the debtor and its directors and officers had entered into a settlement agreement with the SEC and two groups of securities fraud claimants. The settlement agreement provided, among other things, for the creation of a $350 million fund to compensate the victims of certain fraudulent transactions and for an injunction barring future suits by third parties against the debtor's officers and directors. The bankruptcy court had removed the settlement proceedings to the District Court, which had approved the settlement, including the injunction. On appeal, the Second Circuit approved the injunction, reasoning that it was necessary to induce the directors and officers to enter into the settlement agreement, which itself was an essential element of the debtor's reorganization and made hundreds of millions of dollars available to fund creditor recoveries. See Drexel, 960 F.2d at 293 ("The Settlement Agreement is unquestionably an essential element of [the debtor's] ultimate reorganization. In turn, the injunction is a key component of the Settlement Agreement."); see also In re Ionosphere Clubs, Inc. v. Shugrue, 184 B.R. 648, 655 (Bankr. S.D.N.Y. 1995) (district court affirmed injunction, reasoning that it was "integral to a final resolution of claims and . . . necessary to give finality to the plan."); Chateaugay, 167 B.R. at 780 ("courts have permanently enjoined future lawsuits against non-debtors . . . where such a step was essential to confirmation of the Plan").

         The Second Circuit recently reaffirmed its principal holding in Drexel, finding that releases enjoining creditor suits against third party non-debtors are permissible when such releases are supported by specific factual findings, are based on the unique circumstances of a particular debtor's case, and are important to the success of the debtor's plan. See Metromedia, at 10-16. Significantly, the United States Court of Appeals for the Second Circuit held that non-debtor releases would be upheld if the court found that "truly unusual circumstances" made the release "important to the success of the plan." Id. at 16; see also XO Communications, 2005 WL 2319155, at *31-34 (finding that nondebtor releases were appropriate within the mandate of Metromedia and related Second Circuit case law).

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


         These Chapter 11 Cases embody such "truly unusual circumstances." As part of the Global Settlement, Monsanto has agreed to contribute cash and a note to fund the payment of Environmental and OPEB Liabilities, take financial responsibility for Tort Claims and certain environmental liabilities and compromise indemnity Claims which will enable the Debtors to emerge from the Chapter 11 Cases as a viable enterprise and provide meaningful distributions to their creditors under the Plan. The Global Settlement reallocates the Legacy Liabilities which served as a driving factor in Solutia's commencement of these Chapter 11 Cases. Moreover, the Monsanto Contribution will provide for the settlement and resolution of some of the Debtors' most significant monetary and non-monetary liabilities. Thus, the Monsanto Contribution as the basis for the Global Settlement, is the sine qua non of the Plan, without which the Debtors would encounter tremendous hurdles which would hinder and delay their ability to complete a successful reorganization. Accordingly, under Drexel and its progeny, including the recent Metromedia and XO Communication decisions, the "financial contribution" element is satisfied.

         In these Chapter 11 Cases, the Monsanto/Pharmacia Injunction and related releases are critical to induce Monsanto to make the Monsanto Contribution, which is the cornerstone of the Plan. Courts in the Second Circuit have approved injunctions when such injunctions would make third parties more likely to enter into a settlement agreement critical to the success of the debtor's reorganization plan. See Drexel, 960 F.2d at 293 ("[T]he injunction limits the number of lawsuits that may be brought against Drexel's former directors and officers. This enables the directors and officers to settle these suits without fear that future suits will be filed. Without the injunction, the directors and officers would be less likely to settle."). In another case, the District Court reaffirmed that injunctions are appropriate when they are necessary to induce a third party to make an important contribution to a debtor's reorganization. See In re Gaston & Snow, 1996 WL 694421, Case No. 93-CIV-8517 (JGK), at *5 (S.D.N.Y. Dec. 4,
1996). The District Court in Gaston approved a permanent injunction in a settlement agreement that released certain third parties. Citing Drexel, the court held that the injunction was properly issued because it was essential to encourage the participating third parties to contribute to the debtor by ensuring that their payments would protect them from any future actions arising from their relationship with the debtor. Gaston & Snow, 1996 WL 694421, at *5 (injunction was appropriate because settling third parties "will have incentive to pay their respective [contributions] ... if they can take comfort that such payments will shield them from all future exposure for any action brought by any person for the purpose of ... contribution or indemnification."); see also In re Labrum & Doak, LLP, 237 B.R. 275, 306 (Bankr. E.D. Pa. 1999) (holding that injunction was justified because, absent injunctive relief, several of the settling third parties would not have had sufficient incentives to contribute the sums called for under the settlement agreement).

         Monsanto will not make the Monsanto Contribution without receiving the releases from, and injunctions against, claims relating to Solutia or the Legacy Liabilities and (because of its Separation Agreement obligations to Pharmacia) unless Pharmacia receives the releases from and injunctions against any and all claims relating to Solutia or the Legacy Liabilities. Since without the required releases and injunctions for Monsanto and Pharmacia, those entities would

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


be incurring obligations for which Solutia is ultimately responsible under the Distribution Agreement, in the absence of the required releases and injunctions in favor of Monsanto and Pharmacia, Solutia will have no relief from the Legacy Liability obligations and will not receive the required financial relief and funding provided by the Global Settlement. The Global Settlement serves as the basis for the Plan, which, among other things: (i) provides for the satisfaction of all secured debt of the Debtors, a substantial recovery on the Claims of unsecured creditors as negotiated with the Creditors' Committee, and other distributions in the priority and manner prescribed by the Bankruptcy Code and (ii) allows for the Debtors to emerge from bankruptcy as a viable entity and in an efficient manner in compliance with the requirements of the Bankruptcy Code and well positioned to produce solid financial returns.

I.       THE GLOBAL SETTLEMENT IS CRITICAL TO THE PLAN
         ---------------------------------------------

         The Global Settlement, as embodied in the Plan, resolves numerous issues that have burdened the Debtors since the Solutia Spinoff. The Global Settlement is premised on the Monsanto Contribution and the Pharmacia Contribution, and the Monsanto and Pharmacia Contributions, in turn, are premised on the releases and injunctions to be issued in favor of Monsanto and Pharmacia pursuant to the Plan. Without the Monsanto/Pharmacia Injunction and related releases, Monsanto would not agree to make the necessary contribution to the Debtors' estates. Absent a settlement with Monsanto and Pharmacia, the Debtors would have to litigate the numerous Claims relating to responsibility for Legacy Liabilities described herein before the Debtors can even consider their emergence from the Chapter 11 Cases. The complexity surrounding these disputes and the protracted and costly litigation that would ensue as a result would greatly impact negatively the Debtors' ability to preserve value for their creditors. It would also result in the Debtors' estates incurring significant administrative costs.

         These Chapter 11 Cases are unique. The Debtors have been hampered since their creation by virtue of the triangle of indemnity obligations associated with the Legacy Liabilities. The litigation issues surrounding these indemnity obligations are unduly complicated. There is no certainty that the indemnity obligations would be resolved in favor of Solutia if Solutia continued to litigate them. The existing litigation proceedings surrounding these issues has already imposed significant burdens on the Debtors' and, absent the Bankruptcy Court's confirmation of a Plan consistent with the terms of the Global Settlement, will continue to do so in the future.

         The Global Settlement represents, for the first time since the Solutia Spinoff, a realistic opportunity for the Debtors and their creditor constituencies to reallocate and reduce the burden of the Legacy Liabilities on Solutia to a manageable level. Accordingly, the Debtors believe that the Global Settlement satisfies the requirements for approval of a settlement under the Bankruptcy Code and should therefore be approved by the Bankruptcy Court. Bankruptcy Rule 9019(a) provides, in relevant part, that "[o]n motion by the trustee and after notice and a hearing, the court may approve a compromise and settlement." Fed. R. Bankr. P. 9019(a). Compromises

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


and settlements are "a normal part of the process of reorganization." See Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968) (quoting Case v. Los Angeles Lumber Prods. Co., 308 U.S. 106, 130 (1939)).

         The Global Settlement facilitates Solutia's restructuring and allows its emergence from bankruptcy. The Global Settlement resolves the treatment of a myriad of Claims, provides for the implementation of the Relationship Agreement and the continuation of the Commercial and Operating Agreements, all of which are vital to Reorganized Solutia's ongoing business operations and which will further Solutia's ability to obtain financing for the implementation of the Plan and for its future operations. The Global Settlement is integral to Solutia's reorganization. The Creditors' Committee supports the Global Settlement. The Creditors' Committee represents one of the most fundamental economic interests at stake in Solutia's reorganization, since its constituents will receive a significant portion of the New Common Stock pursuant to the Plan. As such, the significance of the Creditors' Committee's support of the Global Settlement cannot be overstated.

J.       APPROVAL OF THE GLOBAL SETTLEMENT IS CLEARLY WARRANTED
         ------------------------------------------------------

         To approve a settlement under Bankruptcy Rule 9019, a bankruptcy court must find that the settlement is fair and equitable, reasonable, and is in the best interests of the debtor's estate. The decision to approve a particular settlement lies within the sound discretion of the bankruptcy court. See Nellis v. Shugrue, 165 B.R. 115, 122-23 (S.D.N.Y. 1994). In exercising its discretion, the bankruptcy court must make an independent determination that the settlement is fair and reasonable. Id. at 122. The court may consider the opinions of the debtor in possession and its counsel that the settlement is fair and reasonable. Id.; see also In re Purofied Down Prods. Corp., 150 B.R. 519, 522 (S.D.N.Y. 1993). This discretion should be exercised by the bankruptcy court "in light of the general public policy favoring settlements." In re Hibbard Brown & Co., Inc., 217 B.R. 41, 46 (Bankr. S.D.N.Y. 1998); Shugrue, 165 B.R. at 123 ("the general rule [is] that settlements are favored and, in fact, encouraged by the approval process outlined above."). In determining whether to approve a proposed settlement, a bankruptcy court need not decide the numerous issues of law and fact raised by the settlement, but rather should "canvass the issues and determine whether the settlement falls within "the range of reasonableness." See In re W.T. Grant Co., 699 F.2d 599, 608 (2d Cir. 1983); see also Purified Down Prods., 150 B.R. at 522 ("the court need not conduct a `mini-trial' to determine the merits of the underlying [dispute]").

         In deciding whether a proposed settlement falls within the "range of reasonableness," courts consider several factors, such as (i) the probability of success in the litigation; (ii) the difficulties associated with collection; (iii) the complexity of the litigation, and the attendant expense, inconvenience and delay caused by it; and (iv) the paramount interests of creditors. Id. (citing Drexel v. Loomis, 35 F.2d 800, 806 (8th Cir. 1989)); Six West Retail Acquisition, Inc. v. Loews Cineplex Entm't Corp., 286 B.R. 236, 248 n.13 (S.D.N.Y. 2002); see also In re Drexel

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


Burnham Lambert Group, Inc., 960 F.2d 285, 292 (2d Cir. 1992); Ionosphere Clubs, 156 B.R. at 428 ("The `reasonableness' of a settlement depends upon all factors, including probability of success, the length and cost of the litigation, and the extent to which the settlement is truly the product of `arms-length' bargaining, and not of fraud or collusion").

         As demonstrated in Sections [_] and [_] of this Disclosure Statement, the litigation in the Chapter 11 Cases concerning the Debtors' liabilities and indemnification obligations to Monsanto and Pharmacia is complex. Resolving this litigation, and the related matters arising from the triangle of indemnity relationships, would be difficult, as well as time-consuming and expensive. The Global Settlement is the product of arm's-length good faith negotiations among the parties affected by the Debtors' restructuring. To that end, the Creditors' Committee has observed and participated in the negotiations of the terms leading up to the Global Settlement from the outset, ensuring that the interests of Solutia's unsecured creditors are adequately represented and protected.

         In addition, the Retiree Settlement and the Global Settlement are important components of each other, and will provide Solutia with significant cash savings and increased liquidity. The Retiree Settlement is dependent upon the $175 million in cash that Monsanto will contribute to Reorganized Solutia to be distributed to the Retiree Trust.

         Given the substantial benefits to Solutia's reorganization process from the Global Settlement--and in light of the alternative of costly and protracted litigation, with uncertain results--the Debtors believe that the Global Settlement is fair and equitable, is in the best interests of the Debtors' creditors, and falls well within the "the range of reasonableness." Accordingly, the Debtors believe that the Plan, which incorporates the Global Settlement should be approved by the Bankruptcy Court.

                                    VII.
                         THE PLAN OF REORGANIZATION
                         --------------------------

         THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN, AND (AS WITH ALL SECTIONS OF THIS DISCLOSURE STATEMENT) IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, AS WELL AS THE EXHIBITS ANNEXED TO THE PLAN AND DEFINITIONS CONTAINED IN THE PLAN.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO THEREIN AND/OR ATTACHED THERETO. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED THEREIN AND/OR ATTACHED THERETO, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN AND/OR ATTACHED THERETO.

         THE PLAN ITSELF AND THE DOCUMENTS ATTACHED THERETO AND/OR REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, THE DEBTORS' ESTATES, THE REORGANIZED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.

A.       PROCEDURAL CONSOLIDATION
         ------------------------

         The Plan is premised upon the procedural, non-substantive consolidation of the Debtors solely for purposes of actions associated with the confirmation and consummation of the Plan, including for purposes of voting, confirmation and distribution, and determining whether the requirements of section 1129(a)(8) of the Bankruptcy Code have been satisfied. As contrasted with procedural consolidation, substantive consolidation may affect the substantive rights and obligations of creditors and debtors, depending upon the nature of the requested consolidation.

         The procedural consolidation contemplated by the Plan shall not affect any substantive rights or obligations of any of the Debtors' creditors. Procedural consolidation shall save the Debtors certain administrative costs by permitting them to solicit votes on a single plan of reorganization instead of separately soliciting votes on one or more plans of reorganization for each of the Debtors. The Debtors believe that an alternative result would confuse Holders of Claims that are entitled to vote on the Plan without adding to their ability to decide whether to accept or reject the Plan.

         The Debtors believe that the Plan provides the best and most prompt recovery possible to Holders of Claims. Under the Plan, Claims and Equity Interests are divided into different Classes. If the Plan is confirmed by the Bankruptcy Court and consummated as of the Effective Date, the Debtors will make distributions to Holders in certain Classes of Claims, as provided in the Plan. The classification of Claims and Equity Interests under the Plan, the treatment of those Classes under the Plan, and distributions to be made under the Plan are described below.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


B.       SUMMARY OF CLAIMS
         -----------------

         1.       SCHEDULES AND STATEMENTS OF FINANCIAL AFFAIRS
                  ---------------------------------------------

         On March 2, 2004, the Debtors filed their Statements of Financial Affairs, Schedules of Assets and Liabilities, Schedules of Executory Contracts and Unexpired Leases and Lists of Equity Security Holders (collectively, the "Schedules") with the Bankruptcy Court. The Schedules were amended on September 22, 2004.

         2.       BAR DATE
                  --------

         By order dated October 1, 2004 (the "Bar Date Order"), the Bankruptcy Court established a bar date of November 30, 2004 (the "Bar Date"), as the date by which proofs of Claim against the Debtors had to be filed in the Chapter 11 Cases, subject to certain exceptions. As discussed above, Monsanto and Pharmacia have reserved the right to amend their respective proofs of claim and assert surrogate Claims, under Bankruptcy Rule 3005, following the Bar Date.

         3.       SUMMARY OF THE CLAIMS ASSERTED AGAINST THE DEBTORS AND
                  ------------------------------------------------------
                  ESTIMATED AMOUNT OF ALLOWED CLAIMS
                  ----------------------------------

         As of the date of this Disclosure Statement, approximately 14,800 proofs of Claim have been filed in the Chapter 11 Cases. In addition, approximately 2,500 Claims have been scheduled by the Debtors as noncontingent, undisputed and liquidated, and were not superseded by filed proofs of Claim in the Chapter 11 Cases. Accordingly, the total number of all Claims against the Debtors to date is approximately 17,300. The asserted or scheduled aggregate face amount of these Claims is approximately $28 billion. Of the filed proofs of Claim not yet adjudicated, approximately 330 assert unliquidated amounts.

         The scheduled and filed Claims are summarized in the chart below. For purposes of this Disclosure Statement, the Claims are divided into two categories: (a) the amount of asserted Claims and (b) the Debtors' estimate of the amount of Claims that ultimately will be Allowed.(29)

         As set forth below, although the aggregate asserted and scheduled amount of Claims is approximately $28 billion, the estimated amount of what will be Allowed Claims in the Chapter 11 Cases is in the range of approximately $1.05 billion to $1.25 billion. Generally, the reduction in amount of estimated Claims from asserted Claims is a result of (a) the Global


-----------------------------
(29) Estimated amounts are based on the Debtors' books and records, reductions in Claim amounts accomplished to date by negotiation or litigation and anticipated successful negotiations and litigation. There is no assurance that the estimated amount of Claims will constitute the actual amount of Allowed Claims. The Debtors will file appropriate objections in due course in an attempt to further reduce asserted Claims, but there can be no assurance that the Debtors will prevail in doing so.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


Settlement, which greatly reduces the financial obligations of the Debtors,
(b) successful objections to Claims previously filed by the Debtors, and (c) anticipated rulings on objections to Claims yet to be filed by the Debtors and other settlement agreements. In addition, as a result of the Global Settlement and treatment of Claims under the Plan, significant asserted Claims shall be treated in a manner as to not affect or dilute the Class of General Unsecured Claims, and, therefore, such Claims have been excluded from the estimated amount of Allowed General Unsecured Claims. For example:

         o Tort Claims (asserted amount of $17.2 billion) are reduced to zero in the estimated amount of Allowed General Unsecured Claims because, pursuant to the Global Settlement as incorporated into the Plan and the Relationship Agreement, Monsanto shall take financial responsibility, as between itself and Reorganized Solutia only, for all Tort Claims.

         o Claims asserted by Monsanto or Pharmacia are excluded from the estimated amount of Allowed Claims because such Claims are being resolved pursuant to the Global Settlement as incorporated into the Plan and the Relationship Agreement.

         o Asserted environmental Claims (asserted amount of $4.9 billion) are excluded from the estimated amount of Allowed Claims because the majority of such asserted claims are for remediation and will be the financial responsibility of Monsanto or Reorganized Solutia pursuant to the terms of the Plan and Relationship Agreement and satisfied in full, and will not affect or dilute the Class of General Unsecured Claims. The Debtors estimate that $4 million - $10 million in environmental Claims do not involve remediation but, rather, are prepetition General Unsecured Claims and, therefore, constitute Allowed General Unsecured Claims that will be included in the Class of General Unsecured Claims.

         o Intercompany Claims (asserted amount of $2.5 billion) are excluded from the estimated amount of Allowed Claims because Non-Debtor Intercompany Claims are being satisfied pursuant to Class 12 (reinstated at 40% of the Claim) and Debtor Intercompany Claims are classified as Class 13 (no distributions to be made on such Claims) under the Plan, without affecting or diluting the Class of General Unsecured Claims.

         o Claims asserted by individual Retirees are not included in the Estimated Amount of Allowed Claims because such Claims shall be disallowed pursuant to the Retiree Settlement as being duplicative of the Class 11 Retiree Claim.

         o The Debtors believe that approximately 1,800 Proofs of Claim filed as General Unsecured Claims actually constitute either
              (i) Equity Interests appropriately classified in Class 16 under the Plan or (ii) Claims premised on the purchase or sale

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


              of securities and, therefore, Security Claims appropriately classified in Class 15 under the Plan. Accordingly, such Claims will not dilute the Class of General Unsecured Claims.(30)

         While the description set forth above and the chart below reflect a significant reduction in the amount of estimated Allowed Claims, this estimated amount of Allowed Claims excludes, in addition to the excluded Claims described above, any Claims predicated on (i) rejection damage Claims for Executory Contracts not yet rejected, and (ii) certain employee, director and officer Claims because the Debtors believe that the vast majority of these Claims have been paid in full, will be satisfied by available insurance, or will be released.

------------------------------------------------------------------------------------------------------------------

                                     ASSERTED AND ESTIMATED CLAIMS BY CATEGORY

                                                                                   ESTIMATED AMOUNT OF
  CLAIMS CLASS(31)                          ASSERTED AMOUNT                          ALLOWED CLAIMS
Administrative                                 $ 2 million                                $1-$1.5 million

Priority                                      $ 62 million                              $2.3-$2.8 million

Secured                                       $ 938 mllion                             $245- $255 million

Unsecured                                   $26.98 billion                      $800 million - $1 billion
------------------------------------------------------------------------------------------------------------------
Solutia Total                               $27.99 billion                          $1.05 - $1.25 billion
------------------------------------------------------------------------------------------------------------------
Axio Claims                                   $6.6 million                                            N/A
------------------------------------------------------------------------------------------------------------------
TOTAL                                          $28 BILLION                          $1.05 - $1.25 BILLION
------------------------------------------------------------------------------------------------------------------

         (a)      Administrative Expense Claims

         Administrative Expense Claims were asserted against Solutia and Subsidiaries other than Axio in the aggregate amount of approximately $2 million. These asserted Claims include (a) contingency Claims for Executory Contracts that the Debtors intend to assume, (b) prepetition Claims that were paid pursuant to Bankruptcy Court orders, (c) certain reclamation demands that do not qualify as Administrative Expense Claims under section 546(c) of the Bankruptcy Code


-----------------------------
(30) For example, the Dickerson Claims discussed in Section IV.B.2 shall be subordinated and treated as a Security Claim under the Plan.

(31) Includes Claims against Solutia and its Subsidiaries, exclusive of Axio.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


and applicable case law, and (d) postpetition Claims that were paid by the Debtors in the ordinary course, or as otherwise authorized. Accordingly, the Debtors estimate such Claims will be reduced to approximately $1 million and $1.5 million, exclusive of Professional Fee Claims, DIP Claims and cure costs related to Executory Contracts that will be assumed.

         (b)      Priority Claims

         Priority Claims were asserted against Solutia and Subsidiaries other than Axio in the aggregate amount of approximately $62 million. These asserted Claims include contract Claims, litigation Claims, and Claims asserting environmental issues, none of which qualify for priority treatment under Section 507 of the Bankruptcy Code. The $2.3-$2.8 million estimated range of Allowed Priority Claims reflects the application of relevant bankruptcy law.

         (c)      Secured Claims

         Secured Claims were asserted against Solutia and Subsidiaries other than Axio in the aggregate amount of approximately $938 million. The estimated range of $245-$255 million estimated amount of Allowed Secured Claims reflects the fact that a substantial amount of such Claims should not be classified as Secured Claims. Asserted Secured Claims include the Senior Secured Notes in the amount of $223 million. The Debtors estimate the Senior Secured Notes at $203.4 million due to the unamortized original issue discount erroneously included in the asserted Claim. Asserted Secured Claims also include (a) the Unsecured Notes Claims, which were filed as Secured Claims in the amount of $455.4 million, although the Debtors believe these Claims are General Unsecured Claims (see section VII.D of this Disclosure Statement), (b) various disputed Claims subject to litigation that are not secured by any of the Debtors' assets, (c) asserted secured environmental Claims that are not secured by any of the Debtors' assets, and (d) Claims predicated on various Executory Contracts that are not secured by any of the Debtors' assets. Further, the amount of asserted Secured Claims includes $87 million in Secured Claims asserted by the lenders in connection with the Headquarters Financing. The Debtors and the Headquarters Financing lenders have just executed a term sheet for the resolution of such Claims, which reduces the Allowed Secured Claim to $20 million paid over 15 years at 7.175% interest (and grants such lenders an Allowed General Unsecured Claim in the amount of approximately $27 million).

         (d)      General Unsecured Claims

         General Unsecured Claims were asserted against Solutia and subsidiaries other than Axio in the aggregate amount of approximately $26.98 billion.(32) Such Claims include (i) $2.5 billion


-----------------------------
(32) This aggregate of $26.98 billion includes (a) Claims that failed to indicate whether the Claim has administrative, priority, secured or unsecured status, (b) Claims that indicate more than one Class of Claims and (c) Claims filed against "Solutia, et al." The Debtors believe that
                                            -- --
     the vast majority of such Claims ultimately will be designated
                                                              (Continued...)

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


of Intercompany Claims, (ii) $4 billion of asserted environmental Claims,
(iii) Tort Claims of $17.2 billion, and (iv) Claims that previously have been disallowed or reduced by Bankruptcy Court order. Such Claims are excluded from the estimated amount of Allowed Claims, as described above. The $26.98 billion in aggregate asserted Claims also includes the PBGC's Claim of approximately $1 billion. The PBGC's Claim is contingent and predicated on termination of the Solutia Pension Plan, which will not occur if the Plan is confirmed. Thus, the Debtors have estimated that the PBGC's Claim will be reduced to zero. The Debtors have examined all other Claims that assert unsecured status (or fail to assert a status), and have estimated that the amount of Allowed General Unsecured Claims eventually will be reduced to between approximately $800 million and $1 billion.

         The $800 million to $1 billion estimated range of Allowed General Unsecured Claims presumes that Claims relating to damages due to the purchase and sale of securities will be subordinated and treated as Security Claims (Class 16).

         (e)      Axio Claims

         Axio Claims were asserted in the aggregate amount of $6.6 million. This amount includes approximately $116,000 of Intercompany Claims and $6.2 million of Claims that relate to environmental issues. Such Claims are excluded from the estimated amount of Allowed Claims, as explained above. Moreover, because there will be no distribution on account of Axio Claims, the Debtors have not estimated the remainder of the Axio Claims asserted.

         4.       TREATMENT OF THE CLAIMS AGAINST AND EQUITY
                  INTERESTS IN THE DEBTORS UNDER THE PLAN
                  ---------------------------------------

         The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.


-----------------------------
    as General Unsecured Claims appropriately classified in Class 10 under the Plan. In addition, please see Section IV.A.1 for a discussion of the potential impact of the JP Morgan Adversary Proceeding on the recoveries for Holders of General Unsecured Claims.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


C.       UNCLASSIFIED CLAIMS
         -------------------

         1.       ADMINISTRATIVE EXPENSE CLAIMS
                  -----------------------------

         (a)      Administrative Expense Claims in General

         Except as specified in the Plan, and subject to the Administrative Expense Claim Bar Date provisions described below, unless otherwise agreed to by the Holder of an Administrative Expense Claim and the applicable Debtor or Reorganized Debtor, each Holder of an Allowed Administrative Expense Claim will receive, in full satisfaction of its Administrative Expense Claim, Cash equal to the amount of such Allowed Administrative Expense Claim either (i) on the Effective Date or as soon thereafter as reasonably practicable or (ii) if the Administrative Expense Claim is not Allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Expense Claim becomes a Final Order.

         (b)      Ordinary Course Liabilities

         Allowed Administrative Expense Claims based on liabilities incurred by a Debtor in the ordinary course of its business will be paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Allowed Administrative Expense Claims, without any further action by the Holders of such Allowed Administrative Expense Claims.

         (c)      DIP Claims

         On the Effective Date, or as soon thereafter as reasonably practicable, unless otherwise agreed to by the DIP Lenders pursuant to the DIP Agreement, the Allowed DIP Claims will be paid in Cash in amounts equal to the amount of such Allowed DIP Claims.

         (d)      Bar Dates for Administrative Expense Claims

                  (i)      General Administrative Expense Claim Bar Date
                           Provisions

                  Except as otherwise provided in this Section III.A, unless a request for the payment of an Administrative Expense Claim previously was filed with the Bankruptcy Court, requests for payment of an Administrative Expense Claim must be filed with the Bankruptcy Court and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 45 days after the Effective Date. Any Holder of an Administrative Expense Claim that is required to file and serve a request for payment of such Administrative Expense Claim and that does not file and serve such a request within the time established by the Plan will be forever barred from asserting such Administrative Expense Claim against the Debtors, the Reorganized Debtors or their respective property and such Administrative Expense Claim will be deemed discharged as of the

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


Effective Date. Objections to such requests for payment of an Administrative Expense Claim must be filed with the Bankruptcy Court and served on the Debtors or the Reorganized Debtors, as applicable, and the requesting party by the later of (A) 120 days after the Effective Date or (B) 60 days after the filing of the applicable request for payment of the Administrative Expense Claims with the Bankruptcy Court.

         (ii)     Bar Dates for Certain Administrative Expense Claims

                  a.       Professional Compensation

                  (i)      Final Fee Applications. All final requests for
                           ----------------------
payment of Professional Fee Claims must be filed with the Bankruptcy Court and served on Reorganized Solutia no later than 45 days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court in the Chapter 11 Cases, the allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

                  (ii)     Payment of Interim Amounts. Subject to the
                           --------------------------
Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals for all outstanding amounts payable relating to prior periods through the Effective Date. To receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the Professionals shall reasonably estimate fees and expenses due for periods that will not have been billed as of the Effective Date and shall deliver such estimate to the Debtors and the United States Trustee prior to the Effective Date. The Debtors or Reorganized Debtors, as applicable, shall pay the Professionals' reasonably estimated amount of such fees and expenses as soon as reasonably practicable after receiving the estimate, but in no event prior to the Effective Date. Within forty-five
(45) days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order. If the estimated payment received by any Professional exceeds the actual fees and expenses for such period, as ultimately approved by the Bankruptcy Court in connection with the relevant final fee application, such excess amount will be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such matter is insufficient, disgorged by such Professional within 45 days after the issuance of the Order approving the relevant final fee application. If the estimated payment received by any Professional is lower than the actual fees and expenses for such period as ultimately approved by the Bankruptcy Court in connection with the relevant final fee application, the difference between the amount approved and the estimated payment shall promptly be paid to such Professional.

                  (iii)    Holdback Amount. On the Effective Date, the
                           ---------------
Debtors or the Reorganized Debtors shall fund the Holdback Escrow Account with Cash equal to the aggregate Holdback Amount for all Professionals. The Reorganized Debtors shall maintain the Holdback

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Debtors, or the Reorganized Debtors. The remaining Holdback Amount owing to each Professional shall be paid to such Professional by Reorganized Solutia from the Holdback Escrow Account when such Professional's Professional Fee Claim is finally allowed by the Bankruptcy Court. When all Professional Fee Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.

                  b.       Ordinary Course Liabilities

         Notwithstanding the provisions of Section III.A.1.d.i of the Plan, Holders of Administrative Expense Claims based on liabilities incurred by a Debtor in the ordinary course of its business will not be required to file or serve any request for payment of such Administrative Expense Claims. Such Administrative Expense Claims will be satisfied pursuant to Section III.A.1.a of the Plan.

         2.       PRIORITY TAX CLAIMS
                  -------------------

         Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed to by the Holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each Holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred Cash payments totaling 100% of the principal amount of such Allowed Priority Tax Claim, plus interest as provided herein, over a period not exceeding 6 years from the date of assessment of such Priority Tax Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at the interest rate equal to the applicable federal rate as determined in accordance with Section 1274(d) of the Internal Revenue Code. Unless otherwise agreed to by the Holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, the first payment on account of such Priority Tax Claim will be payable 1 year after the Effective Date or, if the Priority Tax Claim is not allowed within 1 year after the Effective Date, the first Quarterly Distribution Date after the date on which an order allowing such Priority Tax Claim becomes a Final Order; provided, however, that the Reorganized Debtors will have the right
       --------  -------
to pay any Allowed Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


D.       CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER
         -----------------------------------------------------------------
         THE PLAN
         --------

     The following table summarizes the Plan's classification and treatment of Claims and Equity Interests.(33)

---------------------------------------------------------------------------------------------------------------------------
                         TYPE OF
     CLASS            CLAIM/INTEREST                                  TREATMENT                          ENTITLED TO VOTE
---------------------------------------------------------------------------------------------------------------------------
Class 1           Priority Non-Tax Claims     Unimpaired. On the later of (i) the Effective Date or as      No (deemed to
                                              soon thereafter as reasonably practicable, (ii) the date      accept)
                                              on which a Priority Non-Tax Claim becomes an Allowed
                                              Priority Non-Tax Claim, or as soon thereafter as
                                              reasonably practicable or (iii) such other date as may
                  ESTIMATED AGGREGATE         be ordered by the Bankruptcy Court, each Holder of an
                  ALLOWED AMOUNT:             Allowed Priority Non-Tax Claim will receive payment in
                  $50,000 -$100,000           full in Cash of such Allowed Priority Non-Tax Claim.

                                              PERCENTAGE RECOVERY: 100%
---------------------------------------------------------------------------------------------------------------------------
Class 2           Secured Claims              Unimpaired. On the later of (i) the Effective Date or as      No (deemed to
                                              soon thereafter as reasonably practicable, (ii) the date      accept)
                                              on which a Secured Claim becomes an Allowed Secured
                                              Claim, or as soon thereafter as reasonably practicable
                                              or (iii) such other date as may be ordered by the
                                              Bankruptcy Court, each Allowed Secured Claim shall be,
                                              at the election of the applicable Debtor (a) Reinstated,
                                              (b) paid in full, in Cash, in full satisfaction,
                                              settlement, release and discharge of such Allowed
                                              Secured Claim, together with accrued post-Petition Date
                                              interest to the extent allowable under section 506 of
                                              the Bankruptcy Code, (c) satisfied by the Debtors'
                                              surrender of the collateral securing such Allowed
                                              Secured Claim, (d) offset against, and to the extent of,
                                              the Debtors' claims against the Holder of such Allowed
                                              Secured Claim or (e) otherwise rendered Unimpaired,
                                              except to the extent that the Debtors and a Holder of an
                  ESTIMATED AGGREGATE         Allowed Secured Claim may agree to a different
                  ALLOWED AMOUNT:             treatment. Each Secured Claim shall be deemed to be in a
                  $40 -$50 million            separate sub-class of Class 2 for all purposes
                                              hereunder.

                                              PERCENTAGE RECOVERY: 100%
---------------------------------------------------------------------------------------------------------------------------

--------
(33) Unless otherwise noted, the Debtors' estimated aggregate Allowed Claims amount is based on the Debtors' analysis of each Claim and the anticipated ultimate resolution of each Claim and recoveries, if any, for the Holder of each such Claim, whether such resolution occurs before or after the Effective Date. Estimated amounts are based on the Debtors' books and records, reductions in Claim amounts accomplished to date by negotiation or litigation and anticipated successful negotiations and litigation. There is no assurance that the estimated amount of Claims will constitute the actual amount of Allowed Claims. The Debtors will file appropriate objections in due course in an attempt to further reduce asserted Claims, but there can be no assurance that the Debtors will prevail in doing so.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

---------------------------------------------------------------------------------------------------------------------------
                           TYPE OF
     CLASS              CLAIM/INTEREST                                TREATMENT                          ENTITLED TO VOTE
---------------------------------------------------------------------------------------------------------------------------
Class 3           Senior Secured Note Claims  Unimpaired. On the Effective Date or as soon thereafter       No (deemed to
                                              as reasonably practicable, (a) Reorganized Solutia shall      accept)
                                              pay to the trustee of the Senior Secured Note Claims,
                                              for the benefit of the Holders of such Claims, Cash in
                                              the amount of the Allowed Senior Secured Note Claims or
                                              (b) at the election of the applicable Debtor and subject
                                              to the reasonable consent of Monsanto and the Creditors'
                                              Committee, the Senior Secured Note Claims shall be
                                              Reinstated. The amount of the Allowed Senior Secured
                                              Note Claims will not include Claims for any unamortized
                  ESTIMATED AGGREGATE         original issue discount, default interest, "make whole"
                  ALLOWED AMOUNT:             payments, call premiums or any other similar payments or
                  $203.44 million(34)         penalties.

                                              PERCENTAGE RECOVERY: 100%
---------------------------------------------------------------------------------------------------------------------------
Class 4           Convenience Claims          Unimpaired. On the later of (i) the Effective Date or as      No (deemed to
                                              soon thereafter as reasonably practicable, or (ii) such       accept)
                                              other date as may be ordered by the Bankruptcy Court,
                                              each Holder of an Allowed Convenience Claim will receive
                  ESTIMATED AGGREGATE         Cash equal to the amount of such Claim (as reduced if
                  ALLOWED AMOUNT:             applicable, pursuant to an election by the Holder
                  $1-$2.5 million             thereof).

                                              PERCENTAGE RECOVERY: 100%
---------------------------------------------------------------------------------------------------------------------------
Class 5           NRD Claims                  Unimpaired. On the Effective Date, the NRD Claims shall       No (deemed to
                                              be Reinstated. After the Effective Date, the NRD Claims       accept)
                                              shall be liquidated and paid pursuant to applicable law
                                              and in the ordinary course of business. Payment of the
                  ESTIMATED AGGREGATE         NRD Claims will be allocated between Reorganized Solutia
                  ALLOWED AMOUNT:             and Monsanto pursuant to the terms of the Relationship
                  N/A                         Agreement.

                                              PERCENTAGE RECOVERY: 100%
---------------------------------------------------------------------------------------------------------------------------

--------
(34) While this Claim was asserted against several of the Debtors, it is treated as a single Allowed Claim to prevent duplicative recoveries.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

---------------------------------------------------------------------------------------------------------------------------
                       TYPE OF
     CLASS          CLAIM/INTEREST                                    TREATMENT                          ENTITLED TO VOTE
---------------------------------------------------------------------------------------------------------------------------
Class 6           Insured Claims              Unimpaired. Each Holder of an Allowed Insured Claim           No (deemed to
                                              shall be entitled to receive the proceeds of any              accept)
                                              insurance policies available to cover such Insured
                  ESTIMATED AGGREGATE         Claim. In the event that insurance coverage proceeds are
                  ALLOWED AMOUNT:             insufficient to completely satisfy any Allowed Claim
                  N/A                         that is partially an Insured Claim, the Holder of such
                                              Insured Claim shall be entitled to an Allowed General
                                              Unsecured Claim (or Claim in such other Class as may be
                                              applicable) in an amount equal to the difference between
                                              the Allowed amount of the relevant Claim and the amount
                                              of insurance coverage proceeds available to pay such
                                              Claim.

                                              ESTIMATED PERCENTAGE RECOVERY: 100%
---------------------------------------------------------------------------------------------------------------------------
Class 7           Tort Claims                 Unimpaired. In accordancewith the Monsanto Tort               No (deemed to
                                              Management, Monsanto shall take financial                     accept)
                                              responsibility, as between itself and Reorganized
                                              Solutia only, for the management and payment of the Tort
                  ESTIMATED AGGREGATE         Claims, including all costs related to the defense,
                  ALLOWED  AMOUNT:            mediation, arbitration, settlement, and any judgment
                  N/A                         with respect to the Tort Claims.(35)




---------------------------------------------------------------------------------------------------------------------------
Class 8           Monsanto Claims             Impaired. The Monsanto Claims shall be treated in             Yes
                                              accordance with the Global Settlement, as more fully
                                              set forth in Section V.B of the Plan, and described
                  ESTIMATED AGGREGATE         in Article VI of this Disclosure Statement.
                  ALLOWED AMOUNT:
                  N/A                         ESTIMATED PERCENTAGE RECOVERY: N/A
---------------------------------------------------------------------------------------------------------------------------
Class 9           Legacy Site Claims          Impaired. In accordance with the Global Settlement,           Yes
                                              Monsanto shall take financial responsibility, as between
                                              itself and Reorganized Solutia only, for the management
                  ESTIMATED AGGREGATE         and payment of the Legacy Site Claims
                  ALLOWED AMOUNT:
                  N/A

                                              ESTIMATED PERCENTAGE RECOVERY: N/A
---------------------------------------------------------------------------------------------------------------------------

--------
(35) For a description of the Tort Claims, see Section VII.D of this Disclosure Statement.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

---------------------------------------------------------------------------------------------------------------------------
                          TYPE OF
     CLASS             CLAIM/INTEREST                                 TREATMENT                          ENTITLED TO VOTE
---------------------------------------------------------------------------------------------------------------------------
Class 10          General Unsecured Claims    Impaired. In accordance with the procedures and timing        Yes
                                              for making Distributions described in Article VII
                                              hereof, each Holder of an Allowed General Unsecured
                  ESTIMATED AGGREGATE         Claim will receive a Pro Rata share of the GUC Stock
                  ALLOWED AMOUNT:             Pool, subject to adjustment as a result of the General
                  $800 million - $1 billion   Unsecured Claims Pool Adjustment which is described in
                                              Section VII.I of the Plan and dilution on account of the
                                              Incentive Stock Option Plan. In addition, each Eligible
                                              Holder shall be entitled to participate in the Rights
                                              Offering pursuant to the Rights Offering Procedures.

                                              ESTIMATED PERCENTAGE RECOVERY: 48% - 56%
---------------------------------------------------------------------------------------------------------------------------
Class 11          Retiree Claim               Impaired. Subject to the terms of the Retiree Settlement      Yes
                                              Agreement, on the Effective Date Reorganized Solutia
                                              shall contribute all of the Pool C Common Stock to a
                                              trust established pursuant to the terms of the Retiree
                  ESTIMATED AGGREGATE         Settlement Agreement, for the benefit of the Retirees.
                  ALLOWED AMOUNT:             In accordance with the terms of the Retiree Settlement
                  $35 million                 Agreement, all Claims filed by individual Retirees on
                                              account of reductions in benefits shall be deemed to be
                                              disallowed and expunged in their entirety. Furthermore,
                                              in accordance with the Retiree Settlement Agreement and
                                              the Retiree Approval Order, the Retirees' Committee is
                                              deemed to be the Holder of the Retiree Claim.

                                              ESTIMATED PERCENTAGE RECOVERY: 42% - 52%
---------------------------------------------------------------------------------------------------------------------------
Class 12          Non-Debtor Intercompany     Impaired. On the Effective Date or as soon thereafter         Yes
                  Claims                      as reasonably practicable, the amount of each Allowed
                                              Non-Debtor Intercompany Claim will be reduced by 60% and
                  ESTIMATED AGGREGATE         the remaining 40% of each such Claim shall be Reinstated
                  ALLOWED AMOUNT:             by virtue of book entries without the Distribution of
                  $108 million                Cash or other consideration on account of such Claim.

                                              PERCENTAGE RECOVERY: 40%
---------------------------------------------------------------------------------------------------------------------------

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

---------------------------------------------------------------------------------------------------------------------------
                           TYPE OF
     CLASS              CLAIM/INTEREST                                TREATMENT                          ENTITLED TO VOTE
---------------------------------------------------------------------------------------------------------------------------
Class 13          Debtor Intercompany Claims  Impaired. On the Effective Date or as soon thereafter         No (deemed to
                                              as reasonably practicable, the Debtor Intercompany            accept)
                                              Claims will be (a) eliminated or waived based
                                              on accounting entries in the Debtors' books and records
                                              and other corporate activities by the Debtors in their
                  ESTIMATED AGGREGATE         discretion or (b) discharged with no Distributions
                  ALLOWED AMOUNT:             thereon. There will be no Distributions on account of
                  $2.44 billion               any of the Debtor Intercompany Claims.

                                              ESTIMATED PERCENTAGE RECOVERY: 0%
---------------------------------------------------------------------------------------------------------------------------
Class 14          Axio Claims                 Impaired. Holders of Axio Claims will receive no              No (deemed to
                                              Distribution under the Plan on account of such Claims.        accept)
                  ESTIMATED AGGREGATE
                  ALLOWED AMOUNT:
                  N/A
                                              ESTIMATED PERCENTAGE RECOVERY: 0%
---------------------------------------------------------------------------------------------------------------------------
Class 15         Security Claims              Impaired. The Holders of Security Claims will receive         No (deemed to
                                              no Distributions under the Plan on account of such Claims.    accept)
                  ESTIMATED AGGREGATE
                  ALLOWED AMOUNT:
                  N/A                         ESTIMATED PERCENTAGE RECOVERY: 0%
---------------------------------------------------------------------------------------------------------------------------
Class 16          Equity Interests            Impaired. The Holders of Equity Interests in Solutia          No (deemed to
                                              will receive no Distributions under the Plan on account       accept)
                                              of such Equity Interests in Solutia. As of the Effective
                  ESTIMATED AGGREGATE         Date, all existing Equity Interests in Solutia will be
                  ALLOWED AMOUNT:             cancelled pursuant to the Plan. To preserve the Debtors'
                  N/A                         corporate structure, Equity Interests in all Debtors
                                              other than Solutia shall, subject to the Restructuring
                                              Transactions Agreement, be Reinstated as equity
                                              interests in the respective Reorganized Debtors as of
                                              the Effective Date.

                                              ESTIMATED PERCENTAGE RECOVERY: 0%
---------------------------------------------------------------------------------------------------------------------------

E.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
         -----------------------------------------------------

         1.       ASSUMPTION AND REJECTION OF EXECUTORY CONTRACTS AND
                  ---------------------------------------------------
                  UNEXPIRED LEASES
                  ----------------

         On the Effective Date, except as otherwise provided in the Plan, all Executory Contracts or Unexpired Leases, not previously assumed or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that are (1) to be assumed pursuant to the terms of Article VI of the Plan, or Section V.B.2.c of the Plan, (2) listed on Exhibit G, (3) the subject of a motion to assume Executory

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Contracts or Unexpired Leases that is pending on the Effective Date or (4) subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections and the assumption of the Executory Contracts or Unexpired Leases listed on Exhibit G hereto pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to this Section VI.A or by any order of the Bankruptcy Court, which has not been assigned to a third party prior to the Effective Date, shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.

         2.       CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED
                  -------------------------------------------------------------
                  LEASES
                  ------

         All proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be filed with the Bankruptcy Court within thirty days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within such time will be forever barred from assertion against the Debtors or the Reorganized Debtors, their Estates, Monsanto, Pharmacia or their property.

         3.       CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                  -------------------------------------------------------------
                  ASSUMED
                  -------
         Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any payments to cure such a default,
(2) the ability of the Reorganized Debtors or any assignee to provide
"adequate assurance of future performance" (within the meaning of section
365 of the Bankruptcy Code) under the contract or lease to be assumed or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. At least 10 days prior to the Confirmation Hearing, the Debtors shall provide for notices of proposed assumption and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any counterparty to an Executory Contract and Unexpired lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such matters.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         4.       INSURANCE POLICIES
                  ------------------

         All of the Debtors' insurance policies and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents and instruments relating to coverage of all Insured Claims. Notwithstanding the foregoing, Distributions under the Plan to any Holder of an Allowed Insured Claim shall be in accordance with the treatment provided under Article III of the Plan.

         5.       ANNISTON SETTLEMENT
                  -------------------

         Reorganized Solutia shall assume its obligations under the Anniston Global Settlement Agreement, the Anniston Side Letter and all related agreements, and shall continue to pay the $5 million annual installments of the settlement amount, as set forth in the Anniston Side Letter, together with all education fund and related obligations; provided, however, if
                                                 --------  -------
Solutia's obligations set forth in this sentence are in any way inconsistent with the Relationship Agreement, the Relationship Agreement shall control. To the extent provided in the Relationship Agreement, Reorganized Solutia shall indemnify Monsanto and its Affiliates, and Pharmacia and its Affiliates against any Reorganized Solutia default in performing its obligations under the Anniston Global Settlement Agreement and the Anniston Side Letter.

         6.       ASSUMPTION OF PENSION OBLIGATIONS
                  ---------------------------------

         Pursuant to the Plan, the Debtors shall assume and continue the Pension Plan in accordance with its terms, satisfy the minimum funding standards pursuant to 26 U.S.C. Section 412 and 29 U.S.C. Section 1082, and administer the Pension Plan in accordance with its terms and the provisions of ERISA. Furthermore, nothing in the Plan shall be construed as discharging, releasing or relieving the Debtors or the Debtors' successors, including the Reorganized Debtors, or any party, in any capacity, from any liability imposed under any law or regulatory provision with respect to the Pension Plan or the PBGC. The PBGC and the Pension Plan shall not be enjoined or precluded from seeking to enforce such liability as a result of any provision of the Plan or the Confirmation Order. Notwithstanding any provision of the Plan to the contrary, the Pension Plan shall be assumed and administered in accordance with ERISA and the Internal Revenue Code.

         7.       CONTRACTS AND LEASES ENTERED INTO AFTER THE PETITION DATE
                  ---------------------------------------------------------

         Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

F.       RELEASE, INJUNCTIVE AND RELATED PROVISIONS
         ------------------------------------------

         1.       INJUNCTIONS
                  -----------

         (a)      Debtors' Injunction

         ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES PURSUANT TO SECTIONS 105 AND/OR 362 OF THE BANKRUPTCY CODE OR OTHERWISE AND IN EFFECT ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE CLOSING OF THE CHAPTER 11 CASES PURSUANT TO SECTION 350(a) OF THE BANKRUPTCY CODE. SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, THE CONFIRMATION ORDER SHALL PERMANENTLY ENJOIN ALL PERSONS, INCLUDING PHARMACIA AND MONSANTO, THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM, INCLUDING A LEGACY SITE CLAIM, AGAINST OR AN EQUITY INTEREST IN THE DEBTORS FROM TAKING ANY OF THE FOLLOWING ACTIONS BASED ON SUCH CLAIM OR EQUITY INTEREST, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY, CONTRACTUALLY, STATUTORILY OR OTHERWISE, OTHER THAN PHARMACIA'S, MONSANTO'S AND OTHER PARTIES' RIGHTS TO ENFORCE THE TERMS OF THE PLAN, THE RELATIONSHIP AGREEMENT OR THE PLAN
DOCUMENTS: (A) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST ANY OR ALL OF THE DEBTORS OR THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE PROPERTY OR ASSETS; (B) ENFORCING, LEVYING, ATTACHING, COLLECTING OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST ANY OR ALL OF THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY OR ASSETS; (C) CREATING, PERFECTING OR ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN AGAINST ANY OR ALL OF THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY OR ASSETS; (D) EXERCISING ANY SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY; OR (E) PROCEEDING IN ANY MANNER IN ANY PLACE WHATSOEVER THAT DOES NOT CONFORM TO OR COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN; PROVIDED, HOWEVER, THAT THE TERMS OF THIS
                            --------  -------
INJUNCTION SHALL NOT PREVENT THE REORGANIZED DEBTORS, MONSANTO, PHARMACIA OR, UNLESS THE CREDITORS' COMMITTEE HAS BEEN DISSOLVED, THE CREDITORS' COMMITTEE, FROM ENFORCING THE TERMS OF THE GLOBAL SETTLEMENT, THE PLAN AND THE PLAN DOCUMENTS; PROVIDED, FURTHER, HOWEVER, THAT TERMS OF THE INJUNCTION SHALL NOT PREVENT THE HOLDERS OF TORT CLAIMS, NRD CLAIMS OR CLAIMS FOR ENVIRONMENTAL LIABILITY ARISING FROM THE RETAINED SITES OR THE SHARED SITES FROM EXERCISING THEIR RIGHTS AGAINST REORGANIZED SOLUTIA WITH RESPECT THERETO.

         (b)      Monsanto/Pharmacia Injunction

         SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, AND BASED ON THE MONSANTO CONTRIBUTION AND THE PHARMACIA CONTRIBUTION, THE CONFIRMATION ORDER SHALL PERMANENTLY ENJOIN ALL PERSONS, INCLUDING THE PLAINTIFFS (AND ANY MEMBERS OF A CLASS RAISING THE SAME OR SIMILAR CLAIMS) IN THE MATTERS ENTITLED DAVIS ET AL. V. SOLUTIA INC. EMPLOYEES' PENSION PLAN,

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

NO. 3:05CV736, SCHARRINGHAUSEN ET AL. V. SOLUTIA INC. EMPLOYEES' PENSION PLAN, NO. 3:06CV00099 AND COMPLAINANTS IN LARRY PROBST, ET AL. V. MONSANTO COMPANY AND SOLUTIA, INC, EEOC CHARGE NOS. 280 A 00618 THROUGH 280 A 00652, BUT NOT PHARMACIA AND MONSANTO, THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM AGAINST PHARMACIA OR MONSANTO RELATING TO ANY OF THE DEBTORS, INCLUDING A LEGACY CLAIM, WHETHER SUCH CLAIM IS REDUCED TO JUDGMENT OR NOT, LIQUIDATED
OR UNLIQUIDATED, CONTINGENT OR NONCONTINGENT, ASSERTED OR UNASSERTED, FIXED
OR NOT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, LEGAL OR EQUITABLE, KNOWN OR UNKNOWN, FROM TAKING ANY OF THE FOLLOWING ACTIONS RELATED TO SUCH CLAIM, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY, CONTRACTUALLY,
STATUTORILY OR OTHERWISE: (A) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST MONSANTO OR PHARMACIA, THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, PROFESSIONALS, ADVISORS, EMPLOYEE BENEFIT PLANS, OR ANY OF THEIR RESPECTIVE PROPERTY OR ASSETS; (B) ENFORCING, LEVYING, ATTACHING, COLLECTING OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST MONSANTO OR PHARMACIA, THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, PROFESSIONALS, ADVISORS, EMPLOYEE BENEFIT PLANS, OR ANY OF THEIR RESPECTIVE PROPERTY OR ASSETS; (C) CREATING, PERFECTING OR ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN AGAINST MONSANTO OR PHARMACIA, THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, PROFESSIONALS, ADVISORS, EMPLOYEE BENEFIT PLANS, OR ANY OF THEIR RESPECTIVE PROPERTY OR ASSETS; (D) ASSERTING ANY SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST ANY DEBT, LIABILITY
OR OBLIGATION DUE TO MONSANTO OR PHARMACIA; AND (E) PROCEEDING IN ANY MANNER IN ANY PLACE WHATSOEVER THAT DOES NOT CONFORM TO OR COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN; PROVIDED, HOWEVER, THAT THE
                                              --------  -------
TERMS OF THIS INJUNCTION SHALL NOT PREVENT THE REORGANIZED DEBTORS,
MONSANTO, PHARMACIA OR, UNLESS THE CREDITORS' COMMITTEE HAS BEEN DISSOLVED, THE CREDITORS' COMMITTEE FROM ENFORCING THE TERMS OF THE GLOBAL SETTLEMENT, THE PLAN AND THE PLAN DOCUMENTS; PROVIDED, FURTHER, HOWEVER, THAT TERMS OF THIS INJUNCTION SHALL NOT PREVENT THE HOLDERS OF TORT CLAIMS, NRD CLAIMS OR CLAIMS FOR ENVIRONMENTAL LIABILITY FROM EXERCISING THEIR RIGHTS AGAINST MONSANTO OR PHARMACIA WITH RESPECT THERETO.

         2.       RELEASES
                  --------

         The following releases are granted pursuant to the Plan and the Confirmation Order:

         (a)      Releases by the Debtors

         AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE DEBTORS, THEIR ESTATES AND THE REORGANIZED DEBTORS WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN, OR THE DISCLOSURE STATEMENT, INCLUDING ANY SUCH CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES ARISING OUT OF OR IN CONNECTION WITH RELEASE OF HAZARDOUS SUBSTANCES, OTHER TYPES OF CONTAMINATION OR OTHER ENVIRONMENTAL MATTERS (INCLUDING CLAIMS UNDER CERCLA OR SIMILAR ENVIRONMENTAL LAWS) ARISING OUT OF OR IN CONNECTION WITH ANY ASSETS TRANSFERRED OR DEBTS, LIABILITIES, GUARANTEES, ASSURANCES, COMMITMENTS OR OBLIGATIONS ASSUMED PURSUANT TO THE DISTRIBUTION AGREEMENT OR OTHER TRANSACTIONS OCCURRING IN CONNECTION WITH THE DISTRIBUTION AGREEMENT, AND THAT COULD HAVE BEEN ASSERTED AT ANY TIME, PAST OR PRESENT OR FUTURE BY OR ON BEHALF OF THE DEBTORS, OR THEIR ESTATES AGAINST (A) THE CURRENT OR FORMER REPRESENTATIVES, DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTORS AND THE DEBTORS' AGENTS, ADVISORS AND PROFESSIONALS, IN EACH CASE IN THEIR CAPACITY AS SUCH, (B) THE CURRENT AND FORMER MEMBERS OF THE CREDITORS' COMMITTEE, EXCEPT FOR THE PREPETITION INDENTURE TRUSTEE, AND THE ADVISORS AND ATTORNEYS FOR THE CREDITORS' COMMITTEE, EXCEPT FOR ADVISORS TO THE PREPETITION INDENTURE TRUSTEE, IN EACH CASE IN THEIR CAPACITY AS SUCH, (C) MONSANTO, (D) PHARMACIA, (E) ANY EMPLOYEE BENEFIT PLANS OF MONSANTO OR PHARMACIA AND (F) THE RESPECTIVE AFFILIATES AND CURRENT OR FORMER REPRESENTATIVES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, MEMBERS, DIRECT AND INDIRECT SHAREHOLDERS, ADVISORS, ATTORNEYS AND PROFESSIONALS OF THE FOREGOING, IN EACH CASE IN THEIR CAPACITY AS SUCH; PROVIDED, HOWEVER, THAT THE TERMS OF THIS RELEASE
                        --------  -------
SHALL NOT PREVENT THE REORGANIZED DEBTORS FROM ENFORCING THE TERMS OF THE GLOBAL SETTLEMENT, THE PLAN AND THE PLAN DOCUMENTS; PROVIDED, FURTHER,
                                                    --------  -------
HOWEVER, THAT WITH RESPECT TO FORMER DIRECTORS AND OFFICERS OF THE DEBTORS,
-------
NOTHING IN THIS PARAGRAPH SHALL BE CONSTRUED TO RELEASE SUCH FORMER DIRECTORS AND OFFICERS FROM CLAIMS FOR FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, CRIMINAL CONDUCT, VIOLATION OF FIDUCIARY DUTY, INCLUDING THE UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION, THAT CAUSES DAMAGES OR FOR PERSONAL GAIN, TO (AND ONLY TO) THE EXTENT SUCH PERSONS ARE NOT EXCULPATED THEREFROM BY ANY PROVISION OF APPLICABLE LAW OR ANY CERTIFICATE OF INCORPORATION OR SIMILAR ORGANIZATIONAL DOCUMENT OF SOLUTIA, REORGANIZED SOLUTIA, ANY OTHER DEBTOR OR ANY OTHER REORGANIZED DEBTOR, OR ULTRA VIRES ACTS.

         (b)      Releases by Holders of Claims and Equity Interests

         AS OF THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM OR EQUITY INTEREST SHALL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS OR EQUITY INTERESTS, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES, WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE RELATING TO THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN, THE DISCLOSURE STATEMENT OR ANY EMPLOYEE BENEFIT PLANS

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

ADMINISTERED BY OR ON BEHALF OF SOLUTIA, OR ANY LEGACY CLAIM OR LEGACY SITE CLAIMS OR OTHER OBLIGATIONS ASSUMED BY SOLUTIA UNDER THE DISTRIBUTION AGREEMENT, BUT NOT INCLUDING CLAIMS FOR ENVIRONMENTAL LIABILITY WHICH ARE RELATED TO RETAINED SITES OR SHARED SITES, AGAINST (A) THE CURRENT OR FORMER REPRESENTATIVES, DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTORS, (B) THE DEBTORS' AGENTS, ADVISORS AND PROFESSIONALS, IN EACH CASE IN THEIR CAPACITY AS SUCH, (C) THE CURRENT AND FORMER MEMBERS OF THE CREDITORS' COMMITTEE, EXCEPT FOR THE PREPETITION INDENTURE TRUSTEE, AND THE ADVISORS AND ATTORNEYS FOR THE CREDITORS' COMMITTEE, EXCEPT FOR ADVISORS TO THE PREPETITION INDENTURE TRUSTEE, IN EACH CASE IN THEIR CAPACITY AS SUCH, (D) MONSANTO, (E) PHARMACIA AND (F) THE RESPECTIVE AFFILIATES AND CURRENT OR FORMER REPRESENTATIVES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, MEMBERS, DIRECT AND INDIRECT SHAREHOLDERS, ADVISORS, EMPLOYEE BENEFIT PLANS, ATTORNEYS AND PROFESSIONALS OF THE FOREGOING, IN EACH CASE IN THEIR CAPACITY AS SUCH. NOTWITHSTANDING THE FOREGOING, THE HOLDERS OF TORT CLAIMS, AS A RESULT OF THE MONSANTO TORT MANAGEMENT, AND THE HOLDERS OF LEGACY SITE CLAIMS, AS A RESULT OF THE GLOBAL SETTLEMENT, SHALL NOT BE DEEMED TO RELEASE THE DEBTORS, MONSANTO OR PHARMACIA ON ACCOUNT OF ANY LIABILITY ARISING FROM OR RELATED TO THE TORT CLAIMS, OR MONSANTO OR PHARMACIA ON ACCOUNT OF THE LEGACY SITE CLAIMS. FURTHERMORE, THE HOLDERS OF NRD CLAIMS SHALL NOT BE DEEMED TO RELEASE THE DEBTORS, MONSANTO OR PHARMACIA ON ACCOUNT OF ANY LIABILITY ARISING FROM OR RELATED TO THE NRD CLAIMS. IN ADDITION, GOVERNMENTAL ENTITIES WITH RESPECT TO CLAIMS FOR ENVIRONMENTAL LIABILITY COSTS RELATED TO LEGACY SITES SHALL NOT BE DEEMED TO RELEASE MONSANTO OR PHARMACIA ON ACCOUNT OF ANY SUCH CLAIMS; PROVIDED, HOWEVER, THAT THE TERMS OF THIS RELEASE SHALL
                    --------  -------
NOT PREVENT MONSANTO OR PHARMACIA FROM ENFORCING THE TERMS OF THE GLOBAL SETTLEMENT, THE PLAN AND THE PLAN DOCUMENTS; PROVIDED, FURTHER, HOWEVER,
                                             --------  -------  -------
THAT NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHTS, DEFENSES, OBLIGATIONS OR CLAIMS ARISING BETWEEN MONSANTO AND PHARMACIA, INCLUDING RIGHTS, DEFENSES, OBLIGATIONS OR CLAIMS ARISING FROM OR EXISTING UNDER THE SEPARATION AGREEMENT; PROVIDED, FURTHER STILL, HOWEVER, THAT WITH RESPECT TO
                      --------  ------- -----  -------
FORMER DIRECTORS AND OFFICERS OF THE DEBTORS, NOTHING IN THIS PARAGRAPH SHALL BE CONSTRUED TO RELEASE SUCH FORMER DIRECTORS AND OFFICERS FROM CLAIMS FOR FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, CRIMINAL CONDUCT, VIOLATION OF FIDUCIARY DUTY, INCLUDING THE UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION, THAT CAUSES DAMAGES OR FOR PERSONAL GAIN, TO (AND ONLY TO) THE EXTENT SUCH PERSONS ARE NOT EXCULPATED THEREFROM BY ANY PROVISION OF APPLICABLE LAW OR ANY CERTIFICATE OF INCORPORATION OR SIMILAR ORGANIZATIONAL DOCUMENT OF SOLUTIA, REORGANIZED SOLUTIA, ANY OTHER DEBTOR OR ANY OTHER REORGANIZED DEBTOR, OR ULTRA VIRES ACTS.

         (c)      Retiree Release and Injunction

         AS OF THE EFFECTIVE DATE, THE RETIREES' COMMITTEE, ITS MEMBERS AND PROFESSIONALS, THE RETIREES AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, HEIRS, EXECUTORS, ADMINISTRATORS SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "RETIREE PARTIES") SHALL HEREBY BE DEEMED TO HAVE RELEASED AND DISCHARGED THE DEBTORS, MONSANTO, PHARMACIA, ANY EMPLOYEE BENEFIT PLANS OF MONSANTO OR PHARMACIA, AND THEIR RESPECTIVE OFFICERS, DIRECTORS,

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

EMPLOYEES, AFFILIATES, SUCCESSORS, ASSIGNS, REPRESENTATIVES, AGENTS, ADVISORS AND PROFESSIONALS (COLLECTIVELY, THE "RELEASED PARTIES") FROM, AND THE CONFIRMATION ORDER AND THE RETIREE SETTLEMENT ORDER SHALL OPERATE AS AN INJUNCTION AGAINST, THE COMMENCEMENT OR CONTINUATION OF ANY ACTION, THE EMPLOYMENT OF PROCESS, OR ANY ACT TO COLLECT, RECOVER OR OFFSET, ANY "CLAIM" (AS DEFINED IN SECTION 101(5) OF THE BANKRUPTCY CODE) AND ANY "DEBT" (AS THAT TERM IS DEFINED IN SECTION 101(12) OF THE BANKRUPTCY CODE), RELATED TO "RETIREE BENEFITS" (AS DEFINED IN SECTION 1114(A) OF THE BANKRUPTCY CODE), INCLUDING THE PARTIAL RESERVATION OF CLAIMS IN THE CLASS ACTION SETTLEMENT APPROVED BY THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF FLORIDA, PENSACOLA DIVISION, IN SOLUTIA INC. V. FORSBERG, ET AL., NO. 3:98CV237, WHETHER SUCH CLAIM IS REDUCED TO JUDGMENT OR NOT, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NONCONTINGENT, ASSERTED OR UNASSERTED, FIXED OR NOT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, LEGAL OR EQUITABLE, KNOWN OR UNKNOWN THAT THE RETIREE PARTIES HAD, HAVE OR MAY HAVE AGAINST THE RELEASED PARTIES; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT RELEASE
                  --------  -------
AND DISCHARGE (A) THE REORGANIZED DEBTORS FROM THE PERFORMANCE OF THEIR OBLIGATIONS UNDER THE RETIREE SETTLEMENT AGREEMENT OR (B) MONSANTO FROM THE PERFORMANCE OF ITS OBLIGATIONS UNDER THE RETIREE SETTLEMENT AGREEMENT.

         (d)      Exculpation and Limitation of Liability

         EXCEPT AS PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, NONE OF THE DEBTORS, MONSANTO, PHARMACIA, THE CREDITORS' COMMITTEE NOR THE CURRENT OR FORMER INDIVIDUAL MEMBERS THEREOF, EXCEPT FOR THE PREPETITION INDENTURE TRUSTEE, THE RETIREES' COMMITTEE NOR THE CURRENT INDIVIDUAL MEMBERS THEREOF, NOR ANY OF THEIR RESPECTIVE PRESENT MEMBERS, REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ADVISORS, ATTORNEYS, AFFILIATES OR AGENTS ACTING IN SUCH CAPACITY, EXCEPT FOR ADVISORS TO THE PREPETITION INDENTURE TRUSTEE, SHALL HAVE OR INCUR ANY LIABILITY TO, OR BE SUBJECT TO ANY RIGHT OF ACTION BY, ANY HOLDER OF A CLAIM, INCLUDING, BUT NOT LIMITED TO, A LEGACY CLAIM, OR AN EQUITY INTEREST, OR ANY OTHER PARTY IN INTEREST, OR ANY OF THEIR RESPECTIVE AGENTS, DIRECT OR INDIRECT SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, EXCEPT FOR THEIR WILLFUL MISCONDUCT, CRIMINAL CONDUCT, MISUSE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES, FRAUD, ULTRA VIRES ACTS OR GROSS NEGLIGENCE, AND IN ALL RESPECTS SHALL BE ENTITLED TO RELY REASONABLY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHTS, DEFENSES, OBLIGATIONS OR CLAIMS ARISING BETWEEN MONSANTO AND PHARMACIA.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

G.       RETENTION OF JURISDICTION
         -------------------------

         1.       RETENTION OF JURISDICTION
                  -------------------------

         The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

         (i) To hear and determine any applications for the assumption or rejection of Executory Contracts or Unexpired Leases and the allowance of cure amounts and Claims resulting therefrom;

         (ii) To hear and determine any and all adversary proceedings, applications and contested matters;

         (iii) To hear and determine any objection to any Administrative Expense Claims, or any objection to or request to estimate any Claim;

         (iv) To estimate any Claim at any time, including during litigation concerning any objection to such Claim or during the pendency of any appeal relating to any such objection;

         (v) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

         (vi) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

         (vii) To consider any amendments to, or modifications of, the Plan, to cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order or in the Plan;

         (viii) To hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 328, 330, 331 and 503(b) of the Bankruptcy Code;

         (ix) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan and the Plan Documents, including the Relationship Agreement and the Confirmation Order;

         (x) To recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         (xi) To hear and determine all Avoidance Actions and Causes of Action that may be brought by Reorganized Solutia;

         (xii) To hear and determine all disputes relating to the injunctions, including the Monsanto/Pharmacia Injunction and the other releases described in Article X of the Plan;

         (xiii) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

         (xiv) To examine, pursuant to Bankruptcy Rule 2004, any party whose contribution is necessary to effectuate the Plan;

         (xv) To hear and determine matters concerning the General Unsecured Claim Reserve or the Monsanto Reserve;

         (xvi) To hear any other matter not inconsistent with the Bankruptcy Code; and

         (xvii)   To enter a final decree or decrees closing the Chapter 11
                  Cases.

H.       CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN
         -----------------------------------------------------------------

         1.       CONDITIONS PRECEDENT TO CONFIRMATION
                  ------------------------------------

         The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to Section IX.D of the Plan:

         (a) The Confirmation Order shall be reasonably acceptable in form and substance to the Debtors, Monsanto, Pharmacia (solely with respect to provisions directly affecting Pharmacia) and the Creditors' Committee.

         (b)      The Confirmation Order shall:

                  (i) authorize and direct the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

                  (ii) decree that the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent;

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

                  (iii) authorize the Reorganized Debtors to (a) issue the New Common Stock and the Rights pursuant to the exemption from "Registration" under the Securities Act provided by section 1145 of the Bankruptcy Code and (b) enter into the Plan Documents;

                  (iv) approve the releases and injunctions, including the Monsanto/Pharmacia Injunction, as contemplated and to the extent set forth in
                           Article X of the Plan;

                  (v) decree that the Confirmation Order shall supersede any Bankruptcy Court orders issued prior to the Confirmation Date that may be inconsistent with the Confirmation Order;

                  (vi) authorize the implementation of the Plan in accordance with its terms; and;

                  (vii) provide that, pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale or assignments executed in connection with any disposition or transfer of assets contemplated by the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax (including, without limitation, any mortgages or security interest filing to be recorded or filed in connection with the Exit Financing Facility).

         (c) The Debtors shall have received the Exit Financing Facility Commitment Letter, which shall be in form and substance and with a lender reasonably acceptable to the Debtors, Monsanto and the Creditors' Committee.

         (d) The Equity Committee Adversary Proceeding shall have been dismissed with prejudice.

         (e) The Prepetition Indenture Trustee Adversary Proceeding shall have been dismissed with prejudice.

         (f) The Retiree Approval Order shall have been entered by the Bankruptcy Court.

         2.       CONDITIONS PRECEDENT TO EFFECTIVE DATE
                  --------------------------------------

         The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to Section IX.D of the Plan:

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         (a) The Confirmation Order shall (i) be in form and substance reasonably acceptable to the Debtors, Monsanto, Pharmacia (solely with respect to provisions directly affecting Pharmacia) and the Creditors' Committee, (ii) be consistent with the terms described in Section IX.A above, and (iii) have been entered by the Bankruptcy Court.

         (b) All actions, documents, instruments, and agreements necessary to implement and effectuate the Plan, including the New
Certificates of Incorporation, the New By-laws and the Plan Documents, shall have been taken or executed and delivered, as the case may be, and each agreement shall be reasonably acceptable to Monsanto, Pharmacia and the Creditors' Committee.

         (c) The Debtors shall have received all authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Plan.

         (d) The initial boards of directors of the Reorganized Debtors shall have been appointed.

         (e)      The Debtors shall have entered into the Exit Facility
Financing.

         (f)      The Retiree Approval Order shall have become a Final Order.

         (g) If the issuance or Distribution of any New Common Stock to Monsanto pursuant to the Plan is subject to notification requirements under the HSR Act, any waiting period relating to such notification shall have expired or otherwise been terminated.

         (h) All unliquidated General Unsecured Claims shall have been for Distribution purposes estimated pursuant to section 502(c) of the Bankruptcy Code, disallowed or fixed by an agreement between the Debtors and any relevant Holders of General Unsecured Claims and approved by the Bankruptcy Court.

         (i)      The Confirmation Order shall have become a Final Order.

         3.       EFFECT OF FAILURE OF CONDITIONS
                  -------------------------------

         If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors or any creditors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors or any creditors in any respect.

         4.       WAIVER OF CONDITIONS
                  --------------------

         Each of the Debtors, Monsanto, Pharmacia (solely with respect to provisions directly affecting Pharmacia) and the Creditors' Committee, may waive, with the consent of each of such

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

other parties, one or more of the conditions precedent to Confirmation or Consummation set forth above; provided, however, that the condition
                              --------  -------
contained in Section H.(a)(iv) above may not be waived.

                                   VIII.
                          CONFIRMATION OF THE PLAN
                          ------------------------

A.       THE CONFIRMATION HEARING
         ------------------------

         Section 1128(a) of the Bankruptcy Code requires the bankruptcy court, after notice, to hold a hearing on confirmation of the plan of reorganization. Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the plan of reorganization.

         The Bankruptcy Court has scheduled the Confirmation Hearing for [DATE], 2006 at [TIME] Prevailing Eastern Time before the Honorable Prudence Carter Beatty, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Southern District of New York, located at Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

B.       DEADLINE TO OBJECT TO CONFIRMATION
         ----------------------------------

         Objections to the Bankruptcy Court's confirmation of the Plan must be filed and served at or before 4:00 p.m. Prevailing Eastern Time on [DATE], 2006 in accordance with the Confirmation Hearing Notice that accompanies this Disclosure Statement. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED, THEY MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C.       REQUIREMENTS FOR CONFIRMATION OF THE PLAN
         -----------------------------------------

         Among the requirements for the confirmation of the Plan are that the Plan (1) is accepted by all impaired Classes of Claims and Equity Interests, or if rejected by an impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class, (2) is feasible, and (3) is in the "best interests" of Holders of Claims and Equity Interests that are impaired under the Plan.

         1.       REQUIREMENTS OF SECTION 1129(a) OF THE BANKRUPTCY CODE
                  ------------------------------------------------------

         The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm a plan of reorganization:

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         o The plan complies with the applicable provisions of the Bankruptcy Code.

         o The proponents of the plan comply with the applicable provisions of the Bankruptcy Code.

         o The plan has been proposed in good faith and not by any means forbidden by law.

         o Any payment made or to be made by the proponent, by the debtor or by a person issuing securities or acquiring property under a plan, for services or for costs and expenses in or in connection with the case, in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

         o The proponent of the plan has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with the debtor or a successor to the debtor under the plan, and the appointment to, or continuance in, such office of such individual, is consistent with the interests of creditors and equity security holders and with public policies.

         o The proponent of the plan has disclosed the identity of any insider (as defined in section 101 of the Bankruptcy Code) that will be employed or retained by the reorganized debtor and the nature of any compensation for such insider.

         o With respect to each holder within an impaired class of claims or equity interests --

              o each such holder (a) has accepted the plan; or (b) will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date; or

              o if section 1111(b)(2) of the Bankruptcy Code applies to the claims of such class due to its election to retain a lien, each holder of a claim of such class will receive or retain under the plan on account of such claim property of a value, as of the effective date of the plan, that is not less than the value of such holder's interest in the estate's interest in the property that secures such claims.

         o With respect to each class of claims or equity interests, such class (i) has accepted the plan; or (ii) is not impaired under the plan (subject to the "cramdown" provisions discussed below).

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         o Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that:

              o with respect to a claim of a kind specified in sections 507(a)(1) or 507(a)(2) of the Bankruptcy Code, on the effective date of the plan, the holder of the claim will receive on account of such claim cash equal to the allowed amount of such claim;

              o with respect to a class of claim of the kind specified in sections 507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6)
                  or 507(3)(7) of the Bankruptcy Code, each holder of a claim of such class will receive (A) if such class has accepted the plan, deferred cash payments of a value, on the effective date of the plan, equal to the allowed amount of such claim; or (B) if such class has not accepted the plan, cash on the effective date of the plan equal to the allowed amount of such claim; and

              o with respect to a priority tax claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, the holder of such claim will receive on account of such claim deferred cash payments, over a period not exceeding six years after the date of assessment of such claim, of a value, as of the effective date of the plan, equal to the allowed amount of such claim.

         o If a class of claims is impaired under the plan, at least one class of claims that is impaired under the plan has accepted the plan, determined without including any acceptance of the plan by any "insider," as defined in section 101 of the Bankruptcy Code.

         o Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

         o All fees payable under 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the hearing on confirmation of the plan, have been paid or the plan provides for the payment of all such fees on the effective date of the plan.

         o The plan provides for the continuation after its effective date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(i)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of the plan, for the duration of the period the debtor has obligated itself to provide such benefits.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         The Debtors believe that the Plan meets all the applicable requirements of section 1129(a) of the Bankruptcy Code other than those pertaining to disclosures to be made between the date hereof and the Confirmation Date and to voting, which has not yet taken place.

         2.       BEST INTERESTS OF CREDITORS
                  ---------------------------

         Notwithstanding acceptance of the plan of reorganization by each impaired class, to confirm the plan of reorganization, the Bankruptcy Court must determine that it is in the best interests of each holder of a claim or interest in any such impaired class that has not voted to accept the plan of reorganization. Accordingly, if an impaired class does not unanimously accept the plan of reorganization, the "best interests" test requires that the Bankruptcy Court find that the plan of reorganization provides to each member of such impaired class a recovery on account of the member's claim or equity interest that has a value, as of the effective date of the plan of reorganization, at least equal to the value of the distribution that each such member would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

         To estimate what members of each impaired class of claims would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if each of the chapter 11 cases were converted to a chapter 7 case under the Bankruptcy Code and each of the respective debtor's assets were liquidated by a chapter 7 trustee (the "Liquidation Value"). The Liquidation Value of a debtor would consist of the net proceeds from the disposition of the assets of the debtor, augmented by any cash held by the debtor.

         The Liquidation Value available to holders of general unsecured claims or equity interests would be reduced by, among other things: (a) the claims of secured creditors to the extent of the value of their collateral;
(b) the costs, fees and expenses of the liquidation, as well as other administrative expenses of the debtors' chapter 7 cases; (c) unpaid administrative expense claims of the chapter 11 cases; and (d) priority claims and priority tax claims. The debtors' costs of liquidation in chapter 7 cases would include the compensation of a chapter 7 trustee, as well as of counsel and other professionals retained by such trustee, asset disposition expenses, applicable taxes, litigation costs, claims arising from the operation of the debtors during the chapter 7 cases, and all unpaid administrative expense claims incurred by the debtors during the chapter 11 cases that are allowed in the chapter 7 cases. The liquidation itself would trigger certain priority claims, such as claims for severance pay, and would likely accelerate the payment of other priority claims and priority tax claims that would otherwise be payable in the ordinary course of business. These priority claims and priority tax claims would be paid in full out of the net liquidation proceeds, after payment of secured claims, before the balance would be made available to pay other claims or to make any distribution in respect of equity interests.

         Based on the liquidation analyses set forth in Exhibit F of this Disclosure Statement, the Debtors believe that Holders of Claims will receive equal or greater value as of the Effective

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Date under the Plan than such Holders would receive in a chapter 7 liquidation. Moreover, in an actual liquidation of the Debtors, distributions to Holders of Claims would be made substantially later than the Effective Date designated in the Plan. This delay would materially reduce the amount determined on a present value basis available for distribution to Holders of General Unsecured Claims. The hypothetical chapter 7 liquidations of the Debtors, for purposes of determination of the Debtors' Liquidation Value, are assumed to commence on June 30, 2006.

         In summary, the Debtors and their management believe that chapter 7 liquidations of the Debtors would result in substantial diminution in the value to be realized by Holders of General Unsecured Claims entitled to distribution, as compared to the distributions contemplated under the Plan, because of, among other factors:

         o the increased cost and expenses of liquidation under chapter 7 arising from fees payable to the chapter 7 trustee and the attorneys and other professional advisors to such trustee;

         o additional expenses and Claims, some of which would be entitled to priority and which would be generated during the liquidation and from the rejection of Unexpired Leases and Executory Contracts in connection with the cessation of the Debtors' operations;

         o the erosion of the value of the Debtors' assets in the context of an expedited liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail;

         o the adverse effects on the salability of portions of the business resulting from the possible departure of key employees and the attendant loss of customers and vendors;

         o the cost and expense attributable to the time value of money resulting from a potentially more protracted chapter 7 proceeding than the estimated length of the Chapter 11 Cases; and

         o the application of the rule of absolute priority under the Bankruptcy Code to distributions made in a chapter 7 liquidation.

Consequently, the Debtors and their management believe that confirmation of the Plan will provide a substantially greater return to Holders of Claims than would chapter 7 liquidations.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         3.       ACCEPTANCE
                  ----------

         Section 1126(c) of the Bankruptcy Code provides that a class of claims has accepted a plan of reorganization if such plan has been accepted by creditors that hold at least two-thirds in amount and more than one-half in number of the allowed claims of such class.

         4.       FEASIBILITY
                  -----------

         Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtors, or any successor to the debtors (unless such liquidation or reorganization is proposed in the plan of reorganization).

         To determine whether the Plan meets this feasibility requirement, the Debtors have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared the Projections, as such term is defined in Article XII below. Based upon the Projections, the Debtors believe that Reorganized Solutia will be a viable operation following the Chapter 11 Cases, and that the Plan will meet the feasibility requirements of the Bankruptcy Code.

         5.       REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE
                  ------------------------------------------------------

         The Bankruptcy Code permits confirmation of a plan of reorganization even if it is not accepted by each impaired class so long as
(a) the plan of reorganization otherwise satisfies the requirements for confirmation, (b) at least one impaired class of claims has accepted the plan of reorganization without taking into consideration the votes of any insiders in such class, and (c) the plan of reorganization is "fair and equitable" and does not "discriminate unfairly" as to any impaired class that has not accepted such plan. These so-called "cramdown" provisions are set forth in section 1129(b) of the Bankruptcy Code.

         (a)      "Fair and Equitable"

         The Bankruptcy Code establishes different "cramdown" tests for determining whether a plan is "fair and equitable" to dissenting impaired classes of secured creditors, unsecured creditors and equity interest holders as follows:

         (b)      Secured Creditors

         A plan of reorganization is fair and equitable as to an impaired class of secured claims that rejects the plan if the plan provides: (i) that each of the holders of the secured claims included in the rejecting class
(A) retains the liens securing its claim to the extent of the allowed amount of such claim, to the extent of the allowed amount of such claims, whether the property subject to those liens is retained by the debtor or transferred to another entity, and (B) receives

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

on account of its secured claim deferred cash payments having a present value, as of the effective date of the plan of reorganization, at least equal to the value of such holder's interest in the estate's interest in such property; (ii) that each of the holders of the secured claims included in the rejecting class realizes the "indubitable equivalent" of its allowed secured claim; or (iii) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of such liens, with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds in accordance with clause (i) or (ii) of this paragraph.

         (c)      Unsecured Creditors

         A plan of reorganization is fair and equitable as to an impaired class of unsecured claims that rejects the plan if the plan provides that:
(i) each holder of a claim included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan of reorganization, equal to the amount of its allowed claim; or (ii) the holders of claims and equity interests that are junior to the claims of the rejecting class will not receive or retain any property under the plan of reorganization on account of such junior claims or interests.

         (d)      Holders of Equity Interests

         A plan of reorganization is fair and equitable as to an impaired class of equity interests that rejects the plan if the plan provides that:
(i) each holder of an equity interest included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan of reorganization, equal to the greatest of the allowed amount of (A) any fixed liquidation preference to which such holder is entitled, (B) the fixed redemption price to which such holder is entitled, or (C) the value of the equity interest; or (ii) the holder of any equity interest that is junior to the equity interests of the rejecting class will not receive or retain any property under the plan of reorganization on account of such junior interest.

         The Debtors believe the Plan is fair and equitable as to Holders of Claims or Interests in Classes that vote to reject the Plan, or that are deemed to reject the Plan because the Plan provides that their Allowed Claims or Interests will be either unimpaired, or they will receive their "absolute priority" entitlements under the Bankruptcy Code. The Debtors believe the Plan is fair and equitable as to Holders of Unsecured Claims and Equity Interests because Holders of Claims and Equity Interests junior to Unsecured Claims will not receive or retain any property under the Plan on account of such Claims or Equity Interests, and there are no Classes junior to the Holders of Equity Interests.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         (e)      "Unfair Discrimination"

         A plan of reorganization does not "discriminate unfairly" if a dissenting class is treated substantially equally to other classes similarly situated and no such class receives more than it is legally entitled to receive for its claims or equity interests.

         The Debtors do not believe that the Plan discriminates unfairly against any impaired Class of Claims or Equity Interests. The Debtors believe that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

D.       VALUATION OF REORGANIZED SOLUTIA
         --------------------------------

         In conjunction with formulating the Plan, the Debtors determined that it was necessary to estimate the post-confirmation going concern value of Reorganized Solutia. Accordingly, such valuation is set forth in Exhibit E attached hereto.

E.       IDENTITY OF INSIDERS
         --------------------

         Within ten days of the Voting Deadline, or as soon thereafter as is practicable, Solutia will file with the Bankruptcy Court a list of proposed directors of Reorganized Solutia, which list shall set forth the identity of any Insiders proposed to serve as officers or directors of Reorganized Solutia.

F.       EFFECT OF CONFIRMATION OF THE PLAN
         ----------------------------------

         1.       TERM OF BANKRUPTCY INJUNCTION OR STAYS
                  --------------------------------------

         All injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 and/or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date, shall remain in full force and effect until the closing of the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code. Subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall permanently enjoin all Persons, including Pharmacia and Monsanto, that have held, currently hold or may hold a Claim, including a Legacy Claim, against or an Equity Interest in the Debtors from taking any of the following actions based on such Claim or Equity Interest, whether directly, indirectly, derivatively, contractually, statutorily or otherwise, other than Pharmacia's and/or Monsanto's right to enforce the terms of the Plan, the Relationship Agreement or the Plan Documents: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against any or all of the Debtors or the Reorganized Debtors, or their respective property or assets;
(b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order against any or all of the Debtors, the Reorganized Debtors or their respective property or assets; (c) creating, perfecting or enforcing

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

in any manner, directly or indirectly, any Lien against any or all of the Debtors, the Reorganized Debtors or their respective property or assets; (d) exercising any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtors, the Reorganized Debtors or their respective property; or (e) proceeding in any manner in any place whatsoever that does not conform to or comply with or is inconsistent with the provisions of the Plan; provided,
                                                                --------
however, that the terms of this injunction shall not prevent the Reorganized
-------
Debtors, Monsanto, Pharmacia or, unless the Creditors' Committee has been dissolved, the Creditors' Committee, from enforcing the terms of the Global Settlement, this Plan and the Plan Documents or any rights arising after the Confirmation Date.

         2.       PRESERVATION OF AVOIDANCE ACTIONS
                  ---------------------------------

         On and after the Effective Date, any and all Avoidance Actions (other than the Avoidance Action against Monsanto and Pharmacia, which shall be resolved pursuant to the Global Settlement) shall be preserved and retained by the Reorganized Debtors, which shall have the exclusive right to enforce, settle and prosecute any such Avoidance Actions. Reorganized Solutia may pursue, abandon, settle or release any or all retained Avoidance Actions, as it deems appropriate, subject to the reasonable consent of Monsanto and the Creditors' Committee and Bankruptcy Court approval. Any recovery received on account of an Avoidance Action may be retained by the Reorganized Debtors. Reorganized Solutia may offset any claim supporting an Avoidance Action against any payment due to any Holder of a Claim under the Plan. In addition, if a Distribution is made in error, the Reorganized Debtors can bring an action pursuant to section 502(d) of the Bankruptcy Code to recoup such Distribution.

         3.       DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS
                  -------------------------------------------------------

         Except as provided in the Plan, the Plan Documents or the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, (1) the rights afforded under the Plan and the treatment of all Claims, including the Legacy Site Claims, and Equity Interests shall be in exchange for and in complete satisfaction, discharge and release of such Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against any Debtor or any of the Debtors' assets or properties, (2) on the Effective Date, all such Claims and Equity Interests in, any Debtor shall be satisfied, discharged and released in full and (3) all persons and entities shall be precluded from asserting against the Reorganized Debtors and their respective successors or their assets or properties any other or further such Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date; provided, however, that the Reorganized Debtors shall not receive a
--------  -------
discharge from Tort Claims, NRD Claims or any Environmental Liability or Environmental Liability Costs related to the Retained Sites or the Shared Sites.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

                                    IX.
                         IMPLEMENTATION OF THE PLAN
                         --------------------------

A.       TERMS OF NEW SECURITIES TO BE ISSUED PURSUANT TO THE PLAN
         ---------------------------------------------------------

         1.       NEW COMMON STOCK
                  ----------------

         The New Common Stock shall represent all of the equity interests in Reorganized Solutia as of the Effective Date, subject to dilution in connection with the Incentive Stock Option Plan. Reorganized Solutia will cause the New Common Stock to be listed on the NYSE on or as soon as practicable after the Effective Date; provided, however, that in the event
                                      --------  -------
the New Common Stock is not listed on the NYSE, Reorganized Solutia shall list the New Common Stock on another national securities exchange or inter-dealer quotation system. Monsanto and the Creditors' Committee shall take any and all reasonable actions necessary, as requested by the Debtors, to enable Reorganized Solutia to comply with the listing requirements for the NYSE.

B.       PROVISIONS GOVERNING DISTRIBUTIONS
         ----------------------------------

         1.       DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE
                  ---------------------------------------------------------

         Except as otherwise provided in the Plan or as may be ordered by the Bankruptcy Court, Distributions to be made on account of Claims that are Allowed as of the Effective Date shall be made on the Effective Date, or as soon as reasonably practicable thereafter. Unless otherwise specifically provided for or contemplated in the Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date. For tax purposes, Distributions received in respect of Allowed Claims shall be allocated first to the principal amount of the Allowed Claims with any excess allocated to unpaid interest that accrued on such Claims.

         2.       DELIVERY OF DISTRIBUTIONS
                  -------------------------

         Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on (a) the relevant proof of Claim, or (b) if no proof of Claim has been filed or no address is indicated on a proof of Claim, the records of the Debtors. Nonetheless, if such Holder holds such Claims through a Nominee, Distributions with respect to such Claims will be made to such Nominee and such Nominee shall, in turn, make appropriate Distributions and book entries to reflect such Distributions to such Holders; provided, however; that Distributions on account of the Unsecured Notes Claims shall be made to the Prepetition Indenture Trustee for distribution to the Holders of such Claims.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         3.       DELIVERY AND DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED
                  ---------------------------------------------------------
                  DISTRIBUTIONS
                  -------------

         (a)      Delivery of Distributions in General

         Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on (a) the relevant proof of Claim, or (b) if no proof of Claim has been filed or no address is indicated on a proof of Claim, the records of the Debtors. Nonetheless, if such Holder holds such Claims through a Nominee, Distributions with respect to such Claims will be made to such Nominee and such Nominee shall, in turn, make appropriate Distributions and book entries to reflect such Distributions to such Holders.

         (b)      Undeliverable Distributions

                  (i)      Treatment of Undeliverable Distributions

                  Reorganized Solutia shall distribute any Undeliverable Distribution of New Common Stock to the General Unsecured Claims Reserve or the Monsanto Reserve, as applicable, the relevant amounts of such unclaimed New Common Stock, in accordance with the terms of the Plan. The Reorganized Debtors shall retain any Undeliverable Distribution of Cash and may use such Cash for general corporate purposes.

                  (ii)     Failure to Claim Undeliverable Distributions

                  Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed Distribution within one year after the date such Distribution is due shall be deemed to have forfeited its claim to such undeliverable or unclaimed Distribution and shall be forever barred from asserting any such claim against any of the Debtors, their Estates, the Reorganized Debtors, Monsanto, Pharmacia, or their property, or any party that has received Distributions under the Plan. Nothing contained herein shall require Reorganized Solutia, or any other party, to attempt to locate any Holder of an Allowed Claim.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         4.       COMPLIANCE WITH TAX REQUIREMENTS/ALLOCATIONS
                  --------------------------------------------

         In connection with the Plan, to the extent applicable, Reorganized Solutia shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Distributions pursuant hereto shall be subject to such withholding and reporting requirements. In addition, Reorganized Solutia will pay taxes on the taxable net income or gain allocable to Holders of Disputed Claims on behalf of such Holders and, when such Disputed Claims are ultimately resolved, Holders whose Disputed Claims are determined to be Allowed Claims will receive Distributions from Reorganized Solutia net of the taxes that Reorganized Solutia had paid previously on their behalf.

         5.       RECORD DATE FOR DISTRIBUTION
                  ----------------------------

         At the close of business on the Distribution Record Date, the transfer register for the Holders of any Claims shall be closed and there shall be no further changes in the record of Holders of any Claims. Moreover, Reorganized Solutia shall have no obligation to recognize the transfer of any Holders of any Unsecured Notes Claims occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

         6.       DISTRIBUTIONS OF WHOLE SHARES ONLY
                  ----------------------------------

         Notwithstanding any other provision of the Plan, only whole numbers of shares of the New Common Stock will be issued. When any Distribution on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual Distribution of shares of such stock will be rounded as follows: (i) fractions equal to or greater than one half will be rounded to the next higher whole number and (ii) fractions less than one half will be rounded to the next lower number. The total number of shares of the New Common Stock to be distributed to Holders of Allowed Claims will be adjusted as necessary to account for the rounding provided for in this Section. If such rounding results in Distributions of New Common Stock totaling less than the authorized number of shares of New Common Stock, then any excess New Common Stock shall not be issued. No consideration shall be provided in lieu of fractional shares that are rounded down pursuant to this Section.

         7.       SET-OFFS AND RECOUPMENTS
                  ------------------------

         The Debtors or Reorganized Solutia may, but shall not be required to, set-off against or recoup from the Holder of any Allowed Claim on which payments are to be made pursuant to the Plan, any claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Holder of such Allowed Claim that are not released under Article X of the Plan and the Distributions to be made pursuant hereto on account of such Allowed Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

the Debtors of any such claim, right of setoff or recoupment that the Debtors may have against the Holder of such Allowed Claim.

         8.       SURRENDER OF CANCELLED INSTRUMENTS OR SECURITIES
                  ------------------------------------------------

         Unless otherwise agreed to by the Debtors or the Reorganized Debtors, as applicable, as a condition precedent to receiving any Distribution pursuant to the Plan on account of an Allowed Claim, the Holder of such Claim shall tender the applicable instruments, securities or other documentation evidencing such Claim to Reorganized Solutia, and in the case of the DIP Agreement, the agent under the DIP Agreement shall have either
(1) delivered such release documents as requested by the Debtors (at the Debtors' expense) or (2) provided a letter of authorization to the Debtors to execute and release any instruments, securities or other documentation securing the DIP Agreement. Any Distribution to be made pursuant to the Plan on account of any such Claim shall, pending such surrender, be treated as an Undeliverable Distribution pursuant to Section VII.C.2 of the Plan. Any Holder of such Claim that fails to (1) surrender such instrument, security, note or other documentation evidencing such Claim or (2) execute and deliver an affidavit of loss and/or indemnity, before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any Distribution under the Plan, and any Distributions to which such Holder would have been entitled shall be treated as Undeliverable Distributions.

         9.       THE GENERAL UNSECURED CLAIMS POOL ADJUSTMENT
                  --------------------------------------------

         In accordance with the terms of the Global Settlement, the number of shares of Pool A Common Stock to be distributed to Holders of Allowed General Unsecured Claims and Monsanto shall be subject to adjustment based on the aggregate amount of Allowed General Unsecured Claims as of the date on which the allowance or disallowance of all Disputed General Unsecured Claims has been finally determined being above or below $700,000,000. The number of shares of Pool A Common Stock to be distributed subject to the General Unsecured Claims Pool Adjustment shall be determined in accordance with the following formula:

         o multiplying: (a) the percentage of New Common Stock represented by the GUC Stock Pool by (b) the Court Approved Equity Value (such product, the "Base GUC Recovery")

         o dividing: (a) the Base GUC Recovery by (b) the aggregate amount of Allowed General Unsecured Claims as of the date on which the allowance or disallowance of all Disputed General Unsecured Claims has been finally determined (this quotient, the "Actual Amount");

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         o subtracting from the Actual Amount the quotient that is determined by dividing: (a) the Base GUC Recovery by (b) $700,000,000 (this difference the "Claims Difference");

         o multiplying the absolute value of the Claims Difference by $700,000,000 (this product, the "Value");

         o multiplying the Value by .45 (this product, the "Claims Adjustment Value"); and (in the event the aggregate amount of Allowed General Unsecured Claims, as of the date on which the allowance or disallowance of all Disputed General Unsecured Claims has been finally determined, exceeds $700,000,000),

         o dividing: (a) the Claims Adjustment Value by (b) the price per share of the New Common Stock on the Effective Date (the resulting amount, the "General Unsecured Claims Pool Adjustment").

         If the aggregate amount of Allowed General Unsecured Claims as of the date on which the allowance or disallowance of all Disputed General Unsecured Claims has been finally determined is greater than $700 million, then the GUC Stock Pool shall be increased, and the Monsanto Pool A Stock Amount shall be decreased, by the amount of the General Unsecured Claims Pool Adjustment.

         By way of example only: if (1) the aggregate amount of Allowed General Unsecured Claims, as of the date on which the allowance or disallowance of all Disputed General Unsecured Claims has been finally determined, is $800,000,000, (2) the Court Approved Equity Value is $950,000,000 and (3) the price per share of the New Common Stock on the Effective Date is $25, then the equation for the calculation of the General Unsecured Claims Pool Adjustment would be written as follows:

..45x[|{((47.5% x 950,000,000)/800,000,000) - ((47.5% x950,000,000)/700,000,000))}| * 700,000,000]
-------------------------------------------------------------------------------------------------
                                           25

         Accordingly, the number of shares of Pool A Common Stock distributable to Monsanto would be reduced by 1,015,312 shares valued at $25,382,812.

         If the aggregate amount of Allowed General Unsecured Claims as of the date on which the allowance or disallowance of all Disputed General Unsecured Claims has been finally determined is less than $700 million, then additional New Common Stock shall be issued, and distributed to Monsanto and all holders of Pool B Common Stock, in an amount sufficient to provide Monsanto, on account of the Pool A Common Stock issued to Monsanto under the Plan, incremental value equal to the Claims Adjustment Value, and to prevent the dilution of Pool B Common Stock as a result of the issuance of such stock to Monsanto.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         The number of additional shares to be issued under these
circumstances shall be determined by:

         o multiplying: (a) the total number of shares of Pool A Common Stock, Pool B Common Stock and Pool C Common Stock to be issued (including to the General Unsecured Claims Reserve and the Monsanto Reserve) as of the Effective Date by (b) the Claims Adjustment Value (such product, the "Additional Shares Numerator").

         o subtracting the Claims Adjustment Value from the Base GUC Recovery (the resulting amount, the "Adjusted GUC Recovery"); and

         o    dividing the Additional Shares Numerator by the Adjusted GUC
              Recovery.

         Of such additional shares, (a) 22.7% shall be issued to the holders of Pool B Common Stock and (b) the remainder shall be issued to Monsanto, on account of its Pool A Common Stock.

         By way of example only: if (1) the aggregate amount of Allowed General Unsecured Claims, as of the date on which the allowance or disallowance of all Disputed General Unsecured Claims has been finally determined, is $650,000,000, (2) the Court Approved Equity Value is $950,000,000 and (3) the price per share of the New Common Stock on the Effective Date is $25 for each of the 38,000,000 shares to be issued as of the Effective Date, then the equation for the calculation of the Claims Adjustment Value would be written as follows:

..45x[|{((47.5% x 950,000,000)/650,000,000) - ((47.5% x950,000,000)/700,000,000))}| * 700,000,000]

         Accordingly, the Claims Adjustment Value would be $15,620,192. Under such circumstances, the equation for calculating the number of additional shares to be issued would be:

                  (38,000,000 x $15,620,192)/(($950,000,000 x 47.5%) - $15,620,192)= 1,362,550

                  22.7%, or 309,299, of these additional shares of New Common Stock would be distributed to holders of Pool B Common Stock, and 77.3%, or 1,053,251, of these additional shares would be distributed to Monsanto, on account the Pool A Common Stock distributed to Monsanto under the Plan.

         10.      THE MONSANTO RESERVE
                  --------------------

         (a)      Deposit of New Common Stock on the Effective Date

         On the Effective Date, the Reorganized Debtors shall deposit the Monsanto Pool A Stock Amount in the Monsanto Reserve.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         (b)      Procedure For Distributing New Common Stock to Monsanto

         On the Effective Date, and on a quarterly basis thereafter (and in no event later than the fifth (5th) Business Day after the end of each quarter) until the date on which the allowance or disallowance of all Disputed General Unsecured Claims has been finally determined, Reorganized Solutia shall distribute to Monsanto the number of shares of New Common Stock held in the Monsanto Reserve that are in excess of the number that would be needed to make the General Unsecured Claims Pool Adjustment as of the date such calculation is made. Reorganized Solutia's calculation of the General Unsecured Claims Pool Adjustment shall be subject to agreement by Monsanto and after such agreement is reached, shall constitute a binding calculation upon Monsanto and all Holders of General Unsecured Claims. For purposes of the calculation only, Reorganized Solutia shall calculate the General Unsecured Claims Adjustment by treating all Disputed General Unsecured Claims as if they were Allowed General Unsecured Claims on the date such calculation is made.

                  (i) Final Release of New Common Stock Held in the Monsanto Reserve

                  On the date on which the allowance or disallowance of all Disputed General Unsecured Claims has been finally determined, the remaining shares of New Common Stock held in the Monsanto Reserve, if any, shall be distributed to Monsanto or to the General Unsecured Claims Reserve, as applicable, in accordance with the General Unsecured Claims Pool Adjustment.

         (c)      Property Held in Monsanto Reserve

                  (i)      Dividends and Distributions

                  Cash dividends and other distributions on account of the New Common Stock to be held in the Monsanto Reserve will be transferred to the Monsanto Reserve, concurrently with the transfer of such dividends and other Distributions to other holders of New Common Stock. Cash held in the Monsanto Reserve as a result of such dividends and other distributions, (i) will be deposited in a segregated account and held in trust pending distribution pursuant to the General Unsecured Claims Adjustment by Reorganized Solutia for the benefit of Monsanto or the Holders of Allowed General Unsecured Claims, as applicable, (ii) will be accounted for separately and (iii) will not constitute property of the Reorganized Debtors. Reorganized Solutia will invest the Cash held in the Monsanto Reserve in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. Reorganized Solutia also will place in the Monsanto Reserve, the proceeds, net of any applicable fees, from such investment of Cash, and Distributions to Monsanto or the Holders of Allowed General Unsecured Claims, as applicable, will include a Pro Rata share from such investment of Cash from the Monsanto Reserve.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

                  (ii)     Recourse

                  Monsanto and each Holder of a General Unsecured Claim that ultimately becomes an Allowed General Unsecured Claim will have recourse only to the undistributed New Common Stock and their pro rata share of the proceeds from the investment of Cash and dividends, if any, held in the Monsanto Reserve or the General Unsecured Claims Pool Adjustment Reserve, as applicable, for satisfaction of the Distributions to which Monsanto and Holders of Allowed General Unsecured Claims, as applicable, are entitled under the Plan, and not to any Reorganized Debtor, Monsanto, Pharmacia, their respective property or any assets previously distributed on account of any Allowed Claim.

                  (iii)    Monsanto Reserve Voting Rights

                  For voting purposes only, Monsanto shall have the right to vote the number of shares of New Common Stock held in the Monsanto Reserve that Monsanto would be entitled to receive from the Monsanto Reserve if the aggregate amount of Allowed General Unsecured Claims as of the date on which the allowance or disallowance of all Disputed General Unsecured Claims has been finally determined was $_____. The remaining shares of New Common Stock held in the Monsanto Reserve that are not voted in accordance with the calculation set forth in the immediately preceding sentence shall be voted in accordance with, and in direct proportion to, the votes cast by those shareholders, other than Monsanto or on account of the Retiree Claim, voting on any and all matters for which a vote of the shareholders of the New Common Stock is taken or required.

11.      THE GENERAL UNSECURED CLAIMS RESERVE
         ------------------------------------

         (a)      Deposit of New Common Stock on the Effective Date

         On the Effective Date, the Reorganized Debtors shall deposit shares of Pool A Common Stock equal to the GUC Stock Pool in the General Unsecured Claims Reserve.

         (b)      Calculation of Disputed General Unsecured Claims Reserves

         On the Effective Date (or as soon thereafter as is reasonably practicable), Reorganized Solutia shall reserve in the General Unsecured Claims Reserve for each Disputed General Unsecured Claim the number of shares of Pool A Common Stock that would have been distributed to the Holder of such Disputed General Unsecured Claim if such Disputed General Unsecured Claim had been an Allowed Claim on the Effective Date in an amount equal to the lesser of (1) the asserted amount of the Claim filed with the Bankruptcy Court or (if no proof of such Claim was filed) scheduled by the Debtors or
(2) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code. Notwithstanding anything to the contrary contained in the Plan, the New Common Stock reserved for any Disputed General Unsecured Claim shall constitute the maximum amount of New Common Stock to be distributed

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

to the Holder of such Disputed General Unsecured Claim, subject to the General Unsecured Claim Pool Adjustment.

         (c) Procedure For Distributing New Common Stock to Holders of Allowed General Unsecured Claims

         On the Effective Date, and on a quarterly basis thereafter (and in no event later than the fifth (5th) Business Day after the end of each calendar quarter) until no shares of New Common Stock (or distributions thereon) remain in the General Unsecured Claims Reserve, Reorganized Solutia shall distribute to Holders of Allowed General Unsecured Claims the number of shares of New Common Stock from the General Unsecured Claims Reserve that is determined by multiplying: (a) the Percentage Recovery by (b) the total number of shares of New Common Stock held in the General Unsecured Claims Reserve (the product of which is the "Interim Distribution"). The Interim Distribution shall be distributed Pro Rata to the Holders of Allowed General Unsecured Claims, so that on the Effective Date, or in the applicable quarter, each Holder of an Allowed General Unsecured Claim will have received an aggregate Distribution equal to the Percentage Recovery.

         (d)      Property Held in General Unsecured Claims Reserve

                  (i)      Dividends and Distributions

                  Cash dividends and other Distributions on account of the New Common Stock to be held in the General Unsecured Claims Reserve will be transferred to the General Unsecured Claims Reserve, concurrently with the transfer of such dividends and other Distributions to other holders of New Common Stock. Cash held in the General Unsecured Claims Reserve as a result of such dividends and other Distributions, (i) will be deposited in a segregated account and held in trust pending distribution by Reorganized Solutia for the benefit of Holders of Allowed General Unsecured Claims, (ii) will be accounted for separately and (iii) will not constitute property of the Reorganized Debtors. Reorganized Solutia will invest the Cash held in the General Unsecured Claims Reserve in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. Reorganized Solutia also will place in the General Unsecured Claims Reserve, the proceeds, net of any applicable fees, from such investment of Cash, and Distributions on account of Allowed General Unsecured Claims will include a Pro Rata share from such investment of Cash from the General Unsecured Claims Reserve.

                  (ii)     Recourse

                  Each Holder of an Allowed General Unsecured Claim (or a Disputed General Unsecured Claim that ultimately becomes an Allowed General Unsecured Claim) will have recourse only to the undistributed New Common Stock and their pro rata share of the proceeds from the investment of Cash and dividends, if any, held in the General Unsecured Claims

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Reserve or the Monsanto Reserve, as applicable, for satisfaction of the Distributions to which Holders of Allowed General Unsecured Claims are entitled under the Plan, and not to any Reorganized Debtor, Pharmacia, Monsanto its property or any assets previously distributed on account of any Allowed Claim.

                  (iii)    Voting Rights

                  The New Common Stock held in the General Unsecured Claims Reserve shall be voted in accordance with, and in direct proportion to, the votes cast by those shareholders, excluding Monsanto and the Entity holding the New Common Stock issued on account of the Retiree Claim, voting on any and all matters for which a vote of the shareholders of the New Common Stock is taken or required.

C.       PROCEDURES FOR TREATING DISPUTED CLAIMS
         ---------------------------------------

         1.       OBJECTIONS TO CLAIMS
                  --------------------

         After the Effective Date and on or before the Claims Objection Deadline, the Reorganized Debtors shall have the authority to file objections to Claims or Equity Interests. The Reorganized Debtors may settle, compromise, withdraw or litigate to judgment objections to Claims. The Reorganized Debtors shall consult with Monsanto and the Creditors' Committee (until the Creditors' Committee is dissolved under the terms of the Plan) in the process of reconciling, objecting to and/or allowing General Unsecured Claims and Monsanto may object to any General Unsecured Claims.

         2.       GENERAL UNSECURED CLAIMS MONITOR
                  --------------------------------

         Upon the Effective Date, an entity selected by Monsanto and the Creditors' Committee and approved by the Bankruptcy Court shall serve as an independent claims monitor. The claims monitor shall be paid by the Reorganized Debtors on a monthly basis in an amount agreed to, prior to the Confirmation Hearing, between the Debtors and the claims monitor, with the reasonable consent of Monsanto and the Creditors' Committee, and approved by the Bankruptcy Court, until the General Unsecured Claims reconciliation process is concluded. The claims monitor shall be authorized to retain counsel of its choice and shall have standing to raise and appear on issues concerning the General Unsecured Claims reconciliation process. The Reorganized Debtors shall be responsible for compensating the claim monitor's counsel for all reasonable fees and expenses incurred, in accordance with the claim monitor's counsel's normal billing practices; provided, however, that the total amount of the claim monitor's counsel's
--------  -------
fees and expenses in connection with the General Unsecured Claims reconciliation process for which the Reorganized Debtors shall be responsible shall not exceed an amount in the aggregate agreed to, prior to the Confirmation Hearing, between the Debtors and the claims monitor, with the reasonable consent of Monsanto and the Creditors' Committee, and approved by the Bankruptcy Court. If the claims monitor believes that the Reorganized Debtors are failing to administer the

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

General Unsecured Claims reconciliation process adequately and, as a result, intends to take action, then the claims monitor shall provide the Reorganized Debtors within five (5) Business Days' written notice of its intent to take such proposed action. During the notice period, the Reorganized Debtors may either consent to the relief sought, agree to proceed in good faith with the proposed action on their own, or petition the Bankruptcy Court for an order declaring that such proposed action is unreasonable. If the Reorganized Debtors do not so petition the Bankruptcy Court or the Bankruptcy Court determines that the proposed action is reasonable, the Reorganized Debtors shall be responsible for compensating the claims monitor's counsel for all reasonable fees and expenses incurred in taking the proposed action and in seeking Bankruptcy Court approval of payment with respect to such proposed action. To the extent the Bankruptcy Court determines that such proposed action is unreasonable, then the claim monitor's counsel shall not be reimbursed for any fees or expenses incurred in connection with such proposed action or its attempt to take such proposed action. Notwithstanding the foregoing, the Reorganized Debtors reserve their right to dispute the reasonableness of compensation sought by the claim monitor's counsel for services performed and expenses incurred following the Effective Date by the filing of an appropriate motion with the Bankruptcy Court. The Reorganized Debtors will retain primary responsibility of the General Unsecured Claims reconciliation process and will provide monthly reports of the status of the General Unsecured Claims reconciliation process to the claims monitor, Monsanto and, if it has not been dissolved in accordance with the terms of the Plan, the Creditors' Committee.

         3.       NO DISTRIBUTIONS PENDING ALLOWANCE
                  ----------------------------------

         Notwithstanding any other provision in the Plan, if any portion of a Claim is a Disputed Claim, no payment or Distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim, in whole or in part. No interest shall accrue on such Disputed Claim until the date that such Disputed Claim, as applicable, becomes an Allowed Claim.

         4.       ESTIMATION OF CLAIMS
                  --------------------

         The Debtors (prior to the Effective Date) or Reorganized Debtors (after the Effective Date), the Creditors' Committee, if it has not been dissolved in accordance with the terms of the Plan, and/or Monsanto may, at any time, and from time to time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim against any party or Entity, as determined by the Bankruptcy Court. If the estimated

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

amount constitutes a maximum limitation on such Claim, the Debtors (prior to the Effective Date) or the Reorganized Debtors (after the Effective Date), the Creditors' Committee, if it has not been dissolved in accordance with the terms of the Plan, and/or Monsanto may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim. All of the objection, estimation, settlement and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, objected to, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

D.       EXIT FINANCING FACILITY
         -----------------------

         Solutia will be seeking the Exit Financing Facility of up to $1.6 billion (including undrawn availability on the revolving loan) to replace all of its existing secured debt obligations, satisfy various bankruptcy related costs, and provide adequate liquidity for on-going operations. The exit facility is expected to include some combination of institutional term loans, a revolving loan, a letter of credit facility, high yield bonds, or second lien loans, depending on many factors, including the strength of the capital markets. Solutia has not yet selected a lead exit facility lender but has received numerous indications of interest. Confirmation will be contingent upon receiving a competitive exit facility on terms acceptable to Solutia, in its sole discretion.

E.       RIGHTS OFFERING
         ---------------

         Eligible Holders will have the opportunity to participate in the Rights Offering pursuant to the terms set forth in the Rights Offering Procedures. The Rights Offering Procedures will be attached as an exhibit to the motion seeking approval of this Disclosure Statement.

F.       CONTINUED CORPORATE EXISTENCE AND
         VESTING OF ASSETS IN THE REORGANIZED DEBTORS
         --------------------------------------------

         Except as otherwise provided in the Plan, or in the Restructuring Transactions Agreement, each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided in the Plan, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor, free and clear of all Claims, Liens, charges, other encumbrances and Equity Interests, except for obligations assumed or created under the Plan or the Plan Documents. On and after the Effective Date, each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs after the Effective Date for Professionals' fees, disbursements, expenses or related support services (including reasonable fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

G.       CORPORATE GOVERNANCE, DIRECTORS,
         OFFICERS, AND CORPORATE ACTION
         ------------------------------

         1.       NEW CERTIFICATES OF INCORPORATION AND NEW BY-LAWS
                  -------------------------------------------------

         On or immediately prior to the Effective Date, the Reorganized Debtors will file their respective New Certificates of Incorporation with the applicable Secretaries of State and/or other applicable authorities in their respective states of incorporation in accordance with the corporate laws of the respective states of incorporation. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Certificates of Incorporation and New By-Laws and other constituent documents as permitted by the laws of their respective states of incorporation and their respective New Certificates of Incorporation and New By-Laws.

         2.       DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTORS
                  -------------------------------------------------

         As of the Effective Date, the initial board of directors and the officers of each of the Reorganized Debtors shall be appointed in accordance with the respective New Certificates of Incorporation and New By-Laws. In accordance with the Global Settlement, the initial Board of Directors of Reorganized Solutia shall be appointed as follows: (a) three directors shall be selected by Monsanto; (b) three directors shall be selected by the Creditors' Committee; and (c) one director shall be Reorganized Solutia's Chief Executive Officer. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, by making a filing with the Bankruptcy Court, the identity and affiliations of any Person proposed to serve on the initial board of directors or be an officer of each of the Reorganized Debtors. To the extent any such director or officer of Reorganized Solutia is an "insider" under the Bankruptcy Code, the nature and amount of any compensation to be paid to such director or officer will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Certificates of Incorporation, New By-Laws and other constituent documents of the Reorganized Debtors.

         3.       CORPORATE ACTION
                  ----------------

         As of the Effective Date, the adoption and filing of the New Certificates of Incorporation, the approval of the New By-laws, the resignation of all directors of the Debtors, the appointment of directors and officers for the Reorganized Debtors, and all actions contemplated hereby shall be deemed to be authorized and approved in all respects (subject to the provisions in the Plan), without the need for any further corporate, shareholder, director or other action. All matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

corporate action required by the Debtors or Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, pursuant to applicable law, without any requirement of further action by the security holders or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the board of directors of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of Reorganized Debtors, if no such other date is specified in such other documents, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of any of the Debtors or Reorganized Debtors.

         4.       THE NEW COMMON STOCK
                  --------------------

         The New Common Stock shall represent all of the equity interests in Reorganized Solutia as of the Effective Date, subject to dilution in connection with the Incentive Stock Option Plan. Reorganized Solutia will cause the New Common Stock to be listed on the NYSE on or as soon as practicable after the Effective Date; provided, however, that in the event
                                      --------  -------
the New Common Stock is not listed on the NYSE, Reorganized Solutia shall list the New Common Stock on another National Securities Exchange or inter-dealer quotation system. Monsanto and the Creditors' Committee shall take any and all reasonable actions necessary, as requested by the Debtors, to enable Reorganized Solutia to comply with the listing requirements for the NYSE.

         5.       SHAREHOLDERS AGREEMENT
                  ----------------------

         The Shareholders Agreement between Reorganized Solutia and Monsanto, attached as Exhibit L hereto, will govern certain of Monsanto's rights and obligations as a shareholder of Reorganized Solutia.

         6.       INCENTIVE STOCK OPTION PLAN
                  ---------------------------

         As of the Effective Date, the Incentive Stock Option Plan shall be adopted and shall be deemed to be adopted by Reorganized Solutia. Reorganized Solutia shall, on the Effective Date, implement the Incentive Stock Option Plan. The terms of the Incentive Stock Option Plan shall be contained in the Plan Supplement. Prior to the Effective Date, the Debtors will negotiate with (a) Monsanto and/or the persons Monsanto appoints to serve on the initial Board of Directors of Reorganized Solutia and (b) the Creditors' Committee and/or persons appointed by the Creditors' Committee to serve on the initial Board of Directors of Reorganized Solutia, with respect to the terms of the Incentive Stock Option Plan, and such terms shall be subject to the resonable approval of such parties. The issuance of the New Common Stock in connection with the Incentive Stock Option Plan will dilute all holders of the New Common Stock ratably.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

                                     X.
                MISCELLANEOUS PROVISIONS RELATED TO THE PLAN
                --------------------------------------------

         Certain additional miscellaneous information regarding the Plan and the Chapter 11 Cases is set forth below.

A.       PAYMENT OF STATUTORY FEES
         -------------------------

         All fees payable pursuant to section 1930 of title 28 of the United States Code, shall be paid, by the Debtors or the Reorganized Debtors, as applicable, for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.

B.       MODIFICATION OF THE PLAN
         ------------------------

         Subject to the limitations contained in the Plan, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to alter, amend or modify the Plan prior to the entry of the Confirmation Order, provided, however, that any material alteration,
                    --------  -------
amendment or modification of the Plan shall be subject to the consent of Monsanto, Pharmacia (if such provision directly affects Pharmacia) and the Creditors' Committee, which shall not be unreasonably withheld, and (2) after the entry of the Confirmation Order, the Debtors and the Reorganized Debtors may, upon order of the Bankruptcy Court and with the consent of Monsanto and, unless the Creditors' Committee has been dissolved, the Creditors' Committee, which consent shall not be unreasonably withheld, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

C.       REVOCATION OR WITHDRAWAL OF PLAN
         --------------------------------

         The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date; provided, however, that any such revocation or
                          --------  -------
withdrawal shall be subject to the consent of Monsanto and the Creditors' Committee, which consent shall not be unreasonably withheld. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

D.       SEVERABILITY
         ------------

         In the event that the Bankruptcy Court determines that any provision of the Plan, other than the terms of the Global Settlement, is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the Holder or Holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall, with the consent of the Debtors, Monsanto and the Creditors' Committee, which such consent shall not be unreasonably withheld, in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

E.       SECTION 1145 EXEMPTION FOR OFFER AND SALE
         OF THE NEW COMMON STOCK UNDER THE PLAN
         --------------------------------------

         In reliance upon section 1145 of the Bankruptcy Code, the offer and issuance of New Common Stock and the Rights will be exempt from the registration requirements of the Securities Act and equivalent provisions in state securities laws except as set forth below.

         Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under
Section 5 of the Securities Act and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold claims against or equity interests in the debtor; and (iii) the securities must be issued in exchange (or principally in exchange) for the recipient's claims against or equity interests in the debtor. The Debtors believe that the offer and sale of the New Common Stock and the Rights (other than to Monsanto) under the Plan satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

         Section 1145(a)(2) of the Bankruptcy Code also exempts from such registration requirements offers of securities through warrants and similar rights distributed pursuant to the exemption set forth in section 1145(a)(1). Since the Debtors believe that the Rights will be issued in accordance with section 1145(a)(1), the Debtors believe that New Common Stock issuable upon the exercise of Rights to persons who are not underwriters within section 1145 of the Bankruptcy Code also will be exempt from registration under the Securities Act and state securities laws pursuant to section 1145(a)(2) of the Bankruptcy Code.

         To the extent that the New Common Stock is issued under the Plan (including pursuant to the exercise of Rights issued under the Plan) and is covered by section 1145(a)(1) or section 1145(a)(2) of the Bankruptcy Code, it may be resold by the holders thereof without registration unless, as more fully described below, the holder is an "underwriter" with respect to

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

such securities. Generally, section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who: (i) purchases a claim against, an interest in, or a claim for an administrative expense against the debtor, if such purchase is with a view to distributing any security received in exchange for such a claim or interest; (ii) offers to sell securities offered under a plan for the holders of such securities; (iii) offers to buy such securities from the holders of such securities, if the offer to buy is:
(A) with a view to distributing such securities; and (B) under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or (iv) is an "issuer" with respect to the securities, as the term "issuer" is defined in Section 2(a)(11) of the Securities Act.

         Under Section 2(a)(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer. "Control" (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

         Accordingly, an officer or director or a controlling stockholder of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a "control person" of such debtor or successor. To the extent that Persons who receive New Common Stock pursuant to the Plan are deemed to be "underwriters" as defined in section 1145(b) of the Bankruptcy Code, resales by such Persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Such Persons would, however, be permitted to sell such New Common Stock or other securities without registration if they are able to comply with the provisions of Rule 144 under the Securities Act. These rules permit the public sale of securities received by such Person if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met. Any person who is an "underwriter" but not an "issuer" with respect to an issue of securities is, however, entitled to engage in exempt "ordinary trading transactions" within the meaning of section 1145(b) of the Bankruptcy Code.

         Whether or not any particular person would be deemed to be an "underwriter" with respect to the New Common Stock to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular person receiving New Common Stock under the Plan would be an "underwriter" with respect to such New Common Stock.

         Any issuance of New Common Stock to Monsanto in its capacity as "backstop purchaser" will not be exempt from the registration requirements of the Securities Act pursuant to section 1145 of the Bankruptcy Code. However, the Debtors believe that any such issuance will be exempt pursuant to Section (4)(2) of the Securities Act, as a transaction by an issuer not involving any public offering, and pursuant to equivalent exemptions under state securities laws.

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         To the extent that persons deemed to be "underwriters" receive New Common Stock, pursuant to the Plan (the "Restricted Holders"), resales by Restricted Holders would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Restricted Holders may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 under the Securities Act.

         Under certain circumstances, holders of New Common Stock deemed to be "underwriters" may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act, to the extent available, and in compliance with applicable state and foreign securities laws. Generally, Rule 144 of the Securities Act provides that persons who are affiliates of an issuer who resell securities will not be deemed to be underwriters if certain conditions are met. These conditions include the requirement that current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold in any three-month period, the requirement that the securities be sold in a "brokers transaction" or in a transaction directly with a "market maker" and that notice of the resale be filed with the SEC. The Debtors cannot assure, however, that adequate current public information will exist with respect to any issuer of New Common Stock and, therefore, that the safe harbor provisions of Rule 144 of the Securities Act will be available.

         Pursuant to the Plan, certificates evidencing shares of New Common Stock, received by Restricted Holders or by a holder that the Debtors determine may be an underwriter within the meaning of section 1145 of the Bankruptcy Code may bear a legend substantially in the form below:

               THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE
               NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
               1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF
               ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY AND THE COMPANY'S TRANSFER AGENT RECEIVE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

         Any person or entity entitled to receive shares of New Common Stock who Reorganized Solutia determines to be a statutory underwriter that would otherwise receive legended securities as provided above, may instead receive certificates evidencing New Common Stock without

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

such legend if, prior to the distribution of such securities, such person or entity delivers to Reorganized Solutia, (i) an opinion of counsel reasonably satisfactory to Reorganized Solutia to the effect that the shares of New Common Stock to be received by such person or entity are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration in a single transaction under the Securities Act and (ii) a certification that such person or entity is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code.

         Any holder of a certificate evidencing shares of New Common Stock bearing such legend may present such certificate to the transfer agent for the shares of New Common Stock in exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (i) such securities are sold pursuant to an effective registration statement under the Securities Act, or (ii) such holder delivers to the issuer of such securities an opinion of counsel reasonably satisfactory to Reorganized Solutia to the effect that such securities are no longer subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code or (iii) such holder delivers to Reorganized Solutia an opinion of counsel reasonably satisfactory to Reorganized Solutia to the effect that (x) such securities are no longer subject to the restrictions under the Securities Act or (y) such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend.

         Upon confirmation of the Plan, Reorganized Solutia will enter into a registration rights agreement with Monsanto with respect to the New Common Stock Monsanto will hold, pursuant to which Monsanto will be given the right to request, among other things, Reorganized Solutia to file a registration statement with the SEC to allow Monsanto to sell its New Common Stock without any volume limitations.

         GIVEN THE COMPLEX AND SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE NEW COMMON STOCK. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE NEW COMMON STOCK CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE THE NEW COMMON STOCK IN COMPLIANCE WITH THE SECURITIES ACT, THE EXCHANGE ACT OR SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAWS.

F.       SECTION 1146 EXEMPTION FROM STAMP OR SIMILAR TAXES
         --------------------------------------------------

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or governmental assessment.

         All issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtors in the Chapter 11 Cases, whether in connection with a sale under section 363 of the Bankruptcy Code or otherwise, shall be deemed to be or have been done in furtherance of the Plan.

G.       NOTICES PURSUANT TO THE PLAN
         ----------------------------

         All notices, requests and demands to or upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, the Creditors' Committee, the Retirees' Committee, the Equity Committee, the DIP Lenders, the Office of the United States Trustee, Monsanto and Pharmacia to be effective shall be in writing and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered by messenger or overnight courier service or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         1.       THE DEBTORS AND THE REORGANIZED DEBTORS
                  ---------------------------------------

                           Rosemary Klein, General Counsel
                           Solutia Inc.
                           575 Maryville Centre Dr.
                           St. Louis, Missouri  63141

                           Richard M. Cieri
                           Jonathan S. Henes
                           Kirkland & Ellis LLP
                           Citigroup Center
                           153 East 53rd Street
                           New York, NY 10022-4611
                           Fax:  (212) 446-4900

                           (Counsel to the Debtors and Reorganized Debtors)

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         2.       THE CREDITORS' COMMITTEE
                  ------------------------

                           Daniel H. Golden, Esq.
                           Ira S. Dizengoff, Esq.
                           Akin Gump Strauss Hauer & Feld LLP
                           590 Madison Avenue
                           New York, New York  10022
                           Fax:  (212) 872-1002

                           (Counsel to the Creditors' Committee)

         3.       THE RETIREES COMMITTEE
                  ----------------------

                           Daniel D. Doyle, Esq.
                           Nicholas A. Franke, Esq.
                           David M. Brown, Esq.
                           Spencer Fane Britt & Browne LLP
                           1 North Brentwood Boulevard, 10th Floor
                           St. Louis, MO 63105
                           Fax: (314) 862-4656

                           R. Scott Williams, Esq.
                           Haskell Slaughter Young & Rediker, LLC
                           400 Park Place Tower
                           2001 Park Place
                           North Birmingham, Alabama 35203
                           Fax: (205) 324-1133

                           (Counsel to the Retirees Committee)

         4.       THE EQUITY COMMITTEE
                  --------------------

                           Craig A. Barbarosh, Esq.
                           Pillsbury Winthrop Shaw Pittman LLP
                           650 Town Center Drive, 7th Floor
                           Costa Mesa, CA 92626
                           Fax: (714) 436-2800

                           (Counsel to the Equity Committee)

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         5.       THE DIP LENDERS
                  ---------------

                           David Jaffe
                           Citicorp USA, Inc.
                           390 Greenwich Street
                           New York, New York  10013
                           Fax:  (212) 816-2613

                           Seth Jacobson, Esq.
                           Timothy R. Pohl, Esq.
                           Skadden, Arps, Slate, Meagher & Flom LLP
                           333 West Wacker Drive, Suite 2100
                           Chicago, IL 60606-1285
                           Fax:  (312) 407-0411

                           (Counsel to the DIP Lenders)

         6.       THE UNITED STATES TRUSTEE
                  -------------------------

                           Greg M. Zipes, Esq.
                           OFFICE OF THE UNITED STATES TRUSTEE
                           33 Whitehall Street, 21st Floor
                           New York, NY 10004
                           Fax:  (212) 668-2255

         7.       MONSANTO
                  --------

                           Charles W. Burson, Secretary
                           Monsanto Company
                           800 North Lindbergh Boulevard
                           St. Louis, MO 63167

                           John C. Longmire, Esq.
                           Willkie Farr & Gallagher LLP
                           787 Seventh Avenue
                           New York, New York 10019
                           Fax:  (212) 728-8111

                           George T. Frampton, Jr.,  Esq.
                           Boies, Schiller & Flexner LLP
                           570 Lexington Avenue, 16th Floor
                           New York, New York 10022
                           Fax: 212-446-2350

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

                           Lloyd A. Palans, Esq.
                           Bryan Cave LLP
                           One Metropolitan Square
                           211 N. Broadway
                           St. Louis, Missouri 63102-2750
                           Fax: 314-259-2020

                           (Counsel to Monsanto)

         8.       PHARMACIA
                  ---------

                           Bruce R. Zirinsky, Esq.
                           John H. Bae, Esq.
                           Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                           New York, NY 10281
                           Fax: 212-504-6666

                           (Counsel to Pharmacia)

                                    XI.
          ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN
          ---------------------------------------------------------

         The Debtors believe that the Plan affords Holders of Claims the greatest opportunity for realization on the Debtors' assets and, therefore, is in the best interests of such Holders. If the Plan is not confirmed, however, the theoretical alternatives include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code or (ii) alternative plans of reorganization or liquidation under chapter 11 of the Bankruptcy Code.

A.       LIQUIDATION UNDER CHAPTER 7
         ---------------------------

         The Debtors believe that, under the Plan, each Holder of Impaired Claims will receive property of a value not less than the value such Holder would receive in a liquidation of the Debtors under chapter 7 of the Bankruptcy Code. The Debtors' belief is based primarily upon extensive consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to Holders of Claims, including, but not limited to (1) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a chapter 7 trustee and professional advisors to the trustee, including investment bankers, (2) the erosion in value of assets in a chapter 7 case in the context of the rapid liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail, (3) the adverse effects of the Debtors' businesses as a result of the likely departure of key employees, and (4) the reduction of value associated with a chapter 7 trustee's operation of the Debtors' businesses. The Debtors'

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

belief is also based upon the Liquidation Analysis, which is annexed to this Disclosure Statement as Exhibit F. The Liquidation Analysis does not reflect the likely delay in distributions to Holders of Claims in a liquidation scenario, which, if considered, would only further reduce the present value of any liquidation proceeds.

         The Debtors believe that any liquidation analysis is speculative as such an analysis is necessarily premised upon assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors. Thus, there can be no assurance as to values that would actually be realized in a chapter 7 liquidation, nor can there be any assurance that the Bankruptcy Court will accept the Debtors' conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

         For example, the Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. This estimate is based solely upon a review of the Debtors' books and records, the Claims filed in the Chapter 11 Cases and the Debtors' estimates as to additional Claims that might be asserted in the Chapter 11 Cases or that would arise in the event of a conversion of the Chapter 11 Cases to a chapter 7 liquidation proceeding. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims, as set forth in the Liquidation Analysis. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any Distribution to be made on account of Allowed Claims under the Plan. The annexed Liquidation Analysis is provided solely to disclose to Holders of Claims and Equity Interests the effects of a hypothetical chapter 7 liquidation of the Debtors, subject to the assumptions set forth herein and in the Liquidation Analysis.

         To the extent that confirmation of the Plan requires the establishment of amounts for the chapter 7 liquidation value of the Debtors and funds available to pay Claims and the reorganization value of the Debtors, the Bankruptcy Court will determine those amounts at the Confirmation Hearing.

B.       ALTERNATIVE PLAN TO REORGANIZATION OR LIQUIDATION
         -------------------------------------------------

         If the Plan is not confirmed, the Debtors may be liquidated pursuant to the provisions of a chapter 11 liquidating plan. In liquidations under chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in liquidations under chapter 7. Thus, a chapter 11 liquidation might result in larger recoveries than in a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee's appointment is not required in a chapter 11 case, expenses for professional fees could be lower than in a chapter 7 case, in which a chapter 7 trustee must be appointed. Any distribution to Holders of Claims under a chapter 11 liquidation plan probably

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

would be delayed substantially. Most importantly, the Debtors believe that any distributions to creditors in a liquidation scenario would fail to capture the significant "going concern" value of their business, which is reflected in the New Common Stock to be distributed under the Plan. Accordingly, the Debtors believe that chapter 11 liquidation would not result in distributions as favorable as those under the Plan.

                                     XII.
                       PROJECTED FINANCIAL INFORMATION
                       -------------------------------

         Attached as Exhibit D is a Projected Consolidated Income Statement, Projected Consolidated Balance Sheet and Projected Consolidated Cash Flow Statement, each of which includes the following: (a) Solutia's consolidated historical financial statement information for the three-year period from 2003 through 2005; and (b) consolidated projected financial statement information (the "Projections") for Reorganized Solutia's five year period from 2006 through 2010 (the "Projection Period").(36) Also attached as Exhibit D is a Projected Consolidated Fresh Start Balance Sheet reflecting, in accordance with fresh start reporting, the assumed effect of Confirmation and consummation of the transactions contemplated by the Plan on the presumed Effective Date. These Notes should be read in conjunction with the Plan, Disclosure Statement and Plan Supplement in their entirety.(37)

         THE PROJECTIONS HAVE BEEN PREPARED BY SOLUTIA'S MANAGEMENT WITH THE ASSISTANCE OF ROTHSCHILD, SOLUTIA'S FINANCIAL ADVISORS. SUCH PROJECTIONS WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. SOLUTIA'S INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING PROJECTIONS AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS. EXCEPT FOR PURPOSES OF THIS DISCLOSURE STATEMENT,

--------
(36) Because the Projections assume an Effective Date of June 30, 2006, the Projections for 2006 include six months of projected results for Solutia (January through June) and 6 months of projected results for Reorganized Solutia (July through December).

(37) Capitalized terms that are not otherwise defined herein shall have the meaning ascribed to them in the Plan or in this Disclosure Statement, as applicable.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

SOLUTIA DOES NOT PUBLISH PROJECTIONS OF ITS ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

         MOREOVER, THE PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE AND WILL BE BEYOND THE CONTROL OF REORGANIZED SOLUTIA, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, CURRENCY EXCHANGE RATE FLUCTUATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENT BODIES, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND SOLUTIA AND REORGANIZED SOLUTIA UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

         THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY SOLUTIA, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE AND WILL BE BEYOND REORGANIZED SOLUTIA'S CONTROL. SOLUTIA CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO REORGANIZED SOLUTIA'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. SOLUTIA AND REORGANIZED SOLUTIA DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THIS DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS OR INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS.

         The Projections have been prepared with the assumption that the Effective Date is June 30, 2006, and are based on, and assume the successful implementation of, Reorganized Solutia's business plan. Although Solutia presently intends to cause the Effective Date to occur as soon as practical following confirmation of the Plan, there can be no assurance as to when the Effective Date will actually occur given the conditions for the Effective Date to occur pursuant to the terms of the Plan. In accordance with fresh start reporting, the Projections reflect the assets and liabilities of Reorganized Solutia as of the Effective Date, in accordance with generally accepted accounting principles and are based upon their estimated fair market values.

         The Projections are based on, among other things: (a) current and projected market conditions in each of Reorganized Solutia's respective markets; (b) the ability to maintain sufficient working capital to fund operations; (c) final approval of the Exit Financing Facility; and (d) confirmation of the Plan.

         The Projections include consolidated results for Reorganized Solutia's domestic and international operations (Debtor and Non-Debtor entities).

                                    XIII.
                                RISK FACTORS
                                ------------

         HOLDERS OF CLAIMS SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. ALTHOUGH THESE RISK FACTORS ARE MANY, THESE FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS' BUSINESSES OR THE PLAN AND ITS IMPLEMENTATION.

A.       CERTAIN BANKRUPTCY CONSIDERATIONS
         ---------------------------------

PROLONGED CONTINUATION OF THE CHAPTER 11 CASES MAY HARM THE DEBTORS' BUSINESSES

         The prolonged continuation of the Chapter 11 Cases could adversely affect the Debtors' businesses and operations. So long as the Chapter 11 Cases continue, senior management of the Debtors will be required to spend a significant amount of time and effort dealing with the

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Debtors' reorganization instead of focusing exclusively on business operations. Prolonged continuation of the Chapter 11 Cases will also make it more difficult to attract and retain management and other key personnel necessary to the success and growth of the Debtors' businesses. In addition, the longer the Chapter 11 Cases continue, the more likely it is that the Debtors' customers, suppliers, distributors, and agents will lose confidence in the Debtors' ability to successfully reorganize their businesses and seek to establish alternative commercial relationships. Furthermore, so long as the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the proceedings. The prolonged continuation of the Chapter 11 Cases may also require the Debtors to seek additional financing, either as part of the DIP Credit Facility or otherwise, in order to service their debt and other obligations. It may not be possible for the Debtors to obtain additional financing during the pendency of the Chapter 11 Cases on commercially favorable terms or at all. If the Debtors were to require additional financing during the Chapter 11 Cases and were unable to obtain the financing on favorable terms or at all, the Debtors' chances of successfully reorganizing their businesses may be seriously jeopardized.

THE DEBTORS MAY NOT BE ABLE TO OBTAIN CONFIRMATION OF THE PLAN

         The Debtors may not receive the requisite acceptances to confirm the Plan. Even if the requisite acceptances of the Plan are received, the Bankruptcy Court may not confirm the Plan. A dissenting Holder of a Claim or Equity Interest may challenge the balloting procedures and results as not being in compliance with the Bankruptcy Code. Even if the Bankruptcy Court determined that the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that (i) the Plan "does not unfairly discriminate" and is "fair and equitable" with respect to any non-accepting Classes, (ii) confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and (iii) the value of distributions to non-accepting Holders of Claims within a particular Class under the Plan will not be less than the value of distributions such Holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. The Bankruptcy Court may determine that the Plan does not satisfy one or more of these requirements, in which case it would not be confirmable by the Bankruptcy Court.

         If the Plan is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors will be able to reorganize their businesses and what, if any, distributions Holders of Claims or Equity Interests ultimately would receive with respect to their Claims or Equity Interests. If an alternative reorganization could not be agreed upon, it is possible that the Debtors would have to liquidate their assets, in which case it is likely that Holders of Claims would receive substantially less favorable treatment than they would receive under the Plan.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN MAY NOT
OCCUR

         As more fully set forth in Section VII.H above, the occurrence of Confirmation of the Plan and the Effective Date of the Plan each is subject to a number of conditions precedent. If the conditions precedent to Confirmation are not met or waived, the Plan will not be confirmed; and if the conditions precedent to the Effective Date are not met or waived, the Effective Date will not take place.

         Specifically, and as more fully described in Section IX.D, Solutia expects to enter into the Exit Financing Facility of approximately $1.6 billion (including undrawn availability on the revolving loan) which is expected to include some combination of institutional term loans, a revolving loan, a letter of credit facility, high yield bonds or second lien loans, depending on many factors including the strength of the capital markets. Solutia's entering into the Exit Financing Facility is a condition precedent to the Effective Date.

THE VALUATION OF THE REORGANIZED DEBTORS MAY NOT BE ADOPTED BY THE BANKRUPTCY COURT

         The Debtors believe that based on, among other things, the valuation included in this Disclosure Statement, the approximate midpoint equity value of Reorganized Solutia is $912 million. This is significantly less than the value that would be required to provide a recovery to Holders of Allowed Interests. Creditors who are not being paid in full on their Allowed Claims, as well as Equity Interest Holders who will not receive any Distributions under the Plan, among others, may oppose confirmation of the Plan by alleging that the value of Reorganized Solutia is higher than $912 million and that the Plan thereby improperly limits or extinguishes their rights to recoveries under the Plan. At the Confirmation Hearing, the Bankruptcy Court will hear evidence regarding the views of the Debtors and opposing parties, if any, with respect to the valuation of Reorganized Solutia. Based on that evidence, the Bankruptcy Court will determine the appropriate valuation for Reorganized Solutia for purposes of the Plan. Although the Debtors believe that $912 million is the appropriate valuation for Reorganized Solutia, the Bankruptcy Court may not adopt this valuation.

RECOVERY FOR HOLDERS OF THE GENERAL UNSECURED CLAIMS AGAINST SOLUTIA MAY BE DILUTED AND THE ULTIMATE AMOUNT OF ALLOWED CLAIMS AGAINST THE DEBTORS MAY NOT BE FINALIZED UNTIL AFTER THE EFFECTIVE DATE

         As set forth in Section VII.B.3 of this Disclosure Statement, approximately 14,800 proofs of Claim were filed against the Debtors. Additionally, approximately 2,500 Claims were scheduled by the Debtors. The asserted amounts of such Claims is approximately $28 billion. The Debtors have analyzed each scheduled and filed proof of Claim, and have used their best judgment to estimate the value of such Claims. To prepare Claim estimates for this Disclosure Statement, the Debtors have considered the strengths and weaknesses of their positions and the respective positions of Holders of Claims under applicable law.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         Despite the Debtors' efforts, their Claim estimates could prove incorrect. In addition, the outcome of certain pending litigation proceedings, as further described in Article IV of this Disclosure Statement, may decrease the ultimate recovery for certain Holders of Claims. Further, if the Bankruptcy Court were to determine that certain Claims may not be reclassified as Equity Interests or that certain Claims that the Debtors believe to be General Unsecured Claims are determined by the Bankruptcy Court to constitute Priority Claims or Claims entitled to payment in full based on the Bankruptcy Court's finding of an administrative priority with respect to such Claims or that a particular Claim is not dischargeable, the recovery for Holders of General Unsecured Claims could be less than estimated.

PARTIES IN INTEREST MAY OBJECT TO THE DEBTORS' CLASSIFICATION OF CLAIMS

         Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class.

         The Debtors believe that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, the Bankruptcy Court may reach a different conclusion.

THE DEBTORS MAY OBJECT TO THE AMOUNT OR CLASSIFICATION OF A CLAIM

         The Debtors reserve the right to object to the amount or classification of any Claim. The estimates set forth in this Disclosure Statement cannot be relied on by any Holder of Claim whose Claim is subject to an objection. Any such Holder of a Claim may not receive its specified share of the estimated Distributions described in this Disclosure Statement. Holders of Equity Interests will receive no Distributions pursuant to the Plan.

B.       FACTORS AFFECTING THE VALUE OF THE
         SECURITIES TO BE ISSUED UNDER THE PLAN
         --------------------------------------

REORGANIZED SOLUTIA MAY NOT BE ABLE TO ACHIEVE ITS PROJECTED FINANCIAL RESULTS

         The financial projections set forth on Exhibit D to this Disclosure Statement represent Solutia management's best estimate of Reorganized Solutia's future financial performance based on currently known facts and assumptions about Reorganized Solutia's future operations as well as the United States and world economy in general and the industry segments in which Solutia operates in particular. Reorganized Solutia's actual financial results may differ significantly from the projections. Specifically, Reorganized Solutia may not be able to achieve the projected revenues or cash flows upon which the projections are based. If Reorganized Solutia does not achieve its projected financial results, the trading prices of the New Common Stock may be negatively affected and Reorganized Solutia may lack sufficient liquidity to continue operating as planned after the Effective Date.

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

A LIQUID TRADING MARKET FOR THE NEW COMMON STOCK MAY NOT DEVELOP

         Reorganized Solutia intends to apply to list the New Common Stock on the New York Stock Exchange. However, Reorganized Solutia may not be able to satisfy the requirements for listing the New Common Stock on the exchange. Even if Reorganized Solutia is able to list the New Common Stock on the New York Stock Exchange, a liquid trading market for the New Common Stock may not develop. The liquidity of the trading market for the New Common Stock will depend, among other things, upon the number of holders of New Common Stock, Reorganized Solutia's financial performance and the number of research analysts covering Reorganized Solutia, none of which can be determined or predicted with certainty.

MONSANTO WILL OWN A SUBSTANTIAL PERCENTAGE OF THE NEW COMMON STOCK WHICH COULD IMPAIR THE LIQUIDITY OF THE TRADING MARKET FOR THE NEW COMMON STOCK OR DEPRESS THE TRADING PRICES FOR THE NEW COMMON STOCK

         Under the terms of the Plan, Monsanto will acquire a significant percentage of the New Common Stock. Monsanto's ownership of a significant percentage of the New Common Stock may negatively affect the liquidity of the trading market for the New Common Stock. In addition, sales by Monsanto of significant amounts of the New Common Stock could adversely affect the trading prices of the New Common Stock.

THE TRADING PRICE FOR THE NEW COMMON STOCK MAY BE DEPRESSED AFTER THE EFFECTIVE DATE

         Assuming confirmation of the Plan by the Bankruptcy Court, the New Common Stock will be issued to Holders of Allowed General Unsecured Claims and Monsanto. Following the Effective Date, many of these Holders may seek to dispose of all or a portion of their New Common Stock, which could cause the trading prices for the New Common Stock to be depressed.

THE ESTIMATED VALUATION OF REORGANIZED SOLUTIA MAY NOT BE REFLECTED IN THE TRADING PRICES OF THE NEW COMMON STOCK FOLLOWING THE EFFECTIVE DATE

         The estimated valuation of Reorganized Solutia set forth in Section VIII.D of this Disclosure Statement is based on certain generally accepted valuation analyses and is not intended to represent the expected trading prices of the New Common Stock following the Effective Date. This valuation is based on numerous assumptions, many of which are beyond Solutia's control, including, among other things, the successful reorganization of the Debtors, an assumed Effective Date of June 30, 2006, Reorganized Solutia's ability to achieve the financial results included in the projections, its ability to maintain adequate liquidity to fund operations, and that the capital markets remain consistent with current conditions.

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

CERTAIN HOLDERS OF CLAIMS MAY ACQUIRE A SUBSTANTIAL AMOUNT OF NEW COMMON STOCK UPON CONSUMMATION OF THE PLAN

         During these Chapter 11 Cases, there is no limitation on the trading of Claims. Accordingly, upon consummation of the Plan, certain Holders of Claims are likely to receive Distributions of the New Common Stock representing a substantial amount of the outstanding shares of the New Common Stock. If holders of a significant number of shares of the New Common Stock were to act as a group, they could be in a position to control the outcome of actions requiring stockholder approval, including, among other things, election of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of Reorganized Solutia and, consequently, impact the value of the New Common Stock. Furthermore, the possibility that one or more holders of a significant number of shares of New Common Stock may sell all or a large portion of its shares of New Common Stock in a short period of time may adversely affect the trading prices of the New Common Stock.

MONSANTO WILL OWN A SUBSTANTIAL PERCENTAGE OF THE NEW COMMON STOCK, WHICH IT COULD VOTE IN WAYS THAT ARE NOT IN THE BEST INTERESTS OF REORGANIZED SOLUTIA'S OTHER SHAREHOLDERS

         Under the terms of the Plan, Monsanto will acquire a significant percentage of the New Common Stock. Monsanto may vote its substantial number of shares of New Common Stock in ways that are in Monsanto's interests but not necessarily in Solutia's best interests. Monsanto's ownership of a substantial percentage of Reorganized Solutia's New Common Stock could also facilitate or hinder a negotiated change of control of Reorganized Solutia and, consequently, impact the value of the New Common Stock.

MONSANTO'S REPRESENTATION ON THE BOARD OF DIRECTORS OF REORGANIZED SOLUTIA COULD COMPLICATE THE BOARD'S DECISION MAKING PROCESSES WITH RESPECT TO MATTERS RELATING TO MONSANTO

         Under the terms of the Plan and the Relationship Agreement, Monsanto initially will have the right to appoint three directors on the Board of Directors of Reorganized Solutia. Although Monsanto's representatives on the Board of Reorganized Solutia will owe fiduciary duties to all shareholders of Reorganized Solutia, the presence of those directors on Reorganized Solutia's Board may affect the Board's decision making processes with respect to matters involving, or that may impact, Monsanto as a result of the fact that that Monsanto's designees will be required to abstain from voting on certain matters or other similar actions. Furthermore, Monsanto's representation on the Board of Reorganized Solutia could also facilitate or hinder a negotiated change of control of Reorganized Solutia and, consequently, impact the value of the New Common Stock.

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

THE NEW COMMON STOCK MAY BE ISSUED IN ODD LOTS

         Certain Holders of Allowed Claims in Classes 10 and 11 may receive, where necessary, odd lot distributions (less than 100 shares) of the New Common Stock. Such Holders may find it more difficult to dispose of odd lots in the marketplace and may face increased brokerage charges in connection with any such disposition.

CERTAIN TAX CONSEQUENCES OF THE DEBTORS' PLAN RAISE UNSETTLED AND COMPLEX LEGAL ISSUES AND INVOLVE VARIOUS FACTUAL DETERMINATIONS

         Some of the material consequences of the Plan regarding United States federal income taxes are summarized in Section XIV.B of this Disclosure Statement. Many of these tax issues raise unsettled and complex legal issues, and also involve various factual determinations, such as valuations, that raise additional uncertainties. No ruling from the United States Internal Revenue Service ("IRS") has been or will be sought by Solutia or Reorganized Solutia regarding the tax consequences described in this Disclosure Statement. The IRS may challenge the various positions Solutia or Reorganized Solutia has taken, or intends to take, with respect to its tax treatment, and a court may sustain such a challenge or objection by the IRS. For a more detailed discussion of risks relating to the specific positions Solutia or Reorganized Solutia intends to take with respect to various tax issues, please review Article XIV of this Disclosure Statement.

THE CHANGE OF CONTROL PRODUCED BY THE RESTRUCTURING OF THE DEBTORS MAY RESULT IN A LIMITATION ON OR LOSS OF THE NET OPERATING LOSSES

         As further discussed in Section V.H.1 of this Disclosure Statement, the issuance under the Plan of the New Common Stock, along with the cancellation of existing Equity Interests through the Plan, is expected to cause an ownership change to occur with respect to the Reorganized Debtors as of the Effective Date. As a result, Section 382 of the Internal Revenue Code ("IRC") may apply to limit Reorganized Solutia's use of its consolidated net operating losses after the Effective Date. Additionally, the Reorganized Debtors' ability to use any remaining capital loss carryforwards and tax credits may be limited. The annual limitation imposed by the particular provision of Section 382 of the IRC that Reorganized Solutia expects to apply to its ownership change generally equals the product of (i) the fair market value of the net equity value of Reorganized Solutia's stock at the time of the ownership change, taking into account the increase in value of the corporation as a result of the surrender or cancellation of creditor's claims in the transaction (rather than the value without taking into account such increases, as is the case under the general rule for non-bankruptcy ownership changes) multiplied by (ii) the long-term tax-exempt rate in effect for the month in which the ownership change occurs. The long-term tax-exempt rate is published monthly by the IRS and is intended to reflect current interest rates on long-term tax-exempt debt obligations. Accordingly, under this rule the Section 382 limitation would generally reflect the increase in the value of Reorganized Solutia's stock resulting from the conversion of debt to equity in the proceeding. Section 383 of the IRC

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

applies a similar limitation to a capital loss carryforward and tax credits. Although it is impossible to predict with absolute certainty the net equity value of Reorganized Solutia immediately after the exchanges contemplated by the Plan, Reorganized Solutia's use of its net operating losses is expected to be substantially limited after those exchanges.

REORGANIZED SOLUTIA'S CHARTER AND BYLAWS COULD DETER TAKEOVER ATTEMPTS THAT SOME SHAREHOLDERS MAY CONSIDER DESIRABLE, WHICH COULD ADVERSELY AFFECT THE PRICE OF THE NEW COMMON STOCK

         Various provisions of Reorganized Solutia's New Certificate of Incorporation and New Bylaws, and Delaware law, as well as Reorganized Solutia's antitakeover rights plan, may make acquiring control of Reorganized Solutia, without the requisite support of its board of directors, difficult for a third party, even if the change of control would be beneficial to a recipient of the New Common Stock. The existence of these provisions and the antitakeover rights plan may deprive certain recipients of the New Common Stock of an opportunity to sell their shares of New Common Stock at a premium over the prevailing market price. The potential inability of holders of New Common Stock to obtain a control premium could, in certain instances, depress the trading prices of New Common Stock.

REORGANIZED SOLUTIA WILL HAVE SIGNIFICANT INDEBTEDNESS UPON ITS EMERGENCE FROM BANKRUPTCY

         Upon emergence from bankruptcy, Reorganized Solutia will have a significant amount of indebtedness. Specifically, Reorganized Solutia expects to have, among other debt, an exit facility of up to $1.6 billion (including undrawn availability on the revolving loan), including some combination of institutional term loans, a revolving loan, a letter of credit facility, high yield bonds or second lien loans. The significant indebtedness that Reorganized Solutia will have upon its emergence from bankruptcy could have important consequences, including the following:

         o Reorganized Solutia will have to dedicate a significant portion of its cash flow to making interest and principal payments on its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, acquisitions or other general corporate purposes.

         o The post-emergence levels of indebtedness may make Reorganized Solutia less attractive to potential acquirors or acquisition targets.

         o The post-emergence levels of indebtedness may limit Reorganized Solutia's flexibility to adjust to changing business and market conditions, and make Reorganized Solutia more vulnerable to a downturn in general economic conditions as compared to competitors that may be less leveraged.

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         o As described in more detail below, the documents providing for Reorganized Solutia's post-emergence indebtedness will contain restrictive covenants that may limit Reorganized Solutia's financing and operational flexibility.

         o The post-emergence levels of indebtedness include outstanding indebtedness that is unimpaired under the Plan, as well as new indebtedness incurred pursuant to the Exit Financing Facility. The total amount of post-emergence levels of indebtedness may make it more difficult for Reorganized Solutia to satisfy its obligations with respect to its other outstanding indebtedness that is unimpaired under the Plan.

         Furthermore, Reorganized Solutia's ability to satisfy its debt service obligations will depend, among other things, upon its future operating performance and ability to refinance indebtedness when necessary. These factors depend partly on economic, financial, competitive and other factors beyond Reorganized Solutia's control. Reorganized Solutia may not be able to generate sufficient cash from operations to meet its debt service obligations as well as fund necessary capital expenditures, pension funding obligations and investments in research and development. In addition, if Reorganized Solutia needs to refinance its debt, obtain additional financing or sell assets or equity, it may not be able to do so on commercially reasonable terms, if at all.

REORGANIZED SOLUTIA'S OPERATIONS MAY BE RESTRICTED BY THE TERMS OF ITS EXIT FINANCING FACILITY

         Solutia's Exit Financing Facility, as further described in Section V.H.2 of this Disclosure Statement, may include a number of significant restrictive covenants. These covenants could impair Reorganized Solutia's financing and operational flexibility and make it difficult for Reorganized Solutia to react to market conditions and satisfy its ongoing capital needs and unanticipated cash requirements. Specifically, such covenants may restrict Reorganized Solutia's ability and, if applicable, the ability of its subsidiaries to, among other things:

         o    incur additional debt;

         o    make certain investments;

         o    enter into certain types of transactions with affiliates;

         o limit dividends or other payments by Reorganized Solutia's restricted subsidiaries to Reorganized Solutia;

         o    use assets as security in other transactions;

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         o    pay dividends on the New Common Stock or repurchase
              Reorganized Solutia's equity interests;

         o    sell certain assets or merge with or into other companies;

         o    guarantee the debts of others;

         o    enter into new lines of business;

         o    make capital expenditures;

         o    prepay, redeem or exchange Reorganized Solutia's debt;

         o    form any joint ventures or subsidiary investments.

         In addition, the Exit Financing Facility may require Reorganized Solutia to periodically meet various financial ratios and tests, including maximum leverage, minimum net worth, and interest coverage levels. These financial covenants and tests could limit Reorganized Solutia's ability to react to market conditions or satisfy extraordinary capital needs and could otherwise restrict Reorganized Solutia's financing and operations.

         Reorganized Solutia's ability to comply with the covenants and other terms of the Exit Financing Facility will depend on Reorganized Solutia's future operating performance. If Reorganized Solutia fails to comply with such covenants and terms, Reorganized Solutia would be required to obtain waivers from its lenders to maintain compliance under the Exit Financing Facility. If Reorganized Solutia is unable to obtain any necessary waivers and the debt under the Exit Financing Facility is accelerated, it would have a material adverse effect on Reorganized Solutia's financial condition and future operating performance.

C.       RISKS RELATED TO THE DEBTORS' BUSINESS AND INDUSTRY
         ---------------------------------------------------

THE PRICES OF RAW MATERIALS AND ENERGY REQUIRED FOR SOLUTIA TO PRODUCE ITS PRODUCTS ARE VOLATILE AND CANNOT ALWAYS BE PASSED ON TO CUSTOMERS

         Solutia purchases large amounts of commodity raw materials, including natural gas, propylene, cyclohexane and benzene. Temporary shortages of these raw materials and energy may occasionally occur. In addition, Solutia typically purchases major requirements for key raw materials under medium-term contracts. Pricing under these contracts may fluctuate as a result of unscheduled plant interruptions, United States and worldwide market conditions and government regulation. Given Solutia's competitive markets, it is often not possible to pass all of these increased costs on to Solutia's customers. In addition, natural gas prices and other raw material and energy costs are currently more than double the average ten-year levels. Elevated

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

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

raw material and energy costs could significantly reduce Reorganized Solutia's operating margins in the future.

SOLUTIA OPERATES IN A HIGHLY COMPETITIVE INDUSTRY THAT INCLUDES COMPETITORS WITH GREATER RESOURCES THAN SOLUTIA'S

         The markets in which Reorganized Solutia will compete are highly competitive. Competition in these markets is based on a number of factors, such as price, product quality and service. Some of Reorganized Solutia's competitors may have greater financial, technological and other resources than Reorganized Solutia and may be better able to withstand changes in market conditions. In addition, some of Reorganized Solutia's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than Reorganized Solutia. Consolidation of Reorganized Solutia's competitors or customers may also adversely affect Reorganized Solutia's businesses. Furthermore, global competition and customer demands for efficiency will continue to make price increases difficult.

SOLUTIA OPERATES IN CYCLICAL BUSINESS SEGMENTS AND ITS FINANCIAL RESULTS ARE LIKELY TO FLUCTUATE ACCORDINGLY

         Solutia operates in cyclical business segments. Specifically, a substantial portion of Solutia's sales are to customers involved, directly or indirectly, in the housing and automotive industries, both of which are, by their nature, cyclical industries. A downturn in either or both of these industries would result in lower demand for Reorganized Solutia's products among customers involved in those industries and a reduced ability to pass on cost increases to those customers.

TURNOVER IN THE SENIOR MANAGEMENT TEAM AND LOSSES OF OTHER KEY PERSONNEL COULD HAVE A SIGNIFICANT ADVERSE EFFECT ON SOLUTIA'S RESULTS OF OPERATIONS AND ABILITY TO EMERGE FROM CHAPTER 11

         The services of Solutia's senior management team, as well as other key personnel, have been integral in Solutia's improving results during the Chapter 11 Case and will be critical to the implementation of Reorganized Solutia's business strategies going forward and the success of Reorganized Solutia. If Solutia's emergence from the Chapter 11 Cases is delayed, Solutia's financial results diminish, the terms of incentive compensation programs approved by Reorganizaed Solutia's new board of directors are not adequate and any other adverse events occur in the Chapter 11 Cases, Solutia may have difficulty retaining current senior management and other key personnel and be unable to hire qualified personnel to fill any resulting vacancies, which could have a significant adverse effect on Solutia's results of operations and ability to emerge from Chapter 11.

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

LEGAL PROCEEDINGS, INCLUDING PROCEEDINGS RELATED TO ENVIRONMENTAL
OBLIGATIONS, COULD IMPOSE SUBSTANTIAL COSTS ON REORGANIZED SOLUTIA

         As a manufacturer of chemical-based materials, Solutia has been subject to various lawsuits involving environmental, hazardous waste and product liability Claims. As described in greater detail in Article IV of this Disclosure Statement, Solutia is named in a number of legal proceedings primarily relating to former operations, including Claims for personal injury and property damage arising out of releases of or alleged exposure to materials that are classified as hazardous substances under federal environmental law or alleged to be hazardous by plaintiffs. Adverse judgments in these legal proceedings, or the filing of additional environmental or other damage claims against Solutia, may have a negative impact on Reorganized Solutia's future results of operations. Additionally, administrative and legal costs associated with defending or settling large claims, or large numbers of claims, could have a negative impact on Reorganized Solutia's future results of operations. It is possible that the Bankruptcy Court could disagree with Solutia's treatment of those Claims. It is also possible that third parties, including the U.S. federal government, state regulatory agencies, or others, may challenge the dischargeability of these claims. If these litigation matters or Claims are not discharged as expected by Solutia, or if the actual costs are materially greater than estimates associated with those Claims, it would have a material adverse effect on Reorganized Solutia's financial condition and future operating performance.

         Environmental Remediation Obligations
         -------------------------------------

         Under the Plan, environmental remediation obligations and NRD Claims associated with Covered Sites (as defined in Relationship Agreement) will not be discharged. Solutia's management has estimated the cost associated with the remediation of those sites. Actual cost of remediation associated with Covered Sites may be affected by changes in the regulatory environment, discovery of additional areas requiring remediation, technological developments or limitations associated with remediation, or other events beyond Reorganized Solutia's control. As a result, actual remediation costs associated with the Covered Sites may be materially greater than current estimates provide. If the actual costs are materially greater than estimates associated with these remediation expenses, it would have a material adverse effect on Solutia's financial condition and future operating performance.

         Other Litigation
         ----------------

         Because of the size and nature of Solutia's business, Solutia is party to numerous legal proceedings. Most of these legal proceedings have arisen in the ordinary course of business and involve Claims for money damages. Whether these Claims are or will be litigated in the Bankruptcy Court, or in some other jurisdiction, depends upon the nature of the Claims. Generally, if the debt associated with such Claims was incurred prior to the Effective Date, the Claims will be treated as provided for under the Plan, depending upon the nature of the relief

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

sought, regardless of whether the Claim is resolved before or after Solutia's emergence from bankruptcy. Claims arising from conduct occurring after the Effective Date, unless provided for under the Plan, are generally not dischargeable through bankruptcy, and will be handled by Solutia in the ordinary course of business after emergence. The proposed treatment of Claims arising from litigation matters is described in Section VII.C of this Disclosure Statement. The Bankruptcy Court could disagree with Solutia's treatment of those Claims. Additionally, under the Plan, Claims arising from certain litigation matters are not expected to be discharged. Adverse results in litigation, newly-filed Claims, or other adverse developments in existing litigation may have a material adverse effect on Reorganized Solutia's financial condition and future operating performance.

         With respect to the Solutia Pension Plan litigation described in
Section IV.B.2, it is not known what funding liabilities may be required of Reorganized Solutia under ERISA, 26 U.S.C. Section 412, 29 U.S.C. Section 1082 and any other applicable law if a judgment is entered against the Solutia Pension Plan, given that Solutia is the sponsor of the Solutia Pension Plan. If a final judgment is entered against the Solutia Pension Plan, the liability resulting from such judgment could have a material adverse effect on Solutia's financial results and continuing operations.

THE APPLICABILITY OF NUMEROUS ENVIRONMENTAL LAWS TO SOLUTIA'S MANUFACTURING FACILITIES COULD CAUSE SOLUTIA TO INCUR MATERIAL COSTS AND LIABILITIES

         Solutia is subject to extensive federal, state, local and foreign environmental, safety and health laws and regulations concerning, among other things, emissions to the air, discharges to land and water and the generation, handling, treatment and disposal of hazardous waste and other materials. Under certain environmental laws, Solutia can be held strictly liable for hazardous substance contamination of any real property it has ever owned, operated or used as a disposal site or for natural resource damages associated with such contamination. Solutia is also required to maintain various environmental permits and licenses, many of which require periodic modification and renewal. Solutia's operations entail the risk of violations of those laws and regulations, many of which provide for substantial fines and criminal sanctions for violations.

         In addition, these requirements and their enforcement may become more stringent in the future. Non-compliance could subject Reorganized Solutia to material liabilities, such as government fines, third-party lawsuits or the suspension of non-compliant operations. Reorganized Solutia may also be required to make significant site or operational modifications at substantial cost. Future developments could also restrict or eliminate Reorganized Solutia's ability to continue to manufacture certain products or could require Reorganized Solutia to make modifications to its products.

         At any given time, Solutia is involved in litigation, administrative proceedings and investigations of various types in a number of jurisdictions involving potential environmental liabilities, including clean-up costs associated with hazardous waste disposal sites, natural

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

resource damages, property damages and personal injury. Reorganized Solutia may be required to spend substantial sums to defend or settle these actions, to pay any fines levied against it or satisfy any judgments or other rulings rendered against it.

         Liability under environmental laws relating to contaminated sites can be imposed retroactively and on a joint and several basis. One liable party could be held responsible for all costs at a site, regardless of fault, percentage of contribution to the site or the legality of the original disposal. Reorganized Solutia may also face liability for violations under environmental laws occurring prior to the date of its acquisition of properties subject thereto. Reorganized Solutia could incur significant costs, including cleanup costs, natural resources damages, civil or criminal fines and sanctions and third-party claims as a result of past or future violations of, or liabilities under, environmental laws.

REORGANIZED SOLUTIA WILL HAVE SUBSTANTIAL ENVIRONMENTAL AND REGULATORY COMPLIANCE COSTS

         Due to the nature of its business, Solutia makes substantial expenditures for environmental and regulatory compliance. For example, in 2004 Solutia spent approximately $8 million for environmental capital projects, approximately $50 million for the management of environmental programs, including the operation and maintenance of facilities for environmental control, and approximately $19 million for remediation activities. During 2005, Solutia spent a total of approximately $8 million on additional capital projects for various environmental matters, $50 million for the management of environmental programs and $12 million for remediation activities.

         The substantial amounts that Reorganized Solutia may be required to spend on environmental capital projects and programs could cause substantial cash outlays by Reorganized Solutia and, accordingly, may limit Reorganized Solutia's financial and operating flexibility. In addition, although Solutia believes that it has correctly budgeted and, to the extent appropriate under applicable accounting principles, reserved for these amounts, factors beyond Reorganized Solutia's control may render these budgeted and reserved amounts inadequate. These factors include changing governmental policies and regulations, the commencement of new governmental proceedings or third party litigation regarding environmental remediation, hazardous waste or personal or property damage resulting from environmentally harmful activity, the discovery of unknown conditions and unforeseen problems encountered in environmental remediation programs.

         In addition, as discussed above, under the terms of the Relationship Agreement, Reorganized Solutia will share environmental remediation obligations with Monsanto with respect to the Shared Sites (as defined in the Relationship Agreement). Although Reorganized Solutia will be responsible for performing certain remediation efforts at the Shared Sites, a special environmental committee established pursuant to the Relationship Agreement and to


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

which Monsanto will appoint a majority of members will supervise these efforts and set the budget for their funding.

PROBLEMS ENCOUNTERED IN OPERATING ITS PRODUCTION FACILITIES COULD NEGATIVELY IMPACT REORGANIZED SOLUTIA'S BUSINESS

         Solutia is dependent upon the continued safe operation of its production facilities. Solutia's production facilities are subject to hazards associated with the manufacture, handling, storage and transportation of chemical materials and products, including leaks and ruptures, explosions, fires, inclement weather and natural disasters, unscheduled down time and environmental hazards. From time to time in the past, Solutia has had incidents that have temporarily shut down or otherwise disrupted its manufacturing, causing production delays and resulting in liability for workplace injuries and fatalities. For example, in September 2005, Solutia's integrated nylon production facility at Chocolate Bayou (Alvin, Texas) was temporarily shut down for approximately three weeks as a result of evacuations in advance of Hurricane Rita.

         In addition, some of Solutia's products involve the manufacture or handling of a variety of reactive, explosive and flammable materials. Use of these products by Reorganized Solutia's customers could result in liability to Reorganized Solutia if an explosion, fire, spill or other accident were to occur.

SOLUTIA'S INTERNATIONAL SALES AND OPERATIONS POSE RISKS NOT ENCOUNTERED BY ITS DOMESTIC SALES AND OPERATIONS

         Solutia generates revenue from export sales, as well as from operations conducted outside the United States. For example, approximately 41% of Solutia's consolidated sales in 2005 were made into markets outside the United States, including Europe, Canada, Latin America and Asia. Solutia's performance films and specialty products segments are particularly dependent on their international operations. Approximately 68% of the sales of the Performance Products segment were made into markets outside the United States. Operations outside the United States are potentially subject to a number of risks and limitations that are not present in domestic operations, including fluctuations in currency values, trade restrictions, investment regulations, governmental instability and other potentially detrimental governmental practices or policies affecting companies doing business abroad.

         The functional currency of each of Solutia's non-United States operations is generally the local currency. Exchange rates between some of these currencies and U.S. dollars have fluctuated significantly in recent years and may do so in the future. It is possible that fluctuations in foreign exchange rates will have a negative effect on Reorganized Solutia's results of operations. Additionally, Solutia generates revenues from sales in countries that may experience greater degrees of economic and political uncertainty than those experienced by Solutia in the United States.

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

MANY OF SOLUTIA'S PRODUCTS AND MANUFACTURING PROCESSES ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND REORGANIZED SOLUTIA'S BUSINESS WILL SUFFER IF REORGANIZED SOLUTIA FAILS TO KEEP PACE

         Many of Solutia's products (and their corresponding manufacturing processes) participate in markets that are subject to rapid technological change and new product introductions and enhancements. Reorganized Solutia must continue to enhance its existing products and to develop and manufacture new products with improved capabilities to continue to be a market leader. Reorganized Solutia must also continue to make improvements in its manufacturing processes and productivity to maintain its competitive position. When Reorganized Solutia invests in new technologies, processes or production facilities, it will face risks related to construction delays, cost over-runs and unanticipated technical difficulties related to start-up. Reorganized Solutia's inability to anticipate, respond to, capitalize on or utilize changing technologies could have an adverse effect on its consolidated results of operations, financial condition and cash flows in any given period.

IF SOLUTIA IS UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS, ITS SALES AND FINANCIAL PERFORMANCE COULD BE ADVERSELY AFFECTED

         Solutia owns a large number of patents that relate to a wide variety of products and processes and has a substantial number of patent applications pending. Solutia owns a considerable number of established trademarks in many countries under which it markets its products. These patents and trademarks in the aggregate are of material importance to Solutia's operations and to its Performance Products and Services and Integrated Nylon segments. Reorganized Solutia's performance may depend in part on its ability to establish, protect and enforce such intellectual property and to defend against any claims of infringement, which involve complex legal, scientific and factual questions and uncertainties.

         In the future, Reorganized Solutia may have to rely on litigation to enforce its intellectual property rights and contractual rights. In addition, Reorganized Solutia may face claims of infringement that could interfere with its ability to use technology or other intellectual property rights that are material to its business operations. If litigation that Solutia or Reorganized Solutia initiates is unsuccessful, Reorganized Solutia may not be able to protect the value of some of its intellectual property. In the event a claim of infringement against Reorganized Solutia is successful, Reorganized Solutia may be required to pay royalties or license fees to continue to use technology or other intellectual property rights that it has been using or it may be unable to obtain necessary licenses from third parties at a reasonable cost or within a reasonable time. If Reorganized Solutia is unable to obtain licenses on reasonable terms, Reorganized Solutia may be forced to cease selling or using any of its products that incorporate the challenged intellectual property, or to redesign or, in the case of trademark claims, rename its products to avoid infringing the intellectual property rights of third parties, which may not be possible and may be time-consuming if possible. Any litigation of this type, whether successful or unsuccessful,


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

could result in substantial costs to Reorganized Solutia and diversions of some of Reorganized Solutia's resources. Reorganized Solutia's intellectual property rights may not have the value that Solutia believes them to have, which could result in a competitive disadvantage or adversely affect Reorganized Solutia's business and financial performance.

REORGANIZED SOLUTIA'S INSURANCE MAY BE INADEQUATE AND REORGANIZED SOLUTIA MAY NOT BE ABLE TO OBTAIN INSURANCE IN THE FUTURE ON REASONABLE TERMS OR AT ALL

         Solutia evaluates risk retention and insurance levels for product liability, workplace health and safety, property damage and other potential areas of risk. Solutia relies on third-party insurance to protect it from some of these risks. Additionally, Solutia historically has relied upon Owner-Controlled Insurance Programs ("OCIP") to satisfy certain regulatory requirements for the maintenance of insurance, including (for example) compliance with state laws mandating coverage for workers' compensation exposure. Under the terms of these arrangements, Solutia is responsible for paying the costs associated with all insurance claims, and engages the services of insurance companies to provide claims-handling services. If Reorganized Solutia becomes incapable of continuing to rely on the OCIP for these exposures, Reorganized Solutia would be forced to consider alternative arrangements. Reorganized Solutia may, however, incur losses beyond the limits, or outside the coverage, of such insurance. In addition, the insurance industry has become more selective in offering insurance, and insurance costs have risen significantly in recent years. Reorganized Solutia may not be able to obtain insurance in the future on reasonable terms or at all.

                                     XIV.
          CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN
          --------------------------------------------------------

         The following discussion is a summary of certain U.S. federal income tax consequences of the consummation of the Plan to Holders of Claims, Equity Interests and the Debtors. This summary is based on the IRC, the U.S. Treasury Regulations promulgated thereunder, judicial authorities, published administrative positions of the IRS and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. No rulings of determinations of the IRS or any other taxing authorities have been sought or obtained with respect to the tax consequences discussed herein, and the discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

         This discussion does not apply to Holders of Claims and Equity Interests that are not "U.S. persons" (as such phrase is defined in the IRC) and does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors or to such Holders in light of their individual circumstances. This discussion does not address tax issues with respect to such


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

Holders subject to special treatment under the U.S. federal income tax laws (including, for example, banks, governmental authorities or agencies, pass-through entities, dealers and traders in securities, insurance companies, financial institutions, tax-exempt organizations, small business investment companies and regulated investment companies). No aspect of state, local, estate, gift, or non-U.S. taxation is addressed.

         ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF AN ALLOWED CLAIM. ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF THE PLAN.

         IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, ANY TAX ADVICE CONTAINED IN THIS SUMMARY (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE IRC. TAX ADVICE CONTAINED IN THIS SUMMARY (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THE SUMMARY. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A.       CONSEQUENCES TO HOLDERS OF CLAIMS AND EQUITY INTERESTS
         ------------------------------------------------------

         1.       CONSEQUENCES TO HOLDERS OF SECURED CLAIMS
                  -----------------------------------------

         The following discussion assumes that each Holder of an Allowed Secured Claim holds such claim as a "capital asset" within the meaning of
Section 1221 of the IRC. Pursuant to the Plan, each Allowed Secured Claim, at the election of the applicable Debtor, may be (i) Reinstated, (ii) paid in full in Cash (including post-petition interest), (iii) satisfied by the applicable Debtor's surrender of the collateral securing such Allowed Secured Claim, (iv) offset against, and to the extent of, the applicable Debtor's claims against the Holder or (v) otherwise rendered unimpaired. If an Allowed Secured Claim is Reinstated, the Holder of such Claim should not recognize gain or loss except to the extent collateral securing such Claim is changed, and the change in collateral constitutes a "significant modification" of the Allowed Secured Claim within the meaning of Treasury Regulations promulgated under Section 1001 of the IRC. If an Allowed Secured Claim is paid in full in Cash, the Holder should recognize capital gain or loss (which capital gain or loss would be long-term capital gain or loss to the extent that the Holder has held the debt instrument underlying its claim for more than one year) in an amount


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

equal to the amount of Cash received over the Holder's adjusted basis in the debt instruments underlying its Allowed Secured Claim. To the extent that a portion of the Cash received represents accrued but unpaid interest that the Holder has not already taken into income, the Holder may recognize ordinary interest income. See "Accrued Interest" below.

         If a Holder of an Allowed Secured Claim exchanges its Claim for the collateral securing such Claim, or for Cash in an amount equal to the proceeds actually realized from the sale of such collateral, the exchange should be treated as a taxable exchange under Section 1001 of the IRC. The Holder should recognize capital gain or loss (which capital gain or loss would be long-term capital gain or loss if the Holder has held the debt instrument underlying its Claim for more than one year) equal to the difference between (i) the fair market value of the collateral received (or, as the case may be, the amount of Cash received from the sale of such collateral), and (ii) the Holder's adjusted tax basis in the debt instrument constituting its Claim. To the extent that a portion of the collateral received (or, as the case may be, the amount of Cash received from the sale of such collateral) in the exchange is allocable to accrued interest that has not already been taken into income by the Holder, the Holder may recognize ordinary interest income. See "Accrued Interest," below. If, on the Effective Date, the Holder receives the collateral (rather than Cash) in exchange for its Claim, the Holder's tax basis in the collateral should be equal to the fair market value of the collateral on the Effective Date, and the Holder's holding period in the collateral should begin on the day following the Effective Date.

         2.       CONSEQUENCES TO HOLDERS OF GENERAL UNSECURED CLAIMS
                  ---------------------------------------------------

         Pursuant to the Plan, each Holder of an Allowed General Unsecured Claim shall receive, on account of such Allowed Claim (a) its Pro Rata share of the GUC Stock Pool, which shall be subject to the General Unsecured Claims Pool Adjustment and dilution on account of the Incentive Stock Option Plan, and (b) the right to participate in the Rights Offering, subject to certain conditions specified in the Plan and discussed in more detail in
Section VII.D of this Disclosure Statement. The following discussion assumes that (i) each Holder of an Allowed General Unsecured Claim holds its Claim as a "capital asset" within the meaning of Section 1221 of the IRC and (ii) the obligation underlying each Allowed General Unsecured Claim is properly treated as debt (rather than equity) of the applicable Debtor.

         Whether a Holder of an Allowed General Unsecured Claim recognizes gain or loss as a result of the exchange of its Claim for New Common Stock depends on whether (a) the exchange qualifies as a tax-free recapitalization, which in turn depends on whether the debt underlying the Allowed General Unsecured Claim surrendered is treated as a "security" for the reorganization provisions of the IRC, (b) the Holder has previously included in income any accrued but unpaid interest with respect to the Allowed General Unsecured Claim, (c) the Holder has claimed a bad debt deduction or worthless security deduction with respect to such Allowed General Unsecured Claim and (d) the Holder uses the accrual or cash method of accounting for tax purposes.

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         (a)      Treatment of a Debt Instrument as a "Security"

         Whether a debt instrument constitutes a "security" for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. Each Holder of an Allowed General Unsecured Claim should consult with its own tax advisor to determine whether or not the debt underlying its Allowed General Unsecured Claim is a "security" for U.S. federal income tax purposes.

         (b)      The Rights

         The tax treatment of an Eligible Holder that receives Rights will depend on whether such Holder exercises the Rights. Although not free from doubt, the issuance of, and the exercise of or failure to exercise, the Rights should be treated as an integrated transaction for tax purposes but not as a transaction that is integrated with any of the exchanges described below. Accordingly, an Eligible Holder that exercises a Right should be treated as directly exchanging the subscription price for New Common Stock allocable to such Right in an exchange in which the Eligible Holder recognizes no gain or loss. The Eligible Holder should have a tax basis in the New Common Stock received upon exercise of the Rights equal to the subscription price paid therefor.

         (c) Treatment of a Holder of an Allowed General Unsecured Claim if the Exchange of Its Claim Is Treated as a Reorganization

         If a debt instrument constituting a surrendered Allowed General Unsecured Claim is treated as a "security" for U.S. federal income tax purposes, the exchange of a Holder's Allowed General Unsecured Claim for the Pool A Common Stock should be treated as a recapitalization, and therefore a reorganization, under the IRC. Holders of surrendered Allowed General Unsecured Claims may recognize gain, but not loss, on the exchange. Specifically, Holders may recognize (a) capital gain, subject to the "market discount" rules discussed below, to the extent of the lesser of (i) the
                                                      ------
amount of gain realized from the exchange or (ii) the amount of "other
                                          --
property" (i.e., property that is not a "security" for U.S. federal income tax purposes and "securities" to the extent that the principal amount of securities received exceeds the principal amount of securities surrendered) received, if any, and (b) ordinary interest income to the extent


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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

that the shares of Pool A Common Stock are treated as received in satisfaction of accrued but untaxed interest on the debt instrument underlying the Allowed General Unsecured Claim (see "Accrued Interest" discussion below). In such case, a Holder's tax basis in its shares of the Pool A Common Stock should be equal to the tax basis of the obligation constituting the Allowed General Unsecured Claim surrendered therefor (increased by the amount of any gain recognized and decreased by the fair market value of "other property" received, if any), and a Holder's holding period for its shares of Pool A Common Stock should include the holding period for the obligation constituting the surrendered Allowed General Unsecured Claim; provided that the tax basis of any share of Pool A Common Stock treated as received in satisfaction of accrued but untaxed interest should equal the amount of such accrued but untaxed interest, and the holding period for such share of Pool A Common Stock should not include the holding period of the debt instrument constituting the surrendered Allowed General Unsecured Claim.

         (d) Treatment of a Holder of an Allowed General Unsecured Claim if the Exchange of its Claim Is Not Treated as a Reorganization

         If a debt instrument constituting a surrendered Allowed General Unsecured Claim is not treated as a security, a Holder of such a Claim
                   ---
should be treated as exchanging its Allowed General Unsecured Claim for the Pool A Common Stock in a fully taxable exchange. A Holder of an Allowed General Unsecured Claim who is subject to this treatment should recognize gain or loss equal to the difference between (i) the fair market value of the Pool A Common Stock it receives in each case that is not allocable to accrued interest, and (ii) the Holder's adjusted tax basis in the obligation constituting the surrendered Allowed General Unsecured Claim. Such gain or loss should be capital in nature (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the debts constituting the surrendered Allowed General Unsecured Claim were held for more than one year. To the extent that a Holder also receives Cash in respect of dividends paid while such stock was held in reserve, the treatment of that Cash is unclear. To the extent that a portion of the shares of Pool A Common Stock in the exchange is allocable to accrued but untaxed interest, the Holder may recognize ordinary interest income. See "Accrued Interest" below. A Holder's tax basis in the Pool A Stock received on the Effective Date should equal the fair market value of the Pool A Common Stock as of the Effective Date. A Holder's holding period for its shares of Pool A Common Stock received on the Effective Date should begin on the day following the Effective Date. Each Holder should consult its own tax advisor on the basis, holding period and other tax implications of receiving Pool A Common Stock after the Effective Date.

         (e)      Accrued Interest

         To the extent that any amount received by a Holder of a surrendered Allowed Claim under the Plan is attributable to accrued but unpaid interest and such amount has not previously been included in the Holder's gross income, such amount should be taxable to the Holder as ordinary interest income. Conversely, a Holder of a surrendered Allowed Claim may be able to

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  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN
  APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest on the debt instruments constituting such Claim was previously included in the Holder's gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point.

         The extent to which the consideration received by a Holder of a surrendered Allowed Claim will be attributable to accrued interest on the debts constituting the surrendered Allowed Claim is unclear. Certain Treasury Regulations generally treat a payment under a debt instrument first as a payment of accrued and untaxed interest and then as a payment of principal. Application of this rule to a final payment on a debt instrument being discharged at a discount in bankruptcy is unclear. Pursuant to the Plan, all distributions in respect of any Claim will be allocated first to the principal amount of such Claim, to the extent otherwise permitted and as determined for federal income tax purposes, and thereafter to the remaining portion of such Claim, if any.

         (f)      Market Discount

         Under the "market discount" provisions of Sections 1276 through 1278 of the IRC, some or all of the gain realized by a Holder exchanging the debt instruments constituting its Allowed Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of "market discount" on the debts constituting the surrendered Allowed Claim.

         In general, a debt instrument is considered to have been acquired with "market discount" if its holder's adjusted tax basis in the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding "qualified stated interest" or, (ii) in the case of a debt instrument issued with OID, its adjusted issue price, by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

         Any gain recognized by a Holder on the taxable disposition (determined as described above) of debts that it acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such debts were considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that the surrendered debts that had been acquired with market discount are exchanged in a tax-free or other reorganization transaction for other property (as may occur here), any market discount that accrued on such debts but was not recognized by the Holder may be required to be carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property may be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged debt instrument.

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===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         3.       CONSEQUENCES TO HOLDERS OF TORT CLAIMS
                  --------------------------------------

         In accordance with the Global Settlement, Monsanto is assuming financial responsibility, as between itself and Solutia, for the payment of Tort Claims. Holders of Tort Claims should consult their own tax advisors as to the tax consequences to them of any payment received from Monsanto on account of a Tort Claim.

         4.       CONSEQUENCES TO HOLDERS OF SECURITY CLAIMS
                  ------------------------------------------

         On the Effective Date, all Security Claims will be canceled, and Holders of such Claims will receive no Distributions under the Plan. Section 166(a) of the IRC generally permits a "worthless debt deduction" for any debt, either in whole or in part, to the extent charged off within the taxable year. Thus, Holders of Security Claims may be entitled to worthless debt deductions with respect to such Claims. A worthless debt deduction will only be available to a Holder of a Security Claim if such Claim constitutes a "bona fide debt" within the meaning of Treasury Regulations promulgated under Section 166 of the IRC. These Treasury Regulations define a "bona fide debt" as "a debt which arises from a debtor-creditor relationship based upon a valid and enforceable obligation to pay a fixed or determinable sum of money." In addition, the rules governing the timing and amount of worthless debt deductions place considerable emphasis on the facts and circumstances of the Holder, the obligor and the instrument with respect to which the deduction is claimed. Holders of Security Claims are, therefore, urged to consult their tax advisors with respect to their ability to take such a deduction.

         5.       CONSEQUENCES TO HOLDERS OF EQUITY INTERESTS
                  -------------------------------------------

         On the Effective Date, all Equity Interests in Solutia will be canceled, and Holders of such Equity Interests will receive no distribution under the Plan. Section 165(g) of the IRC permits a "worthless security deduction" for any security in the taxable year that the security becomes wholly worthless. For the purposes of Section 165(g), Equity Interests should be treated as securities. Thus, Holders of Equity Interests in Solutia may be entitled to worthless security deductions no later than on the Effective Date. However, the rules governing the timing and amount of worthless security deductions place considerable emphasis on the facts and circumstances of the Holder, the obligor and the instrument with respect to which the deduction is claimed. Holders of Equity Interests in Solutia are, therefore, urged to consult their tax advisors with respect to their ability to take such deductions.

B.       CERTAIN U.S. FEDERAL INCOME TAX
         CONSEQUENCES OF THE PLAN TO THE DEBTORS
         ---------------------------------------

         1.       CANCELLATION OF INDEBTEDNESS AND REDUCTION OF TAX ATTRIBUTES
                  ------------------------------------------------------------

         As a result of the Plan, including the Monsanto Contribution, the Debtors' aggregate outstanding indebtedness will be substantially reduced. In general, absent an exception, a debtor

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

will recognize cancellation of debt income ("CODI") upon discharge of its outstanding indebtedness for an amount less than its adjusted issue price. The amount of CODI, in general, is the excess of (a) the adjusted issue price of the indebtedness discharged, over (b) the sum of the issue price of any new indebtedness of the taxpayer issued, the amount of cash paid and the fair market value of any other consideration, including stock of the Debtor(s), given in exchange for such indebtedness at the time of the exchange.

         A debtor is not, however, required to include any amount of CODI in gross income if such debtor is under the jurisdiction of a court in a chapter 11 bankruptcy proceeding and the discharge of debt occurs pursuant to that proceeding. Instead, as a price for the exclusion of CODI under the foregoing rule, Section 108 of the IRC requires the debtor to reduce (as of the first day of the taxable year following the year of the debt discharge) its tax attributes by the amount of CODI which it excluded from gross income. As a general rule, tax attributes will be reduced in the following order: (a) net operating losses ("NOLs"), (b) most tax credits, (c) capital loss carryovers, (d) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject), and (e) foreign tax credits. A debtor with CODI may elect first to reduce the basis of its depreciable assets under Section 108(b)(5) of the IRC.

         The amount of CODI (and, accordingly, the amount of tax attributes required to be reduced), will depend, inter alia, on the fair market value of New Common Stock to be issued. This value cannot be known with certainty until after the Effective Date. Thus, although it is expected that a reduction of tax attributes will be required, the exact amount of such reduction cannot be predicted.

         Any required reduction in tax attributes of a member of a consolidated group applies first to any tax attributes attributable to the debtor realizing the CODI at issue. To the extent the debtor reduces its tax basis in the stock of another member of the consolidated group (which basis may not be reduced below zero), such other member is required to reduce its tax attributes by an equivalent amount.

         2.       LIMITATION OF NET OPERATING LOSS CARRYOVERS AND OTHER TAX
                  ---------------------------------------------------------
ATTRIBUTES
----------

         Section 382 of the IRC generally imposes an annual limitation on a corporation's use of its net operating losses ("NOLs") (and may limit a
                                                ----
corporation's use of certain built-in losses if such built-in losses are recognized within a five-year period following an ownership change) if a corporation undergoes an "ownership change." This discussion describes the limitation determined under Section 382 of the IRC in the case of an "ownership change" as the "Section 382 Limitation." The annual Section 382 Limitation on the use of pre-change losses (the NOLs and built-in losses recognized within the five year post-ownership change period) in any "post change year" is generally equal to the product of the fair market value of the loss corporation's outstanding stock immediately before the ownership change multiplied by the long term tax-exempt rate in effect for the month in which the ownership change occurs. The long-term tax-

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

exempt rate is published monthly by the IRS and is intended to reflect current interest rates on long-term tax-exempt debt obligations. Section 383 of the IRC applies a similar limitation to capital loss carryforward and tax credits. As discussed below, however, special rules may apply in the case of a corporation which experiences an ownership change as the result of a bankruptcy proceeding.

         In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points in the aggregate over the lowest percentage owned by those shareholders at any time during the applicable "testing period" (generally, the shorter of (a) the 36-month period preceding the testing date or (b) the period of time since the most recent ownership change of the corporation). A "5 percent shareholder" for this purpose includes, generally, an individual or entity that directly or indirectly owns 5% or more of a corporation's stock during the relevant period and one or more groups of shareholders that own less than 5% of the value of the corporation's stock. Under applicable Treasury Regulations, an ownership change with respect to an affiliated group of corporations filing a consolidated return that have consolidated NOLs is generally measured by changes in stock ownership of the parent corporation of the group.

         The issuance under the Plan of the New Common Stock, along with the cancellation of existing Equity Interests through the Plan, is expected to cause an ownership change to occur with respect to the Debtors' consolidated group on the Effective Date. As a result, Section 382 of the IRC will apply to limit the Debtors' use of their consolidated NOLs after the Effective Date. This limitation is independent of, and in addition to, the reduction of tax attributes described in the preceding Section resulting from the exclusion of CODI. Similarly, the ability of the Debtors' consolidated group to use any remaining capital loss carryforwards and tax credits will also be limited.

         Section 382(l)(5) of the IRC provides a special rule applicable in the case of a bankruptcy reorganization (the "Section 382(l)(5) Rule"). If a corporation qualifies for the Section 382(l)(5) Rule, the annual Section 382 Limitation will not apply to the corporation's NOL on account of an ownership change occurring as a result of the bankruptcy reorganization. The
Section 382(l)(5) Rule does, however, require that the corporation's NOL and credit carryovers be computed without taking into account the aggregate amount of all interest deductions during the three prior taxable years and the portion of the current taxable year ending on the date of the ownership change in respect of debt exchanged for the corporation's stock (such interest hereinafter called "Disqualified Interest"). The corporation will qualify under the Section 382(l)(5) Rule if the corporation's pre-bankruptcy shareholders and holders of certain debt (the "Qualifying Debt") own at least 50% of the stock of the corporation after the bankruptcy reorganization, and the corporation does not elect not to apply the Section 382(l)(5) Rule. Qualifying Debt is a claim which (i) was held by the same creditor for at least 18 months prior to the bankruptcy filing or (ii) arose in the ordinary course of a corporation's trade or business and has been owned, at all times, by the same creditor. Indebtedness will be treated as arising in the

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

ordinary course of a corporation's trade or business if such indebtedness is incurred by the corporation in connection with the normal, usual or customary conduct of the corporation's business. For the purpose of determining whether a claim constitutes Qualifying Debt, special rules may in some cases apply to treat a subsequent transferee as the transferor creditor.

         If the exchanges contemplated by the Plan qualify for tax treatment under the Section 382(l)(5) Rule and the Debtors do not elect out of the
Section 382(l)(5) Rule, the Debtors' NOL carryover will be available for future use without any Section 382 Limitation (after reduction of the Debtors' NOLs by Disqualified Interest). However, under the Section 382(l)(5) Rule, if there is a second ownership change during the two-year period immediately following consummation of the Plan, the Section 382 Limitation after the second ownership change shall be zero. The determination of the application of the Section 382(l)(5) Rule is highly fact specific and dependent on circumstances that are difficult to assess accurately; however, the Debtors do not believe they will qualify for the
Section 382(l)(5) Rule. In addition, due in part to the risk that a second ownership change might occur during the two year period following the Effective Date, even if they do qualify, the Debtors intend to elect out of the Section 382(l)(5) Rule as described below.

         If the exchanges do not qualify for tax treatment under the Section 382(l)(5) Rule or the Debtors elect not to apply the Section 382(l)(5) Rule, the Debtors' use of NOLs to offset taxable income earned after an ownership change will be subject to the annual Section 382 Limitation. Since the Debtors are in bankruptcy, however, Section 382(l)(6) of the IRC will apply.
Section 382(l)(6) of the IRC provides that, in the case of an ownership change resulting from a bankruptcy proceeding of a debtor, the value of the debtor's stock for the purpose of computing the Section 382 Limitation will generally be calculated by reference to the net equity value of debtor's stock taking into account the increase of the value of the corporation as a result of the surrender or cancellation of creditors' claims in the transaction (rather than the value without taking into account such increases, as is the case under the general rule for non-bankruptcy ownership changes). Accordingly, under this rule the Section 382 Limitation would generally reflect the increase in the value of a debtor's stock resulting from the conversion of debt to equity in the proceeding. The Debtors intend to elect to apply the rules of Section 382(l)(6) of the Code. Although it is impossible to predict what the net equity value of the Debtors will be immediately after the exchanges contemplated by the Plan, the Debtors' use of NOLs is expected to be substantially limited after those exchanges.

         3.       ALTERNATIVE MINIMUM TAX
                  -----------------------

         In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income ("AMTI") at a 20% rate to the extent such tax exceeds the corporation's regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. For example, except for alternative tax

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

NOLs generated in or deducted as carryforwards in taxable years ending in 2001 and 2002 which can offset 100% of a corporation's AMTI, only 90% of a corporation's AMTI may be offset by available alternative tax NOL carryforwards. Additionally, under Section 56(g)(4)(G) of the IRC, an ownership change (as discussed above) that occurs with respect to a corporation having a net unrealized built-in loss in its assets will cause, for AMT purposes, the adjusted basis of each asset of the corporation immediately after the ownership change to be equal to its proportionate share (determined on the basis of respective fair market values) of the fair market value of the assets of the corporation, as determined under Section 382(h) of the IRC, immediately before the ownership change. The Debtors do not believe they will have a net unrealized built-in loss in their assets immediately after the ownership change.

         4.       RECEIPT OF THE MONSANTO FUNDING CO CONTRIBUTION AND
                  ---------------------------------------------------
FUNDING CO
----------

         (a)      Monsanto Funding Co Contribution

         The Monsanto Funding Co Contribution should be treated as a contribution to the capital of Solutia by Monsanto in exchange for the New Common Stock. As such, no gain or loss should be recognized by Solutia upon receipt of the Monsanto Funding Co Contribution.

         (b)      Funding Co

         Funding Co, a wholly owned "flow-through" affiliate of Solutia, will be treated as an entity disregarded from its owner for U.S. federal income tax purposes. Therefore, Solutia's contribution of a portion of the proceeds of the Monsanto Funding Co Contribution and the Rights Offering to Funding Co will be disregarded for U.S. federal income tax purposes. When Funding Co releases funds to Solutia to allow Solutia to make payments to Holders of Allowed Claims under the Plan, Solutia should account for such amounts as if paid directly by Solutia. To the extent that Funding Co earns income on funds contributed to it, Solutia will take those amounts into gross income as if Solutia had earned the income.

C.       BACKUP WITHHOLDING AND REPORTING
         --------------------------------

         The Debtors will withhold all amounts required by law to be withheld from payments of interest and dividends. The Debtors will comply with all applicable reporting requirements of the IRC. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim. Additionally, backup withholding of taxes, currently at a rate of 28%, will apply to such payments if such Holder fails to provide an accurate taxpayer identification number or otherwise fails to comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules will be allowed as a credit against such Holder's U.S. federal income tax liability and may entitle such Holder to a refund, provided that the required information is provided to the IRS.

         THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER'S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

                                     XV.
            CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
            -----------------------------------------------------

         THE DEBTORS MAKE STATEMENTS IN THIS DISCLOSURE STATEMENT THAT ARE CONSIDERED FORWARD-LOOKING STATEMENTS UNDER THE FEDERAL SECURITIES LAWS. THE DEBTORS CONSIDER ALL STATEMENTS REGARDING ANTICIPATED OR FUTURE MATTERS, INCLUDING THE FOLLOWING, TO BE FORWARD-LOOKING STATEMENTS:

         o    any future effects as a result of the pendency of the Chapter
              11 Cases;

         o the Debtors' expected future financial position, liquidity, results of operations, profitability and cash flows;

         o    dividends;

         o    financing plans;

         o    competitive position;

         o    business strategy;

         o    budgets;

         o    projected cost reductions;

         o projected and estimated liability costs, including pension, retiree, tort and environmental costs and costs of environmental remediation;

         o    results of litigation;

         o    plans and objectives of management for future operations;

         o    contractual obligations;

         o    off-balance sheet arrangements;

         o    growth opportunities for existing products and services;

         o    price increases;

         o    benefits from new technology; and

         o effect of changes in accounting due to recently issued accounting standards.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================

         THESE STATEMENTS ARE NOT GUARANTEES OF THE DEBTORS' FUTURE PERFORMANCE. THESE STATEMENTS REPRESENT THE DEBTORS' ESTIMATES AND ASSUMPTIONS ONLY AS OF THE DATE SUCH STATEMENTS WERE MADE. THERE ARE RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE DEBTORS' ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE THEY MAY PROJECT AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENT. THESE RISKS, UNCERTAINTIES AND FACTORS INCLUDE:

         o the Debtors' ability to develop, confirm and consummate the Plan;

         o the Debtors' ability to reduce their overall financial leverage;

         o the potential adverse impact of the Chapter 11 Cases on their operations, management and employees, and the risks associated with operating businesses in the Chapter 11 Cases;

         o the applicable Debtors' ability to comply with the terms of the DIP Credit Facility;

         o    customer response to the Chapter 11 Cases;

         o    general economic, business and market conditions;

         o    currency fluctuations;

         o    interest rate fluctuations;

         o    price increases or shortages of raw materials and energy;

         o    disruption of operations;

         o exposure to product liability and other litigation, environmental remediation obligations and other environmental liabilities;

         o lower prices for the Debtors' products or a decline in the Debtors' market share due to competition or price pressure by customers;

         o ability to implement cost reduction initiatives in a timely manner;

         o    ability to divest existing businesses;

         o    efficacy of new technology and facilities;

         o    limited access to capital resources;

         o    changes in domestic and foreign laws and regulations;

         o    geopolitical instability;

         o changes in pension and other post-retirement benefit plan assumptions; and

         o the enactment of legislation increasing funding obligations to the Solutia Pension Plan.

===============================================================================
  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE
  OR REJECTION OF THE JOINT PLAN OF REORGANIZATION (THE "PLAN") ANNEXED
  HERETO. ACCEPTANCES OR REJECTIONS OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
===============================================================================


                                     XVI.
                               RECOMMENDATION
                               --------------

         In the opinion of the Debtors, the Plan is preferable to the alternatives described in this Disclosure Statement because it provides for a larger distribution to the Debtors' creditors than would otherwise result in a liquidation under chapter 7 of the Bankruptcy Code. In addition, any alternative other than confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to Holders of Allowed Claims than proposed under the Plan. ACCORDINGLY, THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN SUPPORT CONFIRMATION OF THE PLAN AND VOTE TO ACCEPT THE PLAN.

Dated: February 14, 2006      Respectfully submitted,

                              SOLUTIA INC.
                              (for itself and on behalf of each of the Debtors)



                              By: /s/ Jeffry N. Quinn
                                 ------------------------------------------
                                 Name:  Jeffry N. Quinn
                                 Title: President & Chief Executive Officer

Prepared by:

KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611
(212) 446-4800 (telephone)

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

   For Exhibit A to the Debtors' Disclosure Statement, see Exhibit 99.1.

                                 Exhibit D

                                                         SOLUTIA INC.
                                                  PROJECTED INCOME STATEMENT
                                                     (DOLLARS IN MILLIONS)

                                         Actual     Actual     Actual    Projected  Projected  Projected  Projected  Projected
                                          2003       2004       2005       2006       2007       2008       2009       2010
                                          ----       ----       ----       ----       ----       ----       ----       ----
NET SALES                                $2,430     $2,697     $2,825     $2,882     $2,944     $2,717     $2,690     $2,742
Cost of Goods Sold                        2,370      2,474      2,487      2,472      2,443      2,184      2,100      2,129
                                         ------     ------     ------      -----     ------      -----     ------     ------
GROSS PROFIT                                 60        223        338        410        501        533        590        613
Marketing, Administrative and
 Technological Expenses                     351        289        285        293        297        306        317        327
Amortization Expense                          3          2          1          1          1          1          1          1
Impairment of Intangible Assets              78         28         --         --         --         --         --         --
                                         ------     ------     ------      -----     ------      -----     ------     ------
OPERATING INCOME (LOSS)                    (372)       (96)        52        116        203        226        272        286
Equity Earnings (Loss) from Affiliates     (133)       (26)        96         42         38         30         30         30
Interest Expense                           (120)      (113)       (84)      (102)      (104)      (105)      (101)       (95)
Other Income, net                            11          1         10          6          6          6          5          4
Loss on Debt Modification                    --        (15)        --         --         --         --         --         --
Reorganization Items, net                    (1)       (73)       (49)       546         --         --         --         --
                                         ------     ------     ------      -----     ------      -----     ------     ------
INCOME (LOSS) BEFORE INCOME TAXES          (615)      (322)        25        608        143        157        206        226
Income Tax Expense (Benefit)                365         (6)        14         21         35         47         58         63
                                         ------     ------     ------      -----     ------      -----     ------     ------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                                (980)      (316)        11        587        108        110        148        163
Loss from Discontinued Operations,
 net of tax                                  (2)        --         --         --         --         --         --         --
Cumulative Effect of Change in
 Accounting Principle, net of tax            (5)        --         (3)        --         --         --         --         --
                                         ------     ------     ------     ------     ------     ------     ------     ------
NET INCOME (LOSS)                        $ (987)    $ (316)    $    8     $  587     $  108     $  110     $  148     $  163
                                         ======     ======     ======     ======     ======     ======     ======     ======

                                                         SOLUTIA INC.
                                                    PROJECTED BALANCE SHEET
                                                     (DOLLARS IN MILLIONS)

                                          Actual     Actual     Actual   Projected  Projected  Projected  Projected  Projected
                                           2003       2004       2005      2006       2007       2008       2009       2010
                                           ----       ----       ----      ----       ----       ----       ----       ----
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents                $   159    $   115    $   107    $   25     $   25     $   25     $   25     $   25
Trade Receivables                            281        286        253       281        269        261        263        264
Inventories                                  240        239        267       265        263        254        256        261
Prepaid Expenses and Other Assets            124        138        129       112        103        103        104        105
                                         -------    -------    -------    ------     ------     ------     ------     ------
TOTAL CURRENT ASSETS                         804        778        756       683        660        643        648        655
PROPERTY, PLANT AND EQUIPMENT, net           909        841        804       825        817        799        772        766
INVESTMENTS IN AFFILIATES                    206        177        205       220        243        258        274        289
OTHER ASSETS                                 527        280        217     2,217      2,170      2,106      2,052      2,013
                                         -------    -------    -------    ------     ------     ------     ------     ------
TOTAL ASSETS                             $ 2,446    $ 2,076    $ 1,982    $3,945     $3,890     $3,806     $3,746     $3,723
                                         =======    =======    =======    ======     ======     ======     ======     ======

LIABILITIES AND SHAREHOLDERS'
 EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts Payable                         $    78    $   198    $   220    $  226     $  237     $  225     $  231     $  243
Accrued Liabilities                          304        283        240       210        191        191        190        188
Short-Term Debt                              361        300        300        36         --         --         --         --
                                         -------    -------    -------    ------     ------     ------     ------     ------
TOTAL CURRENT LIABILITIES                    743        781        760       472        428        416        421        431
LONG-TERM DEBT                               294        285        247     1,170      1,142      1,078        964        863
OTHER LIABILITIES                            313        267        253     1,296      1,203      1,082        979        880
LIABILITIES SUBJECT TO COMPROMISE          2,221      2,187      2,176        --         --         --         --         --
                                         -------    -------    -------    ------     ------     ------     ------     ------
TOTAL LIABILITIES                          3,571      3,520      3,436     2,938      2,773      2,576      2,364      2,174


SHAREHOLDERS' DEFICIT:
Common Stock                                   1          1          1        --         --         --         --         --
Additional Contributed Capital                56         56         56     1,001      1,003      1,006      1,010      1,014
Treasury Stock, at Cost                     (251)      (251)      (251)       --         --         --         --         --
Net Deficiency of Assets at Spin-off        (113)      (113)      (113)       --         --         --         --         --
Accumulated Other Comprehensive Loss         (72)       (75)       (93)       (4)        (4)        (4)        (4)        (4)
Retained Earnings (Deficit)                 (746)    (1,062)    (1,054)       10        118        228        376        539
                                         -------    -------    -------    ------     ------     ------     ------     ------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)      (1,125)    (1,444)    (1,454)    1,007      1,117      1,230      1,382      1,549
                                         -------    -------    -------    ------     ------     ------     ------     ------

TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY (DEFICIT)                        $ 2,446    $ 2,076    $ 1,982    $3,945     $3,890     $3,806     $3,746     $3,723
                                         =======    =======    =======    ======     ======     ======     ======     ======

                                                         SOLUTIA INC.
                                                 PROJECTED CASH FLOW STATEMENT
                                                     (DOLLARS IN MILLIONS)

                                         Actual     Actual     Actual    Projected  Projected  Projected  Projected  Projected
                                          2003       2004       2005       2006       2007       2008       2009       2010
                                          ----       ----       ----       ----       ----       ----       ----       ----
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS OPERATING ACTIVITIES:
Net Income (Loss)                        $  (987)   $  (316)   $     8    $  587     $  108     $  110     $  148     $  163
Adjustments to Reconcile to Cash from
 Operations:
  Cumulative effect of change in
   accounting principle, net of tax            5         --          3        --         --         --         --         --
  Loss (Income) from discontinued
   operations, net of tax                      2         --         --        --         --         --         --         --
  Depreciation and amortization              137        127        117       113        110        106        103        102
  Amortization of deferred credits           (17)       (33)        (9)       (9)        (8)        (6)        (4)        (4)
  Settlement of Anniston litigation and
   other litigation matters                   99         --         --        --         --         --         --         --
  Impairment of intangible assets             78         28         --        --         --         --         --         --
  Restructuring expenses and other
   charges                                   300        162        (37)        3          6         --         --         --
  Other, net                                  15          4         (3)       --          2          2          2          2
  Changes in assets and liabilities:                                          --         --         --         --         --
    Income and deferred taxes                356        (16)        (8)       19          9          5         --         (3)
    Trade receivables                        (11)        (5)        33       (19)        12          8         (2)        (1)
    Inventories                               22          1        (28)        8          2         10         (2)        (5)
    Accounts payable                         (30)       120         17         1         10        (11)         5         12
    Liabilities subject to compromise          2        (34)       (11)      (53)        --         --         --         --
    Other assets and liabilities               4          3       (106)     (996)       (89)       (79)       (64)       (71)
                                         -------    -------    -------    ------     ------     ------     ------     ------
CASH PROVIDED BY (USED IN)
 OPERATIONS - CONTINUING OPERATIONS          (25)        41        (24)     (346)       162        145        186        195
CASH USED IN OPERATIONS -
 DISCONTINUED OPERATIONS                     (11)        --         --        --         --         --         --         --
                                         -------    -------    -------    ------     ------     ------     ------     ------
CASH PROVIDED BY (USED IN)
 OPERATIONS                                  (36)        41        (24)     (346)       162        145        186        195
                                         -------    -------    -------    ------     ------     ------     ------     ------

INVESTING ACTIVITIES:
Property, plant and equipment purchases      (78)       (61)       (81)     (105)       (98)       (80)       (72)       (93)
Acquisition and investment payments,
 net of cash acquired                        (63)       (36)        --       (20)        --         --         --         --
Property disposals and investment
 proceeds, net                                 5         --         81        15         --         --         --         --
                                         -------    -------    -------    ------     ------     ------     ------     ------
CASH USED IN INVESTING ACTIVITIES -
 CONTINUING OPERATIONS                      (136)       (97)        --      (110)       (98)       (80)       (72)       (93)
CASH PROVIDED BY INVESTING ACTIVITIES -
 DISCONTINUED OPERATIONS                     474         --         --        --         --         --         --         --
                                         -------    -------    -------    ------     ------     ------     ------     ------
CASH PROVIDED BY (USED IN) INVESTING
 ACTIVITIES                                  338        (97)        --      (110)       (98)       (80)       (72)       (93)
                                         -------    -------    -------    ------     ------     ------     ------     ------

                                     3



                                         Actual     Actual     Actual    Projected  Projected  Projected  Projected  Projected
                                          2003       2004       2005       2006       2007       2008       2009       2010
                                          ----       ----       ----       ----       ----       ----       ----       ----
FINANCING ACTIVITIES:
Net Change in Short-Term
 Debt Obligations                              3       (361)        --       382        (64)       (65)      (114)      (102)
Proceeds from issuance of long-term
 debt obligations                             --        300         --        --         --         --         --         --
Net change in cash collateralized
 letter of credit                           (121)        87         17        --         --         --         --         --
Other, net                                   (37)       (14)        (1)       (8)        --         --         --         --
                                         -------    -------    -------    ------     ------     ------     ------     ------
CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES - CONTINUING OPERATIONS         (155)        12         16       374        (64)       (65)      (114)      (102)
CASH USED IN FINANCING ACTIVITIES -
 DISCONTINUED OPERATIONS                      (5)        --         --        --         --         --         --         --
                                         -------    -------    -------    ------     ------     ------     ------     ------
CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES                                 (160)        12         16       374        (64)       (65)      (114)      (102)
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                 142        (44)        (8)      (82)        --         --         --         --
CASH AND CASH EQUIVALENTS:
BEGINNING OF YEAR                             17        159        115       107         25         25         25         25
                                         -------    -------    -------    ------     ------     ------     ------     ------
END OF YEAR                              $   159    $   115    $   107    $   25     $   25     $   25     $   25     $   25
                                         =======    =======    =======    ======     ======     ======     ======     ======

                                                            SOLUTIA INC.
                                                PROJECTED FRESH START BALANCE SHEET
                                                       (DOLLARS IN MILLIONS)

                                                  Projected                         Exit Financing                    Reorganized
                                                June 30, 2006   Debt Discharge &       Facility     Fresh Start      June 30, 2006
                                                Balance Sheet   Reclassifications    Transactions   Adjustments      Balance Sheet
                                                -------------   -----------------   --------------  -----------      -------------

ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents                          $    95         $  (310)             $ 444         $   --             $  229
Trade Receivables                                      322              --                 --             --                322
Inventories                                            261              --                 --             --                261
Prepaid Expenses and Other Assets                      105              --                 --             --                105
                                                   -------         -------              -----         ------             ------
TOTAL CURRENT ASSETS                                   783            (310)               444             --                917
PROPERTY, PLANT AND EQUIPMENT, net                     819              --                 --             --                819
INVESTMENTS IN AFFILIATES                              201              --                 --             --                201
OTHER ASSETS                                           204             250                 36          1,759              2,249
                                                   -------         -------              -----         ------             ------
TOTAL ASSETS                                       $ 2,007         $   (60)             $ 480         $1,759             $4,186
                                                   =======         =======              =====         ======             ======

LIABILITIES AND SHAREHOLDERS'
 EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts Payable                                       202              --                 --             --                202
Accrued Liabilities                                    216              17                 --             --                233
Short-Term Debt                                        370              --               (370)            --                 --
                                                   -------         -------              -----         ------             ------
TOTAL CURRENT LIABILITIES                              788              17               (370)            --                435
LONG-TERM DEBT                                         291              20                850             --              1,161
OTHER LIABILITIES                                      256           1,201                 --            133              1,590
LIABILITIES SUBJECT TO COMPROMISE                    2,123          (2,123)                --             --                 --
                                                   -------         -------              -----         ------             ------
TOTAL LIABILITIES                                    3,458            (885)               480            133              3,186

SHAREHOLDERS' DEFICIT:
Common Stock                                             1              --                 --             (1)                --
Additional Contributed Capital                          56             250                 --            694              1,000
Treasury Stock, at Cost                               (251)             --                 --            251                 --
Net Deficiency of Assets at Spin-off                  (113)             --                 --            113                 --
Accumulated Other Comprehensive Loss                   (89)             --                 --             89                 --
Accumulated Deficit                                 (1,055)            575                 --            480                 --
                                                   -------         -------              -----         ------             ------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                (1,451)            825                 --          1,626              1,000
                                                   -------         -------              -----         ------             ------
TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY (DEFICIT)                                  $ 2,007         $   (60)             $ 480         $1,759             $4,186
                                                   =======         =======              =====         ======             ======

                       NOTES TO FINANCIAL PROJECTIONS
                       ------------------------------

         These Notes should be read in conjunction with the Plan, Disclosure Statement and Plan Supplement in their entirety.(1) Attached is a Projected Consolidated Income Statement, Projected Consolidated Balance Sheet and Projected Consolidated Cash Flow Statement, each of which includes the following: (a) Solutia's consolidated historical financial statement information for the period December 2002 through December 2005; (b) consolidated projected financial statement information (the "Projections") for Reorganized Solutia's five year period from 2006 through 2010 (the "Projection Period").(2) Also attached is a Projected Fresh Start Balance Sheet reflecting, in accordance with fresh start reporting, the assumed effect of Confirmation and consummation of the transactions contemplated by the Plan on the presumed Effective Date.

         THE PROJECTIONS HAVE BEEN PREPARED BY SOLUTIA'S MANAGEMENT WITH THE ASSISTANCE OF ROTHSCHILD, SOLUTIA'S FINANCIAL ADVISORS. SUCH PROJECTIONS WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. SOLUTIA'S INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING PROJECTIONS AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS. EXCEPT FOR PURPOSES OF THIS DISCLOSURE STATEMENT, THE COMPANY DOES NOT PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

         MOREOVER, THE PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE AND WILL BE BEYOND THE CONTROL OF REORGANIZED SOLUTIA, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, CURRENCY EXCHANGE RATE FLUCTUATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENT BODIES, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND SOLUTIA AND REORGANIZED SOLUTIA UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

         THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY SOLUTIA, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE AN WILL BE BEYOND REORGANIZED SOLUTIA'S CONTROL. SOLUTIA CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO REORGANIZED SOLUTIA'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE

--------
(1) Capitalized terms that are not otherwise defined herein shall have the meaning ascribed to them in the Plan or Disclosure Statement, as applicable.
(2) Because the Projections assume an Effective Date of July 1, 2006, the Projections for 2006 include six months of projected results for Solutia (January - June) and 6 months of projected results for Reorganized Solutia (July through December).

OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. SOLUTIA AND REORGANIZED SOLUTIA DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THIS DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS OR INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS.

         The Projections have been prepared with the assumption that the Effective Date is June 30, 2006, and are based on, and assume the successful implementation of, Reorganized Solutia's business plan. Although the Company presently intends to cause the Effective Date to occur as soon as practical following confirmation of the Plan, there can be no assurance as to when the Effective Date will actually occur given the conditions required for the Effective Date to occur pursuant to the terms of the Plan. In accordance with fresh start reporting, the Projections reflect the assets and liabilities of Reorganized Solutia as of the Effective Date, in accordance with generally accepted accounting principles and are based upon their estimated fair market values.

         The Projections are based on, among other things: (a) current and projected market conditions in each of Reorganized Solutia's respective markets; (b) the ability to maintain sufficient working capital to fund operations; (c) final approval of the Exit Financing Facility; and (d) confirmation of the Plan.


         The Projections include consolidated results for Reorganized Solutia's domestic and international operations (Debtor and Non-Debtor entities).

PROJECTED CONSOLIDATED INCOME STATEMENT ASSUMPTIONS
---------------------------------------------------

Operating Revenues
------------------

INTEGRATED NYLON REVENUE: Solutia delivered total Nylon revenue of $1,642 million in 2005, and anticipates a modest increase in revenue in 2006. Over the Projection Period, Solutia expects revenues to peak in 2007, and decline in the outer years to approximately $1,350 million in 2010. This decline is due to restructuring and resulting volume reduction within its Nylon Intermediates product line during 2007 as well as declining raw material and energy cost assumptions. The Projections assume that a portion of the revenue generated by Nylon is formula driven, based on key raw material and energy costs, and as further described below; Solutia anticipates a declining raw material and energy profile for this segment from 2006 through 2010, which will decrease the revenue of Nylon. Volumes, with the exception of the Intermediates restructuring will be essentially flat throughout the Projection Period with improvement in product mix assumed, most notably in its Nylon polymers product line.

LAMINATED GLAZINGS INTERLAYERS (LGI) REVENUE: Solutia delivered total LGI revenue of $625 million in 2005, and anticipates modest revenue growth in 2006. Over the Projection Period, Solutia expects revenues to increase at rates above U.S. GDP due to increasing volumes and pricing improvements during the early years of the Projection Period. Modest growth from 2005 to 2006 is due to continued strengthening of demand for interlayer products as overall growth rates in this industry continue to be above 5% and is partially offset by a decline in the assumed Euro versus the dollar exchange rate in 2006. In the outer years of the Projections, revenue increases due to increasing volumes, which results in revenue of over $700 million by the end of the Projection Period. The volume growth assumption is based on recent growth rates in the industry. During the last four years ending in 2005, the compound average growth rate for the polyvinyl butyral ("PVB") industry was greater than 6%. Solutia believes this growth rate will continue throughout the Projection Period, and has premised volume growth in-line with the assumed industry growth rate. This volume growth is supported by the strategic investments recently announced by Solutia, including the building of a new extrusion manufacturing facility in China and the acquisition of the joint venture partner's interest in the Quimica M joint venture, which contains the Puebla, Mexico extrusion manufacturing facility.

CPFILMS REVENUE: Solutia delivered total CPFilms revenue of $200 million in 2005, and anticipates an approximate 5% increase in revenue in 2006. Over the Projection Period, Solutia expects revenues to continue to increase at a rate of approximately 3-5% per annum due to increasing volumes and pricing initiatives. The volume increase in all years of the Projections is a result of the continuing increase in the demand for these products, in particular within international markets. This volume growth assumption is based on growth rates experienced within the window film industry, which has experienced an approximate 4% increase per year in each of the last seven years. Solutia expects this business to generate revenue in excess of $270 million by 2010.

SPECIALTY CHEMICALS REVENUE: The other businesses of Solutia delivered total revenue of $358 million in 2005, and Solutia projects minimal change in the collective revenue for these businesses for the period of 2006 through 2010.

Cost of Goods Sold (COGS)
-------------------------

RAW MATERIAL AND ENERGY COSTS: Solutia's operations are considerably impacted by raw material and energy costs, as they comprise approximately 55% of COGS. The vast majority of the cost of raw materials utilized are derived from oil, including propylene, benzene, cyclohexane, and polyvinyl alcohol. In addition, the operations, in particular the Nylon manufacturing chain, utilizes significant quantities of natural gas as its primary energy source. These costs experienced significant increases in 2005 due to strengthening global demand for oil and oil derivatives, as well as the negative impact of the U.S. hurricane season on supply. These costs remain highly volatile. Recent volatility in oil prices has made efforts to forecast long-term oil costs challenging. For the Projection Period, the Company has utilized external industry sources such as CMAI and ChemData to develop the projected raw material cost inputs. In general, Solutia has premised the price of crude oil to decline from an average of approximately $56 per barrel in 2005 to $40 per barrel by 2010. This declining trend is premised on additional expected supply entering the markets in the coming years, which will exceed the global demand and cause softening in pricing. As the trend in oil declines, the industry is forecasting relatively corresponding decreases in the derivative raw materials. By 2010, raw material and energy costs are assumed to be approximately $200 million lower than what Solutia experienced in 2005. By contrast, in the period of 2002 through 2005, raw material and energy costs for Solutia increased by approximately $600 million.

OTHER COST OF GOODS SOLD: Other Cost of Goods Sold includes conversion and fixed costs associated with manufacturing facilities. The significant costs in this category include payroll and related benefit expenses, repair and maintenance, and depreciation. Solutia has assumed other cost of goods sold to be flat in 2006 and 2007 as the inflationary impacts, assumed at 2-3%, are offset by ongoing cost reduction initiatives. In 2008 and beyond, these costs are reduced significantly due to restructuring within Nylon, with some offsetting increasing costs due to capacity expansions premised within the LGI and CPFilms businesses.

The Projections include depreciation on a straight-line basis over the estimated remaining useful life of the fixed assets. The estimated remaining useful life varies between less than one year and over twenty-five years depending on the specific fixed asset. No amortization expense is recognized in the Projections with respect to intangible assets with an indefinite life. The depreciation and amortization expenses included within the Projected Consolidated Income Statement are based upon the historical cost basis of the assets. As indicated within the Projected Consolidated Balance Sheet Assumptions, the fair value adjustment for property, plant and equipment due to fresh start reporting has not been incorporated into these Projections.

Included within Other Cost of Goods Sold is $10 million of net one-time charges across the Projection Period related to restructuring actions involving certain contract terminations and closure of certain manufacturing locations. The gross charges assumed aggregate to $32 million, incurred as $17 million in 2006, $8 million in 2007 and $7 million in 2008. Offsetting these gross charges within Other Cost of Goods Sold is a $22 million gain related to a termination of a purchase contract by one of the Company's customers. This gain is realized in 2007.

Marketing, Administrative and Technological Expenses
----------------------------------------------------
Over the Projection Period, Marketing, Administrative and Technological expenses increase at a rate which is slightly above the projected revenue growth rate. The increase is primarily in the selling and marketing functions, and is in line with the strategic focus on product mix improvement and further market penetration in certain world areas within the Nylon, LGI and CPFilms businesses. Specifically, this increase is due to the continued investment in the branding programs for products within the LGI product portfolio, such as Saflex and Vanceva, within the

CPFilms product offerings, such as Llumar, and certain brands in the Other Business category. In addition, the Company continues to invest in building the appropriate selling infrastructure in certain international regions to facilitate expansion. Finally, activities relating to research and development and intellectual property are premised to grow in-line with revenue throughout the Projection Period.

Equity Earnings from Affiliates
-------------------------------
The Projections include results from Flexsys, a 50/50 joint venture between the Company and Akzo Nobel N.V. The decline in equity earnings throughout the Projection Period is based primarily on gradual price erosion in certain of its product offerings due to anticipated supply expansion by competitors within the rubber chemical industries. Volumes are expected to continue to increase at rates consistent with the long term industry growth rates, which are in the range of 1-3%.

Interest Expense
----------------
The Projections assume an increase in first two years of the Projection Period, due to an increased debt level assumed as of the Effective Date (as further described in the Projected Consolidated Balance Sheet Assumptions). In addition, the Projections assume an increase in LIBOR, which is the principal pricing mechanism used in the emerged Company's debt structure. Interest expense declines in the later years of the Projection Period due to the lower assumed debt levels. Included in the 2006 interest expense balance is a one-time $3 million charge due to fees incurred as part of the termination of one of the debt facilities, which is retired with proceeds from the exit financing facilities.

Reorganization Items, net
-------------------------
Reorganization related expenses included in the Projections represent expenses incurred by Solutia prior to the Effective Date, as well as the resulting gain realized due to the application of fresh start accounting (as further described within the Projected Consolidated Balance Sheet
Assumptions below).

Income Tax Expense (Benefit)
----------------------------
Solutia assumes a U.S federal statutory tax rate of 35% throughout the Projection Period. The Company anticipates an approximate $800 million of federal net operating loss carry-forwards ("NOLs") at December 31, 2006 available for use by Reorganized Solutia during the Projection Period. The Projections assume utilization of these NOLs, subject to statutory limitations, which reduces Reorganized Solutia's cash burden with respect to the payment of domestic income taxes.

PROJECTED CONSOLIDATED BALANCE SHEET ASSUMPTIONS
------------------------------------------------

Working Capital
---------------
Working capital is comprised of cash, accounts receivable, inventories, other current assets, accounts payable, short-term debt and other accrued liabilities. Certain working capital balances such as cash and short-term debt are impacted by the Plan, as highlighted on the Projected Consolidated Fresh Start Balance Sheet, whereas certain balances such as inventories have not been adjusted as the determination of fair value of inventories was not readily available at the time of this filing. Further, it is assumed that the cash generated during the Projection Period will be used to pay down outstanding debt. Otherwise, working capital balances are generally consistent with historical levels. The growth in accounts payable balances over the Projection Period is due to a return to pre-bankruptcy credit term levels.

Property, Plant and Equipment
-----------------------------
The Projections do not include a fair value adjustment for property, plant and equipment as part of the Projected Consolidated Fresh Start Balance Sheet, as the determination of fair value of Solutia's property, plant and equipment was not readily available at the time of this filing. The Projections assume capital expenditures between approximately $70 million and $105 million per year in order to support Reorganized Solutia's operations. Key areas of investment include process control upgrades, environmental compliance and revenue enhancement projects for the Nylon business and primarily capacity expansions in the LGI and CPFilms businesses. The most significant capacity expansion project is the building of a new extrusion manufacturing facility near Shanghai, China, expected to be operational in the second half of 2007.

Intangible Assets
-----------------
The Projections do not include a fair value adjustment for intangible assets as part of the Projected Consolidated Fresh Start Balance Sheet, as the determination of fair value of Solutia's intangible assets was not readily available at the time of this filing. Instead, the excess of reorganization value over the carrying value of net assets of $1.8 billion was preliminarily allocated entirely to goodwill included within Other Assets in the Projected Consolidated Fresh Start Balance Sheet. This is further described below in the Projected Consolidated Fresh Start Balance Sheet Assumptions section.

Legacy Liabilities
------------------
One of the objectives of Solutia's Chapter 11 Case was to obtain relief from the Legacy Liabilities. The Projections assume $250 million of new investment in Reorganized Solutia via the Rights Offering. These proceeds would be used to pay retiree benefits to those who retired prior to the Solutia Spinoff, certain environmental remediation obligations of Solutia and other Legacy Liabilities. The $250 million is reflected within the short and long term assets as of the Effective Date.

The Projections assume that certain environmental remediation projects related to sites that have never been owned or operated by Solutia, and to which waste has not been sent by Solutia since the Solutia Spinoff, are not included in Reorganized Solutia's Projected Consolidated Balance Sheet. These liabilities aggregated to approximately $20 million as of December 31, 2005, and are eliminated during the fresh start accounting application as further described below.

The Projections assume that liabilities associated with Tort Claims and certain Legacy Liability litigation are not included in Reorganized Solutia's Projected Consolidated Balance Sheet, and are settled as outlined in the Plan and Relationship Agreement. The Projections assume Reorganized Solutia will continue to honor Solutia's annual installment and education fund obligations relating to the August 2003 Anniston polychlorinated biphenyls ("PCBs") settlement and education fund obligations relating to the Anniston Partial Consent Decree, and this liability is recorded on the Projected Consolidated Balance Sheet.

Capital Structure/Long Term Debt
--------------------------------

The Projections assume that Solutia's capital structure will consist of (in millions):

          $  400 Revolving Credit Facility - Secured
             900 Term Loan - Secured
             250 High Yield Bonds - Secured
              20 Restructured Note for Headquarters Financing
          ------
          $1,570 Total facility

Outstanding Letters of Credit are assumed to be approximately $95 million. As of December 31, 2006, Reorganized Solutia's projected total debt outstanding is $1,206 million. The Exit Facility is expected to contain affirmative, negative and financial covenants customary for such financings.

Throughout the Projection Peiod, the long term debt balance decreases as all cash generated from operations not utilized or investing activities is assumed to be used to pay down the outstanding debt balance.

Debt Subject to Compromise
--------------------------
Debt classified as subject to compromise prior to emergence consists of the following instruments (in millions):

           $150  6.72% debentures due 2037
            300  7.375% debentures due 2027
            223  11.25% notes due 2009
             43  Headquarters Financing
           ----
            716
            (48) Unamortized debt discount and debt issuance cost (primarily related to the 11.25% notes)
           ----
           $668

It is assumed the 2027 and 2037 series debentures will be terminated upon emergence and its holders will receive an equity distribution pursuant to the Plan. The 11.25% notes are assumed terminated upon emergence and its Holders will receive cash upon emergence pursuant to the Plan. The Headquarters Financing will be terminated and replaced with a $20 million, 15 year note.

PROJECTED CONSOLIDATED CASH FLOW ASSUMPTIONS
--------------------------------------------

Cash Flow From Operating Activities
-----------------------------------
Cash flow from operating activities is projected to increase from a $36 million cash outflow in 2003 to $195 million cash inflow by 2010. Improved cash flow is a result of, among other things, (i) improved earnings across the Projection Period; (ii) funding from the Rights Offering for certain postretirement payments related to pre-Solutia Spinoff retirees made during the Projection Period (as further described above); (iii) funding from the Rights Offering for certain environmental payments made during the Projection Period (as further described above); and (iv) dividends assumed to be received from equity affiliates during the Projection Period. Offsetting these improvements is the assumed funding by Reorganized Solutia for Solutia's U.S. pension plan of $465 million during the Projection Period.

Cash Flow From Investing Activities
-----------------------------------
Cash flow from investing activities is projected to use net cash totaling approximately $450 million over the Projection Period. This reflects annual capital expenditures ranging from $70 million to $105 million in order to support the Company's operations and assumptions contained within these Projections. Key areas for investment include process control upgrades, environmental compliance and revenue enhancement projects for the Nylon business and primarily capacity expansions in the LGI and CPFilms businesses.

Cash Flow From Financing Activities
-----------------------------------
Cash flow from financing activities is projected to use net cash totaling approximately $390 million over the Projection Period, post the Effective Date. This cash is principally used to partially repay the Exit Financing Facility. The Debtors anticipate no cash proceeds during the Projection Period from the issuance of indebtedness beyond the Exit Financing Facility.

PROJECTED CONSOLIDATED FRESH START BALANCE SHEET ASSUMPTIONS
------------------------------------------------------------

Background
----------
Fresh start reporting adjustments have been made to reflect the estimated adjustments necessary to adopt fresh start reporting in accordance with AICPA Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). Fresh start reporting requires an allocation of the reorganization value of Reorganized Solutia to the entity's assets in conformity with FASB Statement No. 141, Business Combinations. As stated above, the Projections do not reflect all of the assets and liabilities of Reorganized Solutia as of the Effective Date at their estimated fair market value as the determination of fair value for certain of these assets and liabilities was not readily available at the time of this filing. Fresh start reporting also requires that all liabilities, other than deferred taxes, should be stated at present value of the amounts to be paid using the appropriate market interest rates.

The balance sheet adjustments set forth in the Projected Consolidated Fresh Start Balance Sheet in the columns captioned Debt Discharge & Reclassifications, Exit Financing Facility Financing Transactions, and Fresh Start Adjustments reflect the assumed effect of Confirmation and the consummation of the transactions contemplated by the Plan, including the settlement of various liabilities and securities issuances, incurrence of new indebtedness, and cash payments as more thoroughly described in the Plan of Reorganization. Below highlights certain assumptions that were made in one or more of the aforementioned columns.

Debt Discharge & Reclassifications
----------------------------------
In the Debt Discharge & Reclassifications column, certain of the items included in Liabilities Subject to Compromise are restated and reclassified to their appropriate balance sheet account, and other liabilities are discharged at the time of emergence. Solutia expects Liabilities Subject to Compromise to be approximately $2.1 billion immediately before emergence, of which (a) $1.1 billion will be reclassified as post-retirement liabilities,
(b) $61 million reclassified as environmental liabilities; (c) $36 million reclassified as litigation reserves; (d) $20 million reclassified as long-term debt in settlement of the synthetic lease associated with the Company's headquarters building; (e) $45 million of miscellaneous items will be reclassified between current and long-term liabilities; and (f) $310 million of liabilities will be settled in cash, with the 11.25% notes due 2009 comprising the single largest item and the remaining amount representing primarily settlement of priority claims pursuant to the Plan. The remaining net balance of approximately $575 million in Liabilities Subject To Compromise will be discharged. As part of discharging certain liabilities, a gain from the extinguishment of debt will be recorded on the income statement as a non-cash item. This non-cash gain does not represent new resources available to Reorganized Solutia for its use.

In addition, pursuant to the Plan, the Company will receive $250 million of proceeds from the Rights Offering. The proceeds of the Rights Offering are intended to settle certain Legacy Liabilities as described in the Plan and Disclosure Statement.

Fresh Start Adjustments
-----------------------
The fresh start reporting anticipates that the reorganization value exceeds the fair value of the Debtors' assets and liabilities. As previously noted, the fair value of the Debtors' assets and liabilities has not been fully ascertained at the time of this filing. However, the fair value of these assets and liabilities will be determined prior to emergence and accordingly a portion of the $1.8 billion of reorganization value in excess of fair value currently presented in Other Assets within the Projected Consolidated Fresh Start Balance Sheet will be allocated as fair value adjustments for certain assets including property, plant and equipment, identifiable intangible assets, inventories and certain liabilities.

The significant fresh start reporting adjustments reflected in the Projections are summarized as follows:

Working Capital Balances
With the exception of inventories, the Debtors anticipate that current assets and current liabilities are reflected at current market value. As a result, no fresh start adjustment has been included in the Projections for these assets and liabilities.

Other Long-Term Assets
A fresh start adjustment of approximately $1.8 billion was made to Other Long-Term Assets to record reorganization value in excess of fair value of assets. As noted above, the fair value of all assets and liabilities has not been fully completed and therefore a portion of this amount will be allocated as adjustments to fair value. The remaining value of reorganization value in excess of fair value of assets will be subject to annual impairment review under Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets.

Liabilities Subject to Compromise
The adjustments to Liabilities Subject to Compromise are outlined above within the Debt Discharge & Reclassifications section.

Other Liabilities
The $133 million net fresh start adjustment was made to Other Liabilities to record unrecognized prior service costs and unrecognized gains/losses related to Solutia's postretirement plans, as well as to record certain environmental liabilities at their estimated fair market value.

Total Shareholders' Equity (Deficit)
Fresh start reporting results in a new reporting entity with no retained earnings or deficit. All pre-existing common stock is removed and replaced by the new equity structure based on the Plan of Reorganization. The fresh start adjustments include an initial shareholders' common equity value of $1 billion, based on the estimated enterprise value of Reorganized Solutia.

                                                                   Exhibit E

                             VALUATION ANALYSIS
                             ------------------

         Rothschild has performed an analysis of the estimated value of Reorganized Solutia on a going-concern basis.

         In preparing its analysis, Rothschild has, among other things: (i) reviewed certain recent publicly available financial results of the Debtors;
(ii) reviewed certain internal financial and operating data of the Debtors, including the business projections prepared and provided by the Debtors' management relating to its business and its prospects; (iii) discussed with certain senior executives the current operations and prospects of the Debtors; (iv) reviewed certain operating and financial forecasts prepared by the Debtors, including the business projections in this Disclosure Statement (the "Projections"); (v) discussed with certain senior executives of the Debtors' key assumptions related to the Projections; (vi) prepared discounted cash flow analyses based on the Projections, utilizing various discount rates, and separately valued and accounted for the Debtors' NOLs;
(vii) considered the market value of certain publicly-traded companies in businesses reasonably comparable to the operating businesses of the Debtors;
(viii) considered the value assigned to certain precedent change-in-control transactions for businesses similar to the Debtors; (ix) separately valued the Debtors' 50% joint venture ownership interest in Flexsys, L.P.; and (x) conducted such other analyses as Rothschild deemed necessary under the circumstances. Rothschild also has considered a range of potential risk factors, including: (a) overhang and impact from operating under bankruptcy protection; (b) ability to execute and realize savings from planned operational initiatives; (c) Reorganized Solutia's capital structure; (d) ability to meet projected growth targets; and (e) potential environmental and other Legacy Liabilities.

         Rothschild assumed, without independent verification, the accuracy, completeness, and fairness of all of the financial and other information available to it from public sources or as provided to Rothschild by the Debtors or their representatives. Rothschild also assumed that the Projections have been reasonably prepared on a basis reflecting the Debtors' best estimates and judgment as to future operating and financial performance. Rothschild did not make any independent evaluation of the Debtors' assets, nor did Rothschild verify any of the information it reviewed. To the extent the valuation is dependent upon the Reorganized Debtors' achievement of the Projections, the valuation must be considered speculative. Rothschild does not make any representation or warranty as to the fairness of the terms of the Plan.

         In addition to the foregoing, Rothschild relied upon the following assumptions with respect to the valuation of the Debtors:

         o    The Effective Date occurs on or about June 30, 2006.

         o The Debtors are able to recapitalize with adequate liquidity as of the Effective Date.

         o The Debtors are able to implement the Global Settlement reached with Monsanto, Pharmacia, the Creditors' Committee, and, as applicable, the Retirees Committee, or an alternate plan providing for similar structure and terms.

         o The pro forma net debt levels of the Debtors will approximate $1.2 billion.

         o The Projections assume that a material portion of the Debtors' NOLs will be available to the Reorganized Debtors, although subject to limitations under currently existing U.S. federal income tax laws.

         o General financial and market conditions as of the Effective Date will not differ materially from those conditions prevailing as of the date of this Disclosure Statement.

         As a result of such analyses, review, discussions, considerations, and assumptions, Rothschild estimates the total range of going-concern values ("GCV") at approximately $1.6 billion to $1.9 billion. To arrive at the total enterprise value ("TEV"), Rothschild has added to the GCV estimates the Debtor's 50% joint venture ownership interest in Flexsys, L.P. of approximately $0.3 billion to $0.4 billion. The resultant TEV of the Debtors is approximately $2.0 billion to $2.3 billion. Rothschild reduced such TEV estimates by the estimated pro forma net debt levels of the Debtors (approximately $1.2 billion) to estimate implied reorganized equity value of the Debtors. Rothschild estimates that the Debtors' implied reorganized equity value will range from $0.7 billion to $1.1 billion. The Plan provides for the distribution of [TBD] shares of New Common Stock. However, the value of those shares is subject to dilution as a result of the exercise of certain rights (including options and other rights to acquire shares, etc.) and conversions in connection with certain equity incentive plans. The estimated potential range of recoveries for Holders of General Unsecured Claims on a fully diluted basis approximates 56%(1) (based on an assumed General Unsecured Claims pool of $0.8 billion(2)) to approximately 48%(1) (based on an assumed General Unsecured Claims pool of $1 billion(2)) assuming the mid-point of the estimated range of implied reorganized equity value of $912 million. As stated in footnote 2, the ultimate size of the General Unsecured Claims pool will be determined through the Claims reconciliation process, which is ongoing and the Debtors believe will progress significantly by the date the Disclosure Statement is approved. Any variance on the ultimate General Unsecured Claims pool could have a material impact on recoveries achieved.

         These estimated ranges of values and recoveries are based on a hypothetical value that reflects the estimated intrinsic value of the Debtors derived through the application of various valuation methodologies. The implied reorganized equity value ascribed in this analysis does not purport to be an estimate of the post-reorganization market trading value. Such trading value may be materially different from the implied reorganized equity value ranges associated with Rothschild's valuation analysis. Rothschild's estimate is based on economic, market, financial, and other conditions as they exist on, and on the information made available as of, the date of this Disclosure Statement. It should be understood that, although subsequent developments may affect Rothschild's conclusions, before or after the Confirmation Hearing, Rothschild does not have any obligation to update, revise or reaffirm its estimate.

         The summary set forth above does not purport to be a complete description of the analyses performed by Rothschild. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the

-----------------------------
(1) Subject to dilution as a result of the exercise of certain rights including any equity issued to management and any other options or other rights to acquire shares.
(2) The ultimate size of the General Unsecured Claims pool may vary. The Debtors are in the process of reconciling the Claims and, as a result, Claims will be resolved between now and the date the Disclosure Statement is approved. Consequently, the final estimate of the General Unsecured Claims pool in the Disclosure Statement may be adjusted higher or lower and the actual General Unsecured Claims pool may be outside the estimated range.

estimate of implied reorganized equity value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. In addition, estimates of implied reorganized equity value do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were sold. The estimates prepared by Rothschild assume that Reorganized Debtors will continue as the owner and operator of their businesses and assets and that such assets are operated in accordance with the Debtors' business plan. Depending on the results of the Debtors' operations or changes in the financial markets, Rothschild's valuation analysis as of the Effective Date may differ from that disclosed herein.

         In addition, the valuation of newly issued securities, such as the New Common Stock, is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of Holders of General Unsecured Claims, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by other factors not possible to predict. Accordingly, the implied reorganized equity value estimated by Rothschild does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets.

THE FOREGOING VALUATION IS BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR THE REORGANIZED DEBTORS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE RANGES REFLECTED IN THE VALUATION WOULD BE REALIZED IF THE PLAN WERE TO BECOME EFFECTIVE, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

THE ESTIMATED CALCULATION OF ENTERPRISE VALUE IS HIGHLY DEPENDENT UPON ACHIEVING THE FUTURE FINANCIAL RESULTS AS SET FORTH IN THE DEBTORS' BUSINESS PROJECTIONS, AS WELL AS THE REALIZATION OF CERTAIN OTHER ASSUMPTIONS, NONE OF WHICH ARE GUARANTEED AND MANY OF WHICH ARE OUTSIDE OF THE DEBTORS' CONTROL, AS FURTHER DISCUSSED IN ARTICLE XIII OF THE DISCLOSURE STATEMENT.

THE CALCULATIONS OF VALUE SET FORTH HEREIN REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE STATED HEREIN DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE. SUCH VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZED EQUITY VALUE RANGES ASSOCIATED WITH THIS VALUATION ANALYSIS. NO RESPONSIBILITY IS TAKEN FOR CHANGES IN MARKET CONDITIONS AND NO OBLIGATION IS ASSUMED TO REVISE THIS CALCULATION OF REORGANIZED SOLUTIA'S VALUE TO REFLECT EVENTS OR CONDITIONS THAT SUBSEQUENTLY OCCUR. THE CALCULATIONS OF VALUE DO NOT CONFORM TO THE UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE OF THE APPRAISAL FOUNDATION.

                                                                   Exhibit F

                            LIQUIDATION ANALYSIS

Introduction
------------

         Pursuant to section 1129(a)(7) of the Bankruptcy Code (often called the "Best Interests Test"), Holders of Allowed Claims and Allowed Equity Interests must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Plan's assumed Effective Date, that is not less than the value such non-accepting Holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code ("chapter 7").

         In determining whether the Best Interests Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtors' assets under chapter 7. The gross amount of Cash available would be the sum of the proceeds from the disposition of the Debtors' assets and the Cash held by the Debtors at the commencement of their chapter 7 cases. Prior to delivering any proceeds to Holders of General Unsecured Claims, available Cash and asset liquidation proceeds would first be applied to Secured Claims and amounts necessary to satisfy any chapter 7 Administrative Expense Claims (including any incremental Administrative Expense Claims that may result from the termination of the Debtors' business and the liquidation of the Debtors' assets) and other priority Claims under section 507 of the Bankruptcy Code as required under section 726 of the Bankruptcy Code. Any remaining Cash and asset liquidation proceeds after satisfaction of Secured Claims, Administrative Expense Claims and priority Claims, to the extent they exist, would be available for distribution to Holders of General Unsecured Claims and Equity Interest Holders in accordance with the distribution hierarchy established by section 726 of the Bankruptcy Code.

         The liquidation analysis ("Liquidation Analysis") below reflects the estimated Cash proceeds, net of liquidation-related costs, that would be available to the Debtors' creditors if the Debtors were to be liquidated pursuant to a chapter 7 liquidation. UNDERLYING THE LIQUIDATION ANALYSIS ARE NUMEROUS ESTIMATES AND ASSUMPTIONS REGARDING LIQUIDATION PROCEEDS THAT, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY THE DEBTORS' MANAGEMENT AND THEIR PROFESSIONAL ADVISORS, ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, REGULATORY AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS AND THEIR MANAGEMENT. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD MATERIALLY DIFFER FROM THE RESULTS SET FORTH HEREIN.

Significant Assumptions
-----------------------

         The Liquidation Analysis is based on Solutia's balance sheet as of August 31, 2005, and assumes that the Debtors would commence chapter 7 liquidation on June 30, 2006. The Liquidation Analysis assumes that the actual August 31, 2005 balance sheet is a proxy for the June 30, 2006 balance sheet, unless otherwise stated. The liquidation values of the Debtors' inventory, net fixed assets and net intangible assets are based on an appraisal prepared by an independent appraiser, American Appraisal Associates ("AAA"), and dated October 19, 2005 (the "Appraisal"). The Appraisal assumes a Liquidation-in-Place ("LIP") as of August 31, 2005.

         An estimate of fair market value premised on a LIP represents the estimated amount a property should realize if sold on a negotiated basis, given (i) a reasonable amount of time in which to find a buyer; (ii) sale of the property intact, as a complete, installed assembly of the property in an "as-is, where-is" condition; and (iii) the property would not be operating or producing a product at the time of its sale, but would be capable of operating and producing a product. An estimate of fair market value based on an LIP does not represent the amount that might be realized from dismantlement and piecemeal disposition of the property in the open market, its auction value, its sale under forced distress conditions, or its sale for an alternative use of the property.

         LIP for a process facility measures the amount that would be realized if the operations were temporarily discontinued and the plant was marketed and sold as an intact unit. It considers the present worth of returns a willing buyer under circumstances of a liquidation would expect on an investment, net of holding costs. Holding costs including insurance, taxes, utility, security and maintenance are assumed to be incurred until a buyer could be found.

         The Liquidation Analysis also assumes that the liquidation of the Debtors would commence under the direction of a court-appointed chapter 7 trustee and continue for a maximum of 12 months, during which time all of the Debtors' major assets would be sold and the cash proceeds, net of liquidation-related costs, would be distributed to satisfy Claims. The 12 month liquidation period would allow for an expedited sale process and the documentation and closing of the below described sale transactions.

Estimate of Net Proceeds
------------------------

         Estimates were made of the Cash proceeds that might be received from the liquidation of the Debtors' assets. In this Liquidation Analysis, each plant is assumed to be shut down and marketed for sale separately.

         Proceeds from the sale of stock in the Pharmaceutical Services Division ("Pharma"), which is owned by certain of the Debtors, were also estimated. Pharma is valued as a going-concern based on the equal weighting of a comparable companies analysis, precedent transactions analysis, and a Discounted Cash Flows ("DCF") analysis. A 30% discount has been applied to the going-concern value to reflect a distressed sale.

         Also estimated was the value to the Debtors of their 50% joint venture ownership interest in Flexsys, L.P. ("Flexsys"). Flexsys is valued as a going-concern based on the equal weighting of a comparable companies analysis, precedent transactions analysis, and DCF analysis. A 30% discount has been applied to the going-concern value to reflect the difference in liquidity between closely held securities and publicly traded securities as applicable to the valuation of Flexsys as well as a distressed sale.

Estimate of Costs
-----------------

         The proceeds of these sale transactions are netted against certain costs associated with potential plant shutdowns, including (i) the estimated holding costs for each plant over the relevant period, (ii) the estimated costs of shutting down the plants, and (iii) the costs associated with holding and maintaining each plant in operating condition until sold.

         The Debtors' liquidation costs under chapter 7 would also include fees payable to a chapter 7 trustee as well as those costs that might be payable to attorneys, financial advisors, appraisers, accountants, and other professionals in connection with the chapter 7 liquidation.

Distribution of Net Proceeds Under Absolute Priority
----------------------------------------------------

         The estimated net proceeds would be conveyed to the Debtors' creditors. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, and no equity holder would receive any distribution until all creditors are paid in full.

         After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7, and (iii) potential increases in Claims which may arise in a liquidation, the Debtors have determined, as summarized in the charts below, that Debtors' proposed Plan will provide creditors with a recovery that is not less than creditors would receive pursuant to a liquidation of the Debtors' assets under chapter 7 of the Bankruptcy Code.

         The following Liquidation Analysis should be reviewed with the accompanying notes.

SOLUTIA INC.

HYPOTHETICAL LIQUIDATION ANALYSIS

($ in millions)

                                                                  BOOK VALUE AT        HYPOTHETICAL       ESTIMATED
                                                                 AUGUST 31, 2005        PERCENTAGE       LIQUIDATION
                                                 NOTE               (NOTE A)             RECOVERY           VALUE
                                             ------------     --------------------   ----------------  ---------------
ASSET ANALYSIS
--------------

  Cash & Equivalents                               B                  $95.0               100.0%            $95.0

  Accounts Receivable                              C                  261.3                84.0%            219.6

  Inventory                                        D                  426.9                75.7%            323.0

  Net Fixed Assets                                 E                  714.0                89.6%            640.0

  Intangible Assets, Net                           F                  111.5                99.6%            111.0

  Value of Pharma                                  G                   38.7               147.6%             57.1

  Other Current Assets                             H                   97.3                21.9%             21.3

  Other Non-current Assets                         I                  127.8                15.0%             19.2

  Value of 50% Ownership Interest in
    Flexsys Joint Venture                          J                  172.6               177.9%            307.1
                                                              --------------------                      --------------
  TOTAL ASSETS AVAILABLE FOR DISTRIBUTION                          $2,045.1                              $1,793.4


LESS: LIQUIDATION FEES AND EXPENSES

  Chapter 7 Trustee Fees & Expenses                K                                                        (51.0)

  Chapter 7 Professional Fees & Expenses           L                                                        (12.0)

  Employee Expenses and Other Operating Costs      M                                                        (89.8)
                                                                                                        --------------
                                                                                                           (152.8)


NET ESTIMATED LIQUIDATION PROCEEDS
  AVAILABLE FOR DISTRIBUTION                                                                                              $1,640.6
                                                                                                                        ===========

------------------------------------------------------------------------------------------------------------------------------------
PRESENT VALUE OF LIQUIDATION PROCEEDS AVAILABLE
  FOR DISTRIBUTION (1)                                                                                                    $1,566.7
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes a recovery period of approx. 12 months which has been discounted to the present at a 4.72% discount rate based on the
    3-month LIBOR at 2/8/2006

NOTES TO LIQUIDATION ANALYSIS

NOTE A - BOOK VALUES AS OF AUGUST 31, 2005

Unless otherwise stated, the book values used in the Liquidation Analysis are book values as of August 31, 2005. These actual balances are used as a reference point for the analysis and are assumed to be representative of the Debtors' assets as of the assumed Effective Date.

NOTE B - CASH AND CASH EQUIVALENTS

Cash and Cash equivalents are projected at 6/30/2006 per management estimates. Cash and Cash equivalents consist of all Cash in banks or operating accounts and are assumed to be fully recoverable.

NOTE C - ACCOUNTS RECEIVABLE

Estimated proceeds realizable from short-term and long-term accounts receivable under a LIP are based on management's assessment of the ability of the Debtors to collect on their accounts, taking into consideration the credit quality and aging of the accounts. The hypothetical percentage recovery of 84% of book value is an estimate of the proceeds that would be available under a LIP. This estimate takes into account the inevitable difficulty in collecting receivables and any concessions that might be required to facilitate the collection of certain accounts receivable.

NOTE D - INVENTORY

Estimated proceeds realizable from inventory under a LIP are based on AAA's opinion of the value of the Debtors' inventory assets in liquidation. The hypothetical percentage recovery of 75.7% of book value is an estimate of the proceeds that would be available under a LIP. This estimate assumes spoilage as well as diminished market demand for product volumes and a general discount for liquidation.

NOTE E - NET FIXED ASSETS

Net fixed assets include land, buildings, manufacturing equipment, improvements, furniture, and other fixed assets, less accumulated depreciation. The hypothetical percentage recovery rate across all fixed asset classes was determined to be 89.6% of net book value. The estimated liquidation value is net of holding costs and initial shutdown costs.

NOTE F - NET INTANGIBLE ASSETS

Net intangible assets are estimated at liquidation value by AAA.

NOTE G - VALUE OF PHARMA

Liquidation value based on a going-concern valuation. Rothschild arrives at a going-concern valuation for Pharma based on an equal weighting of a comparable companies analysis, precedent transactions analysis and DCF analysis. A 30% discount has been applied to the going-concern value to reflect a distressed sale. Book value at 09/30/05 per Solutia management estimates.

NOTE H - OTHER CURRENT ASSETS

Other current assets include miscellaneous receivables, prepaid expenses and deferred taxes. Miscellaneous receivables and prepaid expenses are assumed to be collected at a rate of 25%. Deferred taxes are estimated to have no liquidation value.

NOTE I - OTHER NON-CURRENT ASSETS

Other non-current assets are comprised primarily of investments in equity affiliates including Solutia's 49% joint venture interest in the stock of Quimica M and other assets. The liquidation value of Solutia's 49% joint venture interest in the stock of Quimica M is based on management estimates. Other non-current assets are estimated to have no liquidation value.

NOTE J - VALUE OF 50% JOINT VENTURE OWNERSHIP INTEREST IN FLEXSYS

Liquidation Value is based on a going-concern valuation. Rothschild arrives at a going-concern valuation for Flexsys based on an equal weighting of three valuation methodologies; comparable companies analysis, precedent transactions analysis and DCF analysis. Assumes a 30% marketability discount applied to reflect the difference in liquidity between closely held securities and publicly traded securities as applicable to the valuation of Flexsys as well as a distressed sale. Assumes no reduction in value relating to 50% ownership. Assumes no reduction in potential value related to tax leakage and / or any indemnity required in a sale transaction. Book value at 08/30/2005 is per Solutia management estimates.

NOTE K - TRUSTEE FEES & EXPENSES

Compensation for the chapter 7 trustee will be limited to fee guidelines in section 326 of the Bankruptcy Code. The Debtors' management has assumed trustee fees of 3% of the gross proceeds (excluding cash) in the liquidation.

NOTE L - OTHER PROFESSIONAL FEES & EXPENSES

Compensation for the chapter 7 trustee's counsel and other legal, financial and professional services during the chapter 7 proceedings is estimated to be approximately $1 million per month beginning at the commencement of the liquidation proceedings. The total estimate of these fees assumes a 12-month liquidation process.

NOTE M - EMPLOYEE EXPENSES / WIND-DOWN COSTS

The Debtors assume the chapter 7 liquidation process will take twelve months to complete. Corporate payroll and operating costs during liquidation are based on the assumption that certain functions and facilities would be required during the liquidation process. Costs would include salaries of certain financial and operating employees, severance and bonus pay that would be incurred during a chapter 7 liquidation. Operating expenses for a twelve-month period are assumed to be $89.8 million.

------------------------------------------------------------------------------------------------------------------------------------
Distribution Analysis Summary
($ in millions)

                                                                            ESTIMATED              ESTIMATED
                                                                            ALLOWABLE             LIQUIDATION
                                                                             CLAIMS                  VALUE             NOTE
                                                                          -------------         ---------------     ----------
PRESENT VALUE OF LIQUIDATION PROCEEDS AVAILABLE FOR ALLOCATION                                        $1,566.7

------------------------------------------------------------------------------------------------------------------------------------

Less Superpriority Administrative Claims:
  Debtor-in-Possession Facility                                                $420.0                                    N
                                                                          -------------         ---------------
                                                                                                        $420.0

Hypothetical recovery to Superpriority Administrative Claims                                              100%
                                                                                                ---------------
GROSS PROCEEDS AVAILABLE AFTER SUPERPRIORITY ADMINISTRATIVE CLAIMS                                    $1,146.7
                                                                                                ---------------

------------------------------------------------------------------------------------------------------------------------------------

Less Secured Claims:
  Senior Secured Notes                                                         $234.5                                    O
  Maryville Lease Facility                                                       21.4                                    O
  Euronotes                                                                     249.0                                    O
  Other Secured Claims                                                           13.7                                    O
                                                                          -------------         ---------------
  Total Secured Claims                                                                                  $518.6

Hypothetical recovery to Secured Claims                                                                   100%

PROCEEDS AVAILABLE AFTER SECURED CLAIMS                                                                 $628.1

------------------------------------------------------------------------------------------------------------------------------------

Less Administrative and Priority Claims
  Chapter 11 Post-Petition Accounts Payable and Accrued Liabilities            $233.0                                    P
  Chapter 11 Administrative and Priority Expense Claims                          54.5                                    P
  Chapter 11 Priority Tax Claims                                                  2.3                                    P
  Environmental Remediation                                                     212.5                                    P
                                                                          -------------         ---------------
                                                                                                        $502.3

Hypothetical recovery to Administrative and Priority Claims                                               100%

PROCEEDS AVAILABLE AFTER ADMINISTRATIVE AND PRIORITY CLAIMS:                                            $125.8

------------------------------------------------------------------------------------------------------------------------------------

Less Total Unsecured Claims:
  Monsanto Claims                                                                 TBD                                    Q
  Pension - PBGC                                                               $972.1                                    Q
  OPEB                                                                          484.5                                    Q
  2027 Debentures                                                               303.7                                    Q
  2037 Debentures                                                               151.7                                    Q
  Other                                                                         359.9                                    Q
                                                                          -------------         ---------------
                                                                                                      $2,271.9

Hypothetical recovery to Unsecured Claims                                                                 5.5% (1)

NET ESTIMATED DEFICIENCY TO UNSECURED CLAIMS                                                         ($2,146.1)
                                                                                                ===============

(1) Ascribes no value to Monsanto Claims which are to be determined

NOTES TO DISTRIBUTION SUMMARY

NOTE N - SUPERPRIORITY ADMINISTRATIVE CLAIMS

Claims reflect $420 million of borrowings; the estimated DIP facility balance as of June 30, 2006. DIP Facility Claims are assumed to be recovered in full before all other Claims of the Debtors.

NOTE O - GENERAL SECURED CLAIMS

Secured Claims include $234.5 million of 11.25% Senior Secured Notes due 2009 including accrued interest, (euro)200.0 million of 10% Euronotes due December 15, 2008 including $9 million of accrued interest, $21.4 million claim related to the Maryville Lease Facility and $13.7 million of other secured claims. A portion of the unamortized discount of the 11.25% Senior Secured Notes may be subject to litigation. The Euronotes are converted at
1.20 USD / EUR.

NOTE P - ADMINISTRATIVE & PRIORITY CLAIMS

Claims of $233 million in post-petition payables include post-petition accounts payable of $187 million and post-petition wages and benefits of $45.6 million at 08/31/05 per management estimates. Claims also reflect $54.5 million of Administrative Expense and priority Claims including chapter 11 professional fees and $2.3 million in Priority Tax Claims. Additionally, Claims include $212.5 million of estimated environmental cleanup costs. Environmental cleanup costs are based on Solutia management estimates of midpoint of range of Category A site remediation costs ($150M - $275M). Estimated remediation costs are undiscounted and unadjusted for inflation.

NOTE Q - GENERAL UNSECURED CLAIMS

General Unsecured Claims are estimated to be $2,271.9 million. For purposes of the Liquidation Analysis, management has assumed that General Unsecured Claims will consist of Monsanto Claims, pension Claims, OPEB Claims, $303.7 million of 6.72% Debentures, $151.7 million of 6.72% Debentures and other General Unsecured Claims. The Liquidation Analysis ascribes no amount and value to Pharmacia, subsidiary, PI/PD, convenience, D&O and Tort Claims. Such additional claims may be substantial. The estimated unfunded pension liability of $972.1 million is estimated on a termination basis claim of the PBGC. The estimated OPEB obligation of $484.5 incorporates active changes effective 9/1/2004, implementation of Forsberg Settlement and retention of Medicare Part D subsidy.

                                 Exhibit G

                                         SOLUTIA INC. ORGANIZATION CHART (PRE-EMERGENCE)

                                                                                                                 ================
                     ============================================================================================  SOLUTIA INC.
                    ||                     ||                      ||                    ||
                    ||                     ||                      ||                    ||                      ================
                    || 49%                 ||                      || 50%                ||                             ||
           -------------------      -----------------      -----------------       ---------------                      ||
                Quimica M.            Axio Research              Flexys              Beamer Road                        ||
              S.A. De C.V.(1)          Corporation            Holding BV(2)           Management                        ||
                                                                                       Company                          ||
           -------------------      -----------------      -----------------       ---------------                      ||
                                                                                                                        ||
                                                                                                                        ||
                                                                                                                        ||
                                                                                                                        ||
                                                                                                                        ||
                                                                                                                        ||
          --------------------------------------------------------------------------------------------------------------||
          |                   |                  |                   |                    |                             ||
          |                   | 98%              |                   |                    | 99%                         ||
--------------------  -----------------  -----------------  ------------------  --------------------                    ||
       Solutia             Solutia            Solutia         Solutia Inter-        Solutia Hong                        ||
  Investments, LLC      International      International      America, Inc.       Kong Limited (6)                      ||
                        Sales Inc.(5)       Holding, LLC                                                                ||
--------------------  -----------------  -----------------  ------------------  --------------------                    ||
          |                                                                                                             ||
          |                                                                                                             ||
          |                                                                                                             ||
          |                                                                                                             ||
          |       ------------------------------------------------------------------------------------------------------||
          |       |           |                  |                   |                    |                             ||
          |       |           |                  |                   |                    | 99%                         ||
          |       |   -----------------  -----------------  ------------------  --------------------                    ||
          |       |     Solutia Italia     Solutia Japan      Solutia Korea       Solutia Mexico S.                     ||
          |       |          SrL              Limited             Limited        de R.L. de C.V.(11)                    ||
          |       |                                                                                                     ||
          |       |   -----------------  -----------------  ------------------  --------------------                    ||
          |       |                                                                                                     ||
          |       |                                                                                                     ||
          |       |                                                                                                     ||
          |       |                                                                                                     ||
          |       |                                                                                                     ||
          | 82.7% | 16.47%                                                                                              ||
--------------------                                                                                                    ||
                                                                                                                        ||
   Solutia Europe                                                                                                       ||
   S.A./N.V.(16)    -------------------------------------------------                                                   ||
                              |                  |                  |                                                   ||
--------------------          |                  |                  |                                                   ||
         |                    |                  |                  |                                                   ||
         |                    |                  | 90%              | 99.99%                                            ||
--------------------  -----------------  -----------------  ------------------                                          ||
                                                                                                                        ||
                                              CPFilms        Solutia Services                                           ||
      Amcis AG           CarboGen AG         Vertriebs         International                                            ||
                                              GmbH(17)       SCA/Comm. VA(18)                                           ||
--------------------  -----------------  -----------------  ------------------                                          ||
                                                                                                                        ||
                                                                                                                        ||
                                                                                                                        ||
                                                                                                                        ||
                                         ===============================================================================||
                                                ||                  ||                   ||
                                                || 50%              ||                   || 51%
                                         -----------------  ------------------  --------------------
                                                                                    Solutia GOM
                                          Siratsa LLC(19)    Solutia Business      India Coatings
                                                             Enterprises Inc.     Materials Private
                                                                                     Limited(20)
                                         -----------------  ------------------  --------------------
                                                 |
                                                 |
                                         -----------------
                                              Siratsa
                                           International
                                                Inc.
                                         -----------------

...............................................................................

  Minority Investments
  --------------------

 o  Solutia Taiwan, Inc. owns 11.07% of Ta Ching Hwa Enterprise Co.
    Ltd, which is majority owned and controlled by individuals that are unaffiliated with Solutia Inc.
 o  Solutia Greater China, Inc. owns 35% of Tianjin TMT Nylon Fiber Co.
    Ltd, which is majority owned and controlled by entities that are unaffiliated with Solutia Inc.
 o Solutia Greater China, Inc. owns 30% of TMT Carpets Manufacturing (Tianjin) Co. Ltd, which is majority owned and controlled by entities that are unaffiliated with Solutia Inc.
 o Solutia Inc. owns 1% of P4 Production LLC, which is majority owned and controlled by an entity that is unaffiliated with Solutia Inc.
 o Solutia Inc. owns 1.223% of Chemconnect Inc., which is majority owned and controlled by an entity that is unaffiliated with Solutia Inc.

...............................................................................



================
  SOLUTIA INC.  ====================================================
                             ||                 ||                 ||
================             ||                 ||                 ||
 ||                          ||                 ||          ------------------
 ||                          ||                 ||
 ||                          ||                 ||               Monchem      ------------------
 ||                          || 49%             ||            International,                   |
 ||                  -----------------  -----------------          Inc.                        |
 ||                                                                                            |
 ||                   Flexys America         CPFilms,       ------------------         -----------------
 ||                        LP(3)               Inc.                |
 ||                  -----------------  -----------------          |                      Monchem Inc.
 ||                                                                |
 ||                                                                |                   -----------------
 ||                                                                |                           |
 ||                                                                |                           |
 ||                                                                |                   -----------------
 ||                                                                |
 ||                                                                |                        Solutia
 ||                                                                |                       Argentina
 ||                                                                |                         Srl(4)
 ||                                                                |                   -----------------
 ||                                                                |
 ||                                                                |
 ||                                                                |
 ||    --------------------------------------------------------------------------------------------------------------
 ||             |                   |                   |          |          |                   |
 ||             | 99.471%           | 99.99%            |          |          |                   |
 ||    ------------------  ------------------  ------------------  |  ------------------  ------------------
 ||                              Solutia             Solutia       |        Solutia
 ||     Solutia Columbia    Chemicals India         Chemicals      |       Chemicals        Solutia Canada
 ||          Ltda(7)             Private             Iberica       |      France SARL            Inc.
 ||                            Limited (8)             S.L.        |
 ||    ------------------  ------------------  ------------------  |  ------------------  ------------------
 ||                                                                |
 ||    ---------------------------------------------------------------------------------------------------------------
 ||             |                   |                   |                     |                   |
 ||             |                   |                   |                     |                   |
 ||             |                   |                   |                     |                   |
 ||    ------------------  ------------------  ------------------     ------------------  ------------------
 ||          Solutia     --      Solutia            Solutia                Solutia             Solutia
 ||        Netherlands    |     Singapore         South Africa             Taiwan,             U.K.(13)
 ||     Holdings B.V.(12) |     Pte. Ltd.          (Pty) Ltd                 Inc.          Holdings Limited
 ||    ------------------ |------------------  ------------------     ------------------  ------------------
 ||             |         |                                                                       |
 ||             |         |                                                                       |
 ||    ------------------ |                                                               ------------------
 ||         Solutia       |                                                                  Solutia U.K.
 ||       Deutschland     |                                                                  Investments
 ||           GmbH        |                                                                    Limited
 ||    ------------------ |                                                               ------------------
 ||                       |                                                                       |
 ||                       |                                                                       |
 ||              -------------------                                                      ------------------
 ||
 ||                    Solutia
 ||                  Performance
 ||                   Products                                                             Solutia U.K. Ltd
 ||                 Solutions Ltd.
 ||               (Mauritian entity)
 ||              -------------------                                                      ------------------
 ||                       |                                                                       |
 ||                       |                                                                       |
 ||              -------------------                                                      ------------------
 ||                    Solutia
 ||                  Performance                                                             Solutia U.K.
 ||                   Products                                                               Capital Ltd
 ||                 Solutions Ltd.
 ||                (Chinese entity)
 ||              -------------------                                                      ------------------
 ||                                                                                               |
 ||                                                                                               |
 ||                                                                                               -------------------------
 ||                                                                                                                       |
 ||                                                                                                                       | 50%
===================================================================================================              -------------------
               ||                  ||                  ||                    ||                  ||                 Flexys Rubber
               ||                  ||                  ||                    ||                  ||               Chemicals Ltd.(21)
       ------------------  ------------------  ------------------     ------------------  ------------------     -------------------
        Solutia Greater          Solutia       Solutia Overseas,        Solutia Systems,    Vianova Resins
          China, Inc.           Management            Inc.                   Inc.            Canada, Inc.
                               Company Inc.
       ------------------  ------------------  ------------------     ------------------  ------------------
                |
                |
                |
        -------------------------------------------
        |                |                        |
        |                |                        |
        |                |                        |
----------------  ----------------                |
    Solutia           Solutia                     |
 International        Chemical                    |
    Trading           Co. Ltd,    --------        |
   (Shanghai)        Suzhou(22)          |        |
    Co. Ltd                              |        |
----------------  ----------------       |        |
                                         |        |
                                         | 58.33% | 25%
                                     --------------------
                                       Solutia Therminol
                                           Co. Ltd,
                                          Suzhou(23)
                                     --------------------



















---------------------------------------------------------
                |                   |                   |
                | 99.999%           |                   |  99%
       ------------------  ------------------  ------------------
             Solutia             Solutia             Solchem
              Brasil            Australia          Netherlands
              Ltda(9)           Pty. Ltd             C.V.(10)
       ------------------  ------------------  ------------------


-------------------------------------
                |                   |
                |  99.95%           | 99.997%
       ------------------  ------------------
            Solutia              Solutia
           Venezuela,          (Thailand)
            S.R.L.(14)           Ltd(15)
       ------------------  ------------------


NOTES

Unless otherwise noted, all ownership is 100%.

(1)  Vitro Plan, S.A. de C.V. owns 51%
(2)  Akzo Nobel Chemicals International BV owns 50%; Akzo Nobel
     Chemicals International BV and Solutia Europe S.A./NV each own 50% of the preferred stock
(3)  Akzo Nobel Chemicals International BV owns 49% and Flexys America, Co.
     owns 2%
(4)  Monchem International Inc. owns 1%
(5)  Flexys America LP owns 2%
(6)  Monchem Inc. owns 1%
(7)  Monchem Inc. owns 0.529%
(8)  Solutia Inc. owns .01%
(9)  Solutia Inc. owns .001%
(10) Monchem International, Inc. is the General Partner owning 99% and Solutia Inc. is the
     Limited Partner owning 1%
(11) Monchem Inc. owns 1%
(12) Solchem Netherlands C.V. is the beneficial owner
(13) Solchem Netherlands C.V. is the beneficial owner
(14) Monchem Inc. owns .05%
(15) Individuals own .003%
(16) Solutia Inc. owns .00039%, Solutia Europe S.A./N.V. owns .81% and
     Solutia International Holding, LLC owns .008%
(17) CPFilms Vertriebs GmbH owns 10%
(18) Solutia Inc. owns .01%
(19) FMC Corporation owns 50%
(20) GOM Industries Ltd owns 49%
(21) Akzo Nobel Chemicals International BV owns 50%
(22) Jiangsu Chemical Pesticide Group Co. owns 40%
(23) Jiangsu Chemical Pesticide Group Co. owns 16.67%

                                 Exhibit I

                      CREDITORS' COMMITTEE MEMBERS(38)
                      --------------------------------

                 ------------------------------------------
                    Pension Benefit Guaranty Corporation
                    1200 K Street N.W., Suite 340
                    Washington, D.C. 20004
                 ------------------------------------------
                    Toray Industries, Inc.
                    461 Fifth Avenue, 9th Floor
                    New York, NY 10017
                 ------------------------------------------
                    BASF Corporation
                    3000 Continental Drive North
                    Mount Olive, NJ 07028
                 ------------------------------------------





                            CREDITORS' COMMITTEE PROFESSIONALS
                            ----------------------------------

------------------------------------------------------------------------------------------
Attorneys for the Creditors' Committee    Financial Advisor to the Creditors' Committee
------------------------------------------------------------------------------------------
AKIN GUMP STRAUSS HAUER & FELD LLP        HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL
590 Madison Avenue                        245 Park Avenue, 20th Floor
New York, NY 10022                        New York, NY 10167
------------------------------------------------------------------------------------------


                        EQUITY COMMITTEE MEMBERS(39)
                        ----------------------------

   ----------------------------------------------------------------------
   Couchman Partners, LP                 Franklin Advisors, Inc.
   800 Third Avenue, 31st Floor          One Franklin Parkway
   New York, NY 10022                    San Mateo, CA 94403
   ----------------------------------------------------------------------
   Arklow Capital, LLC                   D.C. Capital Advisors, Limited
   237 Park Avenue, 9th Floor            800 3rd Avenue, 40th Floor
   New York, NY 10017                    New York, NY 10022
   ----------------------------------------------------------------------
   Prescott Group Capital
   Management LLC
   1924 South Utica, Suite 1120
   Tulsa, OK 74104
   ----------------------------------------------------------------------

--------
(38) Since the formation of the Creditors' Committee, JP Morgan, Fidelity Management & Research Co., Xerion Partners I, LLC, Trust Company of the West and Monsanto, five of its initial members, have resigned from the Creditors' Committee. As described in Section IV.A.1 of the Disclosure Statement, JP Morgan also commenced an adversary proceeding against the Debtors in the Chapter 11 Cases.

(39) At the time of its appointment, the Equity Committee consisted of the Debtors' largest equity security holders willing to serve as representatives of the holders of Solutia common stock.

                                  EQUITY COMMITTEE PROFESSIONALS
                                  ------------------------------

-------------------------------------------------------------------------------------------------
Attorneys for the Equity Committee                    Financial Advisor to the Equity Committee
-------------------------------------------------------------------------------------------------
PILLSBURY WINTHROP SHAW PITTMAN LLP                   JEFFERIES & COMPANY, INC.
650 Town Center Drive, 7th Floor                      520 Madison Avenue
Costa Mesa, CA 92626                                  New York, NY 10022
-------------------------------------------------------------------------------------------------
Environmental Consultants for the Equity Committee
GEOSYNTEC CONSULTANTS
475 14th Street, Suite 450
Oakland, CA 94612
-------------------------------------------------------------------------------------------------


                         RETIREES' COMMITTEE MEMBERS
                         ----------------------------

         ----------------------------------------------------------
         Larry R. Baird                 Philip J. Hamer
         317 Deer Point Drive           2 High Pine Circle
         Gulf Breeze, FL 32561          Wilbraham, MA 01095
         ----------------------------------------------------------
         Kenneth M. Kettler             Donald L. Meade
         331 Waverly Place Court        57 Surrey Oak
         Chesterfield, MO 63017         Alvin, TX 77511
         ----------------------------------------------------------
         Donald L. Margenau             Edward D. McCormick
         15541 Chequer Drive            110 David Drive
         Chesterfield, MO 63017         Collinsville, IL 62234
         ----------------------------------------------------------
         Jack W. Treece
         2951 Crabtree Church Road
         Molino, FL 32577
         ----------------------------------------------------------


                              RETIREES' COMMITTEE PROFESSIONALS
                              ---------------------------------

--------------------------------------------------------------------------------------------
Attorneys for the Retirees' Committee         Attorneys for the Retirees' Committee
--------------------------------------------------------------------------------------------
HASKELL SLAUGHTER YOUNG & REDIKER, LLC        SPENCER FANE BRITT & BROWNE LLP
1400 Park Place Tower                         1 North Brentwood Blvd., Suite 1000
2001 Park Place North                         St. Louis, MO 63105
Birmingham, AL 35203
--------------------------------------------------------------------------------------------
Benefits Consultants and Actuaries to the     Financial Advisors to the Retirees' Committee
Retirees' Committee
--------------------------------------------------------------------------------------------
THE SEGAL COMPANY                             AMERICAN EXPRESS TAX
1920 N. Street, NW                            & BUSINESS SERVICES, INC.
Washington, D.C. 20036                        One South Wacker Drive, Suite 800
                                              Chicago, IL 60606
--------------------------------------------------------------------------------------------

                                 Exhibit K

A.       GE LITIGATION
         -------------

         On January 3, 2006, Solutia received notice that an action, captioned Michael Abbatiello et al. v. Monsanto Company, Pharmacia Corporation and Solutia Inc. (the "GE Litigation"), was filed on December 26, 2005 in the Supreme Court of the State of New York. The action was filed on behalf of 590 current General Electric employees who work at its Schenectady, New York plant and states eleven separate causes of action alleging that General Electric purchased various PCB-containing products from Pharmacia which were used in the manufacture of a variety of products including electric motors generators, gas turbines, wire and cable, insulating materials and microwave tubes. PCBs were later detected in the various locations, including retention ponds, ground water, and water treatment centers on the approximately 628 acre site. The plaintiffs are seeking $1 billion in compensatory damages and $1 billion in punitive damages for each cause of action for a total of $22 billion dollars. Because the GE Litigation involves Tort Claims, to the extent the plaintiffs are successful in obtaining a judgment against Pharmacia, satisfaction of any such judgment will, as between Monsanto and Reorganized Solutia, be Monsanto's responsibility.

B.       LEGAL PROCEEDINGS BEING MANAGED BY MONSANTO
         -------------------------------------------

         Prior to the Petition Date, Solutia was a named defendant in a number of legal proceedings or was defending legal proceedings based on its indemnification obligations resulting from the Solutia Spinoff. After the Petition Date, Solutia ceased performing its defense obligations with respect to these matters, and these matters have been managed by Monsanto during the course of the Chapter 11 Cases. Following is a summary of the significant legal proceedings that were commenced before the Petition Date that other named defendants are managing. Because these cases are being managed by other parties, Solutia is unable to provide the complete status of these cases following the Petition Date. As more fully described in
Section VI.E, pursuant to the Global Settlement, and subject to the Plan and the Relationship Agreement, Monsanto will continue to manage these cases and will be responsible for litigation costs and for satisfying any resulting judgments.

                  1.       OWENS V. MONSANTO AND RELATED LITIGATION
                           ----------------------------------------

                  On October 27, 2003, a motion was filed in the United States District Court for the Northern District of Alabama (the "Alabama District Court") contending that the Anniston Settlement Agreement required the payment of additional funds to plaintiffs in Owens v. Monsanto, an Anniston-related PCB case settled by Solutia in April 2001.

                  Abernathy v. Monsanto involved four consolidated cases dating back to April 1996 that had originally been filed in the Circuit Court for Calhoun County, Alabama and were later transferred to Etowah County, Alabama on behalf of approximately 3,500 plaintiffs from the vicinity of the Anniston plant. The Abernathy plaintiffs sought compensatory damages, punitive damages and injunctive relief requiring the removal of alleged contamination, and claimed to have suffered permanent adverse health effects and to fear future disease. The plaintiffs asserted the need for medical monitoring and diminution in the value of their residential and commercial properties. Tolbert v. Monsanto, which was filed in the Alabama District Court in June 2001, involved allegations of exposure to PCB, unspecified physical injuries and emotional distress suffered by approximately 18,200 plaintiffs. The Tolbert plaintiffs sought injunctive relief, compensatory damages, punitive damages and, in certain instances, property damages. The Tolbert plaintiffs also requested medical testing, monitoring and treatment.

                  In August 2003, the parties in both Abernathy and Tolbert entered into the Anniston Settlement Agreement to resolve these and several related cases, including the aforementioned Owens v. Monsanto. The Anniston Settlement Agreement was approved by the trial courts in both Abernathy and Tolbert, and provided for cash payments of $600 million, as well as a broad array of community health initiatives for low-income residents of Anniston and Calhoun County. In connection with the Anniston Settlement Agreement, Solutia entered into a separate agreement with Pharmacia and Monsanto, pursuant to which Solutia agreed to pay $50 million of the $600 million cash settlement in ten equal annual installments, without interest, beginning in August 2004. Monsanto agreed to pay $550 million, of which a portion was funded through insurance in exchange for Solutia's agreement to issue warrants to Monsanto which would enable Monsanto to acquire up to 10 million shares of Solutia common stock at an exercise price of $1.10 per share. Solutia did not ultimately issue the required warrants to Monsanto or Pharmacia. In addition, Solutia and Monsanto arranged for Pfizer, the parent company of Pharmacia, to provide the community health initiatives.

                  On August 6, 2003, the Abernathy court entered an order finding that, in the event Solutia commenced a chapter 11 case under the Bankruptcy Code, Solutia would be immediately severed and dismissed as a defendant, without prejudice and without further action from the court. On January 22, 2004, approximately one month after the commencement of the Chapter 11 Cases, the Alabama District Court entered an order in Tolbert dismissing Solutia as a defendant without prejudice.

                  On January 8, 2004, however, the Alabama District Court ruled that the Owens plaintiffs were entitled to receive a total of approximately $1 million as a result of the Anniston Settlement Agreement. Plaintiffs' motion for reconsideration was denied on January 24, 2004, and plaintiffs filed a timely appeal to the United States Court of Appeals for the Eleventh Circuit. Solutia was not a named defendant in this litigation and therefore took no action to stay the litigation in connection with Solutia's bankruptcy proceedings. Solutia assumed the defense of the Owens litigation at the time of the Solutia Spinoff under its indemnification obligations to Pharmacia arising from the Distribution Agreement. As of the Petition Date, however, Solutia determined that its obligation to defend and indemnify Pharmacia and Monsanto with regard to this litigation was a prepetition obligation that Solutia would not perform, except pursuant to a confirmed plan of reorganization. Therefore, Solutia ceased defending Pharmacia with respect to this litigation as of the Petition Date. Solutia's cessation of performance gives rise to Claims of Monsanto and Pharmacia of Monsanto against Solutia, which represent a portion of the Monsanto Claim and the Pharmacia Claim, respectively. Monsanto has agreed, in connection with the Global Settlement, to take financial responsibility, as between itself and Reorganized Solutia only, for Tort Claims, which include the Claims discussed in this Exhibit.

                  2.       PAYTON V. MONSANTO
                           ------------------
                  This case was brought in the Circuit Court in Shelby County, Alabama on July 15, 1997 on behalf of a purported class of all owners, lessees and licensees of properties located on Lay Lake, which is downstream from Lake Logan Martin on the Coosa River. Plaintiffs sought compensatory and punitive damages in an unspecified amount for an alleged increased risk of physical injury and illness, emotional distress caused by fear of future injury or illness, medical monitoring and diminishment in the value of their properties and their riparian rights. The parties reached a tentative agreement to settle this case for a cash payment of $5 million and an equitable component that was to be determined. Solutia is not a named defendant in this litigation and therefore took no action to stay the litigation in connection with its bankruptcy proceedings. Solutia assumed the defense of this litigation at the time of the Solutia Spinoff under its indemnification obligations to Pharmacia arising from the Distribution Agreement. As of the Petition Date, however, Solutia determined that its obligation to defend and indemnify Pharmacia and Monsanto with regard to this litigation was a prepetition obligation that Solutia would not perform, except pursuant to a confirmed plan of reorganization. Therefore, Solutia ceased defending Pharmacia with respect to this litigation as of the Petition Date. Solutia's cessation of performance gives rise to a Claim of Monsanto against Solutia, which represents a portion of the Monsanto Claim. Monsanto has agreed, in connection with the Global Settlement, to take financial responsibility, as between itself and Reorganized Solutia only, for Tort Claims.

                  3.       OTHER ANNISTON CASES
                           --------------------

                  As of the Petition Date, approximately ten cases remained pending in various Circuit Courts in the State of Alabama relating to environmental issues at Solutia's Anniston, Alabama location. Solutia is a named defendant in those ten proceedings. As a result, Solutia filed a suggestion of bankruptcy in each case staying the litigation against it.

                  Prior to the Petition Date, Solutia also defended Pharmacia with respect to this litigation. Solutia determined that its obligation to defend and indemnify Pharmacia and Monsanto with regard to this litigation was a prepetition obligation that Solutia would not perform, except pursuant to a confirmed plan of reorganization. Therefore, Solutia ceased defending Pharmacia with respect to this litigation. Solutia's cessation of performance gives rise to a prepetition General Unsecured Claim of Monsanto against Solutia, which represents a portion of the Monsanto Claim. Monsanto has agreed, in connection with the Global Settlement, to take financial responsibility, as between itself and Reorganized Solutia only, for Tort Claims, which include the Claims discussed in this Section.

                  4.       PENNDOT CASE
                           ------------

                  Pharmacia was one of several defendants added on February 7, 1997 to a case then pending in the Commonwealth Court of Pennsylvania (the "Commonwealth"). This action was originally filed against United States Mineral Products Company in 1990 by the Commonwealth, seeking damages caused by the presence of asbestos fireproofing in the Transportation and Safety Building ("T&S Building") in Harrisburg, Pennsylvania. The Commonwealth sought recovery of costs it allegedly incurred in testing, monitoring, cleanup, demolition and temporary relocation of the Commonwealth's employees caused by the alleged contamination. In addition, the Commonwealth sought the cost of constructing a new building on the site of the T&S Building. On August 23, 2000, the jury returned a verdict of $90 million against Pharmacia. The verdict was reduced to $45 million by the trial court because the manufacturer of the fiberglass ductboard reached a settlement with the Commonwealth during trial. On behalf of Pharmacia, Solutia filed extensive post-trial motions, seeking judgment notwithstanding the jury's verdict or a new trial. The trial court denied these motions in orders entered on October 16, 2002. On November 15, 2002, Solutia filed an appeal as of right to the Supreme Court of Pennsylvania. On November 17, 2003, the Supreme Court of Pennsylvania remanded the case to the trial court for an opinion solely on the issue of juror misconduct. In response to Solutia's application, the Supreme Court of Pennsylvania ordered the trial court to issue its opinion on that issue by March 15, 2004. Solutia was not a named defendant in this litigation and therefore took no action to stay the litigation in connection with its bankruptcy proceedings. Solutia assumed the defense of this litigation at the time of the Solutia Spinoff. Solutia ceased defending Pharmacia with respect to this litigation as of the Petition Date. Solutia does, however, continue to provide a $20 million letter of credit to secure a portion of Pharmacia's obligations (the defense of which has been taken up by Monsanto following the Petition Date) with respect to the appeal bond. As part of the Global Settlement, Monsanto will take on financial responsibility for this litigation, and Monsanto will release the $20 million letter of credit, in exchange for Solutia agreeing to indemnify Monsanto for costs incurred in connection with the litigation not to exceed $20 million.

                  5.       PREMISES-BASED ASBESTOS LITIGATION
                           ----------------------------------

                  Like a great number of other companies that used high temperature manufacturing processes, Pharmacia historically used asbestos-insulating materials in piping and other equipment at its chemicals plants. As a result, Pharmacia and Solutia have been named as defendants along with numerous other premises owners in actions brought by employees of contractors who claim that they were exposed to asbestos at Solutia's facilities and at the facilities of these other owners. As of the Petition Date, there were approximately 570 asbestos actions involving an estimated 3,500 to 4,500 plaintiffs brought against Pharmacia and/or Solutia. As of the Petition Date, Solutia transferred defense of these cases to Monsanto. Solutia believes additional cases have been filed since the Petition Date. While Solutia is not named as a defendant in most of these suits, in all of the cases in which Solutia is a named defendant, Solutia has filed a suggestion of bankruptcy staying the litigation against it.

                  Solutia has ceased defending Pharmacia and/or Monsanto with respect to this litigation as of the Petition Date. Solutia's cessation of performance and the resulting costs incurred by Monsanto, give rise to Claims by Monsanto that form a portion of the Monsanto Claim. Monsanto has agreed, in connection with the Global Settlement, to take financial responsibility, as between itself and Reorganized Solutia only, for Tort Claims, which include the Claims discussed in this Section.

                                 Exhibit L

Summary of Events Affecting Comparability

         Solutia's management believes that measures of income excluding non-recurring, non-operational items are meaningful because they provide insight with respect to Solutia's ongoing operating results. Such measurements are not recognized in accordance with generally accepted accounting principles ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are detailed below for the fiscal years of 2005, 2004 and 2003.

         The below tables also include the identification of non-recurring, non-operational items impacting EBITDAR. EBITDAR, which is earnings before interest, taxes, depreciation, amortization and reorganization items, is a non-GAAP measure that is a typical financial measure for companies during the reorganization process. Management uses this measure as a way to identify Solutia's operating results had it not been in the reorganization process during the time period being reported upon.

Reconciliation of EBITDAR to Net Income (Loss)
----------------------------------------------

     (dollars in millions)                                                     2005        2004        2003
                                                                               ----        ----        ----

     EBITDAR.............................................................     $ 238       $ 156       $ 128
       Add:
         Income Tax (Expense) Benefit ...................................       (14)          6        (365)
         Interest Expense................................................       (84)       (113)       (120)
         Depreciation and Amortization...................................      (117)       (127)       (137)
         Reorganization Items............................................       (49)        (73)         (1)
         Cumulative Effect of Change in Accounting Principle.............        (3)         --          (5)
         Discontinued Operations.........................................        --          --          (2)
         Non-Recurring, Non-Operational Gains (Losses) (see below).......        37        (165)       (485)
                                                                           ------------------------------------
     NET INCOME (LOSS)...................................................       $ 8       $(316)      $(987)
                                                                           ====================================

Schedule of Non-Recurring, Non-Operational (Gains) Losses
---------------------------------------------------------

                INCREASE/(DECREASE)                  2005                 2004             2003
                -------------------                  ----                 ----             ----
IMPACT ON:

Cost of Goods Sold..........................         $  2                 $  18            $  42        (a)
                                                        9                    26               26        (b)
                                                       --                    12               18        (c)
                                                       --                     8               --        (d)
                                                       --                     1               --        (e)
                                                       --                    (1)              --        (f)
                                                       --                    --               27        (g)
                                                       --                    --               99        (h)
                                                       --                    --               20        (i)
                                                  -----------------------------------------------------
Total Cost of Goods Sold ...................           11                    64              232
Marketing ..................................           --                    --                2        (a)
                                                        1                     2                2        (b)
Administrative .............................           --                    --                6        (a)
                                                        2                     4                4        (b)
                                                       --                    --               22        (j)
Technological ..............................           --                    --                6        (a)
                                                        1                     3                3        (b)
Impairment of Intangible Assets ............           --                    28               78        (k)
                                                  -----------------------------------------------------
Operating Income (Loss) Impact..............          (15)                 (101)            (355)

Equity Income (Loss) from Affiliates........           52                   (49)            (134)       (l)
Loss on Debt Modification...................           --                   (15)              --        (m)
Other Income................................           --                    --                4        (n)
                                                  -----------------------------------------------------
EBITDAR Impact..............................           37                  (165)            (485)

Interest Expense............................           --                   (25)             (14)       (o)
Reorganization Items, net...................          (49)                  (73)              (1)       (p)
                                                  -----------------------------------------------------
Pre-tax Income Statement Impact.............          (12)                 (263)            (500)
Income Tax Expense (Benefit) Impact.........           --                    11             (413)       (q)
                                                  -----------------------------------------------------
After-tax Income Statement Impact...........         $(12)                $(252)           $(913)
                                                  =====================================================



                                     2


FOOTNOTES
---------

a) Restructuring costs related principally to the closure of certain non-strategic operations including costs for decommissioning and dismantling activities, asset impairments, future costs for non-cancelable operating leases and severance and retraining costs.

b) Net pension and other postretirement benefit plan curtailments and settlements.

c)   Impairment of fixed assets in the pharmaceutical services business.

d) Losses incurred directly related to the hurricanes experienced in the U.S. in 2004 resulting in the disruption of operations and property damage at Solutia's operations in the Nylon business located principally in the southeastern part of the U.S., and the CPFilms location in Martinsville, Virginia. These costs included primarily asset write-offs and repairs and maintenance costs.

e)   Loss on the sale of the assets of Axio Research Corporation.

f) Gain resulting from the favorable settlement of reserves established in 2003 related to the closure of non-strategic facilities in Solutia's pharmaceutical services business ($1 million pre-tax and after-tax).

g) Charge for environmental remediation and funding for an educational trust related to the partial consent decree in Anniston, Alabama.

h) Charge related to Solutia's share of the Anniston litigation settlement and to increase certain other litigation accruals.

i) Increase to environmental reserves related to exiting the Nitro, West Virginia facility.

j) Prior to the filing for bankruptcy in December, Solutia incurred significant professional services expense related to the attempted out-of-court restructuring initiative.

k) Write-down of non-deductible goodwill in accordance with SFAS No. 142 and of finite-lived intangible assets in accordance with SFAS No. 144; both charges within the Pharmaceutical Services business.

l) Net one-time gains (losses) related to Solutia's Flexsys and Astaris joint ventures, in each of which Solutia has a fifty percent interest.

m)   Loss due to the modification of Solutia's Euro Notes in January 2004.

n) Recovery of certain receivables, established prior to 1997, which had previously been written off.

o) Write-off of unamortized debt issuance cost related to retired credit facilities.

p) Includes expenses related to professional fees for services directly related to Solutia's reorganization proceedings, asset write-offs associated with contract rejections and terminations, employee severance costs, a retention plan for certain Solutia employees, adjustments to record certain pre-petition claims at estimated amounts of the allowed claims and differences between the settlement amount of certain pre-petition obligations and the corresponding amounts previously recorded.

q) With the exception of those items that relate to ex-U.S. operations, the above items are considered to have like pre-tax and after-tax impact as the tax benefit or expense realized from these events is offset by the change in valuation allowance for U.S. deferred tax assets resulting from uncertainty as to their recovery due to Solutia's Chapter 11 bankruptcy filing.


                                     3